                                                                    EXHIBIT 99.1

                          CONVERSION APPRAISAL REPORT

                          HOME BANCORP OF ELGIN, INC.

                          PROPOSED HOLDING COMPANY FOR
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN
                                ELGIN, ILLINOIS

                                  DATED AS OF:
                                  JUNE 7, 1996



                                  PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                   SUITE 2210
                           ARLINGTON, VIRGINIA  22209

                       [LETTERHEAD OF RP FINANCIAL, LC.]



                                                 June 7, 1996


Board of Directors
Home Federal Savings and Loan Association of Elgin
16 North Spring Street
Elgin, Illinois  60120

Gentlemen:

        At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Home Federal Savings and Loan Association of Elgin, Elgin, Illinois ("Home Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, Home Bancorp of Elgin, Inc. ("Home Bancorp" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, tax-qualified employee plans of Home Federal and the Holding Company, including Home Bancorp's newly-formed employee stock ownership plan ("ESOP"), Home Federal's employees, officers and directors, members of the local community and the public at large.

        This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
- -----------------------------

        The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in a Subscription Offering and, if necessary, a Community Offering, Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
- -----------------

        RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are

RP Financial, LC.
Board of Directors
June 7, 1996
Page 2


independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.

Valuation Methodology
- ---------------------

        In preparing our appraisal, we have reviewed Home Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; KPMG Peat Marwick LLP, the Association's independent auditor; Thacher Proffitt & Wood, the Association's conversion counsel; and Hovde Financial, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

        We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Home Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

        Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Home Federal.

        Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding Home Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

        Pro forma market value is defined as the price at which Home Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
June 7, 1996
Page 3


Valuation Conclusion
- --------------------

        It is our opinion that, as of June 7, 1996, the aggregate pro forma market value of the shares to be issued was $57,500,000 at the midpoint, equal to 5,750,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $48,875,000 and a maximum value of $66,125,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 4,887,500 shares at the minimum to 6,612,500 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 7,604,375 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $76,043,750, without a resolicitation.

Limiting Factors and Considerations
- -----------------------------------

        Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

        RP Financial's valuation was determined based on the financial condition and operations of the Association as of March 31, 1996, the date of the financial data included in the Holding Company's prospectus.

        RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

        The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,


                                         RP FINANCIAL, LC.

                                         /s/ William E. Pommerening

                                         William E. Pommerening
                                         Chief Executive Officer

                                         /s/ Gregory E. Dunn

                                         Gregory E. Dunn
                                         Senior Vice President

RP Financial, LC.

                               TABLE OF CONTENTS
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN
                                Elgin, Illinois

                                                                        PAGE
DESCRIPTION                                                            NUMBER
- -----------                                                            ------

CHAPTER ONE             OVERVIEW AND FINANCIAL ANALYSIS
- -----------

     Introduction                                                       1.1
     Strategic Overview                                                 1.1
     Balance Sheet Trends                                               1.4
     Income and Expense Trends                                          1.7
     Interest Rate Risk Management                                     1.11
     Lending Activities and Strategy                                   1.12
     Asset Quality                                                     1.14
     Funding Composition and Strategy                                  1.15
     Legal Proceedings                                                 1.15

  CHAPTER TWO           MARKET AREA
  -----------
     Introduction                                                       2.1
     Market Area Demographics                                           2.1
     National Economy                                                   2.3
     Local Economy                                                      2.4
     Market Area Deposit Characteristics                                2.5

  CHAPTER THREE         PEER GROUP ANALYSIS
  -------------
     Selection of Peer Group                                            3.1
     Financial Condition                                                3.5
     Income and Expense Components                                      3.8
     Loan Composition                                                  3.11
     Interest Rate Risk                                                3.13
     Credit Risk                                                       3.13
     Summary                                                           3.16

RP Financial, LC.


                               TABLE OF CONTENTS
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN
                                Elgin, Illinois
                                  (continued)


                                                                       PAGE
DESCRIPTION                                                           NUMBER
- -----------                                                           ------

CHAPTER FOUR           VALUATION ANALYSIS
- ------------

     Introduction                                                       4.1
     Appraisal Guidelines                                               4.1
     RP Financial Approach to the Valuation                             4.1
     Valuation Analysis                                                 4.2
       1.  Financial Condition                                          4.3
       2.  Profitability, Growth and Viability of Earnings              4.4
       3.  Asset Growth                                                 4.5
       4.  Primary Market Area                                          4.6
       5.  Dividends                                                    4.7
       6.  Liquidity of the Shares                                      4.8
       7.  Marketing of the Issue                                       4.9
            A.  The Public Market                                       4.9
            B.  The New Issue Market                                    4.13
            C.  The Acquisition Market                                  4.16
       8.  Management                                                   4.17
       9.  Effect of Government Regulation and Regulatory Reform        4.17
     Summary of Adjustments                                             4.18
     Valuation Approaches                                               4.18
       1.  Price-to-Book ("P/B")                                        4.19
       2.  Price-to-Earnings ("P/E")                                    4.20
       3.  Price-to-Assets ("P/A")                                      4.20
     Valuation Conclusion                                               4.20

RP Financial, LC.


                                 LIST OF TABLES
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN

                                Elgin, Illinois

 TABLE
NUMBER         DESCRIPTION                                                  PAGE
- ------         -----------                                                  ----


  1.1   Summary Balance Sheet Data                                           1.5
  1.2   Historical Income Statements                                         1.8
  2.1   Summary Demographic Data                                             2.2
  2.2   Unemployment Trends                                                  2.5
  2.3   Deposit Summary                                                      2.7


  3.1   Peer Group of Publicly-Traded Thrifts                                3.3
  3.2   Balance Sheet Composition and Growth Rates                           3.6
  3.3   Income as a Percent of Average Assets and Yields, Costs, Spreads     3.9
  3.4   Loan Portfolio Composition Comparative Analysis                     3.12
  3.5   Interest Rate Risk Comparative Analysis                             3.14
  3.6   Peer Group Credit Risk Comparative Analysis                         3.15


  4.1   Market Area Unemployment Rates                                       4.7
  4.2   Conversion Pricing Characteristics                                  4.14
  4.3   Market Pricing Comparatives                                         4.15
  4.4   Public Market Pricing                                               4.21

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS
Introduction
- ------------

     Home Federal Savings and Loan Association of Elgin ("Home Federal" or the "Association"), organized in 1883, is a federally chartered mutual savings and loan association headquartered in Elgin, Illinois. In addition to its main office facility, which includes a full service branch, the Association maintains four full service branches. The offices are based in the Illinois cities of Elgin, Crystal Lake, Roselle, South Elgin and Bartlett. In general, the Association's maintains operations in the outlying suburbs of Chicago, with Elgin being located approximately 40 miles northwest of downtown Chicago. The substantial portion of the Association's depositors reside in close proximity to one of the five branches. Home Federal's deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At March 31, 1996, Home Federal had $306.7 million in assets, $264.5 million in deposits and equity of $37.2 million or 12.1 percent of total assets. A summary of Home Federal's key operating ratios for the past five and one quarter fiscal years are presented in
Exhibit I-3.

     Home Bancorp of Elgin, Inc. ("Home Bancorp" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of Home Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, Home Bancorp will own 100 percent of the Association's stock, and the Association will be Home Bancorp's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Home Bancorp other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future Home Bancorp may acquire or organize other operating subsidiaries.

Strategic Overview
- ------------------

     Home Federal is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The market area served by the Association has been experiencing fairly strong population and household growth, which has been fostered by a diversified and expanding economy. The attractive characteristics of the market area, as well as the market area's proximity to Chicago, has cultivated significant competition for the Association from all aspects of the financial services

RP Financial, LC.
Page 1.2


industry. In this operating environment the Association has pursued a strategy of strengthening its capital position through asset shrinkage and the retention of earnings. Asset shrinkage was in part facilitated by the sale of three branches during fiscal years 1993 and 1994, which were primarily sold as a measure to improve the efficiency of the branch network.

     Throughout its history, Home Federal has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Association's assets and liabilities, respectively. While the Association's lending activities include diversification into other types of lending, such lending has typically been limited and in recent years has been substantially de-emphasized. Home Federal's emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets, as well as the favorable real estate market conditions of the primary market area, has been effective in limiting the Association's credit risk exposure. Comparatively, the Association maintains a greater degree of interest rate risk exposure, as Home Federal's emphasis on fixed rate lending largely funded by short- and intermediate-term deposits has resulted in a balance sheet that is liability sensitive.

     As a traditional thrift, Home Federal's earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability sensitive balance sheet reflects the Association's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while Home Federal's strong capital position and resultant favorable interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Home Federal's ability to take on a certain degree of interest rate risk in the net margin is further enhanced by the limited risk that earnings will be negatively impacted to any significant extent by credit quality related losses. Interest rate risk associated with the net interest margin is also somewhat negated by Home Federal's relatively high concentration of lower costing savings and transaction accounts, which tend to be less interest sensitive than CDs. Overall, Home Federal's operating strategy has provided for a relatively strong net interest margin during the past five and one-quarter fiscal years.

     The other major component of Home Federal's earnings, operating expenses, have been maintained at a relatively high level for a traditional thrift.
Beyond the lack of asset growth, the same factors that have supported the Association's healthy yield-cost spread have contributed to the maintenance of a relatively high operating expense ratio. Most notably, the Association maintains an asset and liability composition that tends to be costly to service, due to the high concentrations of 1-4 family permanent mortgage loans and checking accounts comprising assets and liabilities, respectively.

     Retail deposits have consistently served as the primary funding source for the Association, while borrowings have been used to a limited degree primarily as a means to support control of funding costs. Home

RP Financial, LC.
Page 1.3



Federal's deposits have generally declined in recent years, reflecting the sale of three branches and a non-aggressive pricing strategy for CDs. Maintenance of a relatively high concentration of transaction and savings accounts, along with a CD pricing strategy that contains growth through offering less than premium rates, has supported control of the Association's funding costs. Borrowings utilized by the Association generally consist of FHLB advances. Most recently, Home Federal added FHLB advances during fiscal 1995 to fund deposit run-off, with the borrowings being repaid during the first quarter of fiscal 1996.

     Over the past five and one-quarter fiscal years, Home Federal's operating strategy has resulted in asset shrinkage, an increasing capital position and moderate core earnings. An emphasis on originating 1-4 family fixed rate loans for portfolio has served to limit the Association's credit risk exposure, while the Association's interest rate exposure is more notable as indicated by its negative short-term gap position. Earnings have been supported by a generally favorable interest rate environment, in which the Association's maintenance of a negative short-term gap position has been beneficial to the net interest margin. Gains realized from the sale of three branches served to further enhance earnings during fiscal years 1993 and 1994; however, absent the gains, relatively high operating expenses have somewhat negated the strong net interest margin that has been maintained by the Association. The Association's Board of Directors has elected to convert to the stock form of ownership to improve the competitive position of Home Federal. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Association's IEA/IBL ratio, which, will in turn reduce the repricing mismatch between the Association's interest-sensitive assets and interest-sensitive liabilities. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Association's future funding needs, which will allow for competitive pricing in the Association's deposit rates. Additionally, Home Federal's higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, the Association has no other specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

     o  Holding Company.  Approximately 50 percent of the net conversion
        ---------------
        proceeds will be retained by Home Bancorp. Such funds will initially be used to provide a loan to the Association's ESOP trust, and the balance will be invested into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchase of common stock consistent with OTS limitations.

     o  Home Federal.  Approximately 50 percent of the net proceeds of the
        ------------
        conversion will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be invested into short-term investments.

RP Financial, LC.
Page 1.4

        Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

     Overall, it is the Association's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that compromises the credit quality or increases the overall risk associated with Home Federal's operations. The Association has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends
- --------------------

     From December 31, 1991 through March 31, 1996, Home Federal exhibited annual asset growth of negative 1.0 percent (see Table 1.1). During this period, the Association's interest-earning asset composition exhibited a mild shift towards loans, with the balance of loans receivable increasing from 83.4 percent of assets at fiscal year end 1991 to 86.1 percent of assets at March 31, 1996. Assets have been funded primarily with retail deposits and retained earnings.

     Notwithstanding the increase in the proportion of loans receivable comprising total assets, the balance of loans receivable declined modestly from fiscal year end 1991 to March 31, 1996. The decline in the loan balance was attributable to shrinkage in loan types other than 1-4 family permanent mortgage loans, reflecting the Association's substantial de-emphasis on all types of lending diversification. Multi-family, commercial real estate, construction and land, and consumer loans all declined in balance from fiscal year end 1991 to March 31, 1996, while a modest increase was recorded in 1-4 family permanent mortgage loans over the same time period. The increase in the concentration of loans comprising total assets resulted from a more notable decline in cash and investments. As shown in Table 1.1, Home Federal's holding of investment securities has been maintained at 2.0 percent or less of total assets since peaking at 5.0 percent of assets at fiscal year end 1991. The general decline in the investment balance reflects the use of those funds to fund loan growth, deposit run-off, and the branch sales, as well as the Association's decision to maintain a higher proportion of its liquidity in cash and cash equivalents.

     The Association's traditional emphasis on 1-4 family lending is readily apparent, as loans secured by 1-4 family residences have consistently accounted for the largest portion of the loan portfolio. Furthermore, the concentration of 1-4 family loans comprising total loans outstanding has increased during the past five and one-quarter fiscal years, with such loans amounting to 96.2 percent and 98.1 percent of total loans outstanding at

RP Financial, LC
Page 1.5

                                                             Table 1.1
                                        Home Federal Savings and Loan Association of Elgin
                                                     Historical Balance Sheets
                                                  (Amount and Percent of Assets)

                                                          For the Fiscal Year Ended December 31,
                         --------------------------------------------------------------------------------------------------
                              1991                   1992                  1993               1994               1995
                         ------------------   ------------------   -----------------  -----------------  ------------------
                          Amount      Pct       Amount      Pct      Amount     Pct     Amount     Pct     Amount      Pct
                         -------     ----       ------      ---      ------     ---     -------    ---     ------     ----
                         ($000)      (%)       ($000)      (%)      ($000)     (%)     ($000)     (%)     ($000)      (%)
Total Amount of:
Assets                   $320,650    100.0%   $347,173     100.0%  $334,390   100.0%  $306,956   100.0%  $304,520     100.0%
Loans receivable, net    $267,481     83.4%    289,186      83.3%   301,676    90.2%   271,040    88.3%   267,153      87.7%
Investment securities     $16,092      5.0%      6,019       1.7%         0     0.0%     5,918     1.9%     5,948       2.0%
Deposits                 $296,212     92.4%    318,971      91.9%   293,932    87.9%   267,938    87.3%   259,972      85.4%
Borrowings                     $0      0.0%          0       0.0%     7,000     2.1%         0     0.0%     4,000       1.3%
Total equity              $21,933      6.8%     25,701       7.4%    29,961     9.0%    34,319    11.2%    36,683      12.0%

                                                             Table 1.1
                                        Home Federal Savings and Loan Association of Elgin
                                                     Historical Balance Sheets
                                                  (Amount and Percent of Assets)


                                                 Annual
                                                 Growth
                             March 31, 1996       Rate
                          -------------------    ------
                           Amount      Pct        Pct
                           ------      ---        ---
                           ($000)      (%)        (%)
Total Amount of:
Assets                    $306,688      100.0%      -1.04%
Loans receivable, net     $264,082       86.1%      -0.30%
Investment securities       $5,955        1.9%     -20.86%
Deposits                  $264,485       86.2%      -2.63%
Borrowings                      $0        0.0%       0.00%
Total equity               $37,195       12.1%      13.23%

____________________________
(1)   Ratios are as a percent of ending assets.

Sources:  Home Federal's prospectus and audited financial statements.

RP Financial, LC.
Page 1.6

fiscal year end 1991 and March 31, 1996, respectively. The increase in the concentration of 1-4 family loans has largely stemmed from the Association's very limited activity in other lending areas, with commercial real estate and multi-family loans representing the most notable area of lending diversification amounting to 2.8 percent and 1.5 percent of total loans outstanding as of December 31, 1991 and March 31, 1996, respectively. The balance of the loan portfolio consists of nominal balances of construction and land loans and consumer loans, which have also declined in balance since fiscal year end 1991. From fiscal year end 1991 to March 31, 1996, construction and land loans declined from 0.6 percent to 0.2 percent of total loans, while consumer loans declined from 0.4 percent to 0.2 percent of total loans over the same time period.

     Subsequent to fiscal year end 1991, Home Federal has maintained a relatively low balance of investments, ranging from a zero balance at fiscal year end 1993 to 2.0 percent of assets at fiscal year end 1995. As of March 31, 1996, the investment portfolio consisted of a U.S. Treasury note, which was scheduled to mature in September 1997. Consistent with the Association's philosophy of not selling securities, the U.S. Treasury note has been classified as held to maturity. Mortgage-backed securities, which are not shown in Table 1.1, have not been an active area of investment for the Association, as indicated by the $173,000 balance maintained at March 31, 1996. Mortgage-backed securities held by the Association consist of GNMA securities and are classified as held to maturity. Exhibit I-4 provides historical detail of the Association's investment portfolio.

     In addition to investment securities, the Association holds cash and cash equivalents and FHLB stock, which amounted to $24.2 million and $2.7 million, respectively, at March 31, 1996. Accordingly, the Association's cash and investments balance totaled $32.9 million, or 10.7 percent of assets, at March 31, 1996, versus comparative measures of $42.8 million, or 13.3 percent of total assets, at December 31, 1991. In general, the Association currently targets cash and investments to be maintained between 8.0 percent and 12.0 percent of assets.

     Over the past five and one-quarter fiscal years, Home Federal's funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1991 through March 31, 1996, the Association's deposits declined at an annual rate of 2.6 percent. Most of the decline in deposits resulted from the sale of three branches during fiscal years 1993 and 1994, although additional deposit shrinkage was recorded in fiscal 1995 as well. Comparatively, the trend of deposit shrinkage was reversed in the first quarter of fiscal 1996, reflecting growth in both CDs and transaction and savings accounts. Home Federal's use of borrowings typically has been limited, with the Association's most prominent use of borrowings occurring during fiscal 1993. The borrowings added during fiscal 1993 were used to provide funding for the sale of a branch and were repaid during fiscal 1994 through cash flow provided by shrinkage in the loan portfolio. In fiscal 1995, Home Federal added borrowings to fund deposit run-off, reflecting the Association's

RP Financial, LC.
Page 1.7


strategy of controlling deposit costs through less competitive pricing. Deposit growth and cash flow realized from a decline in the loan balance funded the repayment of all of the Association's borrowings during the first quarter of fiscal 1996.

     Home Federal's deposit composition has consistently reflected a relatively high concentration of lower costing transaction and savings accounts; however, as CD rates became more attractive in 1994 and 1995, the Association's deposit composition shifted towards CDs. The two branches sold during fiscal 1994 may have also contributed to the decline in the Association's level of transaction and savings accounts. As of March 31, 1996, CDs comprised 48.9 percent of the Association's deposits, versus a comparative ratio of 41.9 percent at December 31, 1993.

     Positive earnings during the past five and one-quarter fiscal years translated into an annual capital growth rate of 13.2 percent for the Association. Capital growth combined with a decline in assets served to increase Home Federal's equity-to-assets ratio from 6.8 percent at the end of fiscal 1991 to 12.1 percent at March 31, 1996. All of the Association's capital is tangible capital, and the Association maintained capital surpluses relative to all of its regulatory capital requirements at March 31, 1996. The addition of conversion proceeds will serve to strengthen Home Federal's capital position and competitive posture within its primary market area, as well as support expansion into other nearby markets if favorable growth opportunities are presented.

Income and Expense Trends
- -------------------------

     The Association has reported positive earnings over the last five and one-quarter fiscal years (see Table 1.2), ranging from a low of 0.71 percent of average assets for the twelve months ended March 31, 1996 to a high of 1.33 percent of average assets in fiscal 1994. Consistent with the Association's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in Home Federal's earnings. Non-interest operating income has been a fairly stable and moderate contributor to the Association's earnings, while non-recurring items, such as gains and losses realized from the sale of investments and other assets, have typically not been a significant factor in the Association's earnings. However, the peak earnings recorded in fiscal 1994 were supported by gains recorded on the sale of two branches. Loan loss provisions established by the Association have been limited over the past five and one-quarter fiscal years, in light of the Association's favorable credit quality measures.

     Home Federal's level of net interest income before provisions for loan losses peaked at 4.54 percent of average assets in fiscal 1993 and has trended lower during the past two and one-quarter fiscal years. The increases recorded in Home Federal's net interest income to average assets ratio from fiscal 1991 to fiscal 1993

RP Financial, LC
Page 1.8

                                                             Table 1.2
                                        Home Federal Savings and Loan Association of Elgin
                                                   Historical Income Statements
                                              (Amount and Percent of Avg. Assets)(1)


                                                           For the Fiscal Year Ended December 31,
                             -----------------------------------------------------------------------------------------------------
                                   1991                  1992                 1993                    1994               1995
                             -----------------    ------------------   ------------------    -----------------  ------------------
                             Amount      Pct       Amount      Pct       Amount      Pct      Amount     Pct     Amount      Pct
                             ------      ---       ------      ---       ------      ---      ------     ---     ------      ---
                             ($000)      (%)       ($000)      (%)       ($000)      (%)      ($000)     (%)     ($000)      (%)
Interest Income              $30,975     9.46%    $28,639      8.59%   $27,652      7.92%    $24,669    7.53%   $22,925      7.56%
 Interest Expense            (19,071)   -5.82%    (14,068)    -4.22%   (11,791)    -3.38%    (10,484)  -3.20%   (10,850)    -3.58%
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
 Net Interest Income         $11,904     3.63%    $14,571      4.37%   $15,861      4.54%    $14,185    4.33%   $12,075      3.98%

 Provision for
    Loan Losses                 (232)   -0.07%       (256)    -0.08%      (240)    -0.07%       (240)  -0.07%      (180)    -0.06%
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
  Net Interest Income
    after Provisions         $11,672     3.56%    $14,315      4.29%   $15,621      4.47%    $13,945    4.26%   $11,895      3.92%

 Other Income                  1,144     0.35%      1,244      0.37%     1,556      0.45%      1,423    0.43%     1,150      0.38%
 Operating Expense            (9,017)   -2.75%     (9,526)    -2.86%   (10,402)    -2.98%     (9,624)  -2.94%    (9,069)    -2.99%
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
  Net Operating Income        $3,799     1.16%     $6,033      1.81%    $6,775      1.94%     $5,744    1.75%    $3,976      1.31%

Non-Operating Income
- --------------------
Net gain(loss) on
  sale of IEA                     $0     0.00%         $0      0.00%        $0      0.00%         $0    0.00%        $0      0.00%
Net gain(loss) on REO             33     0.01%          0      0.00%        10      0.00%          0    0.00%         0      0.00%
Other Non-Op.
  Income/(Expense)                 0     0.00%          0      0.00%       822      0.24%      1,731    0.53%         0      0.00%
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
   Net Non-Operating
    Income                        33     0.01%          0      0.00%       832      0.24%      1,731    0.53%         0      0.00%

 Net Income Before Tax        $3,832     1.17%     $6,033      1.81%    $7,607      2.18%     $7,475    2.28%    $3,976      1.31%
 Income Taxes                 (1,441)   -0.44%     (2,265)    -0.68%    (2,998)    -0.86%     (3,117)  -0.95%    (1,612)    -0.53%
Change in Acctg.
  Principle                       --       --          --        --       (348)    -0.10%          0    0.00%        --        --
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
 Net Income (Loss)            $2,391     0.73%     $3,768      1.13%    $4,261      1.22%     $4,358    1.33%    $2,364      0.78%


Core Earnings
- -------------
Net Income Before
  Ext. Items                  $2,391     0.73%     $3,768      1.13%    $4,261      1.22%     $4,358    1.33%    $2,364      0.78%
Addback: Non-Operating             0     0.00%          0      0.00%         0      0.00%          0    0.00%         0      0.00%
Deduct: Non-Operating
  Gains                          (33)   -0.01%          0      0.00%       (10)    -0.00%          0    0.00%         0      0.00%
Tax Effect Non-Op.
  Item(2)                         14     0.00%          0      0.00%         4      0.00%          0    0.00%         0      0.00%
                             -------     ----      ------      ----     ------      ----      ------   -----     ------     -----
Core Net Income               $2,372     0.72%     $3,768      1.13%    $4,255      1.22%     $4,358    1.33%    $2,364      0.78%



                                                             Table 1.2
                                        Home Federal Savings and Loan Association of Elgin
                                                   Historical Income Statements
                                              (Amount and Percent of Avg. Assets)(1)


                                  For the 12 Months
                                   Ended 3/31/96
                                ------------------
                                Amount         Pct
                                ------        ----
                                ($000)         (%)
Interest Income                  $22,806       7.41%
 Interest Expense                (11,075)     -3.60%
                                 -------     -------
 Net Interest Income             $11,731       3.81%
 Provision for
  Loan Losses                       (165)     -0.05%
                                 -------     -------
  Net Interest Income
    after Provisions             $11,566       3.76%

 Other Income                      1,181       0.38%
 Operating Expense                (9,084)     -2.95%
                                 -------     -------
  Net Operating Income            $3,663       1.19%

Non-Operating Income
- --------------------
Net gain(loss) on sale                $0       0.00%
Net gain(loss) on REO                 18       0.01%
Other Non-Op.
  Income/(Expense)                     1       0.00%
                                 -------     -------
   Net Non-Operating
     income                           19       0.01%

 Net Income Before Tax            $3,682       1.20%
 Income Taxes                     (1,501)     -0.49%
Change in Acctg.
  Principle                          --        ---
                                 -------     -------
 Net Income (Loss)                $2,181       0.71%


Core Earnings
- -------------
Net Income Before
  Ext. Items                      $2,181       0.71%
Addback: Non-Operating                 0       0.00%
Deduct: Non-Operating
  Gains                              (18)     -0.01%
Tax Effect Non-Op.
  Items(2)                             7       0.00%
                                 -------     -------
Core Net Income                   $2,171       0.71%

____________________________
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 41.0 percent.

Sources:  Home Federal's prospectus and audited financial statements.

RP Financial, LC.
Page 1.9


were supported by a number of factors, including the declining interest rate environment, an improving capital position, and a shift in the Association's deposit composition towards lower costing savings and transaction accounts.

     The impact of interest rates on Home Federal's net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs as set forth in Exhibits I-3 and I-5. As indicated by the upward trend in Home Federal's yield-cost spread from fiscal 1991 through fiscal 1993, the declining interest rate environment served as an earnings benefit to the Association's net interest margin. In particular, maintenance of a negative short-term gap position provided for a more rapid decline in the Association's cost of funds relative to the yield earned on interest-earning assets. The widening of the yield-cost spread was further supported by a shift in the Association's deposit composition towards lower costing savings and transaction accounts, in light of the relatively low market rates being offered on CDs. Overall, the Association's yield-cost spread increased from 3.71 percent in fiscal 1991 to 4.60 percent in fiscal 1993.

     Comparatively, higher interest rates resulted in a narrowing of the Association's yield-cost spread during the past two and one-quarter fiscal years, reflecting the more immediate impact of interest rate movements on Home Federal's cost of funds and the shift in deposit composition towards CDs. In fact, despite the increase in interest rates, the Association's yield on interest-earning assets has continued to decline, reflecting the ongoing repayment of higher yielding fixed rate loans. From fiscal 1993 to the first quarter of fiscal 1996, the Association's yield on interest-earning assets declined from 8.31 percent to 7.85 percent, while, over the same time period, Home Federal's cost of funds increased from 3.71 percent to 4.32 percent. Overall, the Association's yield-cost spread narrowed from 4.60 percent during fiscal 1993 to 3.53 percent during the first quarter of fiscal 1996. As of March 31, 1996, the Association maintained a yield-cost spread of 3.29 percent, indicating that the downward trend in Home Federal's net interest margin will continue. However, Home Federal's net interest margin will likely be enhanced by the stock offering, due to the reinvestment of interest-free capital into interest-earning assets and the higher IEA/IBL ratio that will result from the Association's increased capital position.

     Consistent with the Association's adherence to a traditional thrift operating philosophy and resultant limited diversification, sources of non-interest operating income have not been a significant contributor to the Association's earnings, although such income has been a relatively stable contributor to Home Federal's earnings over the past five and one-quarter fiscal years. Throughout the period shown in Table 1.2, sources of non-interest operating income ranged from 0.35 percent to 0.45 percent of average assets, and for the twelve months ended March 31, 1996 non-interest operating income equaled
0.38 percent of Home Federal's average assets. Service charges and other fees earned from retail banking activities have accounted for most of the

RP Financial, LC.
Page 1.10


Association's non-interest operating income, with such income being primarily generated from Home Federal's checking account base. Home Federal has been effective in competing for checking account deposits through offering attractive fee structures for those accounts. As of March 31, 1996, checking accounts comprised 19.3 percent of the Association's deposits. At this time, the Association has no plans to further diversify into activities that would generate additional non-interest operating income and, thus, Home Federal's earnings can be expected to remain highly dependent upon the net interest margin.

     For a traditional thrift, the Association exhibited relatively high operating expenses during the five and one-quarter period shown in Table 1.2. From fiscal year end 1991 through fiscal year end 1995, operating expenses trended higher from 2.75 percent of average assets to 2.99 percent of average assets and then declined modestly to 2.95 percent of average assets for the twelve months ended March 31, 1996. While the sale of the three branches during fiscal years 1993 and 1994 served to reduce operating expenses, the reduction in operating expenses was more than offset by asset shrinkage accompanied by the branch sales and the continued decline in assets recorded during fiscal 1995. Comparatively, modest asset growth in first quarter of 1996 served to leverage operating expenses slightly. In general, the high servicing costs associated with maintaining high concentrations of 1-4 family permanent mortgage loans and checking accounts contribute to the relatively high operating expense ratio maintained by the Association, reflecting Home Federal's strategy that the relatively high servicing costs are more than offset by the yield-cost benefits provided by 1-4 family permanent mortgage loans and checking accounts.

     The recent trends in the Association's net interest margin and operating expense ratio indicate that Home Federal has been experiencing earnings compression from the major two components of its core earnings, as highlighted by the decline in the Association's expense coverage ratio (net interest income divided by operating expenses). Home Federal's expense coverage ratio equaled
1.52 times during fiscal 1993, versus a comparative ratio of 1.29 times during the twelve months ended March 31,1996. The Association's conversion to stock form will place further upward pressure on operating expenses, due to increase costs associated with operating as a publicly-traded institution and expenses related to the stock benefit plans. At the same time, Home Federal's stronger capital position following the infusion of conversion proceeds will serve to increase the Association's capacity to leverage operating expenses through pursuing more aggressive asset growth.

     Gains and losses resulting from the sale of investments have not been a significant factor in the Association's earnings, reflecting Home Federal's general philosophy of holding investment securities to maturity and retaining all loan originations for portfolio. However, gains realized from the sale of one branch in fiscal 1993 and two branches in fiscal 1994 added $822,000 and $1.7 million to the Association's pre-tax earnings during fiscal years 1993 and 1994, respectively. Subsequent to fiscal 1994 gains have not been a material factor in the Association's earnings. Likewise, gains and losses realized from the sale of real estate

RP Financial, LC.
Page 1.11


owned have had a limited impact on the Association's earnings over the past five and one-quarter fiscal years, with Home Federal posting modest gains on the sale of real estate owned during fiscal years 1993 and 1995 and for the twelve months ended March 31, 1996. Accordingly, going forward, gains and losses from the sale of investments, loans and real estate owned are expected to remain a minor factor in the Association's earnings.

     Loan loss provisions established by the Association have been fairly stable during the past five and one-quarter fiscal years, ranging from a low of 0.05 percent of average assets for the twelve months ended March 31, 1996 to a high of 0.08 percent of average assets in fiscal 1992. A low risk lending strategy and favorable credit quality measures have served to contain the amount of loss provisions established by the Association. As of March 31, 1996, the Association maintained valuation allowances of $856,000, equal to 0.32 percent of net loans receivable and 58.9 percent of non-performing assets. Exhibit I-6 sets forth the Association's loan loss allowance activity since fiscal 1991.

     The Association paid taxes throughout the period shown in Table 1.2, with effective tax rates ranging from a low of 37.5 percent in fiscal 1992 to a high of 41.7 percent in fiscal 1994. For the twelve months ended March 31, 1996, Home Federal posted an effective tax rate of 40.8 percent. Effective January 1, 1993, the Association adopted SFAS 109, with the cumulative effect of the accounting change resulting in a one time reduction in after-tax earnings of $348,000.

Interest Rate Risk Management
- -----------------------------

     Home Federal's balance sheet is currently liability-sensitive, as indicated by its one year cumulative gap to assets ratio of negative 28.8 percent (see
Exhibit I-7). An emphasis on fixed rate lending funded primarily by short- and intermediate-term deposits have been the primary factors accounting for the repricing mismatch between Home Federal's interest-sensitive assets and interest-sensitive liabilities. As of March 31, 1996, of the total loans due after one year from March 31, 1996, fixed rate loans comprised 80.4 percent of those loans (see Exhibit I-8). Home Federal pursues management of interest rate risk from both the asset and liability sides of the balance, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Association to support control of interest rate risk include maintaining approximately 10.0 percent of assets in short-term investments and liquidity, placing a greater emphasis on the origination of 3 and 5 year ARM loans and 15 year fixed rate loans, and promoting certain longer term CDs from time-to-time. Management of interest rate risk is further supported by the Association's high concentration of transaction and savings accounts, given the lower cost and less interest-sensitive characteristics of those accounts.

RP Financial, LC.
Page 1.12



     The short-term repricing mismatch between the Association's interest-sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being highly beneficial to Home Federal's net interest margin. Comparatively, the Association's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the narrowing of Home Federal's yield-cost since fiscal 1993. As noted previously, the Association's yield-cost spread narrowed from 4.60 percent during fiscal 1993 to 3.29 percent as of March 31, 1996. However, given the Association's current IEA/IBL ratio of 112.4 percent, which will become stronger following the infusion of conversion proceeds, Home Federal has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.

Lending Activities and Strategy
- -------------------------------

     The Association's lending activities have traditionally concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of March 31, 1996, $262.1 million, or 98.1 percent, of Home Federal's Savings' total loan portfolio was comprised of loans secured by 1-4 family properties. Included in the balance of 1-4 family permanent mortgage loans was $1.4 million of construction loans, which convert to permanent loans upon completion of the construction. The Association has substantially de-emphasized other types of lending in recent years, with multi-family and commercial real estate loans, which totaled $3.9 million, or 1.5 percent of total loans outstanding at March 31, 1996, comprising the second largest component of Home Federal's loan portfolio. The balance of the loan portfolio was comprised of minimal balances of construction and land loans and consumer loans. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio, by loan type, as of March 31, 1996.

     Home Federal originates both fixed rate and adjustable rate 1-4 family loans, retaining all originations for portfolio. A substantial majority of these loans are underwritten in accordance with FNMA requirements. To enhance the interest sensitivity of the loan portfolio, ARM loans and 15 year fixed rate loans are currently being emphasized by the Association. Various ARM loan products are offered by Home Federal, and currently consist of loans with 3-year and 5-year repricing periods. ARM loans are indexed to U.S. Treasury securities of equal maturity as the repricing period, and typically have 2.0 percent and
6.0 percent annual and lifetime repricing caps, respectively. For conforming single-family permanent mortgage loans, the Association will originate loans up to a maximum loan-to-value ("LTV") ratio of 97.0 percent, with private mortgage insurance ("PMI") being required for loans with LTV ratios of 90.0 percent and above. Jumbo loans and 2-4 family owner occupied loans require PMI for loans with LTV ratios above 80.0 percent. Second mortgage

RP Financial, LC.
Page 1.13


loans require a minimum down payment of 20.0 percent, and are currently offered as ARM loans with an initial fixed rate for 3 years and then convert to a one year ARM thereafter. Second mortgage loans currently offered by Home Federal have 10 year terms.

     On a limited basis, the Association also originates construction loans to finance the construction of 1-4 family residences. The Association's construction lending activities consist of loans to finance the construction of pre-sold single-family houses, and are originated as construction/permanent loans to borrowers intending to live in the properties upon completion of the construction. Construction/permanent loans require payment of interest only during the construction period and are originated under the same terms as 1-4 family permanent mortgage loans. In recent years, the Association has been substantially inactive in construction lending, and as March 31, 1996 Home Federal maintained $1.4 million of construction/permanent loans.

     Land loans serve as a complement to the Association's 1-4 family lending activities, as they consist of single-family lot loans extended to individuals for building their primary residence. Terms of land loans offered by the Association generally require a LTV ratio of 80.0 percent or less and are five year balloon loans priced at a higher rate than the comparable 1-4 family loan rate. Both construction and land lending are expected to remain as very minor areas of lending diversification for the Association.

     Commercial real estate and multi-family loans held by the Association are collateralized by properties in its normal lending territory. In recent year years, Home Federal has been largely inactive in originating commercial real estate and multi-family loans. Commercial real estate and multi-family loans are generally extended up to a LTV ratio of 75.0 percent and are originated as ARM and fixed rate loans. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include churches, small office buildings and local apartment buildings. The Association's largest commercial real estate and multi-family loans had outstanding balances of $219,000 and $327,000, respectively at March 31, 1996, and both loans were performing in accordance with their terms.

     Home Federal's diversification into non-mortgage lending has been limited, consisting primarily of consumer loans secured by deposits. The only other consumer loans held by the Association consist of unsecured personal loans for check overdrafts. Home Federal does not offer other types of consumer loans or commercial business loans. At this time, the Association's consumer lending activities are expected to remain limited.

     Exhibit I-10, which shows the Association's loan originations, sales and repayments over the past three and one-quarter fiscal years, further highlights Home Federal's emphasis on originating 1-4 family permanent

RP Financial, LC.
Page 1.14


mortgage loans. Refinancing activity supported a notable increase in loan originations during fiscal 1993 (total originations of $87.6 million), although loan growth was moderated by accelerated repayments also resulting from refinancing activity (total repayments of $74.8 million). Over the past two and one-quarter fiscal years the Association's loan balance has declined, with the most notable decline occurring in fiscal year 1994. Loan originations and repayments amounted to $21.3 million and $52.3 million, respectively, during fiscal 1994. Originations of loans other than 1-4 family permanent mortgage loans has been very limited during the past three and one-quarter fiscal years, as originations of 1-4 family permanent mortgage loans accounted for 93 percent or more of the Association's total originations during fiscal years 1993 through 1995 and the first quarter of fiscal 1996. With the exception of two loans sold in 1995 on a servicing-released basis to a community housing group for the amount of $169,000, the Association has retained all loan originations for portfolio during the past three and one-quarter fiscal years. Home Federal's future lending strategy going forward is expected to remain consistent with recent historical trends, and, thus, the origination of 1-4 family permanent mortgage loans is expected to account for the substantial portion of the Association's lending activities.

Asset Quality
- -------------

     The Association's historical 1-4 family lending emphasis has generally
supported favorable credit quality measures.   Over the past five and one-
quarter fiscal years, Home Federal's non-performing assets-to-assets ratio has ranged from 0.86 percent at fiscal year end 1992 to 0.46 percent at fiscal year end 1995. As of March 31, 1996, Home Federal's balance of non-performing assets totaled $1.5 million, or 0.47 percent of total assets. As shown in Exhibit I-11, non-performing assets held by the Association consisted of $1.1 million of non-accruing loans and $0.4 million of real estate owned. Non-accruing loans held by the Association at March 31, 1996 consisted entirely of 1-4 family permanent mortgage loans.

     The Association reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At March 31, 1996, the Association had $701,000 of assets classified as Special Mention and $1.5 million of assets classified as Substandard. The Association maintained valuation allowances of $856,000 at March 31, 1996, equal to 0.32 percent of net loans receivable and 58.9 percent of non-performing assets.

RP Financial, LC.
Page 1.15


Funding Composition and Strategy
- --------------------------------

     Deposits have consistently been the Association's primary source of funds (see Exhibits I-13 and I-14), and at March 31, 1996 deposits constituted 100 percent of Home Federal's interest-bearing liabilities. The Association's deposit composition has consistently reflected a relatively high concentration of lower costing transaction and savings accounts, with such deposits accounting for 51.1 percent of Home Federal's total deposits at March 31, 1996. Notwithstanding the relatively high level of transaction and savings accounts maintained by the Association at March 31, 1996, the recent trend in Home Federal's deposit composition has reflected a shift back towards CDs, reflecting the more attractive rates being paid on CDs during the past two and one-quarter fiscal years. In comparison to the 51.1 percent ratio maintained at March 31, 1996, savings and transaction accounts comprised 58.1 percent of Home Federal's deposits at fiscal year end 1993.

     As with most thrifts today, the concentration of the Association's CDs have short-term maturities. As of March 31, 1996, the CD portfolio totaled $129.3 million, with 56.9 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $17.4 million, or 13.5 percent of Home Federal's total CDs at March 31, 1996. Home Federal generally does not pay premium rates for higher balance CDs. The Association does not utilize brokered CDs and typically offers CD rates that are priced in the middle of the range of rates offered by its local competitors.

     Home Federal's most recent use of borrowings consisted of short-term FHLB advances, which were added in fiscal 1995 to fund deposit run-off and, thereby, support control of deposit costs. Deposit growth in the first quarter of 1996 was adequate enough to fund asset growth, as well as repay all of the Association's borrowings. Exhibit I-15 reflects the Association's borrowing activities during the past three and one-quarter fiscal years. Home Federal's deposit growth, internal funding and conversion proceeds are expected to be adequate enough to fund the substantial portion of the Association's lending and investment activities for the intermediate-term. If additional borrowings are needed, the Association has ample borrowing capacity with the FHLB of Chicago. As of March 31, 1996, the maximum amount of FHLB of Chicago advances available to the Association was $54 million. The Association is expected to borrow from the Holding Company to finance the purchase of ESOP shares.

Legal Proceedings
- -----------------

     From time to time, Home Federal is involved as plaintiff or defendant in various legal proceedings arising in the normal course of business. While the ultimate outcome of these various legal proceedings cannot be predicted with certainty, it is the opinion of management that the resolution of these proceedings should not

RP Financial, LC.
Page 1.16

have a material effect on the Holding Company's and Home Federal's financial position or results of operations.

RP Financial, LC.
Page 2.1


                               II.  MARKET AREA
Introduction
- ------------

     Chartered in 1883 and operating continuously since that time in Elgin, Illinois, Home Federal currently conducts operations out of its home office in Elgin and four additional full service branches. The offices are located in the Illinois counties of DuPage, Kane and McHenry and are based in the cities of Elgin, Crystal Lake, Roselle, South Elgin and Bartlett, Illinois. In general, Home Federal's market area encompasses the outlying suburbs of Chicago and is broadly defined to include a region covering portions of Kane, DeKalb, DuPage, Cook, McHenry and Lake Counties. Exhibit II-1 provides information on the Association's office facilities.

     Home Federal's market area is largely suburban in nature, exhibiting a fairly diversified, well-balanced economy which is not dominated by any single industrial sector. The economy in the Association's market area is based on a mixture of service, manufacturing, wholesale/retail trade, state and local government, and commuters working in Chicago. Overall, the economic diversity of the economy has fostered growth in the markets served by the Association, which would tend to be beneficial to Home Federal in terms of realizing growth opportunities. At the same time, the growth of the market area, as well as the market area's proximity to Chicago, has provided for a highly competitive environment among the hundreds of financial institutions competing for deposits and loans in Home Federal's regional market area.

     Future growth opportunities for Home Federal depend in part on national economic factors, the future growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Association, and the relative economic health of the Association's market area.

Market Area Demographics
- ------------------------

     Demographic growth in the counties where the Association currently maintains branches has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1 on the following page. The Association's market area exhibited more favorable growth characteristics than the comparative growth rates for Illinois and the U.S., as measured by population and household growth. While population and household growth in the primary market area counties are generally projected to slow modestly during the next five years, both growth rates are

RP Financial, LC.
Page 2.2

                   -----------------------------------------
                                   Table 2.1
                   Home Federal Savings and Loan Association
                           Summary Demographic Data
                    Sate, County and Zip code Within County
                   -----------------------------------------



                                                     Year                           Growth Rate     Growth Rate
                                        -----------------------------------------
POPULATION (000)                           1990           1995              2000        1990-95        1995-2000
- ----------------------------------------------------------------------------------------------------------------
                                                                                            (%)              (%)
STATES                                  248,710        263,006           277,084           1.1%             1.0%
ILLINOIS                                 11,431         11,821            12,201           0.7%             0.6%
DUPAGE COUNTY                               782            857               930           1.9%             1.6%
KANE COUNTY                                 317            356               393           2.3%             2.0%
MCHENRY COUNTY                              183            224               263           4.1%             3.2%

HOUSEHOLDS (000)

UNITED STATES                            91,947         97,070           102,202           1.1%             1.0%
ILLINOIS                                  4,202          4,344             4,481           0.7%             0.6%
DUPAGE COUNTY                               279            306               332           1.9%             1.6%
KANE COUNTY                                 107            120               133           2.4%             2.0%
MCHENRY COUNTY                               63             77                90           4.1%             3.2%

MEDIAN HOUSEHOLD INCOME ($)

UNITED STATES                           $29,199        $33,610           $32,972           9.7%            -0.4%
ILLINOIS                                 31,424         35,865            35,492           2.7%            -0.2%
DUPAGE COUNTY                            47,578         52,053            50,705           1.8%            -0.5%
KANE COUNTY                              38,440         44,705            46,442           3.1%             0.8%
MCHENRY COUNTY                           39,494         46,296            49,218           3.2%             1.2%

PER CAPITA INCOME - 1995 ($)

UNITED STATES                           $13,179        $16,405    --------------           4.5%     ------------
ILLINOIS                                 13,705         17,047    --------------           4.5%     ------------
DUPAGE COUNTY                            18,577         22,899    --------------           4.3%     ------------
KANE COUNTY                              14,156         18,400    --------------           5.4%     ------------
MCHENRY COUNTY                           14,766         18,670    --------------           4.8%     ------------


1995 AGE DISTRIBUTION (%)             0-14 Years     15-24 Years        25-44 Years   45-64 Years      65+ Years Median Age
- ---------------------------------------------------------------------------------------------------------------------------
UNITED STATES                              22.1           13.8              31.8           19.5             12.8     34.0
ILLINOIS                                   22.2           13.8              31.7           19.5             12.7     32.8
DUPAGE COUNTY                              23.9           12.5              35.1           19.6              9.0     32.3
KANE COUNTY                                26.0           14.2              32.4           18.3              9.2     30.9
MCHENRY COUNTY                             26.1           11.9              33.7           19.1              9.1     32.2

                                      Less Than     $15,000 to        $25,000 to     $50,000 to      $100,000 to
1995 HH INCOME DIST. (%)                $15,000         24,999           $49,999        $99,999         $149,999 $150,000+
- ---------------------------------------------------------------------------------------------------------------------------
UNITED STATES                              20.5           15.8              33.8           23.7              4.2      2.0
ILLINOIS                                   18.9           14.7              34.3           25.5              4.4      2.2
DUPAGE COUNTY                               6.6            8.4              31.8           40.5              8.5      4.2
KANE COUNTY                                11.2           10.9              34.5           34.3              6.6      2.5
MCHENRY COUNTY                              9.2           10.1              35.5           37.0              5.9      2.4



Source: CACI, Inc.; U.S. Dept. of Commerce.

RP Financial, LC.
Page 2.3

projected to remain above the comparative Illinois and U.S. growth rates. All three of the primary market area counties exhibited higher median household income and higher per capita income than the comparative Illinois and U.S. measures, reflecting on the degree of wealth in the economy and the high cost of living associated with living in areas nearby to Chicago. DuPage County is the most affluent county in the primary market area, followed by McHenry and Kane Counties, respectively. Household income growth was strongest in McHenry County from 1990 through 1995 and that trend is projected to continue for the balance of the decade, paralleling McHenry County's more favorable population and household growth measures. Similar to the U.S. and Illinois, growth in household income is projected to be less for the balance of the decade for the primary market area counties. The general projected slow down in household income growth reflects that most of the job growth is being realized in lower paying service jobs.

National Economy
- ----------------

     The national economy experienced moderate growth during 1995 with overall GDP measured at 2.0 percent, down from the 1994 level of 3.5 percent. During the first half of 1995, economic growth was sluggish as indicated by higher unemployment, a decline in retail sales, and lower construction spending. GDP growth during the second quarter of 1995 slowed to 1.3 percent annually, which was the slowest growth in almost four years. In a move to revive the sagging economy, the Federal Reserve cut short-term interest rates by 0.25 percent in early-July 1995. Amid mixed economic data, such as a drop in July durable goods orders and an increase in July new housing starts, the Fed held rates steady during its meeting in late-August. During the balance of the third quarter, the general economy showed signs of expansion with inflation under control. For example, construction picked up in most regions of the U.S., while retail prices were relatively stable in the late summer. While third quarter GDP growth was stronger than expected, increasing at an annual rate of 4.2 percent, economic data through most of the fourth quarter suggested that the economy was on track for a soft landing. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter. Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. However, unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March employment report served to rekindle inflation fears, although other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. An accelerating economy was further indicated by first quarter GDP growth of 2.8 percent, which was well above 1995 fourth quarter growth of 0.5

RP Financial, LC.
Page 2.4

percent. Higher oil prices served to further heighten inflation concerns; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. In late-May, first quarter GDP growth was revised downward to 2.3 percent; however, other economic data, such as consumer demand, inventory levels and employment indicated that the economic growth was accelerating in the second quarter. Signs of a strengthening economy led economists to revise their estimate of second quarter GDP growth to 3.5 percent.

     In terms of interest rate trends, a weakening economy in the first half of 1995 led to a decline in both short-term and long-term interest rates. The Fed increased short-term interest rates in February and July 1995, but a rally in the bond market pushed long term rates lower in late-August and early-September. Rates remained relatively flat throughout October and November given the uncertainty regarding the federal debt. The slow pace of the economy prompted the Federal Reserve to cut interest rates by 0.25 percent in late-December 1995 and late-January 1996. Generally improving economic conditions forestalled an additional rate cut by the Fed in its late-March meeting, which served to push interest rates higher. Interest rates increased sharply in early-May following the release of the stronger than expected first quarter GDP growth, as the 30-year U.S. Treasury bond edged above 7.0 percent. Bond prices recovered modestly on the release of other economic data, such as lower than expected increases in April consumer and wholesale prices, which suggested that inflation remained in
check.   In mid-May the Federal Reserve indicated that it would not tighten interest rates in the near term, which further served to calm the bond market. The decline in interest rates was short-lived, as the strength of the economic data in late-May increased expectations that the Federal Reserve would move to tighten rates at its next meeting in early-July. Bond prices were further depressed in early-June by the unexpectedly strong job growth recorded in May, despite a slightly increase in the May unemployment rate. As of June 7, 1996 one- and thirty-year U.S. Government bonds were yielding 5.83 percent and 7.03 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through June 7, 1996.

Local Economy
- -------------

     The market area served by Home Federal has a highly diversified, well-balanced economy, with manufacturing serving as the economic base of the regional economy. A variety of manufacturing concerns maintain operations in the regional market area, which adds to the stability of the manufacturing base. While manufacturing represents the cornerstone of the regional economy, employment in other sectors, such as services, and wholesale/retail trade, have increased in prominence over the past decades, consistent with national trends. Tourism also serves to bolster the regional economy, most notably the Crystal Lake market area where tourists are attracted by the 240-acre lake.

RP Financial, LC.
Page 2.5

     The economies of DuPage, Kane, and McHenry Counties are also heavily influenced by the fortunes of the Chicago economy, as all three counties are home to a large number of commuters who work in Chicago. Chicago's economic roots are in manufacturing and transportation, and, today, Chicago remains the nation's top manufacturing center and transportation hub. Manufacturing is anchored by food related industries, paper products, rubber and plastic products, fabricated metal and electronic machinery/equipment industries. Many Fortune 500 companies, including United Airlines, McDonald's, Sears Roebuck, Amoco and Beatrice make their home in Chicago.

     Unemployment trends in the market area and Illinois are displayed in Table
2.2. March 1996 unemployment rates for Kane and McHenry Counties were comparable to the U.S. and Illinois measures, while relatively low unemployment was recorded for DuPage County. All three counties posted comparable unemployment rates in March 1996, versus March 1995, indicating that the local economy has been relatively stable. Going forward, it is not anticipated that there will be any dramatic swings in the market area unemployment rates, based on the economic characteristics of the market area.

                                   Table 2.2
               Home Federal Savings and Loan Association of Elgin
                             Unemployment Trends(1)

                                          March 1995     March 1996
         Region                           Unemployment   Unemployment
         ------                           ------------   ------------
         United States                        5.7%            5.8%
         Illinois                             5.3             5.4
         DuPage County                        3.7             3.5
         Kane County                          5.7             5.7
         McHenry County                       5.1             5.2

         (1)  Data is not seasonally adjusted.
         Source:  U.S. Bureau of Labor Statistics.

Market Area Deposit Characteristics
- -----------------------------------

     Competition among financial institutions in the Association's market area is notable, and as larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Home Federal will be forced to either to compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

RP Financial, LC.
Page 2.6

     Table 2.3 displays deposit market trends for Illinois and the market area counties where the Association maintained branches from June 30, 1992 through June 30, 1994. The data indicates that deposit growth in the Association's primary market area ranged from slightly positive to slightly negative, with McHenry County recording the highest deposit growth at an annual rate of 3.9 percent. Thrift deposits declined in all five of the counties shown in Table 2.3, while commercial banks recorded positive deposit growth in every county except for Cook County. The decline in thrift deposits was largely attributable to the trend of consolidation, in which commercial banks have sought to expand market share through acquiring thrifts.

     Deposit growth for the Association was mixed during the period covered in Table 2.3, as Home Federal's market share of deposits was maintained or declined modestly in each of the five counties. Home Federal's largest market share of deposits is in Kane County, where the Association is headquartered and maintains one other branch office. The decline in market share exhibited in Kane County, from 4.1 percent at June 30, 1992 to 3.9 percent at June 30, 1994, was largely attributable to the sale of a branch office and is reflected in the Association's negative 3.9 percent annual growth rate posted for Kane County. Subsequent to the period covered in Table 2.3, Home Federal sold two other branches and currently maintains branches only in the counties of DuPage, Kane and McHenry. The branches were sold to provide for greater efficiencies in the Association's branch network, as Home Federal's branches now serve a more concentrated area which will allow for more focused marketing of its products and services.

     The conversion proceeds should enhance the Association's competitiveness by providing increased operating flexibility. Home Federal should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to continue to provide the Association with additional opportunities to gain customers that become dissatisfied with their banking relationship as the result of an acquisition. However, the Association's prospects for deposit growth will be mitigated by the highly competitive market environment, which is likely to intensify in light of the projected slow down in population and household growth in the markets served by Home Federal's branches. Given the competition faced by the Association, it will be difficult for Home Federal to realize notable gains in deposit market share without paying above market rates for deposits or further expanding its branch network. At this time, the Association has no definite plans to add or acquire additional branches.

RP Financial, LC.
Page 2.7

                                           Table 2.3
                             Home Federal Savings and Loan Association
                                        Deposit Summary
                             -----------------------------------------


                                        As of June 30,
                             -----------------------------------
                                            1992
                             -----------------------------------
                                            Market      Number of
                               Deposits     Share       Branches
                               --------     -----       --------
                                    (Dollars In Thousands)
A. Deposit Summary
   State of Ilinois          $187,328,856    100.0%       3,257
       Commercial Banks       136,257,479     72.7%       2,365
       Savings and Loans       51,071,377     27.3%         892

    Cook County              $106,787,665    100.0%         954
      Commercial Banks         75,913,556     71.1%         571
      Savings and Loans        30,874,109     28.9%         383
        Home FS&LA(1)              19,522      0.1%           1
        Home FS&LA(2)                          0.0%

    DeKalb County              $1,038,601    100.0%          25
      Commercial Banks            924,766     89.0%          21
      Savings and Loans           113,835     11.0%           4
        Home FS&LA(1)              15,448     13.6%           1
        Home FS&LA(2)                          1.5%

    DuPage County             $12,131,804    100.0%         242
      Commercial Banks          7,498,980     61.8%         152
      Savings and Loans         4,632,824     38.2%          90
        Home FS&LA(1)              21,043      0.5%           1
        Home FS&LA(2)                          0.2%

    Kane County                $4,121,858    100.0%          87
      Commercial Banks          2,804,712     68.0%          64
      Savings and Loans         1,317,146     32.0%          23
        Home FS&LA(1)             168,585     12.8%           3
        Home FS&LA(2)                          4.1%

    McHenry County             $2,165,669     52.5%          57
      Commercial Banks          1,557,888     37.8%          37
      Savings and Loans           607,781     14.7%          20
        Home FS&LA(1)              77,939     12.8%           2
        Home FS&LA(2)                          3.6%




                                        As of June 30,
                             -----------------------------------
                                            1994                    Deposit
                             -----------------------------------
                                            Market      Number of  Growth Rate
                               Deposits     Share       Branches    1992-1994
                               --------     -----       --------   ----------
                                    (Dollars In Thousands)             (%)
A. Deposit Summary
   State of Ilinois          $186,739,410    100.0%       3,363       -0.2%
       Commercial Banks       140,889,175     75.4%       2,529        1.7%
       Savings and Loans       45,850,235     24.6%         834       -5.2%

    Cook County              $104,420,135    100.0%         980       -1.1%
      Commercial Banks         75,349,606     72.2%         598       -0.4%
      Savings and Loans        29,070,529     27.8%         382       -3.0%
        Home FS&LA(1)              20,643      0.1%           1        2.8%
        Home FS&LA(2)                          0.0%

    DeKalb County              $1,080,281    100.0%          26        2.0%
      Commercial Banks            994,879     92.1%          22        3.7%
      Savings and Loans            85,402      7.9%           4      -13.4%
        Home FS&LA(1)              13,196     15.5%           1       -7.6%
        Home FS&LA(2)                          1.2%

    DuPage County             $12,818,042    100.0%         250        2.8%
      Commercial Banks          8,387,670     65.4%         161        5.8%
      Savings and Loans         4,430,372     34.6%          89       -2.2%
        Home FS&LA(1)              24,236      0.5%           1        7.3%
        Home FS&LA(2)                          0.2%

    Kane County                $4,024,950    100.0%          95       -1.2%
      Commercial Banks          3,148,015     78.2%          76        5.9%
      Savings and Loans           876,935     21.8%          19      -18.4%
        Home FS&LA(1)             155,813     17.8%           2       -3.9%
        Home FS&LA(2)                          3.9%

    McHenry County             $2,338,827     68.4%          65        3.9%
      Commercial Banks          1,766,396     43.9%          43        6.5%
      Savings and Loans           572,431     24.5%          22       -3.0%
        Home FS&LA(1)              81,589     14.3%           2        2.3%
        Home FS&LA(2)                          3.5%


(1) Percent of county S&L deposits.
(2) Percent of total county deposits.

 Sources: FDIC; OTS.



RP Financial, LC.
Page 3.1

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Home Federal's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Home Federal is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Home Federal and the Peer Group, will then be used as a basis for the pro forma valuation of Home Federal's to-be-issued common stock.

Selection of Peer Group
- -----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Home Federal. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o  Screen #1.  Illinois institutions with assets of $150 to $750 million,
        ----------------------------------------------------------------------
        equity-to-assets ratios of at least 12.0 percent, and return on
        ---------------------------------------------------------------
        average assets ratios between 0.50 percent and 1.25 percent.  Seven
        ------------------------------------------------------------
        companies met the criteria for Screen #1 and four were included for the Peer Group: Calumet Bancorp, Fidelity Bancorp, First Mutual Bancorp and Southwest Bancshares. The institutions not selected for the Peer Group were Charter Financial Inc., Citizens First Financial Corp., and Damen Financial Corp.,which were excluded on the basis of the recency of their conversions completed in December 1995, May 1996 and October 1995, respectively. Exhibit III-2 details the financial characteristics of all publicly-traded Illinois institutions.

     o  Screen #2.  Mid-West institutions with assets of $150 to $750 million,
        ----------------------------------------------------------------------
        equity-to-assets ratios of at least 12.0 percent, return on average
        -------------------------------------------------------------------
        assets ratios between 0.50 percent and 1.25 percent, non-performing
        -------------------------------------------------------------------
        assets to assets ratios of less than 2.0 percent, and at least 75.0
        -------------------------------------------------------------------
        percent of the loan and mortgage-backed securities portfolio comprised
        ----------------------------------------------------------------------
        of 1-4 family permanent mortgage loans and mortgage-backed securities.
        ----------------------------------------------------------------------
        Apart from the Illinois institutions already selected, ten institutions met the selection criteria for Screen #2 (see Exhibit III-3), and seven were included as part of Home Federal's Peer Group:
        FFY Financial Corp. of OH, HMN

RP Financial, LC.
Page 3.2


        Financial, Inc. of MN, Home Bancorp of Fort Wayne IN, Landmark Bancshares of KS, MFB Corp. of Mishawaka IN, Milton Federal Financial Corp. of OH, and Wells Financial Corp of Wells, MN.

        Of the three institutions excluded, two were excluded as the result of maintaining funding compositions that were not considered to be highly comparable to Home Federal's funding composition. In particular, Home Federal's use of borrowings has typically been limited and as of March 31, 1996, the Association did not maintain any borrowings. Comparatively, Enterprise Federal Bancorp of OH and First Federal Bancshares of WI maintained borrowings-to-assets ratios of 19.3 percent and 28.8 percent, respectively. Fidelity Financial of OH was the third institution excluded and was excluded due to the recency of its conversion, which was completed in March 1996.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Home Federal, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for valuation. The following sections present a comparison of Home Federal's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Home Federal, is detailed below.

o Calumet Bancorp of Chicago IL. Selected due to Illinois market area, traditional thrift operating strategy, same size of branch network, high level of capital, and comparable net interest margin.

o FFY Financial Corp. of OH. Selected due to traditional thrift operating strategy, high level of capital, comparable funding composition, comparable net interest margin, high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans, and favorable credit quality measures.

o Fidelity Bancorp of Chicago IL. Selected due to Illinois market area, traditional thrift operating strategy, same size of branch network, comparable return on average assets, and favorable credit quality measures.

o First Mutual Bancorp of IL. Selected due to Illinois market area, traditional thrift operating strategy, similar size of branch network, comparable asset size, high level of capital, high concentration of 1-4 family permanent mortgage loans, and favorable credit quality measures.

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  _______
                                                                                                               ($)    ($Mil)


 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     573        9   06-30   06/93  23.25    121
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     542        7   12-31   06/94  15.69     81
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     502        5   06-30   02/92  28.00     75
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     433        5   09-30   12/93  16.62     51
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     350        5   12-31   06/92  27.25     51
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     313        8   09-30   03/95  14.75     46
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     285        7   12-31   07/95  12.75     55
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201        4   09-30   03/94  14.00     29
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     196        7   12-31   04/95  11.25     25
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     193        5   09-30   03/94  15.25     30
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     172        2   09-30   10/94  12.87     30


     NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift
             Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 06/10/96


RP Financial, LC.
Page 3.4


o HMN Financial, Inc. of MN. Selected due to traditional thrift operating strategy, similar size of branch network, high level of capital, high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans, and favorable credit quality measures.

o Home Bancorp of Fort Wayne IN. Selected due to traditional thrift operating strategy, comparable asset size, high level of capital, comparable funding composition, high concentration of 1-4 family permanent mortgage loans, and favorable credit quality measures.

o Landmark Bancshares of KS. Selected due to traditional thrift operating strategy, same size of branch network, strong capital position, high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans, and favorable credit quality measures.

o MFB Corp. of Mishawaka IN. Selected due to traditional thrift operating strategy, comparable size of branch network, high level of capital, similar funding composition, comparable return on average assets, high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans, and favorable credit quality measures.

o Milton Fed. Fin. Corp. of OH. Selected due to traditional thrift operating strategy, high level of capital, similar funding composition, comparable net interest margin, high concentration of mortgage-backed securities and 1-4 family permanent mortgage loans, and favorable credit quality measures.

o Southwest Bancshares of IL. Selected due to Illinois market area, traditional thrift operating strategy, comparable asset size, same size of branch network, comparable net interest margin and favorable credit quality measures.

o Wells Fin. Corp. of Wells MN. Selected due to traditional thrift operating strategy, comparable size of branch network, similar interest-earning asset composition, similar funding composition, comparable return on average assets, high concentration of 1-4 family permanent mortgage loans, and favorable credit quality measures.

     In aggregate, the Peer Group companies are more highly capitalized than the industry average (17.21 percent of assets versus 13.24 percent for the all SAIF average), generate higher earnings (0.99 percent ROAA versus 0.87 percent for the all SAIF average), and generate a lower ROE (5.80 percent versus 8.09 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and P/E multiple were below and above the respective comparable SAIF averages (see next page).

     Ideally, the Peer Group companies would be comparable to Home Federal in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Home Federal, as will be highlighted in the following comparative analysis.

RP Financial, LC.
Page 3.5

                                                         As of June 7, 1996
                                                         ------------------
                                                          Peer     All SAIF
                                                          Group     Insured
                                                          ------   --------

Equity-to-Assets                                           17.21%   13.24%
Return on Assets ("ROA")                                    0.99     0.87
Return on Equity ("ROE")                                    5.80     8.09

Price-to-Book ratio ("P/B")                                92.02%  104.71%
Price-to-Earnings multiple ("P/E")                         16.44x  14.25x
Price-to-Assets ratio ("P/A")                              15.55%   13.08%
Source:  Table 4.4 - Chapter IV Valuation Analysis.


Financial Condition
- -------------------

     Table 3.2 shows comparative balance sheet measures for Home Federal and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's and the Peer Group's ratios reflect balances as of March 31, 1996. Home Federal's net worth base of
12.1 percent was below the Peer Group's average net worth ratio of 17.2 percent; however, with the addition of stock proceeds, the Association's pro forma capital position (consolidated with the holding company) can be expected to be higher than the Peer Group's ratio. All of Home Federal's and the Peer Group's capital consisted of tangible capital. Home Federal's higher pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that could be realized through leverage and lower funding costs. However, at the same time, the Association's high pro forma capitalization will result in a relatively low return on equity. Both the Association's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. Again, on a pro forma basis, the Association should gain the advantage in terms of capital surpluses.

     The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Home Federal and the Peer Group. Home Federal's combined level of loans and mortgage-backed securities was higher than the Peer Group's ratio (86.2 percent versus 76.9 percent for the Peer Group), with the Association maintaining a higher concentration of loans and a lower concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Peer Group's cash and investments to assets ratio was higher than the comparable ratio for Home Federal (20.5 percent versus 10.7 percent for the Association). Overall, Home Federal's interest-earning assets amounted to 96.9 percent of assets, which was slightly below the comparable Peer Group ratio of 97.4 percent.

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                                                         Table 3.2
                                                                                        Balance Sheet Composition and Growth Rates
                                                                                              Comparable Institution Analysis
                                                                                                    As of March 31, 1996



                                                                     Balance Sheet as a Percent of Assets
                                         ________________________________________________________________________________________
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ___________ ______ ______ ________ ________ _______ ________ ________ _______ __________

     Home Federal of Elgin
     _____________________
       March 31, 1996                          10.7   86.1    0.1     86.2      0.0     0.0     12.1      0.0    12.1       0.0





     SAIF-Insured Thrifts                      19.5   64.4   13.0     73.3     12.0     0.1     13.0      0.2    12.8       0.1
     State of IL                               19.8   65.5   11.5     73.9     10.6     0.1     13.9      0.1    13.8       0.0
     Comparable Group Average                  20.5   69.7    7.2     73.7      7.7     0.0     17.2      0.0    17.2       0.0
       Mid-West Companies                      20.5   69.7    7.2     73.7      7.7     0.0     17.2      0.0    17.2       0.0


     Comparable Group
     ________________

     Mid-West Companies
     __________________
     CBCI  Calumet Bancorp of Chicago IL       17.0   73.9    3.9     72.9      8.6     0.0     17.0      0.0    17.0       0.0
     FFYF  FFY Financial Corp. of OH           20.6   74.2    2.6     80.1      0.0     0.0     18.3      0.0    18.3       0.0
     FBCI  Fidelity Bancorp of Chicago IL      22.3   70.2    5.6     69.6     16.8     0.0     12.0      0.0    12.0       0.0
     FMBD  First Mutual Bancorp of IL          16.1   80.7    0.0     68.6      4.5     0.0     25.3      0.0    25.3       0.0
     HMNF  HMN Financial, Inc. of MN            9.0   56.8   32.7     68.0     13.4     0.0     16.8      0.0    16.8       0.0
     HBFW  Home Bancorp of Fort Wayne IN       24.7   73.7    0.0     82.5      0.0     0.0     16.4      0.0    16.4       0.0
     LARK  Landmark Bancshares of KS           28.6   55.3   14.2     73.6      8.2     0.0     17.2      0.0    17.2       0.0
     MFBC  MFB Corp. of Mishawaka IN           30.5   65.3    2.7     74.7      4.7     0.0     19.3      0.0    19.3       0.0
     MFFC  Milton Fed. Fin. Corp. of OH        24.0   61.9   11.7     73.0      6.5     0.0     20.0      0.0    20.0       0.0
     SWBI  Southwest Bancshares of IL          19.5   69.5    6.0     72.4     14.2     0.0     12.0      0.0    12.0       0.0
     WEFC  Wells Fin. Corp. of Wells MN        13.1   84.9    0.0     75.8      8.2     0.0     14.9      0.0    14.9       0.0



                                                    Balance Sheet Annual Growth Rates                          Regulatory Capital
                                            ____________________________________________________________    _______________________
                                                   Cash and   Loans           Borrows.   Net    Tng Net
                                           Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core  Reg.Cap.

                                           ______ ___________ ______ ________ ________ ________ _______    ________ _______  ______

     Home Federal of Elgin
     _____________________
       March 31, 1996                        -0.07    16.15    -2.08     -1.03     0.00    6.62    6.62        12.04  12.04    23.65






     SAIF-Insured Thrifts                    11.71    10.06     9.56      6.50    -1.25    6.79    6.37        10.62  10.69    23.24
     State of IL                             13.20    17.40    10.35      7.06    -5.37    3.05    2.56         9.97  11.00    23.03
     Comparable Group Average                 6.81    13.16     7.86      4.24    27.42   -4.17   -4.16        12.23  13.42    28.88
       Mid-West Companies                     6.81    13.16     7.86      4.24    27.42   -4.17   -4.16        12.23  13.42    28.88



     Comparable Group
     ________________

     Mid-West Companies
     __________________
     CBCI  Calumet Bancorp of Chicago IL      1.44     0.45     1.59      4.85   -23.42    5.38    5.38        11.99  11.99    19.94
     FFYF  FFY Financial Corp. of OH         -0.38   -22.46     8.20      0.13       NM   -3.06   -3.06        10.43  10.43    19.23
     FBCI  Fidelity Bancorp of Chicago IL    24.33    48.60    18.88     22.31    70.71   -3.14   -3.03         9.31   9.31    19.58
     FMBD  First Mutual Bancorp of IL        19.34    69.70    15.66     -1.25    47.67      NM      NM           NM  25.26    50.03
     HMNF  HMN Financial, Inc. of MN          6.75   -20.19    11.25      3.11    28.75    0.68    0.68        14.22  14.22    35.97
     HBFW  Home Bancorp of Fort Wayne IN      2.16   -20.22    12.92      3.10       NM   -2.28   -2.28        12.84  12.84    30.01
     LARK  Landmark Bancshares of KS         -3.76   -25.86     9.62     -0.82   -16.96   -8.11   -8.11        14.18  14.18    35.05
     MFBC  MFB Corp. of Mishawaka IN          8.04    16.76     4.51      3.63       NM    0.28    0.28        15.40  15.40    37.61
     MFFC  Milton Fed. Fin. Corp. of OH      13.95    53.53     5.52     12.17       NM  -10.28  -10.28        15.11  15.11    33.82
     SWBI  Southwest Bancshares of IL        -0.65    -2.43    -0.65     -1.38    25.16  -17.03  -17.03         8.25   8.25    16.98
     WEFC  Wells Fin. Corp. of Wells MN       3.75    46.86    -1.07      0.83    60.00      NM      NM        10.60  10.60    19.50



     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc.
             calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.


RP Financial, LC.
Page 3.7


     Home Federal's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Association's deposits equaled
86.2 percent of assets, which was higher than the Peer Group average of 73.7 percent. Somewhat offsetting Home Federal's higher ratio of deposits was its lower level of borrowings, as the Association did not maintain any borrowings at March 31, 1996. Comparatively, the average borrowings maintained by the Peer Group companies amounted to 7.7 percent of assets. Accordingly, both Home Federal and the Peer Group were considered to have ample borrowing capacity. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 86.2 percent and 81.4 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 112.4 percent and 119.7 percent. The additional capital realized from stock proceeds should address the lower IEA/IBL ratio currently maintained by the Association, as the interest free capital realized in Home Federal's stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Home Federal's growth rates are based on annualized growth for the fifteen months ended March 31, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended March 31, 1996. Asset growth rates of negative 0.1 percent and 6.8 percent were posted by the Association and the Peer Group, respectively. Home Federal's maintenance of an approximately flat asset balance reflects cash flow realized from loan shrinkage and retained earnings being redeployed into cash and investment. Comparatively, growth in loans and mortgage-backed securities accounted for most of the Peer Group's asset growth, although a higher growth rate was realized in the Peer Group's lower balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. However, following the conversion, Home Federal's leverage capacity will be greater than the Peer Group's.

     Retained earnings and asset shrinkage funded a slight decline in the Association's deposits. The Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a higher growth rate than deposits. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 was somewhat understated, as the "NM" borrowings growth rate shown for four of the Peer Group companies included companies with
borrowings growth rates in excess of 100 percent.   For the period shown in
Table 3.2, two of the Peer Group companies posted borrowing growth rates in excess of 100 percent, and two of the Peer Group companies recorded no change in their balance of borrowings. Despite recording a lower return on average assets ratio, Home Federal posted a stronger capital growth rate than the Peer Group

RP Financial, LC.
Page 3.8


(positive 6.6 percent versus negative 4.2 percent for the Peer Group). Dividend payments and stock repurchases, as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Association's capital growth rate will be depressed by its higher pro forma capital position.

Income and Expense Components
- -----------------------------

     For the twelve months ended March 31, 1996, Home Federal and the Peer Group reported net income to average assets ratios of 0.71 percent and 0.99 percent, respectively (see Table 3.3). Both the Association's and the Peer Group's earnings were fairly representative of their core earnings, as gains and other non-recurring items were not material factors in their respective earnings. The Peer Group's higher earnings were realized through lower operating expenses, which was partially offset by Home Federal's stronger net interest margin and higher level of non-interest operating income. Loss provisions recorded by Home Federal and the Peer Group had a comparable impact on earnings, while gains and real estate operations were a slightly larger factor in the Peer Group's earnings.

     The Association's stronger net interest margin resulted from both a higher interest income ratio and a lower interest expense ratio. As highlighted in the yield-cost section of Table 3.3, Home Federal's higher interest income ratio was realized through earning a higher yield on interest-earning assets, which was partially negated by the Peer Group's higher level of interest-earning assets (97.4 percent versus 96.9 percent for Home Federal). The Association's higher yield on interest-earning assets was consistent with an asset composition which would tend to be higher yielding, based on Home Federal's higher concentration of loans and, in particular, relatively high concentration of longer term fixed rate loans. Likewise, the Association's lower cost of funds was supported by its composition of interest-bearing liabilities, which reflected no borrowings and a relatively high concentration of transaction and savings accounts. Partially offsetting the Association's lower cost of funds was the lower level of interest-bearing liabilities maintained by the Peer Group (81.4 percent versus 86.2 percent for Home Federal). Overall, Home Federal and the Peer Group reported net interest income to average assets ratios of 3.81 percent and 3.23 percent, respectively.

     In another key area of core earnings strength, the Association maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Association and the Peer Group recorded operating expense to average assets ratios of 2.95 percent and 1.93 percent, respectively. Home Federal's higher operating expense ratio can in part be explained by its less favorable proficiency, with respect to maintaining a relatively high number of employees for its asset size. Assets per full time equivalent employee equaled $2.4 million for the Association, versus a comparative measure of $3.9 million for the Peer

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                                                            Table 3.3
                                                                  Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                                                 Comparable Institution Analysis
                                                                             For the Twelve Months Ended March 31, 1996



                                                             Net Interest Income                   Other Income
                                                         ____________________________           ___________________
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ______  ______ _______ ______ _______ _______   ____  _____   ______  ______

     Home Federal of Elgin
     _____________________
       March 31, 1996                             0.71    7.41    3.60   3.81   0.05    3.76    0.00   0.01    0.38     0.39


     SAIF-Insured Thrifts                         0.87    7.35    4.19   3.16   0.10    3.06    0.12  -0.01    0.30     0.42
     State of IL                                  0.76    7.17    4.08   3.09   0.08    3.01    0.08   0.04    0.30     0.42
     Comparable Group Average                     0.99    7.31    4.08   3.23   0.05    3.18    0.03   0.02    0.18     0.23
       Mid-West Companies                         0.99    7.31    4.08   3.23   0.05    3.18    0.03   0.02    0.18     0.23


     Comparable Group
     ________________

     Mid-West Companies
     __________________
     CBCI  Calumet Bancorp of Chicago IL          1.21    7.74    4.15   3.59   0.16    3.43    0.06   0.06    0.19     0.31
     FFYF  FFY Financial Corp. of OH              1.21    7.56    3.84   3.72   0.06    3.66    0.00   0.00    0.18     0.18
     FBCI  Fidelity Bancorp of Chicago IL         0.77    7.30    4.12   3.19   0.04    3.14    0.00   0.00    0.25     0.25
     FMBD  First Mutual Bancorp of IL             0.99    7.09    3.60   3.50   0.01    3.49    0.04  -0.01    0.25     0.28
     HMNF  HMN Financial, Inc. of MN              1.10    7.35    4.39   2.96   0.06    2.90    0.00   0.00    0.12     0.12
     HBFW  Home Bancorp of Fort Wayne IN          0.85    7.23    4.38   2.85   0.02    2.84    0.00   0.00    0.07     0.07
     LARK  Landmark Bancshares of KS              0.91    7.13    4.40   2.73   0.03    2.70    0.08   0.00    0.15     0.24
     MFBC  MFB Corp. of Mishawaka IN              0.69    6.83    3.88   2.94   0.02    2.93    0.00   0.00    0.18     0.18
     MFFC  Milton Fed. Fin. Corp. of OH           1.13    7.41    3.77   3.64   0.05    3.59    0.01   0.00    0.13     0.14
     SWBI  Southwest Bancshares of IL             1.19    7.56    4.14   3.41   0.01    3.41    0.04   0.16    0.15     0.35
     WEFC  Wells Fin. Corp. of Wells MN           0.81    7.20    4.22   2.97   0.09    2.88    0.15   0.00    0.30     0.45



                                                 G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                               ________________   ______________     _________________________
                                                                                                                     MEMO:     MEMO:
                                                 G&A   Goodwill     Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                                Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                                _______ _______   _______ _______     _________ ________ ______ __________  ________


     Home Federal of Elgin
     _____________________
       March 31, 1996                             2.95    0.00       0.00   0.00        7.95      4.23     3.72     2,434      40.77


     SAIF-Insured Thrifts                         2.22    0.02       0.09   0.00        7.58      4.85     2.73     4,045      36.02
     State of IL                                  2.35    0.01       0.07   0.00        7.48      4.84     2.65     3,642      35.33
     Comparable Group Average                     1.93    0.00       0.06   0.00        7.51      5.05     2.46     3,927      36.51
       Mid-West Companies                         1.93    0.00       0.06   0.00        7.51      5.05     2.46     3,927      36.51



     Comparable Group
     ________________

     Mid-West Companies
     __________________
     CBCI  Calumet Bancorp of Chicago IL          1.98    0.00       0.01   0.00        8.14      5.08     3.07     3,694      31.70
     FFYF  FFY Financial Corp. of OH              1.99    0.00      -0.06   0.00        7.77      4.80     2.96     3,275      32.51
     FBCI  Fidelity Bancorp of Chicago IL         2.21    0.02       0.07   0.00        7.46      4.88     2.58     4,287      39.89
     FMBD  First Mutual Bancorp of IL             2.28    0.00       0.06   0.00        7.35      4.85     2.50     2,594      36.13
     HMNF  HMN Financial, Inc. of MN              1.44    0.00       0.18   0.00        7.47      5.40     2.07     5,891      37.70
     HBFW  Home Bancorp of Fort Wayne IN          1.49    0.00       0.00   0.00        7.36      5.34     2.01     4,010      39.92
     LARK  Landmark Bancshares of KS              1.65    0.00       0.18   0.00        7.26      5.40     1.86     4,298      37.85
     MFBC  MFB Corp. of Mishawaka IN              1.98    0.00       0.01   0.00        6.94      4.96     1.98     4,100      39.90
     MFFC  Milton Fed. Fin. Corp. of OH           2.15    0.00       0.12   0.00        7.61      4.94     2.67     3,816      33.75
     SWBI  Southwest Bancshares of IL             2.02    0.00       0.01   0.00        7.92      4.87     3.05     3,604      31.73
     WEFC  Wells Fin. Corp. of Wells MN           2.00    0.00       0.04   0.00        7.32      5.02     2.29     3,633      40.53


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.10


Group. The relatively high number of employees maintained by the Association is at least partially attributable to the high level of servicing associated with maintaining high concentrations of 1-4 family loans and transaction deposits, both of which serve to benefit the yield-cost spread. On a post-conversion basis, the Association's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses. However, at the same time, Home Federal's higher pro forma capital position will better position the Association to leverage operating expenses through increased asset growth.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), Home Federal's earnings strength was less favorable than the Peer Group's. Expense coverage ratios posted by Home Federal and the Peer Group equaled 1.29x and 1.67x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income made a higher contribution to the Association's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.39 percent and 0.23 percent, respectively. The Association's maintenance of a higher level of deposits as a percent of assets, which included a relatively high concentration of fee-oriented transaction accounts, largely accounted for its higher ratio of non-interest operating income, as service charges and fees accounted for the substantial portion of Home Federal's non-interest operating income. Real estate operations were not a material factor in either the Association's or the Peer Group's earnings.

     Favorable credit quality measures and low risk operating strategies translated into minor loan loss provisions established by Home Federal and the Peer Group. The traditional thrift operating strategies pursued by the Association and the Peer Group were further reflected in the limited impact of gains on their respective earnings. Gains and losses from the sale of loans and investments were not a factor in the Association's earnings, while the Peer Group recorded net gains on the sale of investments and loans amounting to 0.06 percent of average assets. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Accordingly, the Peer Group's gains will be discounted in evaluating the relative strengths and weaknesses of the Association's and the Peer Group's respective earnings. Extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

RP Financial, LC.
Page 3.11


     Both the Association and the Peer Group exhibited effective tax rates which indicated earnings were being fully taxed, with Home Federal recording a higher effective tax rate than the Peer Group (40.77 percent versus 36.51 percent for the Peer Group). Accordingly, overall, the Association's and the Peer Group's reported earnings were fairly reflective of their core earnings.

Loan Composition
- ----------------

     Table 3.4 presents data related to the loan composition of Home Federal and the Peer Group. An emphasis on low risk residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 98.1 percent and 82.3 percent of Home Federal's and the Peer Group's loan and MBS portfolios, respectively. Home Federal's higher ratio was attributable to its higher concentration of 1-4 family permanent mortgage loans, as the Peer Group's ratio of mortgage-backed securities was above the Association's ratio. Given the Association's general philosophy of retaining all originations for portfolio, loans serviced for others represented a more significant off-balance sheet item for the Peer Group; however, the Peer Group's average balance of loans serviced for others ($17.0 million) also indicated that most of the Peer Group companies were originating loans primarily for portfolio. Only three of the Peer Group companies (First Mutual Bancorp, Southwest Bancshares and Wells Financial Corp.) maintained a modest amount of servicing intangibles.

     As indicated by the higher percentage of 1-4 family loans maintained by the Association, lending diversification was very limited for the Association. Comparatively, while not extensive, the Peer Group exhibited a greater degree of lending diversification than Home Federal. Multi-family/commercial real estate loans accounted for both Home Federal's' and the Peer Group's primary area of lending diversification, amounting to 1.5 percent and 10.9 percent of their respective loan and MBS portfolios. Other areas of lending diversification for the Association were nominal, consisting of consumer and land loans. The balance of the Peer Group's lending diversification was comprised mostly of consumer loans and construction and land loans, while commercial business loans constituted a very modest area of lending diversification for the Peer Group. Notwithstanding the Peer Group's greater diversification into higher risk types of lending, the Association maintained a higher risk weighted assets-to-assets ratio than the Peer Group (52.5 percent versus 47.6 percent for the Peer Group). Home Federal's higher concentration of total loans, versus the Peer Group's higher concentration of cash and investments, contributed to the higher risk weighted assets ratio posted by the Association. Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were similar to the SAIF-insured average of 50.4 percent.

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                                                 Table 3.4
                                                              Loan Portfolio Composition and Related Information
                                                                       Comparable Institution Analysis
                                                                             As of March 31, 1996



                                          Portfolio Composition as a Percent of MBS and Loans
                                       _________________________________________________________
                                                   1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced      Servicing

 Institution                             MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
 ___________                           ______    ______    ______    ______    ______    ________  ______    __________     ______
                                         (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
 Home Federal of Elgin                    0.06     98.04      0.22      1.47      0.00      0.21     52.46            0          0

 SAIF-Insured Thrifts                    16.69     60.93      4.85     11.49      1.58      6.10     50.38      410,877      2,453
 State of IL                             15.62     61.77      1.87     12.22      1.72      7.18     49.81      106,665        155
 Comparable Group Average                 7.41     74.90      3.51     10.92      0.81      3.84     47.60       16,985         15


 Comparable Group
 ________________


 CBCI  Calumet Bancorp of Chicago IL      5.23     51.04     11.16     35.18      0.58      0.18     60.28          410          0
 FFYF  FFY Financial Corp. of OH          3.34     73.68      4.40     10.09      0.12      9.58     53.29            0          0
 FBCI  Fidelity Bancorp of Chicago IL     8.37     68.13      0.02     17.09      2.11      4.29     47.10       15,664          0
 FMBD  First Mutual Bancorp of IL         0.01     84.54      1.45     10.34      1.94      1.72     51.33       46,177         41
 HMNF  HMN Financial, Inc. of MN          5.73     86.40      1.52      2.67      0.30      4.42     39.67        1,485          0
 HBFW  Home Bancorp of Fort Wayne IN      0.00     94.85      4.55      0.57      0.00      2.94     42.89        2,880          0
 LARK  Landmark Bancshares of KS         27.43     61.43      0.92      3.86      1.63      5.34     41.34       54,688          0
 MFBC  MFB Corp. of Mishawaka IN          8.30     89.01      1.41      0.38      1.38      0.05     41.22            0          0
 MFFC  Milton Fed. Fin. Corp. of OH      15.38     75.03      3.78      6.05      0.02      1.86     43.18            0          0
 SWBI  Southwest Bancshares of IL         7.73     59.25      7.79     27.31      0.11      0.36     48.49        9,267         41
 WEFC  Wells Fin. Corp. of Wells MN       0.00     80.48      1.61      6.62      0.69     11.54     54.85       56,263         81

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc.
             calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.


RP Financial, LC.
Page 3.13

Interest Rate Risk
- ------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. The data indicates cumulative one year gap to assets ratios of negative 28.8 percent and negative 2.2 percent for Home Federal and the Peer Group, respectively. Home Federal's one year gap ratio indicates that net interest income is exposed to a relatively high degree of volatility due to interest rate movements, while the Peer Group's more closely matched one year gap ratio should provide for greater stability in the net interest margin in various interest rate environments. Following the infusion of stock proceeds and the resulting decline in the proportion of interest-sensitive liabilities meeting the Association's funding needs, Home Federal's one year gap should narrow substantially; particularly, as conversion proceeds will initially be invested into short-term investments.

     In terms of balance sheet composition, Home Federal's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Home Federal's lower capital position and resulting lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, Home Federal's higher level non-interest earning assets results in a lower capacity to generate interest income in comparison to the Peer Group. However, on a pro forma basis, the infusion of stock proceeds should serve to address the less favorable ratios currently maintained by the Association.

Credit Risk
- -----------

     Overall, Home Federal's credit risk exposure did not appear to be materially different than the Peer Group's, with both the Association's and the Peer Group's credit quality measures being representative of limited credit risk exposure. As shown in Table 3.6, both Home Federal and the Peer Group posted comparable non-performing assets (REO, non-accruing loans and accruing loans more than 90 days past due) to assets ratios of 0.47 percent and 0.43 percent, respectively. Comparatively, Home Federal's non-performing loans to loans ratio was lower than the Peer Group's ratio (0.41 percent versus 0.49 percent for the Peer Group). Loss reserve ratios as a percent of non-performing assets indicated more limited credit risk exposure for the Peer Group, with the Association and the Peer Group maintaining loss reserves as a percent of non-performing assets of 58.9 percent and 158.2 percent, respectively. Likewise, the Peer Group maintained a higher level of loss reserves as a percent of loans than the Association (0.55 percent versus 0.32 percent for the Association), which was consistent with the Peer Group's greater diversification into higher risk types of loans. Net loan charge-offs were not a material factor for either the Association or the Peer Group during the period covered in Table 3.6.

RP Financial, LC.
Page 3.14

                                   Table 3.5
                        Home Federal and the Peer Group
                    Interest Rate Risk Comparative Analysis


                                                           Interest-Earning   Non Interest-
                                                              Assets/           Earning
                                  One Year       Equity    Interest-Bearing    Assets(3)/
                                Gap/Assets(1)    Assets    Liabilities(2)        Assets
                                ------------------------------------------------------------
                                     (%)          (%)           (%)                (%)

Home Federal (4)                  -28.8%           12.1%    1124.4%               3.5%

Peer Group Average                 -2.2%           17.2%     119.7%               2.7%


Peer Group (5)
- --------------
Calumet Bancorp of Chicago IL      17.6% (D95)     17.0%     116.3%               6.0%
FFY Financial Corp. of OH           0.1% (S95)     18.3%     121.6%               3.3%
Fidelity Bancorp of Chicago IL    -13.7% (S95)     12.0%     113.5%               2.1%
First Mutual Bancorp of IL         -4.7% (D95)     25.3%     132.4%               3.1%
HMN Financial, Inc. of MN          -5.6% (S95)     16.8%     121.0%               1.5%
Home Bancorp of Fort Wayne IN          NA          16.4%     119.3%               1.5%
Landmark Bancshares of KS           2.7% (S95)     17.2%     119.9%               1.6%
MFB Corp. Mishawaka IN              1.0% (S95)     19.3%     124.1%               1.5%
Milton Fed. Fin. Corp. of OH           NA          20.0%     122.8%               2.5%
Southwest Bancshares of IL        -15.1% (D95)     12.0%     109.7%               4.7%
Wells Fin. Corp. of Wells MN           NA          14.9%     116.7%               1.8%


(1)  Latest date as of: M=March, J=June, S=September, D=December.
(2) Interest-earning assets includes cash; interest-bearing liabilities includes non interest-bearing deposits but excludes escrows.
(3) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(4)  Home Federal's data is as of March 31, 1996.
(5)  As of March 31, 1996 or most recent data available.



Sources:  Home Federal's prospectus and SNL Securities.

     RP FINANCIAL, LC.
     __________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                                Table 3.6
                                                               Credit Risk Measures and Related Information
                                                                     Comparable Institution Analysis
                                                            As of March 31, 1996 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
___________                                  ______    ______    ______    ______    ______    ________  _________    __________
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Home Federal of Elgin                           0.12      0.47      0.41      0.32     79.48     58.87            0        0.00

SAIF-Insured Thrifts                            0.21      0.95      1.05      0.87    164.93    123.46          242        0.13
State of IL                                     0.18      0.58      0.54      0.64    202.81    132.81           92        0.08
Comparable Group Average                        0.06      0.43      0.49      0.55    229.84    158.19           22        0.00


Comparable Group
________________


CBCI  Calumet Bancorp of Chicago IL             0.46      1.23      1.03      1.36    131.07     82.56          181       -0.03
FFYF  FFY Financial Corp. of OH                 0.00      0.88      1.17      0.78     66.89     66.89           21        0.02
FBCI  Fidelity Bancorp of Chicago IL            0.02      0.53      0.74      0.16     21.30     20.66           13        0.02
FMBD  First Mutual Bancorp of IL                0.02      0.09      0.07      0.52    751.25    471.37            4       -0.01
HMNF  HMN Financial, Inc. of MN                 0.05      0.14      0.15      0.73    485.84    305.95            1        0.00
HBFW  Home Bancorp of Fort Wayne IN             0.00        NA        NA      0.60        NA        NA            0        0.00
LARK  Landmark Bancshares of KS                 0.04      0.37      0.20      0.64    315.98     97.05            0        0.00
MFBC  MFB Corp. of Mishawaka IN                 0.00      0.05        NA      0.25        NA    325.00            0        0.00
MFFC  Milton Fed. Fin. Corp. of OH              0.02      0.40      0.29      0.35    121.24     54.24            0        0.00
SWBI  Southwest Bancshares of IL                0.03      0.25      0.31      0.31    101.06     87.66            0        0.00
WEFC  Wells Fin. Corp. of Wells MN              0.02      0.39      0.44      0.32     73.94     70.55           18        0.04




     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc.
             calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.16


Summary
- -------

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Home Federal. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS

Introduction
- ------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Home Federal from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines
- --------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution.
The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

RP Financial Approach to the Valuation
- --------------------------------------

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions have been applied to Home Federal's valuation in order to evaluate

RP Financial, LC.
Page 4.2


the Association's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Home Federal, or Home Federal's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis
- ------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Home Federal coming to market at this time.

RP Financial, LC.
Page 4.3

1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's and the Peer Group's financial strengths are noted as follows:

     o  Overall A/L Composition.  Residential assets, including 1-4 family
        -----------------------
        permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Home Federal's and the Peer Group's balance sheets. The Association's interest-earning asset composition exhibited a higher concentration of loans, while the Peer Group exhibited a greater diversification into higher risk types of loans. The higher credit risk associated with the Peer Group's greater diversification into higher risk types of lending was more than offset by the higher level of cash and investments maintained by the Peer Group, as the Peer Group's risk weighted assets-to-asset ratio was slightly lower than Home Federal's. Home Federal's higher concentration of loans also translated into a higher yield earned on interest-earning assets, in comparison to the Peer Group average.
        Home Federal's funding composition reflected a higher level of deposits and lower level of borrowings than the respective Peer Group measures, although both the Association and the Peer Group maintained ample borrowing capacities. For valuation purposes, RP Financial concluded that the Association's and the Peer Group's A/L compositions were similar and no adjustment was warranted.

     o  Credit Quality.  Both the Association's and the Peer Group's credit
        --------------
        quality measures were indicative of limited credit risk exposure. Home Federal and the Peer Group exhibited comparable non-performing assets-to-assets ratios, while the Peer Group maintained higher reserves than Home Federal as a percent of loans and as a percent of non-performing assets. In light of the Peer Group's higher level of reserves and lower risk weighted assets-to-assets ratio, we concluded that the Association's credit quality warranted a slight downward adjustment for valuation purposes.

     o  Balance Sheet Liquidity.  The Peer Group operated with a higher balance
        -----------------------
        of cash and investment securities than the Association (20.5 percent of assets versus 10.7 percent for Home Federal). Home Federal and the Peer Group were considered to have ample borrowing capacities, as Home Federal did not maintain any borrowings and the Peer Group's borrowings amounted to 7.7 percent of assets. Overall, the Association's current balance sheet liquidity is considered to be slightly less favorable than Peer Group's; however, conversions proceeds received by the Association and the Holding Company are expected to be initially deployed into short-term investments and, thus, address the lower level of cash and investments currently maintained by Home Federal. Therefore, RP Financial concluded that the Association's balance sheet liquidity was comparable to the Peer Group's and no adjustment was warranted for valuation purposes.

     o  Funding Liabilities.  Retail deposits served as the primary interest-
        -------------------
        bearing source of funds for the Association and the Peer Group, with borrowings being utilized to a slightly greater degree by the Peer Group. Home Federal's absence of borrowings was favorable in terms of providing for lower funding costs and slightly greater future borrowing capacity. For purposes of the valuation, RP Financial concluded that Home Federal's funding composition warranted a slight upward adjustment.

RP Financial, LC.
Page 4.4


     o  Capital.  The Association operates with a lower pre-conversion capital
        -------
        ratio than the Peer Group, 12.1 percent and 17.2 percent of assets, respectively. This disadvantage will be addressed as a result of the stock offering, as the Association's and the Holding Company's consolidated pro forma capital position should exceed the Peer Group's equity-to-assets ratio. However, the increase in capital will also serve to depress the Association's return on equity, until the proceeds can be effectively leveraged and redeployed into higher yielding loans. Overall, RP Financial concluded that no valuation adjustment is warranted for the Association's capital position.

     On balance, the characteristics of the Association's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. While Home Federal's funding composition represented a positive valuation consideration, it was offset by the slightly higher credit risk characteristics associated with the Association's balance sheet. Overall, we concluded that no valuation adjustment was warranted for the Association's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Home Federal and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o  Reported Earnings.  The Association recorded lower earnings on a ROAA
        -----------------
        basis (0.71 percent of average assets versus 0.99 percent for the Peer Group). The difference between the Association's and the Peer Group's returns was largely attributable to the Peer Group's more favorable core earnings and, in particular, the lower level of operating expenses maintained by the Peer Group. Accordingly, for valuation purposes, the disparity between the Association's and the Peer Group's reported earnings was considered to be indicative of the Peer Group's more favorable recurring earnings strength and, thus, Home Federal's lower reported earnings warranted a slight downward adjustment for valuation purposes.

     o  Core Earnings.  Both the Association's and the Peer Group's earnings
        -------------
        were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Association operated with a stronger net interest margin, a higher operating expense ratio and a more favorable level of non-interest operating income. The Association's stronger net interest margin and higher level of operating expenses translated into a lower expense coverage ratio (1.29x versus 1.67x for the Peer Group). Partially offsetting the Association's lower expense coverage ratio was the larger earnings contribution realized from sources of non-interest operating income, which was supported by Home Federal's relatively high level of transaction deposits. Consistent with the Association's and the Peer Group's favorable credit quality measures, loss provisions had a minimal impact on their respective earnings. Overall, these measures, as well as the expected earnings benefits the Association should realize from the redeployment of conversion proceeds into

RP Financial, LC.
Page 4.5

        interest-earning assets, which will be partially offset by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Association's core earnings are not as strong as the Peer Group's. Accordingly, we concluded that a slight downward valuation adjustment was warranted for the Association's core earnings.

     o  Interest Rate Risk.  One year cumulative gap ratios for Home Federal and
        ------------------
        the Peer Group equaled negative 28.8 percent and negative 2.2 percent, respectively, indicating that there is a higher degree of interest rate risk associated with the Association's net interest margin.
        Other measures of interest rate risk, such as equity-to-assets ratios, IEA/IBL ratios, and the level of non-interest earning assets to total assets were more favorable for the Peer Group, although on a pro forma basis, the infusion of stock proceeds will address the less favorable ratios currently maintained by the Association. Likewise, the Association's negative gap position should be substantially moderated by redeployment of stock proceeds into short-term investments. Accordingly, RP Financial concluded that the interest rate risk associated with the Association's and the Peer Group's earnings was comparable.

     o  Credit Risk.  Loan loss provisions were not a significant factor in
        -----------
        either Home Federal's or the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Peer Group, while the higher concentration of loans maintained by Home Federal translated into a modestly higher risk weighted assets-to-assets ratio for the Association. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     o  Earnings Growth Potential.  Several factors were considered in assessing
        -------------------------
        earnings growth potential. First, after factoring the Association's planned redeployment of conversion proceeds into cash and investments, both the Association and the Peer Group will maintain strong liquidity positions, indicating comparability in terms of capacity to fund loan growth with liquidity. Second, opportunities for lending growth in the Association's market area were considered to be more favorable than in the primary market areas served by the Peer Group companies, as indicated by demographic measures such as population growth and per capita income (see Exhibit III-4). Lastly, the Association will have greater capacity to leverage than the Peer Group, based on a pro forma capital position that will be above the Peer Group's equity-to-assets ratio. On balance On balance, the Association's earnings growth potential was considered to be slightly more favorable than the Peer Group's, and a slight upward adjustment was warranted for valuation purposes.

     Overall, in comparison to the Association, the Peer Group's more favorable reported and core earnings were viewed as more than negating Home Federal's more favorable earnings growth potential. Therefore, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.   Asset Growth
     ------------

     Home Federal's asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (negative 0.1 percent versus positive
6.8 percent for the Peer Group).  This characteristic

RP Financial, LC.
Page 4.6


would normally be considered as a negative, but was somewhat offset by the potential asset growth the Association will be able to realize following the infusion of stock proceeds. On a pro forma basis, the Association's equity-to-assets ratio will be stronger than the Peer Group's, with both Home Federal's and the Peer Group's capital positions providing for notable leverage potential. Accordingly, future asset growth potential appears to be comparable for Home Federal versus the Peer Group and no valuation adjustment was warranted for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. A diversified and stable economy has supported relatively favorable demographic measures for the Association's primary market area, as indicated by strong population and household growth rates. The market area is also considered to be relatively affluent, based on household and per capita income measures that were well above the comparative Illinois and U.S. measures. Overall, a stable local economy, strong demographic growth and moderate unemployment are viewed as being favorable market area characteristics with respect to limiting credit risk exposure and supporting growth opportunities. At the same time, given the desirable features of the market area, Home Federal faces notable competition from numerous other financial institutions, including many which are significantly larger than the Association.

     In general, the Peer Group companies also operate in MSAs where there is significant competition from larger and more diversified financial institutions, although, on average, the Peer Group companies maintained a high deposit market share than Home Federal. Population growth in the markets served by the Peer Group companies was not as favorable as exhibited by Kane County, and average per capita income in the primary market areas served by the Peer Group companies was slightly lower than Kane County's per capita income. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, March 1996 unemployment rates in the markets served by the Peer Group companies were generally not dramatically different than Kane County's March 1996 unemployment rate, and were considered to be indicative of relatively stable economic environments.
Overall, the Peer Group companies operate in healthy and stable economic environments, which would tend to provide for comparability with respect to the degree of credit risk exposure associated with their primary market areas compared to Kane County. In terms of growth potential, Kane County's higher population growth and higher per capita income would tend to be more supportive of growth opportunities; however, the competitive advantage represented by the more significant market share of deposits maintained by the Peer Group companies on average somewhat negates the more favorable demographic attributes of Home Federal's

RP Financial, LC.
Page 4.7


primary market area. Therefore, we concluded a slight upward adjustment was appropriate for the Association's market area.

                                   Table 4.1
                         Market Area Unemployment Rates
                 Home Federal and the Peer Group Companies (1)


                                                     March 1996
                                          County    Unemployment
                                          ------    ------------

     Home Federal - IL                    Kane          5.7%

     The Peer Group
     --------------
     Calumet Bancorp of Chicago - IL      Cook          5.4%
     FFY Financial Corp. - OH             Mahoning      9.8
     Fidelity Bancorp - IL                Cook          5.4
     First Mutual Bancorp - IL            Macon         7.6
     HMN Financial, Inc. - MN             Fillmore      6.1
     Home Bancorp of Fort Wayne - IN      Allen         4.4
     Landmark Bancshares - KS             Ford          3.4
     MFB Corp. of Mishawaka - IN          St. Joseph    4.4
     Milton Fed. Fin. Corp. - OH          Miami         4.4
     Southwest Bancshares - IL            Cook          5.4
     Wells Fin. Corp. of Wells - MN       Faribault     5.9


     (1)  Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

5.    Dividends
      ---------

     The Holding Company presently has not established a dividend policy, but will consider instituting a cash dividend policy at some point in the future, based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Association, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a

RP Financial, LC.
Page 4.8


means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Six out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.36 percent to 3.96 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.63 percent as of June 7, 1996, representing an average earnings payout ratio of 26.30 percent. As of June 7, 1996, approximately 75 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.48 percent and an average payout ratio of 34.65 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

     The Holding Company will have the capacity to pay a dividend that is comparable to the Peer Group's average dividend yield, based on pro forma profitability and capital. Accordingly, the Holding Company's decision to forego establishing a dividend policy at the time of conversion is not believed to represent a material impact on the attractiveness of its stock, relative to the stocks of the Peer Group companies on average. Accordingly, no adjustment has been applied for this factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $24.7 million to $120.7 million as of June 7, 1996, with an average market value of $53.9 million. The shares outstanding of the Peer Group members ranged from 1.9 million to 5.2 million, with average shares outstanding of approximately 3.1 million. The Association's conversion offering will result in a market value and shares outstanding that are not materially different in terms of providing for liquidity in the stock. Accordingly, similar to the Peer Group companies, we anticipate that there will be a liquid and efficient trading market for the Association's stock and, thus, no adjustment was required for this factor.

RP Financial, LC.
Page 4.9



7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for thrift stocks coming to market such as Home Federal: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Illinois. All three of these markets were considered in the valuation of the Association's to-be-issued stock.

     A.  The Public Market
         -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Indications of a slowing economy, which provided for a rally in the bond market, along with surprisingly strong first quarter earnings, served as the basis for the gains recorded in the stock market in April and May 1995. Profits of major U.S. corporations increased by 48 percent in the first quarter of 1995 compared to the year ago period, which was in part supported by earnings of companies with international operations benefitting from the strong performance of European and Asian currencies against the dollar. A strengthening dollar further contributed to the rally in the stock market, as the dollar rebounded on signs that the U.S. was moving to reduce its trade and budget deficits; particularly, in light of U.S. trade sanctions that were looming against Japan.

          The upward trend in the stock market extended into June 1995, as the DJIA approached the 4500 mark in mid-June. Economic data which indicated that the economy was slowing down, such as lower retail sales and a modest increase in the May consumer price index, increased expectations of an interest rate cut by the Federal Reserve. Technology stocks continued to lead the market, reflecting the strong earnings growth recorded by the technology sector in general. The first rate cut in nearly three years propelled the stock market to further new highs in mid-July, as the DJIA closed above the 4700 mark in the second week of July.

          A more upbeat assessment of the economy by the Federal Reserve and mixed economic data, both of which lessened the likelihood of further rate cuts by the Federal Reserve, caused the stock market to

RP Financial, LC.
Page 4.10


retract modestly in late-July and early-August 1995. Profit taking and moderating expectations of earnings growth in the technology sector further contributed to the pull-back in the stock market, while news of Disney's acquisition of Cap Cities/ABC had little impact on the overall stock market. The strengthening dollar also served to push the DJIA lower in late-August, as the blue-chip multinational stocks experienced selling pressure in light of lower earnings expectations from their foreign operations.

          The sell-off in the stock market was brief, as the DJIA rebounded during the first half of September 1995. Technology stocks initially led the stock market upturn, as investors found technology issues more attractively priced following the downturn in July and August. Favorable inflation data bolstered the DJIA in mid-September, as well as provided for a rally in bond prices. While the DJIA was further boosted by AT&T's breakup announcement, weakness in the dollar and unfavorable inflation data pushed bond and stock prices lower in late-September.

          Quarterly earnings controlled the market in beginning of the fourth quarter, with day-to-day fluctuations reflecting positive and negative earnings surprises particularly in the technology sector. Economic data indicating that the economy was on track for a soft landing provided for a rally in the bond market and stability in stock in mid-October 1995, which was followed by a broad sell-off in the stock market in late-October. The sell-off was primarily attributable to increasing signs of consumer credit weakness and the possibility that such weakness could lead to a recession. However, the downturn was brief, as the DJIA rallied to new highs in early- and mid-November. The rally was initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a
0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply one day after the Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

          The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting

RP Financial, LC.
Page 4.11



several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts during the Chairman's two-day testimony. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a report mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. On June 7, 1996, the DJIA closed at 5697.11, translating into an 11.3 percent increase from year end 1995.

          The market for thrift stocks has generally been favorable during the past twelve months. Following the stock market in general, thrift issues continued to move higher through the second quarter of

RP Financial, LC.
Page 4.12



1995. Lower interest rates, healthy economies in most regions of the U.S. and acquisition speculation all contributed to the upward trend exhibited in thrift prices. The run-up in thrift prices moderated somewhat during July and the first half of August 1995, reflecting profit taking, as thrift prices approached historically high pricing multiples, and indications of lower profitability due to shrinking net interest margins. However, the trend in thrift issues remained generally positive, as acquisitions of thrift issues continued at a healthy pace during the first half of the third quarter.

          The upward trend in thrift prices accelerated in late-August and the first half of September 1995, as acquisition activity among financial institutions became more pronounced. Most notably, acquisitions or mergers involving some of the nation's largest banks were announced during the third quarter, including the proposed merger between Chase Manhattan and Chemical Bank which resulted in the largest banking entity in the U.S. A court ruling favoring thrifts seeking damages against the U.S. government for breach-of-contract involving the accounting treatment of supervisory goodwill further heightened interest in thrift stocks, as the SNL index closed 2.4 percent higher the day of the ruling. Following the significant run-up recorded through mid-September, slightly higher interest rates and profit taking nudged thrift prices lower in late-September.

          Lower interest rates and generally favorable third quarter earnings propelled thrift prices higher during the first half of October 1995, while credit quality concerns sparked a widespread sell-off in financial stocks during late October. In particular, the concerns were related to rising consumer delinquencies, as indicated by a steady rise in the consumer delinquency index maintained by the American Bankers Association. For the first time since 1991, the index increased for three consecutive quarters. However, sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

          Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, with the favorable inflation data serving to calm the credit markets amid increasing expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth

RP Financial, LC.
Page 4.13


quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

          Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. Thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook.
The downturn was abbreviated by the generally strong first quarter earnings posted by the bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and early-June, uncertainty over future interest rate trends provided for a flat thrift stock market. The SNL Index for all publicly-traded thrifts closed at 385.1 on June 7, 1996, an increase of 23.4 percent from one year ago.

     B.  The New Issue Market
         --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. The market for converting thrifts was favorable throughout most of 1995, as the improving market for thrift stocks in general translated into stronger demand for converting thrifts as well. Demand for converting issues remained strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. In general, the market for the most recent converting issues (offering completed within the past three months) has begun to show signs of weakness, as indicated by generally weak aftermarket trading activity exhibited in the stocks of recently converted institutions despite healthy Subscription and Community Offering takedowns. In comparison to recent prior quarters, the price appreciation exhibited in the most recent offerings has been limited, and in a few cases converting thrift issues have traded below their IPO prices. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 7.5 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios

RP Financial, LC.

                                                             Table 4.2
                                              Recent Conversions (Last Three Months)
                                    Conversion Pricing Characteristics: Sorted Chronologically
                                    ----------------------------------------------------------

            Institutional Information                    Pre-Conversion Data                   Offering
                                                      -----------------------------
                                                      Financial Info. Asset Quality         Information
- --------------------------------------------------------------------------------------------------------------

                                     Conversion               Equity/ NPAs/     Res.   Gross    % of    Exp./
Institution                  State     Date   Ticker  Assets   Assets  Assets   Cov.   Proc.    Mid.   Proc.
- -----------                  -----     ----   ------  ------   ------  ------   ----   -----    ----   -----
                                                        ($Mil)   (%)    (%)(2)  (%)    ($Mil)   (%)     (%)
- --------------------------------------------------------------------------------------------------------------
Lexington B&L Fin. Corp.       MO   *06/06/96   LXMO      $51   14.66%   1.88%     21%  $12.7     115%    4.2%
First Fed. Fin. Bancorp        OH    06/04/96   FFFB       53    9.58%   0.08%    626%    6.7     103%    6.3%
First Fed. Bancshares          AR    05/03/96   FFBH      454    7.77%   0.13%    201%   51.5      94%    2.7%
Citizens First Fin. Corp.      IL    05/01/96   CBK       229    6.79%   0.33%     55%   28.2     123%    3.6%
North Cincinnati SB(1)         OH    05/01/96 P. Sheet     56    4.74%   0.03%    268%    4.0     132%    6.9%
Reliance Bancshares            WI   *04/19/96   RELI       32   31.16%   0.00%     NM    20.5     132%    2.9%
Catskill Financial Corp.       NY    04/18/96   CATB      231   12.75%   0.70%    112%   56.7     132%    3.3%
Yonkers Financial Corp.        NY   *04/18/96   YFCB      210    7.72%   1.73%     23%   35.7     132%    2.7%
Green Street Financial Corp.   NC    04/04/96   GSFC      151   14.97%   0.19%     76%   43.0     132%    2.9%
FFD Financial Corp.            OH    04/02/96   FFDF       61   13.25%   0.16%    150%   14.5     132%    2.4%
Patapsco Bancorp               MD    04/02/96 P. Sheet     75    7.95%   0.60%     48%    7.3      91%    8.6%
AMB Financial Corp.            IN    04/01/96   AMFC       70    9.05%   0.53%     96%   11.2     132%    5.5%
First Bergen Bancorp           NJ    04/01/96   FBER      225    6.52%   3.26%     88%   31.7     132%    3.0%
Heritage Financial Corp.       IN    04/01/96 P. Sheet     14   27.53%   0.00%     NM     4.9      99%    9.3%
Jacksonville Bancorp(7)        TX    04/01/96   JXVL      198   10.47%   1.41%     36%   16.2     106%    4.4%
London Financial Corp.         OH    04/01/96   LONF       35    9.45%   0.13%    416%    5.3     132%    6.9%
Pittsb. Home Fin. Corp.(1)     PA   *04/01/96   PHFC      162    6.89%   1.36%     42%   21.8     132%    3.3%
Scotland Bancorp(1)            NC   *04/01/96   SSB        58   15.36%   0.00%     NM    18.4     115%    5.0%
Stone Street Bancorp(1)        NC    04/01/96   SSM        88   14.33%   0.00%     NM    27.4     132%    3.7%
WHG Bancshares                 MD    04/01/96   WHGB       85   10.14%   0.23%     77%   16.2     132%    3.5%
PFF Bancorp, Inc.              CA   *03/29/96   PFFB    1,925    5.75%   1.70%     54%  198.4     132%    2.2%
Crazy Woman Creek Bncrp        WY   *03/29/96   CRZY       38   15.80%   0.21%    349%   10.6     132%    3.9%
Falmouth Co-Op. Bank(1)        MA    03/28/96   FCB        74   11.78%   0.00%     NM    14.5     132%    4.5%
Community Federal Bancorp      MS    03/26/96   CFTP      168   14.59%   0.39%     86%   46.3     132%    2.5%
GA Financial, Inc.             PA    03/26/96   GAF       521    9.25%   0.28%     56%   89.0     132%    2.4%
North Central Bancshares(7)    IA    03/21/96   FFFD      180   16.47%   0.17%    562%   26.3     106%    3.5%
Washington Bancorp             IA    03/12/96 P. Sheet     56    8.00%   0.81%     46%    6.6     115%    6.1%

                                             Averages:   $209   12.04%   0.62%    136%   31.5     124%    4.2%
                                              Medians:     86   10.31%   0.26%     77%   19.4     132%    3.6%

                      Averages, Excluding 2nd Steps      $204   11.95%   0.60%    158%   30.6     123%    4.3%
                       Medians, Excluding 2nd Steps        85   10.14%   0.23%     82%   18.4     132%    3.6%



             Institutional Information                  Insider Purchases                      Pro Forma Data
                                                                             ------------------------------------------------
                                                                                Pricing Ratios(4)    Fin. Characteristics
- -----------------------------------------------------------------------------------------------------------------------------
                                                     Benefit Plans
                                                     ----------------
                              Conversion                      Recog.   Mgmt.
Institution             State       Date    Ticker     ESOP   Plans  & Dirs.   P/TB    P/E     P/A     ROA     TE/A    ROE
- -----------             -----       ----    ------   --------------  -------   ----    ---     ---     ---     ----    ---
                                                       (%)     (%)    (%)(3)   (%)     (x)     (%)     (%)     (%)     (%)
- ------------------------------------------------------------------------------------------------------------------------------

Lexington B&L Fin. Corp.       MO   *06/06/96   LXMO     8.0%    4.0%    4.3%   70.1%   16.2    20.6%    1.3%   29.4%    4.3%
First Fed. Fin. Bancorp        OH    06/04/96   FFFB     8.0%    4.0%   13.4%   63.6%   17.4    11.5%    0.7%   18.0%    3.7%
First Fed. Bancshares          AR    05/03/96   FFBH     8.0%    4.0%    2.6%   65.0%   10.4    10.3%    1.0%   15.9%    6.3%
Citizens First Fin. Corp.      IL    05/01/96   CBK      8.0%    4.0%    6.5%   71.7%   17.8    11.2%    0.6%   15.6%    4.0%
North Cincinnati SB(1)         OH    05/01/96 P. Sheet   6.0%    0.0%   16.1%   65.0%     NM     6.7%     NM    10.3%     NM
Reliance Bancshares            WI   *04/19/96   RELI     4.0%    4.0%    9.5%   72.3%   27.3    40.7%    1.5%   56.2%    2.7%
Catskill Financial Corp.       NY    04/18/96   CATB     8.0%    4.0%    2.6%   73.2%   21.2    20.4%    1.0%   27.8%    3.5%
Yonkers Financial Corp.        NY   *04/18/96   YFCB     8.0%    4.0%    3.7%   76.5%   16.6    14.8%    0.9%   19.4%    4.6%
Green Street Financial Corp.   NC    04/04/96   GSFC     8.0%    4.0%    3.4%   72.6%   16.2    22.9%    1.4%   31.5%    4.5%
FFD Financial Corp.            OH    04/02/96   FFDF     8.0%    4.0%    5.4%   71.0%   19.1    19.9%    1.0%   28.0%    3.7%
Patapsco Bancorp               MD    04/02/96 P. Sheet   8.0%    4.0%    7.4%   61.7%     NM     8.9%     NM    14.5%     NM
AMB Financial Corp.            IN    04/01/96   AMFC     8.0%    4.0%    5.8%   72.1%   19.5    14.2%    0.7%   19.7%    3.7%
First Bergen Bancorp           NJ    04/01/96   FBER     8.0%    4.0%    2.4%   76.2%   29.5    12.6%    0.4%   16.5%    2.6%
Heritage Financial Corp.       IN    04/01/96 P. Sheet   8.0%    0.0%   13.2%   62.9%     NM    27.2%    0.6%   43.2%    1.3%
Jacksonville Bancorp(7)        TX    04/01/96   JXVL     8.0%    4.0%    2.0%   77.7%   14.9    12.6%    0.8%   16.2%    5.2%
London Financial Corp.         OH    04/01/96   LONF     8.0%    4.0%   26.5%   70.0%   31.6    13.6%    0.4%   19.4%    2.2%
Pittsb. Home Fin. Corp.(1)     PA   *04/01/96   PHFC     8.0%    4.0%    7.5%   73.6%   18.5    12.1%    0.7%   16.4%    4.0%
Scotland Bancorp(1)            NC   *04/01/96   SSB      8.0%    4.0%    6.9%   76.3%   18.1    25.2%    1.4%   33.1%    4.2%
Stone Street Bancorp(1)        NC    04/01/96   SSM      8.0%    4.0%    7.3%   76.8%   18.4    24.7%    1.3%   32.2%    4.2%
WHG Bancshares                 MD    04/01/96   WHGB     8.0%    4.0%    9.3%   72.8%   17.3    16.5%    1.0%   22.7%    4.2%
PFF Bancorp, Inc.              CA   *03/29/96   PFFB     8.0%    4.0%    0.9%   71.5%   25.4     9.5%    0.4%   13.2%    2.8%
Crazy Woman Creek Bncrp        WY   *03/29/96   CRZY     6.0%    4.0%    5.5%   70.2%   18.1    22.5%    1.2%   32.1%    3.9%
Falmouth Co-Op. Bank(1)        MA    03/28/96   FCB      8.0%    0.0%    8.4%   67.8%   20.2    16.6%    0.8%   24.4%    3.4%
Community Federal Bancorp      MS    03/26/96   CFTP     8.0%    4.0%    6.7%   72.2%   15.5    22.3%    1.4%   30.9%    4.7%
GA Financial, Inc.             PA    03/26/96   GAF      8.0%    4.0%    1.7%   71.5%   15.7    14.9%    1.0%   20.8%    4.6%
North Central Bancshares(7)    IA    03/21/96   FFFD     3.2%    0.0%    0.5%   74.2%   12.1    19.7%    1.6%   26.5%    6.1%
Washington Bancorp             IA    03/12/96 P. Sheet   8.0%    4.0%   15.7%   66.6%   14.9    10.7%    0.7%   16.1%    4.5%

                                             Averages:   7.5%    3.4%    7.0%   71.2%   18.9    17.4%    1.0%   24.3%    4.0%
                                              Medians:   8.0%    4.0%    6.1%   71.9%   18.1    15.7%    1.0%   21.7%    4.1%

                      Averages, Excluding 2nd Steps      7.5%    3.4%    7.2%   70.9%   18.8    17.1%    1.0%   24.1%    3.9%
                       Medians, Excluding 2nd Steps      8.0%    4.0%    6.5%   71.7%   17.9    14.9%    1.0%   20.8%    4.0%

                                                                                     Post-IPO Pricing Trends
                                                                         ------------------------------------------------
                                                                                          Closing Price:
                                                                         ------------------------------------------------
                                                                           First           After           After
                                       Conversion                   IPO   Trading    %     First     %     First     %
Institution                    State     Date   Ticker             Price    Day     Chg.  Week(5)   Chg.  Month(6)  Chg.
- -----------                    -----     ----   ------             -----    ---     ----  -------   ----  --------  ----
                                                                    ($)     ($)     (%)     ($)     (%)     ($)     (%)
- -------------------------------------------------------------------------------------------------------------------------
Lexington B&L Fin. Corp.         MO   *06/06/96   LXMO             $10.00   $9.50    -5.0%     NA      NA      NA      NA
First Fed. Fin. Bancorp          OH    06/04/96   FFFB              10.00    10.75    7.5% $10.27     2.7%     NA      NA
First Fed. Bancshares            AR    05/03/96   FFBH              10.00   13.00    30.0%  13.38    33.8% $13.69    36.9%
Citizens First Fin. Corp.        IL    05/01/96   CBK               10.00   10.50     5.0%  10.00     0.0%  10.13     1.3%
North Cincinnati SB(1)           OH    05/01/96 P. Sheet            10.00      NT      NA      NT      NA      NT      NA
Reliance Bancshares              WI   *04/19/96   RELI               8.00    8.38     4.7%   8.25     3.1%   7.94    -0.7%
Catskill Financial Corp.         NY    04/18/96   CATB              10.00   10.38     3.8%  10.50     5.0%  10.38     3.8%
Yonkers Financial Corp.          NY   *04/18/96   YFCB              10.00    9.75    -2.5%  10.00     0.0%   9.94    -0.6%
Green Street Financial Corp.     NC    04/04/96   GSFC              10.00   12.75    27.5%  12.25    22.5%  12.31    23.1%
FFD Financial Corp.              OH    04/02/96   FFDF              10.00   10.50     5.0%  10.13     1.3%  10.50     5.0%
Patapsco Bancorp                 MD    04/02/96 P. Sheet            10.00      NT      NA      NT      NA      NT      NA
AMB Financial Corp.              IN    04/01/96   AMFC              10.00   10.50     5.0%  10.50     5.0%    10.5    5.0%
First Bergen Bancorp             NJ    04/01/96   FBER              10.00   10.00     0.0%   9.50    -5.0%   9.63    -3.8%
Heritage Financial Corp.         IN    04/01/96 P. Sheet            10.00      NT      NA      NT      NA      NT      NA
Jacksonville Bancorp(7)          TX    04/01/96   JXVL              10.00    9.75    -2.5%   9.63    -3.8%   9.88    -1.2%
London Financial Corp.           OH    04/01/96   LONF              10.00   10.81     8.1%  10.63     6.3%  10.13     1.3%
Pittsb. Home Fin. Corp.(1)       PA   *04/01/96   PHFC              10.00   11.00    10.0%  11.00    10.0%  10.62     6.2%
Scotland Bancorp(1)              NC   *04/01/96   SSB               10.00   12.25    22.5%  12.50    25.0%  11.75    17.5%
Stone Street Bancorp(1)          NC    04/01/96   SSM               15.00   17.50    16.7%  18.00    20.0%  17.75    18.3%
WHG Bancshares                   MD    04/01/96   WHGB              10.00   11.13    11.3%  11.44    14.4%  11.38    13.8%
PFF Bancorp, Inc.                CA   *03/29/96   PFFB              10.00   11.38    13.8%  11.62    16.2%  11.63    16.3%
Crazy Woman Creek Bncrp          WY   *03/29/96   CRZY              10.00   10.38     3.8%  10.75     7.5%  10.50     5.0%
Falmouth Co-Op. Bank(1)          MA    03/28/96   FCB               10.00   10.75     7.5%  11.25    12.5%  10.75     7.5%
Community Federal Bancorp        MS    03/26/96   CFTP              10.00   12.63    26.3%  13.13    31.3%  12.62    26.2%
GA Financial, Inc.               PA    03/26/96   GAF               10.00   11.38    13.8%  11.50    15.0%  11.00    10.0%
North Central Bancshares(7)      IA    03/21/96   FFFD              10.00   10.88     8.7%  10.69     6.9%  10.44     4.4%
Washington Bancorp               IA    03/12/96 P. Sheet            10.00      NT      NA      NT      NA      NT      NA


                                               Averages:           $10.12  $11.14     9.7% $11.27    10.8% $11.12     9.3%
                                                Medians:            10.00   10.78     7.8%  10.75     7.5%  10.50     5.0%

                      Averages, Excluding 2nd Steps                $10.11  $11.12     9.6% $11.22    10.4% $11.12     9.3%
                       Medians, Excluding 2nd Steps                 10.00   10.75     7.5%  10.72     7.2%  10.50     5.0%


Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
          "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                7-Jun-96
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                                                                                     Table 4.3
                                                                            Market Pricing Comparatives
                                                                             Prices As of June 7, 1996

                                                              Per Share Data
                                                 Market      _______________
                                             Capitalization           Book              Pricing Ratios(3)
                                             _______________                 _______________________________________
                                             Price/   Market  12-Mth  Value/

                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                             _______ _______ _______ _______ _______ _______ _______ _______ _______
     Financial Institution
     _____________________
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)





     SAIF-Insured Thrifts                     17.27   118.72   1.26   16.67   14.25  104.71   13.08  107.87   15.15
     Converted Last 3 Mths (no MHC)           10.94    41.25   0.45   14.33   17.75   76.11   19.49   76.15   17.95


     Comparable Group
     ________________


     Converted Last 3 Mths (no MHC)
     ______________________________
     AMFC  AMB Financial Corp. of IN          10.00    11.24   0.31   14.37      NM   69.59   13.96   69.59      NM
     CATB  Catskill Fin. Corp. of NY          10.25    58.29   0.47   13.65   21.81   75.09   20.87   75.09   18.98
     CBK   Citizens First Fin.Corp. of IL     10.00    28.18   0.56   13.95   17.86   71.68   11.16   71.68   16.39
     CFTP  Community Fed. Bancorp of MS       13.50    62.49   0.43   14.34      NM   94.14   31.16   94.14      NM
     CRZY  Crazy Woman Creek Bncorp of WY     10.37    10.97   0.34   14.67      NM   70.69   23.12   70.69      NM
     FFDF  FFD Financial Corp. of OH          10.37    15.09   0.52   14.08   19.94   73.65   20.64   73.65   19.94
     FCB   Falmouth Co-Op Bank of MA          10.25    14.91   0.25   14.84      NM   69.07   16.96   69.07      NM
     FBER  First Bergen Bancorp of NJ          9.25    29.36   0.20   13.46      NM   68.72   11.36   68.72      NM
     FFBH  First Fed. Bancshares of AR        13.75    70.87   0.96   15.38   14.32   89.40   14.22   89.40   14.32
     GAF   GA Financial Corp. of PA           10.75    95.68   0.33   14.34      NM   74.97   16.82   74.97   24.43
     GSFC  Green Street Fin. Corp. of NC      12.62    54.24   0.62   13.78   20.35   91.58   28.87   91.58   20.35
     JXVL  Jacksonville Bancorp of TX         10.12    26.94   0.59   13.37   17.15   75.69   12.64   75.69   17.15
     LXMO  Lexington B&L Fin. Corp. of MO      9.75    12.33   0.62   14.27   15.73   68.33   20.10   68.33   15.98
     LONF  London Financial Corp. of OH       10.50     5.55   0.37   14.81      NM   70.90   14.79   70.90      NM
     FFFD  North Central Bancshares of IA     10.25    41.11   0.65   13.72   15.77   74.71   21.57   74.71   16.80
     PFFB  PFF Bancorp of Pomona CA           11.25   223.17   0.10   14.57      NM   77.21   11.11   78.13      NM
     PHFC  Pittsburgh Home Fin. of PA         10.00    21.82   0.54   13.58   18.52   73.64   12.10   73.64   18.52
     RELI  Reliance Bancshares Inc of WI       7.50    19.22   0.29   11.06      NM   67.81   38.13   67.81      NM
     SSB   Scotland Bancorp of NC             12.12    22.30   0.38   14.38      NM   84.28   31.67   84.28      NM
     SSM   Stone Street Bancorp of NC         16.87    30.79   0.43   21.43      NM   78.72   26.52   78.72      NM
     WHGB  WHG Bancshares of MD               11.50    18.63   0.36   14.20      NM   80.99   16.68   80.99      NM
     YFCB  Yonkers Fin. Corp. of NY            9.62    34.35   0.60   13.07   16.03   73.60   14.28   73.60   14.58




                                             Dividends(4)                Financial Characteristics(6)
                                       _______________________ _______________________________________________________
                                       Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                         ________________ _______________
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        _______ ______ _______ ______  _______ _______ _______ _______ _______ _______
Financial Institution
_____________________
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)





SAIF-Insured Thrifts                      0.35   1.97   25.39   1,305   13.24    0.95    0.87    8.09    0.81    7.30
Converted Last 3 Mths (no MHC)            0.03   0.30    4.98     264   25.56    0.82    0.85    4.34    0.86    4.49


Comparable Group
________________


Converted Last 3 Mths (no MHC)
______________________________
AMFC  AMB Financial Corp. of IN           0.00   0.00    0.00      81   20.06    0.71    0.49    4.30    0.49    4.30
CATB  Catskill Fin. Corp. of NY           0.00   0.00    0.00     279   27.79      NA    0.96    3.44    1.10    3.96
CBK   Citizens First Fin.Corp. of IL      0.00   0.00    0.00     252   15.57      NA    0.63    4.01    0.68    4.37
CFTP  Community Fed. Bancorp of MS        0.00   0.00    0.00     201   33.10    0.34    1.17    6.28    1.14    6.13
CRZY  Crazy Woman Creek Bncorp of WY      0.00   0.00    0.00      47   32.70    0.70    0.92    4.63    0.78    3.95
FFDF  FFD Financial Corp. of OH           0.00   0.00    0.00      73   28.03      NA    1.04    3.69    1.04    3.69
FCB   Falmouth Co-Op Bank of MA           0.00   0.00    0.00      88   24.56      NA    0.45    2.40    0.47    2.50
FBER  First Bergen Bancorp of NJ          0.00   0.00    0.00     259   16.52    2.49    0.28    3.06    0.42    4.59
FFBH  First Fed. Bancshares of AR         0.00   0.00    0.00     498   15.90    0.09    0.99    6.24    0.99    6.24
GAF   GA Financial Corp. of PA            0.00   0.00    0.00     569   22.44    0.19    0.58    4.73    0.78    6.30
GSFC  Green Street Fin. Corp. of NC       0.00   0.00    0.00     188   31.53    0.16    1.42    4.50    1.42    4.50
JXVL  Jacksonville Bancorp of TX          0.42   4.15   71.19     213   16.70    0.86    0.79    6.76    0.79    6.76
LXMO  Lexington B&L Fin. Corp. of MO      0.00   0.00    0.00      61   29.42    1.04    1.28    4.34    1.26    4.27
LONF  London Financial Corp. of OH        0.00   0.00    0.00      38   20.86    0.21    0.57    4.73    0.57    4.73
FFFD  North Central Bancshares of IA      0.25   2.44   38.46     191   28.87    0.13    1.48    7.67    1.39    7.19
PFFB  PFF Bancorp of Pomona CA            0.00   0.00    0.00   2,008   14.39    2.29    0.10    1.37    0.10    1.37
PHFC  Pittsburgh Home Fin. of PA          0.00   0.00    0.00     180   16.43    1.53    0.65    3.98    0.65    3.98
RELI  Reliance Bancshares Inc of WI       0.00   0.00    0.00      50   56.23      NA    1.47    2.62    1.47    2.62
SSB   Scotland Bancorp of NC              0.00   0.00    0.00      70   37.58      NA    1.09    3.96    1.09    3.96
SSM   Stone Street Bancorp of NC          0.00   0.00    0.00     116   33.68    0.31    0.77    3.04    0.77    3.04
WHGB  WHG Bancshares of MD                0.00   0.00    0.00     112   20.59    0.35    0.64    5.18    0.64    5.18
YFCB  Yonkers Fin. Corp. of NY            0.00   0.00    0.00     241   19.39    1.73    0.89    4.59    0.98    5.05


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.16

compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 76.11 percent reflects a discount of 27.3 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 104.71 percent), and the average core P/E ratio of 17.95 times reflects a premium of
18.5 percent from the all SAIF-insured public average core P/E ratio of 15.15 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks have traded in a relatively narrow range and are currently exhibiting pricing ratios that are at historically high levels. Investor interest in the new issue market has generally been strong, as indicated by strong takedowns in recent Subscription and Community Offerings; however, fairly limited price appreciation exhibited in post-conversion trading by recent conversions in general may indicate a less robust market for forthcoming issues of converting thrifts.

     C.  The Acquisition Market
         ----------------------

          Also considered in the valuation was the potential impact on Home Federal's stock price of recently completed and pending acquisitions of other thrifts operating in Home Federal's market area. As shown in Exhibit IV-4, there were 14 Illinois thrifts acquired in 1994, 1995 and year-to-date 1996 and three acquisitions are currently pending. In light of the Association's strong pro forma capital position, which would tend to make Home Federal a less attractive acquisition candidate, acquisition speculation is not expected to have a material influence on the Association's initial trading price. However, at the same time, the fairly active acquisition market for Illinois thrifts, may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Illinois and other Mid-West based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Association's market area and, thus, are subject to the same type of acquisition speculation that may influence Home Federal's trading price.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financial, LC.
Page 4.17



8.   Management
     ----------

     Home Federal's management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Home Federal's Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure as indicated by Home Federal's solid core earnings and healthy capital position.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     There have been two recent developments in the thrift industry which may have an effect on the pricing of thrifts: (1) the recent discussions by legislators regarding the recapitalizing of the SAIF through a special assessment coupled with possible lower future annual deposit premiums; and, (2) the possibility that back taxes on bad debt reserves taken before 1988 may be eliminated. Since the Association and all of the Peer Group members are SAIF-insured, we believe the effect of these discussions on the Association's pro forma pricing has been implicitly accounted for in the pricing ratios of the Peer Group. In summary, as a fully converted SAIF-insured savings institution, Home Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. RP Financial concluded that Home Federal's flexibility of operations are neither materially restricted nor enhanced by its current regulatory status versus the Peer Group and no adjustment was made for this factor.

RP Financial, LC.
Page 4.18

Summary of Adjustments
- ----------------------

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters:                            Valuation Adjustment
     ------------------------                             --------------------

     Financial Condition                                  No Adjustment

     Profitability, Growth and Viability of Earnings      Moderate Downward

     Asset Growth                                         No Adjustment

     Primary Market Area                                  Slight Upward

     Dividends                                            No Adjustment

     Liquidity of the Shares                              No Adjustment

     Marketing of the Issue                               No Adjustment

     Management                                           No Adjustment

     Effect of Government Regulations and Regulatory Reform  No Adjustment

Valuation Approaches
- --------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Home Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches
- -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Home Federal's prospectus for offering expenses, the effective tax rate, reinvestment rate, and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.03 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the three months ended March 31, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 6.03 percent reinvestment rate is believed to be representative of the blended rate reflecting the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o  P/E Approach.  The P/E approach is generally the best indicator of long-
        ------------
        term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation.

     o  P/B Approach.  P/B ratios have generally served as a useful benchmark in
        ------------
        the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial

RP Financial, LC.
Page 4.19


        considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and, thus, are viewed as a less meaningful indicator of value.

     o  P/A Approach.  P/A ratios are generally a less reliable indicator of
        ------------
        market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $57,500,000 at the midpoint at this time.

     1.  Price-to-Book ("P/B"). The application of the P/B valuation method
         ---------------------
requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Home Federal's pro forma book value. Based on the $57.5 million midpoint valuation, Home Federal's pro forma P/B ratio was 66.77 percent. In comparison to the average P/B ratio for the Peer Group of 92.02 percent, Home Federal's valuation reflected a 27.4 percent discount relative to the Peer Group. RP Financial considered the discount under the P/B approach to be reasonable, in light of the downward adjustment applied to the Association's value for earnings. Additionally, the discounted P/B ratio is also warranted by the Association's lower pro forma ROE (3.83 percent, based on core earnings, versus 5.59 percent for the Peer Group) and resulting pro forma P/E multiple.

     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Home Federal's conversion stock (as newly converted thrifts represent an "alternative investment" to purchasing conversion stock), and it is the pro forma P/B ratio that investors have recently tended to emphasize in evaluating the trading of new issues. At the midpoint value of $57,500,000, Home Federal's forma P/B ratio of 66.77 percent was discounted by approximately 12.3 percent from the average of the recently completed stock conversions of 76.11 percent (see Table 4.3). At the super maximum of the valuation range, Home Federal's pro forma P/B ratio of 74.43 percent was discounted by 2.2 percent from the recent conversion average P/B ratio. As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics has been limited to a technical analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of valuation.

RP Financial, LC.
Page 4.20


     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Home Federal's reported earnings equaled $2.181 million for the twelve months ended March 31, 1996. Non-recurring sources of income did not have a material impact on the Association's earnings and, thus, Home Federal's reported earnings were considered to be representative of core earnings for the twelve months ended March 31, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

     Based on Home Federal's trailing twelve month earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiple at the $57,500,000 midpoint value was 17.45 times, resulting in a premium of 1.9 percent from the Peer Group average of 17.13 times core earnings. The premium exhibited in the Association's P/E multiple was accounted for in the discount reflected in its pro forma P/B ratio.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Home Federal's value equaled 16.17 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 15.55 percent, which implies a 4.0 percent premium being applied to the Association's pro forma P/A ratio.

Valuation Conclusion
- --------------------

     Based on the foregoing, is our opinion that, as of June 7, 1996, the aggregate pro forma market value of the Association was $57,500,000 at the midpoint, equal to 5,750,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $48,875,000 and a maximum of $66,125,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 4,887,500 shares at the minimum to 6,612,500 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $76,043,750, equal to 7,604,375 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                                                        Table 4.4
                                                                                  Public Market Pricing
                                                                       Home Federal of Elgin and the Comparables
                                                                                     As of June 7, 1996


                                                              Per Share Data
                                                 Market      _______________
                                             Capitalization           Book               Pricing Ratios(3)
                                             _______________                 _______________________________________

                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                             _______ _______ _______ _______ _______ _______ _______ _______ _______
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
     Home Federal of Elgin
     _____________________
      Superrange                              10.00    76.04   0.48   13.44   20.75   74.43   20.46   74.43   20.75
      Range Maximum                           10.00    66.13   0.52   14.15   19.07   70.66   18.21   70.66   19.07
      Range Midpoint                          10.00    57.50   0.57   14.98   17.45   66.77   16.17   66.77   17.45
      Range Minimum                           10.00    48.88   0.64   16.09   15.65   62.15   14.04   62.15   15.65


     SAIF-Insured Thrifts(7)
     _______________________
      Averages                                17.27   118.72   1.26   16.67   14.25  104.71   13.08  107.87   15.15
      Medians                                   ---     ---     ---     ---   14.16   99.30   11.87  100.85   15.18

     All Non-MHC State of IL(7)
     __________________________
      Averages                                17.59    72.76   1.21   18.68   14.74   93.33   12.82   94.16   16.23
      Medians                                   ---     ---     ---     ---   14.87   90.59   11.43   91.79   16.40

     Comparable Group Averages
     _________________________
      Averages                                17.43    53.92   1.14   18.75   16.44   92.02   15.55   92.05   17.13
      Medians                                   ---     ---     ---     ---   16.29   89.44   14.87   89.44   17.15


     State of IL
     ___________

     AVND  Avondale Fin. Corp. of IL          13.25    53.20   0.93   15.35   14.25   86.32    9.18   86.32   20.38
     BELL  Bell Bancorp of Chicago IL(7)      37.37   344.18   1.31   33.38     NM   111.95   17.76  111.95     NM
     CSBF  CSB Financial Group Inc of IL       9.00     9.32   0.32   12.30     NM    73.17   22.60   73.17     NM
     CBCI  Calumet Bancorp of Chicago IL      28.00    74.70   2.28   31.99   12.28   87.53   14.87   87.53   12.33
     CBSB  Charter Financial Inc. of IL       11.50    57.20   0.65   12.95   17.69   88.80   19.01   91.20   17.69
     CBK   Citizens First Fin.Corp. of IL     10.00    28.18   0.56   13.95   17.86   71.68   11.16   71.68   16.39
     DFIN  Damen Fin. Corp. of Chicago IL     11.62    46.10   0.44   14.34     NM    81.03   19.59   81.03     NM
     FBCI  Fidelity Bancorp of Chicago IL     16.62    51.27   0.98   16.91   16.96   98.29   11.84   98.64   18.07
     FNSC  Financial Security Corp. of IL(7)  25.37    38.66   1.41   25.83   17.99   98.22   14.11   98.22   19.37
     FFBI  First Financial Bancorp of IL      15.50     7.32   1.12   16.66   13.84   93.04    8.26   93.04   13.25
     FMBD  First Mutual Bancorp of IL         12.75    55.49   0.61   16.56   20.90   76.99   19.45   76.99   21.61
     FFDP  FirstFed Bancshares of IL          16.12    54.60   1.10   16.62   14.65   96.99    8.75  101.58   23.36
     GTPS  Great American Bancorp of IL       13.75    25.44   0.41   18.72     NM    73.45   21.61   73.45     NM
     HNFC  Hinsdale Financial Corp. of IL     23.50    63.22   1.58   20.20   14.87  116.34    9.27  120.02   15.46
     HMCI  Homecorp, Inc. of Rockford IL      17.50    19.71   1.12   18.41   15.63   95.06    5.77   95.06   23.03
     KNK   Kankakee Bancorp of IL             19.37    27.87   1.15   24.73   16.84   78.33    7.67   84.44   17.14
     LBCI  Liberty Bancorp of Chicago IL      22.75    56.58   1.45   25.66   15.69   88.66    8.45   88.90   15.69
     MAFB  MAF Bancorp of IL                  24.50   128.48   3.11   20.91    7.88  117.17    6.49  117.17    7.66
     NBSI  North Bancshares of Chicago IL     15.63    18.32   0.54   16.92     NM    92.38   16.02   92.38     NM
     SWBI  Southwest Bancshares of IL         27.25    50.98   2.27   22.42   12.00  121.54   14.59  121.54   12.06
     SPBC  St. Paul Bancorp, Inc. of IL       23.50   435.93   1.95   20.64   12.05  113.86   10.52  114.24   12.37
     STND  Standard Fin. of Chicago IL        15.25   255.67   1.03   16.05   14.81   95.02   11.69   95.07   16.40
     SFSB  SuburbFed Fin. Corp. of IL         17.62    22.22   1.41   20.52   12.50   85.87    6.13   86.37   14.56
     WCBI  WestCo Bancorp of IL               22.00    58.92   1.50   18.07   14.67  121.75   19.05  121.75   14.77




                                                   Dividends(4)                 Financial Characteristics(6)
                                             _______________________ _______________________________________________________
                                                                                                  Reported          Core
                                             Amount/         Payout  Total   Equity/  NPAs/  _______________ _______________
                                             Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                             _______ _______ _______ _______ _______ _______ _______ _______ _______ _______
                                                ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)
     Home Federal of Elgin
     _____________________
      Superrange                               0.00    0.00    0.00     372   27.49    0.39    0.99    3.59    0.99    3.59
      Range Maximum                            0.00    0.00    0.00     363   25.78    0.40    0.95    3.70    0.95    3.70
      Range Midpoint                           0.00    0.00    0.00     356   24.22    0.41    0.93    3.83    0.93    3.83
      Range Minimum                            0.00    0.00    0.00     348   22.59    0.42    0.90    3.97    0.90    3.97


     SAIF-Insured Thrifts(7)
     _______________________
      Averages                                 0.35    1.97   25.39   1,305   13.24    0.95    0.87    8.09    0.81    7.30
      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

     All Non-MHC State of IL(7)
     __________________________
      Averages                                 0.25    1.29   20.73     680   14.40    0.58    0.78    6.48    0.75    6.09
      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

     Comparable Group Averages
     _________________________
      Averages                                 0.30    1.63   26.30     342   17.21    0.43    0.99    5.80    0.95    5.59
      Medians                                   ---     ---     ---     ---     ---     ---     ---     ---     ---     ---


     State of IL
     ___________

     AVND  Avondale Fin. Corp. of IL           0.00    0.00    0.00     580   10.63    0.85    0.65    6.66    0.45    4.65
     BELL  Bell Bancorp of Chicago IL(7)       0.45    1.20   34.35   1,938   15.86    1.40    0.63    4.03    0.61    3.87
     CSBF  CSB Financial Group Inc of IL       0.00    0.00    0.00      41   30.89    0.78    0.82    3.62    0.82    3.62
     CBCI  Calumet Bancorp of Chicago IL       0.00    0.00    0.00     502   16.99    1.23    1.21    7.25    1.20    7.22
     CBSB  Charter Financial Inc. of IL        0.24    2.09   36.92     301   21.41    0.49    1.12    6.95    1.12    6.95
     CBK   Citizens First Fin.Corp. of IL      0.00    0.00    0.00     252   15.57     NA     0.63    4.01    0.68    4.37
     DFIN  Damen Fin. Corp. of Chicago IL      0.00    0.00    0.00     235   24.17    0.14    0.81    5.02    0.79    4.91
     FBCI  Fidelity Bancorp of Chicago IL      0.24    1.44   24.49     433   12.05    0.53    0.77    5.66    0.73    5.31
     FNSC  Financial Security Corp. of IL(7)   0.00    0.00    0.00     274   14.36    2.77    0.77    5.66    0.71    5.26
     FFBI  First Financial Bancorp of IL       0.00    0.00    0.00      89    8.87    0.40    0.69    6.63    0.72    6.93
     FMBD  First Mutual Bancorp of IL          0.28    2.20   45.90     285   25.26    0.09    0.98    4.24    0.95    4.10
     FFDP  FirstFed Bancshares of IL           0.40    2.48   36.36     624    9.02    0.14    0.63    6.51    0.39    4.08
     GTPS  Great American Bancorp of IL        0.00    0.00    0.00     118   29.42    0.45    0.68    2.82    0.68    2.82
     HNFC  Hinsdale Financial Corp. of IL      0.00    0.00    0.00     682    7.97    0.13    0.62    8.20    0.59    7.88
     HMCI  Homecorp, Inc. of Rockford IL       0.00    0.00    0.00     342    6.07    3.24    0.37    6.28    0.25    4.26
     KNK   Kankakee Bancorp of IL              0.40    2.07   34.78     363    9.80    0.59    0.50    4.56    0.49    4.48
     LBCI  Liberty Bancorp of Chicago IL       0.60    2.64   41.38     670    9.53    0.12    0.56    5.51    0.56    5.51
     MAFB  MAF Bancorp of IL                   0.32    1.31   10.29   1,980    5.54    0.46    0.88   15.21    0.90   15.65
     NBSI  North Bancshares of Chicago IL      0.40    2.56   74.07     114   17.34     NA     0.57    3.03    0.52    2.75
     SWBI  Southwest Bancshares of IL          1.08    3.96   47.58     350   12.00    0.25    1.19    8.94    1.19    8.90
     SPBC  St. Paul Bancorp, Inc. of IL        0.40    1.70   20.51   4,143    9.24    0.74    0.88    9.69    0.86    9.44
     STND  Standard Fin. of Chicago IL         0.32    2.10   31.07   2,187   12.31    0.14    0.87    6.21    0.79    5.61
     SFSB  SuburbFed Fin. Corp. of IL          0.32    1.82   22.70     362    7.14    0.27    0.51    7.04    0.44    6.04
     WCBI  WestCo Bancorp of IL                0.45    2.05   30.00     309   15.65    0.58    1.32    8.47    1.31    8.41



     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                   Table 4.4
                                                              Public Market Pricing
                                                   Home Federal of Elgin and the Comparables
                                                              As of June 7, 1996


                                                              Per Share Data
                                                 Market      _______________
                                             Capitalization        Book                 Pricing Ratios(3)
                                             _______________                 _______________________________________

                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                             _______ _______ _______ _______ _______ _______ _______ _______ _______
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
     Comparable Group
     ________________

     CBCI  Calumet Bancorp of Chicago IL      28.00    74.70   2.28   31.99   12.28   87.53   14.87   87.53   12.33
     FFYF  FFY Financial Corp. of OH          23.25   120.74   1.34   20.25   17.35  114.81   21.07  114.81   16.85
     FBCI  Fidelity Bancorp of Chicago IL     16.62    51.27   0.98   16.91   16.96   98.29   11.84   98.64   18.07
     FMBD  First Mutual Bancorp of IL         12.75    55.49   0.61   16.56   20.90   76.99   19.45   76.99   21.61
     HMNF  HMN Financial, Inc. of MN          15.69    81.27   1.13   17.54   13.88   89.45   14.99   89.45   15.53
     HBFW  Home Bancorp of Fort Wayne IN      14.75    45.64   0.86   16.60   17.15   88.86   14.59   88.86   17.15
     LARK  Landmark Bancshares of KS          15.25    29.75   0.94   17.05   16.22   89.44   15.38   89.44   18.60
     MFBC  MFB Corp. of Mishawaka IN          14.00    29.09   0.63   18.67   22.22   74.99   14.48   74.99   22.58
     MFFC  Milton Fed. Fin. Corp. of OH       12.87    29.61   0.79   14.91   16.29   86.32   17.25   86.32   17.63
     SWBI  Southwest Bancshares of IL         27.25    50.98   2.27   22.42   12.00  121.54   14.59  121.54   12.06
     WEFC  Wells Fin. Corp. of Wells MN       11.25    24.62   0.72   13.40   15.63   83.96   12.55   83.96   16.07



                                                    Dividends(4)                 Financial Characteristics(6)
                                              _______________________ _______________________________________________________
                                                                                                   Reported          Core
                                              Amount/         Payout  Total   Equity/  NPAs/  _______________ _______________
                                              Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                              _______ _______ _______ _______ _______ _______ _______ _______ _______ _______
                                                 ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

     Comparable Group
     ________________

     CBCI  Calumet Bancorp of Chicago IL        0.00    0.00    0.00     502   16.99    1.23    1.21    7.25    1.20    7.22
     FFYF  FFY Financial Corp. of OH            0.60    2.58   44.78     573   18.35    0.88    1.21    6.53    1.25    6.73
     FBCI  Fidelity Bancorp of Chicago IL       0.24    1.44   24.49     433   12.05    0.53    0.77    5.66    0.73    5.31
     FMBD  First Mutual Bancorp of IL           0.28    2.20   45.90     285   25.26    0.09    0.98    4.24    0.95    4.10
     HMNF  HMN Financial, Inc. of MN            0.00    0.00    0.00     542   16.76    0.14    1.10    6.35    0.99    5.67
     HBFW  Home Bancorp of Fort Wayne IN        0.20    1.36   23.26     313   16.42     NA     0.86    5.00    0.86    5.00
     LARK  Landmark Bancshares of KS            0.40    2.62   42.55     193   17.20    0.37    0.91    5.28    0.79    4.60
     MFBC  MFB Corp. of Mishawaka IN            0.00    0.00    0.00     201   19.31    0.05    0.69    3.41    0.68    3.36
     MFFC  Milton Fed. Fin. Corp. of OH         0.48    3.73   60.76     172   19.98    0.40    1.13    4.93    1.05    4.56
     SWBI  Southwest Bancshares of IL           1.08    3.96   47.58     350   12.00    0.25    1.19    8.94    1.19    8.90
     WEFC  Wells Fin. Corp. of Wells MN         0.00    0.00    0.00     196   14.95    0.39    0.81    6.24    0.79    6.07


     (1) Average of high/low or bid/ask price per share.
     (2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
     (3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to
         Core Earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
     (7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations.  The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.


                                   EXHIBITS

RP Financial, LC.



                               LIST OF EXHIBITS

Exhibit

Number                  Description
- -------                 -----------

  I-1                   Map of Office Locations

  I-2                   Audited Financial Statements


  I-3                   Key Operating Ratios


  I-4                   Investment Portfolio Composition


  I-5                   Yields and Costs


  I-6                   Loan Loss Allowance Activity


  I-7                   Gap Table


  I-8                   Fixed Rate and Adjustable Rate Loans


  I-9                   Loan Portfolio Composition


  I-10                  Loan Originations, Purchases, and Sales


  I-11                  Contractual Maturity By Loan Type


  I-12                  Non-Performing Assets


  I-13                  Deposit Composition


  I-14                  Time Deposit Rate/Maturity


  I-15                  Borrowings



  II-1                  List of Branch Offices


  II-2                  Historical Interest Rates



 III-1                  General Characteristics of Publicly-Traded
                         Institutions


 III-2                  Financial Analysis of Illinois Institutions

RP Financial, LC.

 III-3          Financial Analysis of Peer Group Candidates


 III-4          Peer Group Market Area Comparative Analysis



 IV-1           Stock Prices:  June 7, 1996


 IV-2           Historical Stock Price Indices


 IV-3           Historical Thrift Stock Indices


 IV-4           Market Area Acquisition Activity


 IV-5           Director and Senior Management Summary Resumes


 IV-6           Pro Forma Regulatory Capital Ratios


 IV-7           Pro Forma Analysis Sheet


 IV-8           Pro Forma Effect of Conversion Proceeds


 IV-9           Peer Group Core Earnings Analysis



  V-1           Firm Qualifications Statement

                                  EXHIBIT I-1
               Home Federal Savings and Loan Association of Elgin
                            Map of Office Locations

COUNTY AND TOWN MAP OF ILLINOIS INDICATING LOCATION OF BRANCHES OF HOME FEDERAL
                     SAVINGS AND LOAN ASSOCIATION OF ELGIN

                                  EXHIBIT I-2
              Home Federal Savings and Loan Association of Elgin
                         Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3
               Home Federal Savings and Loan Association of Elgin
                              Key Operating Ratios


                                                 AT OR FOR THE THREE
                                                    MONTHS ENDED
                                                      MARCH 31,               AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                ---------------------  ----------------------------------------------------
                                                   1996       1995       1995     1994(3)     1993(3)      1992      1991
                                                ----------  ---------  --------  ----------  ----------  --------  --------
                                                                          (DOLLARS IN THOUSANDS)
SELECTED FINANCIAL RATIOS(4):
  PERFORMANCE RATIOS:
  Return on average assets....................       0.68%      0.91%     0.78%     1.33%       1.22%       1.13%     0.73%
  Return on average equity....................       5.53       7.87      6.53     13.46       15.26       15.89     11.51
  Average interest rate spread(5).............       3.53       4.03      3.78      4.31        4.60        4.45      3.71
  Net interest margin(6)......................       3.98       4.41      4.19      4.53        4.77        4.60      3.82
  Average interest-earning assets to average
      interest-bearing liabilities............     111.87     110.85    111.09    106.84      104.71      103.48    101.89
  Noninterest expense to average assets.......       3.04       3.01      2.99      2.93        2.98        2.86      2.73
  Efficiency ratio(7).........................      73.67      66.83     69.52     62.62       60.56       61.12     70.40
  CAPITAL RATIOS(4)(7):
  Average equity to average assets............      12.23      11.61     11.93      9.84        7.99        7.12      6.30
  Equity to total assets at end of period.....      12.13      11.63     12.05     11.18        8.96        7.40      6.84
  Tangible capital............................      12.04      11.56     11.96     11.18        8.95        7.40      6.82
  Core capital................................      12.04      11.56     11.96     11.18        8.95        7.40      6.82
  Total risk-based capital....................      23.65      22.60     23.32     21.90       16.39       14.10     11.62
ASSET QUALITY RATIOS AND OTHER DATA:(4)
 Total non-performing loans(8)................    $ 1,077    $   967   $   916   $   986     $ 1,642     $ 2,356   $ 1,920
 Real estate owned, net.......................        377        455       496       514         433         629       198
 Non-performing loans to total loans..........       0.41%      0.36%     0.34%     0.36%       0.54%       0.81%     0.72%
 Non-performing assets to total assets........       0.47       0.47      0.46      0.49        0.62        0.86      0.66
 Allowance for loan losses to:
   Non-performing loans.......................      79.48      71.77     90.17     65.82       24.91       23.26     18.49
   Total loans(9).............................       0.32%      0.26%     0.31%     0.24%       0.14%       0.19%     0.13%
 Full service offices.........................          5          5         5         5           7           8         8
- --------------------

(1) Loans receivable, net, represents gross loans less net deferred loan fees, loans in process and allowance for loan losses.
(2) Pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), on January 1, 1993, the Association changed prospectively from the deferred method to the liability method of accounting for income taxes. The effect of the adoption of this standard is reflected in the financial statements as the cumulative effect of change in accounting principle.
(3) Includes gain on sale of branches of $1.7 million in 1994 and $822,000 in 1993.
(4) With the exception of end-of-period ratios, all ratios are based on average monthly balances during the indicated periods and are annualized where appropriate. Asset Quality Ratios and Regulatory Capital Ratios are end-of-period ratios.
(5) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(6) The net interest margin represents net interest income as a percent of average interest-earning assets.
(7) The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income [before][after] provision for loan losses and noninterest income excluding any gains or losses on sales of assets and branches.
(8) For definitions and further information relating to the Association's regulatory capital requirements, see "Regulation -- Regulation of Federal Savings Associations -- Capital Requirements." See "Regulatory Capital Compliance" for the Association's pro forma capital levels as a result of the Offerings.
(9) Non-performing loans consists of non-accrual loans; the Association did not have any loans that were 90 days or more past due and still accruing at any of the dates presented.
(10) Total loans represents gross loans less deferred loan fees and loans in process.



Source:  Home Federal's prospectus.

                                  EXHIBIT I-4
               Home Federal Savings and Loan Association of Elgin
                        Investment Portfolio Composition


                                                                           AT DECEMBER 31,
                                                       --------------------------------------------------------
                                   AT MARCH 31, 1996          1995                1994               1993
                                   ------------------  ------------------  ------------------  ----------------
                                   AMORTIZED   FAIR    AMORTIZED   FAIR    AMORTIZED   FAIR    AMORTIZED  FAIR
                                     COST      VALUE     COST      VALUE     COST      VALUE     COST     VALUE
                                   ---------  -------  ---------  -------  ---------  -------  ---------  -----
                                                                  (IN THOUSANDS)
     Mortgage-backed securities
       --GNMA....................     $  173   $  173     $  187   $  193     $  243   $  233       $296   $306
                                   =========  =======     ======  =======     ======  =======  =========  =====

     Other debt securities
       --U.S. Treasury and
        Agency...................     $5,955   $5,985     $5,948   $6,030     $5,918   $5,663  $  --      $  --
                                   =========  =======     ======  =======     ======  =======  =========  =====





Source:  Home Federal's prospectus.

                                  EXHIBIT I-5
               Home Federal Savings and Loan Association of Elgin
                                Yields and Costs


                                                                 FOR THE YEAR ENDED DECEMBER 31,
                               ----------------------------------------------------------------------------------------------------
                                             1995                               1994                              1993
                               --------------------------------   -------------------------------  --------------------------------
                                                       AVERAGE                           AVERAGE                           AVERAGE
                                 AVERAGE                YIELD/     AVERAGE                YIELD/     AVERAGE                YIELD/
                                 BALANCE    INTEREST     COST      BALANCE    INTEREST     COST      BALANCE    INTEREST     COST
                               -----------  ---------  --------  -----------  ---------  --------  -----------  ---------  --------
                                                                      (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Real estate loans(1).....    $269,323     $21,719     8.06%    $281,240     $23,160     8.24%    $302,977     $26,408     8.72%
    Other loans..............         670          60     8.96          747          63     8.43          855          90    10.53
    Mortgage-backed
     securities..............         213          15     7.04          266          18     6.77          338          24     7.10
    Investment securities....       5,934         360     6.07        4,431         264     5.96        4,507         279     6.19
    Interest-earning deposits       8,981         569     6.34       23,013         977     4.25       20,195         633     3.13
    FHLB of Chicago stock....       3,045         202     6.63        3,126         187     5.98        3,708         218     5.88
                                 --------     -------   ------     --------     -------   ------     --------     -------   ------
      Total interest-earning
       assets................     288,166     $22,925     7.96%     312,823     $24,669     7.89%     332,580     $27,652     8.31%
                                 --------     =======   ------     --------     =======   ------     --------     =======   ------
    Allowance for loan losses        (746)                             (572)                             (544)
    Non-interest-earning
     assets..................      15,769                            16,628                            17,306
                                 --------                          --------                          --------
      Total assets...........    $303,189                          $328,879                          $349,342
                                 ========                          ========                          ========

LIABILITIES AND EQUITY:
  Interest-bearing
   liabilities:
    NOW/Super Now accounts...    $ 43,035     $   980     2.28%    $ 52,685     $ 1,066     2.02%    $ 55,745     $ 1,151     2.06%
    Money market accounts....      19,927         565     2.84       27,517         767     2.79       34,271       1,001     2.92
    Passbook accounts........      69,362       2,137     3.08       86,062       2,627     3.05       87,397       2,718     3.11
    Certificates of deposit..     125,820       7,091     5.64      125,946       5,985     4.75      136,618       6,791     4.97
    Borrowed funds...........       1,250          77     6.16          583          39     6.69        3,583         130     3.63
                                 --------     -------   ------     --------     -------   ------     --------     -------   ------
      Total interest bearing
       liabilities...........     259,394      10,850     4.18%     292,793      10,484     3.58%     317,614      11,791     3.71%
                                 --------     -------   ------     --------     -------   ------     --------     -------   ------
  Non-interest-bearing NOW
   accounts..................       3,410                                --                                --
  Other non-interest-bearing
   liabilities...............       4,208                             3,715                             3,804
                                 --------                          --------                          --------
       Total liabilities.....     267,012                           296,508                           321,418
                                 --------                          --------                          --------
  Equity.....................      36,177                            32,371                            27,924
       Total liabilities and     --------                          --------                          --------
        equity...............    $303,189                          $328,879                          $349,342
                                 ========                          ========                          ========
Net interest income..........                 $12,075                           $14,185                           $15,861
                                              =======                           =======                           =======
Interest rate spread(2)......                             3.78%                             4.31%                             4.60%
                                                        ======                            ======                            ======
Net interest margin(3).......                             4.19%                             4.53%                             4.77%
                                                        ======                            ======                            ======
Ratio of interest-earning
 assets to interest-bearing
   liabilities...............                           111.09%                           106.84%                           104.71%
                                                        ======                            ======                            ======

__________________
(1) In computing the average balance of loans, non-accrual loans have been included.
(2) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin on interest-earning assets represents net interest income as a percentage of average interest-earning assets.




Source:  Home Federal's prospectus.

               Home Federal Savings and Loan Association of Elgin
                                Yields and Costs



                                                                               FOR THE THREE MONTHS ENDED MARCH 31,
                                     AT MARCH 31,               -------------------------------------------------------------------
                                          1996                               1996                               1995
                             ---------------------------------  -------------------------------  ----------------------------------
                                                   WEIGHTED                            AVERAGE                             AVERAGE
                                                   AVERAGE        AVERAGE               YIELD/     AVERAGE                  YIELD/
                                  BALANCE          RATE (1)       BALANCE    INTEREST    COST      BALANCE     INTEREST      COST
                             -----------------  --------------  -----------  --------  --------  -----------  -----------  --------
                                                                    (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Real estate loans(2)...          $264,373            7.68%    $265,140     $5,311     8.01%    $271,181        $5,463     8.06%
    Other loans............               565            9.29          623         15     9.63          665            14     8.42
    Mortgage-backed
     securities............               173            6.99          177          3     6.78          234             4     6.84
    Investment securities..             5,955            6.05        5,953         90     6.05        5,923            90     6.08
    Interest-earning
     deposits..............            15,161            5.15       12,140        161     5.30        8,891           131     5.89
    FHLB of Chicago stock..             2,678            6.50        2,930         49     6.69        3,010            46     6.11
                                     --------          ------     --------     ------   ------     --------        ------   ------
       Total
       interest-earning
       assets..............           288,905            7.51%     286,963     $5,629     7.85%     289,904        $5,748     7.93%
                                     --------          ------     --------     ======   ------     --------        ======   ------
  Allowance for loan losses              (856)                        (846)                            (679)
  Non-interest-earning
   assets..................            18,639                       16,644                           14,980
                                     --------                     --------                         --------
       Total assets........          $306,688                     $302,761                         $304,205
                                     ========                     ========                         ========
LIABILITIES AND EQUITY:
  Interest-bearing
   liabilities:
    NOW/Super Now accounts.          $ 46,134            2.25%    $ 43,066     $  229     2.13%    $ 43,105        $  236     2.19%
    Money market accounts..            17,790            3.22       17,678        142     3.21       22,114           160     2.89
    Passbook accounts......            66,342            3.00       65,773        516     3.14       72,630           550     3.03
    Certificates of deposit           129,318            5.68      128,669      1,849     5.75      123,677         1,602     5.18
    Borrowed funds.........                --              --        1,333         37    11.10           --            --       --
                                     --------          ------     --------     ------   ------     --------        ------   ------
      Total
       interest-bearing
       liabilities.........           259,584            4.22%     256,519     $2,773     4.32%     261,526        $2,548     3.90%
                                     --------          ------     --------     ======   ------     --------        ======   ------
  Non-interest-bearing NOW
   accounts................             4,901                        4,314                            2,463
  Other
   non-interest-bearing
   liabilities.............             5,008                        4,904                            4,897
                                     --------                     --------                         --------

      Total liabilities....           269,493                      265,737                          268,886
  Equity...................            37,195                       37,024                           35,319
                                     --------                     --------                         --------
      Total liabilities
       and equity..........          $306,688                     $302,761                         $304,205
                                     ========                     ========                         ========
Net interest income........                                                    $2,856                              $3,200
                                                                               ======                              ======
Interest rate spread(3)....                              3.29%                            3.53%                               4.03%
                                                       ======                           ======                              ======
Net interest margin(4).....                                                               3.98%                               4.41%
                                                                                        ======                              ======
Ratio of interest-earning
 assets to
  interest-bearing
   liabilities.............                            111.30%                          111.87%                             110.85%
                                                       ======                           ======                              ======


__________________
(1) The weighted average rate represents the coupon associated with each asset and liability, weighted by the principal balance associated with each asset and liability.
(2) In computing the average balance of loans, non-accrual loans have been included.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.




Source:  Home Federal's prospectus.

                                  EXHIBIT I-6
               Home Federal Savings and Loan Association of Elgin
                          Loan Loss Allowance Activity

                                                      AT OR FOR THE
                                                    THREE MONTHS ENDED
                                                        MARCH 31,                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                  ----------------------- ----------------------------------------------------------

                                                     1996        1995        1995        1994        1993        1992        1991
                                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                                                               (DOLLARS IN THOUSANDS)

Total loans outstanding at end of period(1).....   $264,938    $271,488    $267,979    $271,689    $302,085    $289,734    $267,836
                                                   --------    --------    --------    --------    --------    --------    --------
Balance at beginning of year....................        826         649         649         409         548         355         127
Provision for loan losses.......................         30          45         180         240         240         256         232
Charge-offs:
  One- to four-family...........................         --          --          --          --          --          --          --
  Multifamily...................................         --          --          --          --        (141)         --          --
  Construction and land.........................         --          --          --          --          --          --          --
  Commercial....................................         --          --          --          --          --          --          --
  Other.........................................         --          --          (3)         --          --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
     Total charge-offs..........................         --          --          (3)         --        (141)         --          --
                                                   --------    --------    --------    --------    --------    --------    --------
Allocation to reserve for uncollected interest..         --          --          --          --        (238)        (63)         (4)

                                                   --------    --------    --------    --------    --------    --------    --------
Balance at end of year..........................   $    856    $    694    $    826    $    649    $    409    $    548    $    355
                                                   ========    ========    ========    ========    ========    ========    ========

Net charge-offs during the period to average
     loans outstanding during the period........        -- %        -- %        -- %        -- %       0.05%        -- %        -- %

Allowance for loan losses to total
     loans at end of period.....................       0.32        0.26        0.31        0.24        0.14        0.19        0.13
Allowance for loan losses to total
     non-performing loans at end of period......      79.48       71.77       90.17       65.82       24.91       23.26       18.49

- -------------------
(1) Total loans represent gross loans less deferred loan fees and loans in process.



Source:  Home Federal's prospectus.

                                  EXHIBIT I-7
               Home Federal Savings and Loan Association of Elgin
                                   Gap Table



                                                                                  AT MARCH 31, 1996
                                              --------------------------------------------------------------------------------------

                                                           MORE THAN     MORE THAN      MORE THAN    MORE THAN

                                               3 MONTHS   3 MONTHS TO    6 MONTHS TO    1 YEAR TO    3 YEARS     MORE THAN

                                               OR LESS      6 MONTHS       1 YEAR        3 YEARS     TO 5 YEARS   5 YEARS    TOTAL
                                              ----------    ------------  ------------  ----------  -----------  ---------- --------

INTEREST-EARNING ASSETS:                                                        (DOLLARS IN THOUSANDS)
Loans receivable(1)........................... $ 15,055      $ 12,063      $ 36,760    $ 86,978     $ 38,094     $75,988    $264,938

Investment securities held to maturity........       --            --            --       5,955           --          --       5,955

Mortgage-backed securities held to maturity...       12            10            17          58           40          36         173

Interest-earning deposits.....................   15,161            --            --          --           --          --      15,161

FHLB of Chicago stock.........................    2,678            --            --          --           --          --       2,678

                                               --------      --------      --------    --------     --------     -------    --------

    Total interest-earning assets............. $ 32,906      $ 12,073      $ 36,777    $ 92,991     $ 38,134     $76,024    $288,905

                                               ========      ========      ========    ========     ========     =======    ========


INTEREST-BEARING LIABILITIES:
  NOW/Super NOW accounts...................... $  8,754      $  8,754      $ 10,864    $  6,027     $  3,982     $ 7,753    $ 46,134

  Money market accounts.......................    3,999         3,999         4,402       3,289        1,282         819      17,790

  Passbook accounts...........................   19,944        19,944        15,906       2,927        2,115       5,506      66,342

  Certificates of deposit.....................   33,381        13,413        26,828      27,165       28,531          --     129,318

                                               --------      --------      --------    --------     --------     -------    --------

     Total interest-bearing liabilities....... $ 66,078      $ 46,110      $ 58,000    $ 39,408     $ 35,910     $14,078    $259,584

                                               ========      ========      ========    ========     ========     =======    ========


Interest sensitivity gap per period........... $(33,172)     $(34,037)     $(21,223)   $ 53,583     $  2,224     $61,946
Cumulative interest sensitivity gap...........  (33,172)      (67,209)      (88,432)    (34,849)     (32,625)     29,321
Cumulative interest sensitivity gap
  as a percent of total assets................   (10.82)%      (21.91)%      (28.83)%    (11.36)%     (10.64)%      9.56%
Cumulative total interest-earning assets
  as a percent of cumulative total interest-
  bearing liabilities.........................    49.80%        40.09%        48.04%      83.37%       86.71%     111.30%


- --------------------

(1) Loans receivable represents gross loans less net deferred loan fees and loans in process.




Source:  Home Federal's prospectus.

                                  EXHIBIT I-8
               Home Federal Savings and Loan Association of Elgin
                      Fixed Rate and Adjustable Rate Loans



                                  DUE AFTER MARCH 31, 1997
                             -----------------------------------
                               FIXED(1)    ADJUSTABLE    TOTAL
                             ------------  ----------  ---------
                                       (IN THOUSANDS)
MORTGAGE LOANS:
  One- to four-family (1)..   $200,973        $49,022   $249,995
  Multifamily (1)..........      1,889            452      2,341
  Construction and land....        268            103        371
  Commercial...............        631            242        873
Other loans................         89             --         89
                              --------        -------   --------
     Total loans...........   $203,850        $49,819   $253,669
                              ========        =======   ========
- --------------------

(1) FHA/VA loans are included in one- to four-family loans and multifamily.




Source:  Home Federal's prospectus.

                                  EXHIBIT I-9
               Home Federal Savings and Loan Association of Elgin
                           Loan Portfolio Composition


                                                                                  AT DECEMBER 31,
                                 AT MARCH 31,       ---------------------------------------------------------------
                                    1996                    1995                 1994                 1993
                             ---------------------- -------------------  --------------------  --------------------
                                         PERCENT               PERCENT               PERCENT               PERCENT
                               AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                             ----------  --------  ----------  --------  ----------  --------  ----------  --------
                                                      (DOLLARS IN THOUSANDS)
MORTGAGE LOANS:
  One- to four-family......    $262,056    98.10%    $265,115    98.09%    $267,727    97.63%    $298,117    97.54%
  Multifamily..............       3,056     1.14        3,106     1.15        4,118     1.50        4,587     1.50
  Construction and land....         578     0.22          456     0.17          859     0.31        1,130     0.37
  Commercial...............         873     0.33          891     0.33          862     0.31        1,039     0.34
                               --------   ------     --------   ------     --------   ------     --------   ------
     Total mortgage loans..     266,563    99.79      269,568    99.74      273,566    99.75      304,873    99.75
                               --------   ------     --------   ------     --------   ------     --------   ------


OTHER LOANS:
  Passbook savings (secured
    by savings and time
    deposits)..............         483     0.18          627     0.23          576     0.21          631     0.21
  Consumer installment
   loans...................          82     0.03           92     0.03          100     0.04          120     0.04
  Home improvement loans...          --       --           --       --           --       --           --       --
                               --------   ------     --------   ------     --------   ------     --------   ------
     Total other loans.....         565     0.21          719     0.26          676     0.25          751     0.25
                               --------   ------     --------   ------     --------   ------     --------   ------

          Gross loans......    $267,128   100.00%    $270,287   100.00%    $274,242   100.00%    $305,624   100.00%
                               ========   ======     ========   ======     ========   ======     ========   ======

LESS:
  Loans in process.........    $    364              $    418              $    150              $    505
  Deferred loan fees.......       1,826                 1,890                 2,403                 3,034
  Allowance for loan losses         856                   826                   649                   409
                               --------              --------              --------              --------
          Loans, net.......    $264,082              $267,153              $271,040              $301,676
                               ========              ========              ========              ========


                                              AT DECEMBER 31,
                              ------------------------------------------
                                       1992                  1991
                              --------------------  --------------------
                                          PERCENT               PERCENT
                                AMOUNT    OF TOTAL    AMOUNT    OF TOTAL
                              ----------  --------  ----------  --------
                                       (DOLLARS IN THOUSANDS)
MORTGAGE LOANS:
  One- to four-family......  $ 284,549     96.92%    $260,519    96.22%
  Multifamily..............      5,165      1.76        5,247     1.94
  Construction and land....      1,371      0.47        1,717     0.63
  Commercial...............      1,568      0.53        2,294     0.85
                               --------    ------     --------   ------
     Total mortgage loans..    292,653     99.68      269,777    99.64
                               --------    ------     --------   ------

OTHER LOANS:
  Passbook savings (secured
    by savings and time
    deposits)..............        798      0.27          775     0.29
  Consumer installment
   loans...................        134      0.04          150     0.06
  Home improvement loans...         17      0.01           58     0.01
                              ---------    ------     --------   ------
     Total other loans.....        949      0.32          983     0.36
                              ---------    ------     --------   ------

          Gross loans......   $293,602    100.00%    $270,760   100.00%
                              =========   ======     ========   ======

LESS:
  Loans in process.........   $    876               $    373
  Deferred loan fees.......      2,992                  2,551
  Allowance for loan losses        548                    355
                               --------               --------
          Loans, net.......   $289,186               $267,481
                               ========               ========

Source:  Home Federal's prospectus.

                                  EXHIBIT I-10
               Home Federal Savings and Loan Association of Elgin
                     Loan Originations, Purchases and Sales


                                                      FOR THE THREE MONTHS
                                                        ENDED MARCH 31,     FOR THE YEAR ENDED DECEMBER 31,
                                                      --------------------  -------------------------------
                                                        1996       1995       1995       1994       1993
                                                      ---------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS)
LOANS (GROSS):
     At beginning of period.........................   $270,287   $274,242   $274,242   $305,624   $293,602
MORTGAGE LOANS ORIGINATED:
     One- to four-family............................      8,319      6,883     33,157     19,875     85,661
     Multifamily....................................         --         --         --        227        783
     Construction and land..........................        160         --         76        266        464
     Commercial.....................................         --        119        119        225         --
                                                       --------   --------   --------   --------   --------
          TOTAL MORTGAGE LOANS ORIGINATED...........      8,479      7,002     33,352     20,593     86,908
OTHER LOANS ORIGINATED..............................         64        140        614        755        658
                                                       --------   --------   --------   --------   --------
          TOTAL LOANS ORIGINATED....................      8,543      7,142     33,966     21,348     87,566
                                                       --------   --------   --------   --------   --------
     Principal repayments...........................     11,702      7,347     37,560     52,269     74,826
     Loans sold.....................................         --        169        169         --         --
     Loans transferred to real estate in judgement..         --         --        192        461        718
                                                       --------   --------   --------   --------   --------
LOANS (GROSS) AT END OF PERIOD......................   $267,128   $273,868   $270,287   $274,242   $305,624
                                                       ========   ========   ========   ========   ========



Source:  Home Federal's prospectus.

                                  EXHIBIT I-11
               Home Federal Savings and Loan Association of Elgin
                       Contractual Maturity By Loan Type


                                                                   AT MARCH 31, 1996
                                          --------------------------------------------------------------------
                                                            MORTGAGE LOANS
                                          --------------------------------------------------
                                            ONE- TO
                                             FOUR-        MULTI-    CONSTRUCTION              OTHER    TOTAL
                                           FAMILY(1)    FAMILY(1)     AND LAND    COMMERCIAL  LOANS    LOANS
                                          ------------  ----------  ------------  ----------  -----  ---------
                                                                     (IN THOUSANDS)
AMOUNT DUE:
   One year or less.....................   $ 12,061      $  715             $207        $ --   $476   $ 13,459
                                           --------      ------             ----        ----   ----   --------

AFTER ONE YEAR:
   One to three years...................     42,969         687              103          98     83     43,940
   More than three years to five years..     13,339         303              245         238      6     14,131
   More than five years to ten years....     27,894         408               23         167     --     28,492
   More than ten years to twenty years..     96,141         943               --         370     --     97,454
   Over twenty years....................     69,652          --               --          --     --     69,652
                                           --------      ------             ----        ----   ----   --------
TOTAL DUE OR REPRICING AFTER ONE YEAR...    249,995       2,341              371         873     89    253,669
                                           --------      ------             ----        ----   ----   --------

TOTAL AMOUNTS DUE OR REPRICING, GROSS...   $262,056      $3,056             $578        $873   $565   $267,128
                                           ========      ======             ====        ====   ====   ========



Source:  Home Federal's prospectus.

                                  EXHIBIT I-12
               Home Federal Savings and Loan Association of Elgin
                             Non-Performing Assets



                                               AT                      AT DECEMBER 31,
                                           MARCH 31,   ------------------------------------------------
                                              1996       1995      1994      1993      1992      1991
                                           ----------  --------  --------  --------  --------  --------
                                                             (DOLLARS IN THOUSANDS)

Non-accrual mortgage loans:
  One- to four-family....................     $1,077    $  915    $  974    $1,642    $2,354    $1,775
  Multifamily............................         --        --        --        --        --       144
  Construction and land..................         --        --        12        --        --        --
  Commercial.............................         --        --        --        --        --        --
  Other loans............................         --         1        --        --         2         1
                                              ------    ------    ------    ------    ------    ------
     Total non-performing loans..........      1,077       916       986     1,642     2,356     1,920
                                              ------    ------    ------    ------    ------    ------
Total real estate owned and in judgment..        377       496       514       433       629       198
                                              ------    ------    ------    ------    ------    ------
   Total non-performing assets...........     $1,454    $1,412    $1,500    $2,075    $2,985    $2,118
                                              ======    ======    ======    ======    ======    ======

Total non-performing loans to
 total loans(1)..........................       0.41%     0.34%     0.36%     0.54%     0.81%     0.72%
Total non-performing assets to
 total assets............................       0.47%     0.46%     0.49%     0.62%     0.86%     0.66%

(1) Total loans represent gross loans less deferred loan fees and loans in process.




Source:  Home Federal's prospectus.

                                  EXHIBIT I-13
               Home Federal Savings and Loan Association of Elgin
                              Deposit Composition

                                                                                         AT DECEMBER 31,
                                                               ------------------------------------------------------------------
                                       AT MARCH 31, 1996                     1995                              1994
                             --------------------------------- ------------------------------------------------------------------
                                          PERCENT                           PERCENT                           PERCENT
                                            OF      WEIGHTED                  OF      WEIGHTED                  OF      WEIGHTED
                                           TOTAL     AVERAGE                 TOTAL     AVERAGE                 TOTAL     AVERAGE
                               AMOUNT    DEPOSITS     RATE       AMOUNT    DEPOSITS     RATE       AMOUNT    DEPOSITS     RATE
                             ----------  ---------  ---------  ----------  ---------  ---------  ----------  ---------  ---------
                                                      (DOLLARS IN THOUSANDS)
NOW/Super NOW accounts.....    $ 46,134      17.5%      2.25%    $ 45,001      17.3%      2.25%    $ 48,834      18.2%      2.25%
Money market accounts......      17,790       6.7       3.22       17,684       6.8       3.22       23,545       8.8       3.22
Passbook accounts..........      66,342      25.1       3.00       65,261      25.1       3.04       74,524      27.8       3.00
Certificates of deposit....     129,318      48.9       5.68      126,847      48.8       5.89      121,035      45.2       4.46
Noninterest bearing
 NOW accounts..............       4,901       1.8         --        5,179       2.0         --           --        --         --
                               --------    ------       ----     --------    ------       ----     --------    ------       ----
     Totals                    $264,485    100.00%      4.14%    $259,972    100.00%      4.25%    $267,938    100.00%      3.83%
                               ========    ======       ====     ========    ======       ====     ========    ======       ====



                                       AT DECEMBER 31,
                             ---------------------------------
                                           1993
                             ---------------------------------
                                           PERCENT
                                             OF      WEIGHTED
                                            TOTAL     AVERAGE
                                AMOUNT    DEPOSITS     RATE
                              ----------  ---------  ---------
                                  (DOLLARS IN THOUSANDS)
NOW/Super NOW accounts.....     $ 54,836      18.7%      2.25%
Money market accounts......       30,348      10.3       2.85
Passbook accounts .........       85,690      29.1       3.00
Certificates of deposit....      123,058      41.9       4.73
Noninterest bearing
 NOW accounts.............            --        --         --
                                --------    ------       ----
     Totals                     $293,932    100.00%      3.58%
                                ========    ======       ====


Source:  Home Federal's prospectus.

                                  EXHIBIT I-14
               Home Federal Savings and Loan Association of Elgin
                           Time Deposit Rate/Maturity

                        PERIOD TO MATURITY AT MARCH 31, 1996
                       ------------------------------------     AT             AT DECEMBER 31,
                       LESS THAN      ONE TO      FOUR TO    MARCH 31, -------------------------------
 INTEREST RATE RANGE    ONE YEAR   THREE YEARS   FIVE YEARS    1996       1995       1994       1993
- ---------------------  ----------  ------------  ----------  ---------  ---------  ---------  ---------
                                                        (IN THOUSANDS)
Below 4.00%..........  $    16      $     --     $    --   $     16   $     16   $ 12,885   $ 53,848
4.00% to 4.99%.......   10,845           427          10     11,282      7,548     48,001     21,146
5.00% to 5.99%.......   49,482        17,756       2,034     69,272     69,542     31,067     19,001
6.00% to 6.99%.......    9,958         8,949       9,240     28,147     27,216     13,689     10,723
7.00% and above......    3,322            32      17,247     20,601     22,525     15,393     18,340
                       -------       -------     -------   --------   --------   --------   --------
     Total...........  $73,623       $27,164     $28,531   $129,318   $126,847   $121,035   $123,058
                       =======       =======     =======   ========   ========   ========   ========



Source:  Home Federal's prospectus.

                                  EXHIBIT I-15
               Home Federal Savings and Loan Association of Elgin
                                   Borrowings



                                              AT OR FOR THE THREE
                                                     MONTHS                 AT OR FOR THE
                                                ENDED MARCH 31,        YEAR ENDED DECEMBER 31,
                                              --------------------  -----------------------------
                                                 1996       1995      1995      1994      1993
                                              -----------  -------  --------  --------  ---------
                                                            (DOLLARS IN THOUSANDS)

FHLB of Chicago advances:
 Maximum amount outstanding at any month-
      end during the period.................      $4,000        --   $6,000    $9,000    $17,000
 Average balance outstanding................       1,333        --    1,250       583      3,583
 Balance outstanding at end of period.......          --        --    4,000        --      7,000
 Weighted average interest rate during the
   period...................................       11.10%       --     6.16%     6.69%      3.63%
 Weighted average interest rate at end of
   period...................................          --        --     5.31        --       3.24



Source:  Home Federal's prospectus.

                                  EXHIBIT II-1
               Home Federal Savings and Loan Association of Elgin
                             List of Branch Offices




                                                    DATE
                                       LEASED OR  LEASED OR  NET BOOK VALUE AT
                                         OWNED    ACQUIRED    MARCH 31, 1996
                                       ---------  --------- ------------------
                                                              (IN THOUSANDS)
Main Office:
     16 North Spring St.
     Elgin, IL.......................    Owned         1923             $2,447
Branches:
     180 Virginia St.
     Crystal Lake, IL................    Owned      4/01/74                813
     56 E. Irving Park Road
     Roselle, IL.....................    Owned      7/28/75                323
     310 N. LaFox St.
     South Elgin, IL/(1)/............    Leased       12/81                 --
     200 Bartlett Ave.
     Bartlett, IL....................    Owned      9/20/79                923
Check Processing:
     Mail and Record Retention
     Facility (No Customer Service)
     Annex
     Fulton St., Elgin, IL...........    Owned      2/06/86                437

 (1) This lease expires on September 30, 1996. Upon expiration, the Association plans to move into a new branch office that the Association will own, which office is presently under construction at 300 North McLean Street, South Elgin at an estimated cost of $1.0 million.



Source:  Home Federal's prospectus.

                                 EXHIBIT II-2
                           Historical Interest Rates






                         Historical Interest Rates(1)


                        Prime       90 Day      One Year     30 Year
Year/Qtr. Ended          Rate       T-Bill       T-Bill       T-Bond
- ---------------          ----       ------       ------       ------

1991:  Quarter 1        8.75%        5.92%        6.24%        8.26%
       Quarter 2        8.50%        5.72%        6.35%        8.43%
       Quarter 3        8.00%        5.22%        5.38%        7.80%
       Quarter 4        6.50%        3.95%        4.10%        7.47%

1992:  Quarter 1        6.50%        4.15%        4.53%        7.97%
       Quarter 2        6.50%        3.65%        4.06%        7.79%
       Quarter 3        6.00%        2.75%        3.06%        7.38%
       Quarter 4        6.00%        3.15%        3.59%        7.40%

1993:  Quarter 1        6.00%        2.95%        3.18%        6.93%
       Quarter 2        6.00%        3.09%        3.45%        6.67%
       Quarter 3        6.00%        2.97%        3.36%        6.03%
       Quarter 4        6.00%        3.06%        3.59%        6.34%

1994:  Quarter 1        6.25%        3.56%        4.44%        7.09%
       Quarter 2        7.25%        4.22%        5.49%        7.61%
       Quarter 3        7.75%        4.79%        5.94%        7.82%
       Quarter 4        8.50%        5.71%        7.21%        7.88%

1995:  Quarter 1        9.00%        5.86%        6.47%        7.43%
       Quarter 2        9.00%        5.57%        5.63%        6.63%
       Quarter 3        8.75%        5.42%        5.68%        6.51%
       Quarter 4        8.50%        5.09%        5.14%        5.96%

1996:  Quarter 1        8.25%        5.14%        5.38%        6.67%
As of June 7, 1996      8.25%        5.25%        5.83%        7.03%





(1)   End of period data.

Source:   SNL Securities.



                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 California Companies
 ____________________

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,782      335   12-31   10/72  26.50  2,982
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,763      418   12-31     /    23.50  3,224
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    35,014      232   12-31   05/59  54.62  3,202
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    14,368      148   06-30   10/83  18.75    827
 CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,280      126   12-31   03/83  18.62    918
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,240       89   12-31   12/85  33.37    620
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,653       52   12-31   01/71  21.62    367
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,166       25   12-31   12/83  17.25    183
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,077       25   12-31   05/86  18.87    488
 BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     2,910       27   12-31   05/86  33.00    228
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,333       36   12-31     /    26.00    156
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,114       18   12-31   10/91  21.50    108
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,008       23   03-31   03/96  11.25    223
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     1,973       10   12-31     /    14.62    107
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,278       22   12-31   04/83  20.50     96
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     858       14   12-31   04/94   9.62     39
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     773        9   12-31     /     7.50     19
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     754       12   06-30   06/95  10.00     66
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       693        8   06-30   12/93  14.50     57
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       442       11   12-31     /    16.37     38
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     333        6   06-30   06/95   8.62     24
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     319        6   12-31   02/95  11.87     41
 NHSL   NHS Financial, Inc. of CA           OTC    Central CA         R.E.       293        3   12-31     /    10.87     27
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       287        4   12-31     /     8.13     24
 PSSB   Palm Springs SB of CA               OTC    Southern CA        Thrift     192        4   12-31     /    13.75     16
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     115        4   12-31   01/96  10.00      9
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     103        4   06-30   12/92  10.00      3


 Florida Companies
 _________________

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)
 _____________________________

 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     1,643       40   12-31   11/83  14.00    164
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,465       23   09-30   09/93  21.25    110
 HOFL   Home Financial Corp. of FL          OTC    Southern FL        R.E.     1,227        8   09-30   10/94  13.81    342
 HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift     933       22   09-30   01/94  27.00    133
 FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     792       20   12-31   01/94  13.50     91
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     738        6   09-30   12/85   7.75     44
 CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     632       17   09-30   10/94  14.75     72
 SCSL   Suncoast S&LA of Hollywood FL       OTC    Southeastern FL    M.B.       466        4   06-30   11/85   6.25     12
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     331        7   12-31   01/94  17.75     47
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       306       10   12-31   10/88   2.69     23
 FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     304        9   12-31   11/86  11.12     38
 FPRY   First Financial Bancorp of FL       OTC    Northern FL        Thrift     240        6   09-30   03/88  20.37     18
 FFML   First Family Bank, FSB of FL        OTC    Central FL         Thrift     153 D      5   06-30   10/92  21.12     12


 Mid-Atlantic Companies
 ______________________

 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,414       87   12-31   08/86  13.12  1,297
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  14,469       84   06-30   01/94  29.75  1,561
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     8,411      121   12-31   08/86  10.37    496
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   6,708       46   12-31   11/93  27.00    296
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,059       79   06-30   02/84  24.12    492
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     4,834       36   09-30   04/94  29.87    743
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,111       31   11-30   04/86  24.75    334
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,333       57   06-30   04/92  27.25    371
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,002       15   12-31   06/93  26.12    234
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,754       27   09-30   01/88  25.25    296
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,576       14   12-31   06/87  11.00    146
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   1,916       14   12-31   03/90  17.25    221
 NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,767       46   06-30   11/94  11.87    277
 MLFB   MLF Bancorp of Villanova PA         OTC    Philadelphia PA    M.B.     1,766       17   03-31   08/94  23.75    148
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,744       17   06-30   03/94  15.50    143
 CMSB   Cmnwealth SB, MHC of PA (46.3)      OTC    Philadelphia PA    M.B.     1,658       35   06-30   01/94  21.88    189

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 __________________________________

 NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,580       17   09-30   04/86  36.12    174
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,548       13   12-31   06/90  32.62    337
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,485        9   12-31   09/93  27.75    119
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,260        9   12-31   11/93  47.62    291
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,259       13   12-31   11/86   7.87    112
 HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,249       25   12-31   01/94  16.75    188
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,143       25   02-28   06/87  29.62     93
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,049       22   06-30   02/84  16.62    101
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,023       17   06-30   07/94  15.12     77
 FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift     959       22   12-31   06/92  16.00    104
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     914       28   06-30   07/87  26.00     84
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       839        7   12-31   11/85   5.50     69
 WFSB   1st Washington Bancorp of VA        OTC    DC Metro Area      Thrift     795       17   06-30   05/87   7.94     78
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     786       15   12-31   08/84  29.00     76
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     757        8   09-30   10/94  14.00    160
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     739        7   12-31   11/95  15.75    125
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     680        9   12-31   06/90  13.75     55
 FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     657 D      4   05-31   01/95  14.12     43
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     634       14   03-31   10/95  12.12     64
 FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     629       12   09-30   12/87  10.00     40
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     624       14   12-31   12/86  17.75     52
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     609       17   12-31   11/88  17.50     65
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     569       10   12-31   03/96  10.75     96
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       566        5   09-30   05/88  39.50     65
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     543        7   12-31   06/95  13.44    110
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     519       11   06-30   07/94  14.62     66
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     519       10   12-31   08/95  14.50    129
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     506       14   12-31   12/88  16.25     40
 CONE   Conestoga Bancorp of Roslyn NY      OTC    New York, NY       Thrift     494        8   03-31   03/94  21.00    100
 FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     466       10   12-31   04/87  17.75     36
 CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     466 D      6   03-31   09/84  30.25     81
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     455        8   07-31   12/93  19.00     43
 MSBB   MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     454 D      9   09-30   08/92  15.75     45

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 __________________________________

 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     452        4   09-30   09/86  17.31     67
 IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     451        9   12-31   01/86  14.50     34
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       449        9   07-31   11/95  10.00     40
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     392        9   12-31   12/95   9.38     51
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     368        8   12-31   10/89  19.00     63
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     363 D      8   03-31   10/94   7.62     18
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     356        4   12-31   04/93  20.50     47
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       348        9   12-31   07/83   6.50     24
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     347        5   12-31   03/87  21.19     30
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     340        9   12-31   01/95  14.62     36
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     339       10   12-31     /    12.00     24
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     326        9   06-30   01/92  20.00     44
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     313        7   12-31   12/95  13.00     45
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     301        8   09-30   06/88  16.00     22
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     286        6   12-31   01/96   9.87     30
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     279 P      3   09-30   04/96  10.25     58
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     278        5   09-30   01/95  17.25     22
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     275        6   06-30   03/87  18.62     29
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     274        4   09-30   08/87  18.37     24
 LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     267        1   06-30   03/94  14.00     48
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       264 D      4   12-31   06/85   7.50     10
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     263 D      3   07-31     /     5.63     24
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     260        4   09-30   09/93  22.50     14
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     259        2   09-30   04/96   9.25     29
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     252        5   09-30   08/94  12.87     24
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     241 P      4   09-30   04/96   9.62     34
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     240        5   06-30   11/93  20.75     36
 GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     236        7   12-31   03/95  10.00     33
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  16.50     12
 HFMD   Home Federal Corporation of MD      OTC    Western MD         Thrift     217        7   12-31   02/84  10.25     26
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     215        7   12-31   05/86  13.75     13
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     194        3   06-30   12/95  12.00     49
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     193        6   06-30   02/87  15.00     23

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 __________________________________

 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     180 P      6   09-30   04/96  10.00     22
 SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY         Thrift     177        3   04-30   11/94  16.50     29
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     166        3   12-31   06/95  11.75     16
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     154 D      6   03-31   08/94  12.87     24
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     115        1   03-31   10/95  12.00     19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     112        5   09-30   04/96  11.50     19
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      80        2   06-30   06/94  13.37     14
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      57        2   09-30   07/93  17.00      4
 BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      56        1   12-31   10/94  14.25     16


 Mid-West Companies
 __________________

 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    13,505      164   12-31   01/87  38.87  1,216
 COFI   Charter One Financial of OH         OTC    Northeastern OH    Div.    13,174       94   12-31   01/88  35.62  1,607
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     9,135       78   12-31   01/87  18.25    769
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,039      180   12-31   06/86  33.62  1,205
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,617       91   06-30   12/84  38.12    574
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,419      129   12-31   12/80  23.00    687
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,143       52   12-31   05/87  23.50    436
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,345       42   06-30   01/94  61.00    582
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,598       33   03-31   01/92  36.75    209
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,477       40   12-31   03/94  27.00    396
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,187       13   12-31   08/94  15.25    256
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   1,980       13   06-30   01/90  24.50    128
 BELL   Bell Bancorp of Chicago IL          OTC    Chicago IL         Thrift   1,938       14   03-31   12/91  37.37    344
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,755       32   03-31   07/92  34.50    170
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,477       28   12-31   08/83  24.50    203
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,382       40   12-31   11/89  22.00    139
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,296       13   09-30   06/93  25.50    149
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,232       33   12-31   02/85  12.37     84
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,143 D     21   12-31   04/93  27.25    114
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift     993       18   12-31   04/87  28.00     92

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________

 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     980       15   09-30   03/92  34.00    117
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     772       18   12-31   06/90  20.62     92
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     745       12   12-31   08/94  16.25     89
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       719       24   12-31   07/92   5.50     23
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     718       15   12-31   02/87  19.12     91
 HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       682       10   09-30   07/92  23.50     63
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     672       18   12-31   10/94  16.00    110
 LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     670        4   12-31   12/91  22.75     57
 NASB   North American SB of MO             OTC    KS,MO              M.B.       664        8   09-30   09/85  29.50     67
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       659       25   06-30   12/89  27.50    122
 FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     624        3   12-31   07/92  16.12     55
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     606       15   06-30   01/88  26.75     59
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       580        6   03-31   04/95  13.25     53
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     574       18   06-30   04/92  15.00     46
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     573        9   06-30   06/93  23.25    121
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     572       20   12-31   12/83  15.69     71
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     542        7   12-31   06/94  15.69     81
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     528        9   06-30   10/95  10.62    117
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     505       12   12-31     /    21.50     54
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     502        5   06-30   02/92  28.00     75
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     498 P      8   12-31   05/96  13.75     71
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       470       10   03-31   01/88  13.25     47
 FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     437       12   06-30   06/92  25.75     44
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     433        5   09-30   12/93  16.62     51
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     383        8   12-31   02/87  13.00     43
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     378 D     11   03-31   04/94  16.00     35
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     374        4   12-31   03/94  17.00     34
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     369        5   09-30   04/94  15.75     25
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     363       10   03-31   12/92  19.37     28
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     362       12   12-31   02/92  17.62     22
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     351        7   06-30   07/87  42.00     89
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     350        5   12-31   06/92  27.25     51
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       344        7   12-31     /    20.00     39

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________

 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     342        9   12-31   06/90  17.50     20
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     340       11   12-31   03/85  17.75     34
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     339        3   06-30   01/94  14.81     21
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     327       10   12-31   08/95  11.75     65
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     327       11   09-30   10/94  11.69     45
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     320        5   12-31   07/94  23.00     53
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       318        7   06-30   12/92  19.00     29
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     313        8   09-30   03/95  14.75     46
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       310        8   09-30   09/93  23.50     42
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  22.00     59
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     301        6   09-30   12/95  11.50     57
 WBCI   WFS Bancorp of Wichita KS           OTC    Wichita KS         Thrift     292 D      4   09-30   06/94  22.87     36
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       291        7   09-30   06/94  18.62     38
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     285        7   12-31   07/95  12.75     55
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     281        6   09-30   07/87  20.62     49
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     280        4   06-30   08/87  12.00     30
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 D      6   06-30   11/90  20.50     22
 FNSC   Financial Security Corp. of IL      OTC    Chicago IL         Thrift     274        2   12-31   12/92  25.37     39
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       273        3   06-30   04/87  26.00     17
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     264        6   12-31   06/94  15.63     28
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       262        4   09-30   08/88  12.25     24
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     256        6   03-31   09/93  17.50     44
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     254        7   12-31   06/92  22.75     26
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     252 P      6   12-31   05/96  10.00     28
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     249        4   12-31   03/96  10.00     41
 WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     249        6   03-31   06/93  20.50     31
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        4   11-30   10/95  11.62     46
 LFSB   LFS Bancorp of Lexington KY         OTC    Lexington KY       Thrift     234        4   12-31   04/94  19.25     66
 CRCL   Circle Financial Corp.of OH         OTC    Cincinnati OH      Thrift     229        8   06-30   08/91  33.84     24
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     224        6   12-31   04/95  13.62     27
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     216        7   12-31   01/88  15.12     18
 WCHI   Workingmens Cap. Hldgs of IN        OTC    South Central IN   Thrift     214        2   12-31   06/90  19.87     36
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     208 D      5   09-30   10/94  14.25     30

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________

 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     205        4   12-31   02/93  20.75     25
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     205        3   03-31   12/92  17.25     20
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     203        7   06-30   12/93  18.00     19
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201        4   09-30   03/94  14.00     29
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     197        8   06-30   09/93  14.50     21
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     196        7   12-31   04/95  11.25     25
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     195        2   06-30   06/93  23.75     33
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     193        5   09-30   03/94  15.25     30
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     191        4   12-31   03/96  10.25     41
 GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC    Southwest MO       Thrift     186        4   06-30   04/95  11.50     36
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179        5   09-30   05/94  14.00     29
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     179        2   06-30   03/93  20.00     40
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     178        9   12-31   07/92  16.00     26
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     173        6   09-30   06/92  24.50     19
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     172        3   09-30   04/95  14.00     40
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     172        2   09-30   10/94  12.87     30
 LSBI   LSB Bancorp of Lafayette IN         OTC    Central IN         Thrift     163        3   12-31   02/95  15.75     15
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     162        8   06-30   04/94  14.00     24
 THIR   Third Financial Corp. of OH         OTC    Piqua OH           Thrift     156        4   09-30   03/93  31.25     36
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     151        4   06-30   02/95  20.75     20
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     149        3   06-30   03/93  19.25     14
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     146        2   06-30   04/95  14.00     25
 JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC    Central IL         Thrift     142        4   12-31   04/95  14.00     18
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     141        3   12-31   06/95  11.50     24
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     140        5   06-30   12/93  15.75     21
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     140        6   06-30   08/93  18.75     19
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     139        2   06-30   03/95  10.75     25
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     139        3   06-30   07/95  11.37     39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     137        5   12-31   11/92  25.75      9
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     126        2   09-30   03/94  15.50     22
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     119        6   09-30   10/92   6.25     11
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     118 D      3   09-30   06/95  13.75     25
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     114        2   06-30   12/93  15.63     18

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________

 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     114        5   12-31   12/93  16.25      9
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  15.00     26
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.25     33
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     102        1   09-30   10/93  17.75     10
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     101        5   09-30   04/95  13.50     11
 WCFB   Webster CityFSB,MHC of IA(45.2      OTC    Central IA         Thrift      97        1   12-31   08/94  12.87     27
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        94        3   06-30   12/94  14.00     13
 FSBS   First Ashland Fin. Corp. of KY      OTC    Northeast KY       Thrift      90 D      3   09-30   04/95  18.00     26
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        89        2   12-31   10/93  15.50      7
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      88        2   09-30   06/95  16.75     26
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      86        3   03-31   10/94  10.25     10
 CIBI   Community Inv. Corp. of OH          OTC    NorthCentral OH    Thrift      85 D      3   06-30   02/95  14.75     10
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      84        2   06-30   08/95  13.62     19
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      83        3   03-31   09/95  11.75     12
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      81 S      4   06-30   08/95  13.25     11
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      81        1   06-30   01/94  20.50     11
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      81        4   12-31   04/96  10.00     11
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      77 D      1   09-30   02/95  17.25     15
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      76        1   12-31   06/95  12.75     17
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      76        3   06-30   03/95  12.00     10
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      74        2   06-30   01/94  16.00     13
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      73 P      1   06-30   04/96  10.37     15
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      73        3   06-30   03/95  10.00      6
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      73        2   06-30   01/95  14.00     16
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      72        3   06-30   06/94  15.50      7
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      70 D      3   09-30   10/94  13.00     12
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  11.25     11
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      68 D      1   03-31   12/95  11.12     15
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61 P      1   09-30   06/96   9.75     12
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      59        2   09-30   06/95  12.87     11
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      59        1   12-31   01/95  20.00     19
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      56        2   06-30   02/95  16.75     11
 MFSB   Mutual Bancompany of MO             OTC    Central MO         Thrift      53        1   06-30   02/95  21.00      7

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________

 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      50 P      1   June    04/96   7.50     19
 SHFC   Seven Hills Fin. Corp. of OH        OTC    Cincinnati OH      Thrift      46        3   06-30   12/93  14.50      8
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  17.69      6
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      41        1   09-30   10/95   9.00      9
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  10.50      6
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      37        1   03-31   12/95  12.75     10


 New England Companies
 _____________________

 PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     6,916       79   12-31   07/88  20.37    798
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,813       39   12-31   12/86  28.00    227
 CFCX   Center Fin. Corp of CT (3)          OTC    Western CT         M.B.     3,670       36   12-31   08/86  20.87    302
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     3,302       76   12-31   12/86  20.12    343
 SBOS   Boston Bancorp of MA (3)            OTC    Eastern MA         Thrift   1,715 D      7   10-31   11/83  42.00    221
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,429       23   09-30   02/87  23.50    106
 DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,248       22   12-31   12/85  31.37     95
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,142       10   12-31   05/86  25.75    109
 SISB   SIS Bank of Sprinfield MA (3)       OTC    Central MA         Div.     1,135       20   12-31   02/95  16.87     96
 WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,019       16   04-30   12/85  18.75    100
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift     981       16   12-31   03/86  21.25     96
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.       958       23   12-31   02/87  13.75    104
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift     938       13   12-31     /    16.62     84
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     933       12   12-31   06/87  17.00     44
 FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA,NH              Div.       887       21   12-31   11/86  24.12     99
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     859       14   12-31   05/86  33.25     91
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       825       23   09-30   11/83  24.25     58
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.       801       10   12-31   08/87  10.37     63
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     712       15   12-31   11/86  13.37     75
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       678        8   12-31   10/95  12.25     81
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     671       10   12-31   07/86  13.75     69
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     586        7   12-31   08/86  25.25     39
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     542        8   12-31   06/94  19.87     47

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
New England Companies (continued)
 _________________________________

 FMCT   Farmers & Mechanics Bank of CT (3)  OTC    Central CT         Thrift     537       12   12-31   11/93  19.12     32
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     533        9   12-31   10/86  10.00     33
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     517       15   12-31   12/81  24.12     55
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       517        5   06-30   05/86  17.37     42
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       510        5   12-31   07/86   1.50     25
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       478        7   12-31   06/86  14.50     27
 FSBX   Framingham SB of MA (3)             OTC    Eastern MA         Thrift     478        9   12-31   10/86   4.25     59
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     424       11   04-30   07/86  19.37     36
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     406        8   12-31   08/86  20.50     39
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     403        3   12-31   07/86  19.56     53
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       393        8   12-31   10/93  12.25     24
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     365       10   09-30   09/86  15.25     29
 HSBK   Hibernia SB of Quincy MA (3)        OTC    Eastern MA         R.E.       355        5   12-31   09/86  14.75     23
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       355        6   12-31   07/86  12.50     46
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     324        6   12-31   05/86   5.37     23
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     318 D     11   04-30   10/86  15.25     29
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     292       12   06-30   02/86   7.50     31
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     267        3   12-31   02/88  13.75     79
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     252       10   12-31   05/86  10.12     17
 BTHL   Bethel Bancorp. of ME (3)           OTC    Eastern ME         Thrift     218        8   06-30   08/87  13.00     16
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     217        7   12-31   12/86   9.62     11
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     179        4   12-31   12/88  14.50     19
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       174        5   12-31   11/86   3.37     22
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     167        2   12-31   08/88  13.75     25
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     134        4   12-31   05/93  10.50     12
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       127       10   12-31   06/93  22.25      8
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     111 D      4   04-30   12/87  14.25     12
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88        2   09-30   03/96  10.25     15
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        85        3   12-31     /     7.50      5
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      54        2   03-31   11/89  19.12      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      36 D      1   04-30   01/94  17.50      4

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,344      246   12-31   03/83  30.00  2,160
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   4,929       87   09-30   11/82  21.56    918
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,498       41   06-30     /    14.00     76
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,369       28   12-31     /    24.37    157
 MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       778       10   03-31   01/90  13.62     51
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     605        7   09-30   10/95  14.25    160
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     595 D     15   03-31   11/95  15.00    151
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     489       12   03-31   08/86  12.75     84
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       371        6   12-31   12/85  13.12     32
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     326        6   06-30   08/92  20.00     33
 RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC    Southwest WA       M.B.       210        9   03-31   10/93  16.00     34


 South-East Companies
 ____________________

 LFCT   Leader Fin. Corp of Memphis TN      OTC    Tennessee          M.B.     3,178       22   12-31   09/93  45.62    453
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,449       32   09-30   11/83  18.50    118
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,339       41   12/31   01/89  16.00    175
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,291       61   06-30   03/91  34.00    237
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,205       17   12-31   10/94  14.12    147
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       982       29    9-30   12/83  22.12     88
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     716        9   06-30   12/95  16.12    277
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       714       23   06-30   01/78  12.25     69
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     667       15   12-31   08/92  34.00     55
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       625       11   12-31   11/80   7.62     38
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     624       14   12-31   04/95  15.63    115
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     624       16   12-31   12/85  12.62     66
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     558 D     10   03-31   04/86  16.00     50
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     518       11   12-31   10/94  16.75     91
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     441        8   09-30   09/90  20.00     55
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     359       11   06-30   10/93  17.87     73
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     346        8   09-30   04/95  13.25     54
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     322        7   12-31   05/86  12.50     28
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       316       14   12-31     /     2.31      2
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     314       16   03-31   08/91  17.25     26

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 ________________________________

 JEBC   Jefferson Bancorp of Gretna LA      OTC    Southeast LA       Thrift     265        6   12-31   08/94  22.50     49
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     256        5   06-30   01/94  18.75     70
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       252        9   12-31   07/80   8.25     25
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     227        8   12-31     /    34.00     26
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       226        3   12-31   12/86  12.75     26
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     201        1   09-30   03/96  13.50     62
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     188 P      3   09-30   04/96  12.62     54
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     186        5   06-30   12/86  16.00     14
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     163        5   09-30   07/95  16.37     32
 NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       161 D      8   03-31   03/86  18.25     26
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     160        3   03-31   03/88  21.00     27
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     142        6   09-30   02/87   7.00     14
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     125        2   06-30   12/95  13.12     35
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     124        3   06-30   06/93  23.00     36
 VAFD   Valley FSB of Sheffield AL          OTC    Northern AL        Thrift     119        4   09-30   10/87  32.00     12
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     118        3   09-30   08/94  16.00     19
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     116        2   12-31   04/96  16.87     31
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     111 D      4   06-30   10/95  13.25     19
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       103        3   06-30     /     8.50      8
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     102        3   12-31   01/95  16.00     14
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      90        3   12-31   12/93  18.00     12
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      89        2   09-30   02/95  12.00     10
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      80        5   12-31   07/95  15.75     15
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79        3   09-30   07/95  11.50     13
 SSB    Scotland Bancorp of NC              AMEX                      Thrift      70        1   09-30   04/96  12.12     22
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      44        1   06-30   07/94  16.50     12


 South-West Companies
 ____________________

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,807       40   12-31     /    18.62     92
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       242 D      4   03-31   06/93  17.75     15
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     213        6   09-30   04/96  10.12     27

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
  (703) 528-1700


                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   June 10, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 South-West Companies (continued)
 ________________________________

 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     143        5   06-30   09/94  16.50     26
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       127 D      7   04-30     /    10.50     15
 FSBC   First SB, FSB of Clovis NM          OTC    Eastern NM         Thrift     115        3   12-31   08/86   5.50      4
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115        2   09-30   01/95  14.75     18
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      70        1   06-30   06/95  14.00     13


 Western Companies (Excl CA)
 ___________________________

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,493       25   12-31   01/96  13.25    269
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     588       18   06-30   01/94  14.37     63
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       398       13   06-30   03/84  21.75     73
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     360       16   06-30   11/86  20.50     30
 UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     105        4   12-31   09/86  18.25     22
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      73        2   12-31   09/93  18.50     12
 MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      72        1   06-30   01/93  12.25     10
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      47        1   09-30   03/96  10.37     11


 Other Areas
 ___________



 NOTES: (1) Or most recent date available (M=March, S=September, D=December, J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly
         Traded Thrifts.

 Date of Last Update: 06/10/96

                                 Exhibit III-2
                  Financial Analysis of Illinois Institution

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                           Exhibit III-2
                                            Balance Sheet Composition and Growth Rates
                                                  Comparable Institution Analysis
                                                       As of March 31, 1996

                                                                Balance Sheet as a Percent of Assets
                                    ________________________________________________________________________________________
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ___________ ______ ______ ________ ________ _______ ________ ________ _______ __________
Home Federal of Elgin
_____________________
  March 31, 1996                          10.7   86.1    0.1     86.2      0.0     0.0     12.1      0.0    12.1       0.0


SAIF-Insured Thrifts                      19.5   64.4   13.0     73.3     12.0     0.1     13.0      0.2    12.8       0.1
State of IL                               19.8   65.5   11.5     73.9     10.6     0.1     13.9      0.1    13.8       0.0


Comparable Group
________________

State of IL
___________
AVND  Avondale Fin. Corp. of IL           37.8   39.9   20.0     56.8     30.8     0.0     10.6      0.0    10.6       0.0
BELL  Bell Bancorp of Chicago IL(2)       27.7   67.4    3.6     82.8      0.5     0.0     15.9      0.0    15.9       0.0
CSBF  CSB Financial Group Inc of IL(3)    41.1   52.2    5.1     68.6      0.0     0.0     30.9      0.0    30.9       0.0
CBCI  Calumet Bancorp of Chicago IL       17.0   73.9    3.9     72.9      8.6     0.0     17.0      0.0    17.0       0.0
CBSB  Charter Financial Inc. of IL        22.3   69.2    5.6     66.6     10.8     0.0     21.4      0.5    20.9       0.0
CBK   Citizens First Fin.Corp. of IL       8.0   82.0    6.4     91.8      0.0     0.0      6.8      0.0     6.8       0.0
DFIN  Damen Fin. Corp. of Chicago IL      41.5   37.8   18.4     53.3     21.8     0.0     24.2      0.0    24.2       0.0
FBCI  Fidelity Bancorp of Chicago IL      22.3   70.2    5.6     69.6     16.8     0.0     12.0      0.0    12.0       0.0
FNSC  Financial Security Corp. of IL(2)   19.8   68.7    5.3     68.9     15.1     0.0     14.4      0.0    14.4       0.0
FFBI  First Financial Bancorp of IL       16.8   72.0    8.9     78.7     11.3     0.0      8.9      0.0     8.9       0.0
FMBD  First Mutual Bancorp of IL          16.1   80.7    0.0     68.6      4.5     0.0     25.3      0.0    25.3       0.0
FFDP  FirstFed Bancshares of IL           19.3   53.0   24.8     73.1     16.2     0.0      9.0      0.4     8.6       0.0
GTPS  Great American Bancorp of IL(1)     22.0   65.8    5.0     69.6      0.0     0.0     29.4      0.0    29.4       0.0
HNFC  Hinsdale Financial Corp. of IL       7.4   89.4    0.9     69.2     20.1     0.0      8.0      0.2     7.7       0.0
HMCI  Homecorp, Inc. of Rockford IL        8.8   77.0    7.1     92.7      0.0     0.0      6.1      0.0     6.1       0.0
JXSB  Jcksnville SB,MHC of IL(43.3%)       7.5   78.2    9.6     86.7      0.3     0.0     11.8      0.0    11.8       0.0
KNK   Kankakee Bancorp of IL              23.3   63.7    9.9     81.0      8.1     0.0      9.8      0.7     9.1       0.0
LBCI  Liberty Bancorp of Chicago IL        7.5   74.4   15.0     75.1     14.0     0.0      9.5      0.0     9.5       0.0
MAFB  MAF Bancorp of IL                   19.8   75.1    2.0     69.3     21.5     1.3      5.5      0.0     5.5       0.0
NBSI  North Bancshares of Chicago IL      39.2   50.9    7.8     65.6     14.6     0.0     17.3      0.0    17.3       0.0
SWBI  Southwest Bancshares of IL          19.5   69.5    6.0     72.4     14.2     0.0     12.0      0.0    12.0       0.0
SPBC  St. Paul Bancorp, Inc. of IL         9.7   67.3   19.7     79.8      8.6     0.8      9.2      0.0     9.2       0.0
STND  Standard Fin. of Chicago IL         11.5   51.7   34.6     73.4     13.0     0.0     12.3      0.0    12.3       0.0
SFSB  SuburbFed Fin. Corp. of IL           6.1   44.2   47.4     82.3      9.3     0.0      7.1      0.0     7.1       0.0
WCBI  WestCo Bancorp of IL                30.0   68.5    0.0     81.6      0.0     0.0     15.6      0.0    15.6       0.0


                                              Balance Sheet Annual Growth Rates                          Regulatory Capital
                                      ____________________________________________________________    _________________________
                                             Cash and   Loans           Borrows.   Net    Tng Net
                                     Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                     ______ ___________ ______ ________ ________ ________ _______    ________ ________ ________
Home Federal of Elgin
_____________________
  March 31, 1996                       -0.07    16.15    -2.08     -1.03     0.00    6.62    6.62        12.04  12.04    23.65


SAIF-Insured Thrifts                   11.71    10.06     9.56      6.50    -1.25    6.79    6.37        10.62  10.69    23.24
State of IL                            13.20    17.40    10.35      7.06    -5.37    3.05    2.56         9.97  11.00    23.03


Comparable Group
________________

State of IL
___________
AVND  Avondale Fin. Corp. of IL         7.42       NM   -17.56     -5.17       NM      NM      NM        10.44  10.44    23.79
BELL  Bell Bancorp of Chicago IL(2)     1.62    27.73    -5.82      5.60   -87.44    4.92    4.92        12.69  12.69    28.65
CSBF  CSB Financial Group Inc of IL(   24.41    37.74    17.24     -3.29       NM      NM      NM           NM     NM       NM
CBCI  Calumet Bancorp of Chicago IL     1.44     0.45     1.59      4.85   -23.42    5.38    5.38        11.99  11.99    19.94
CBSB  Charter Financial Inc. of IL     10.65     8.31    11.32     11.82   -41.35      NM      NM           NM  16.96    30.16
CBK   Citizens First Fin.Corp. of IL   57.30    73.73    56.05     59.97  -100.00      NM      NM         6.89   6.89    12.94
DFIN  Damen Fin. Corp. of Chicago IL   19.41       NM   -17.30     -2.86    10.80      NM      NM        16.57  16.57    48.10
FBCI  Fidelity Bancorp of Chicago IL   24.33    48.60    18.88     22.31    70.71   -3.14   -3.03         9.31   9.31    19.58
FNSC  Financial Security Corp. of IL   -0.49    63.71    -9.80     -7.46    31.85    7.89    7.89        11.40  11.09    21.30
FFBI  First Financial Bancorp of IL    23.37    -5.62    31.24     10.81       NM   -0.43   -0.43         7.87   7.87    15.81
FMBD  First Mutual Bancorp of IL       19.34    69.70    15.66     -1.25    47.67      NM      NM           NM  25.26    50.03
FFDP  FirstFed Bancshares of IL        11.94    -4.95    17.19     -0.49       NM   -2.90   -2.67         7.65   7.65    18.00
GTPS  Great American Bancorp of IL(1   11.92    79.53     1.37     -5.23  -100.00      NM      NM        21.65  21.65    36.11
HNFC  Hinsdale Financial Corp. of IL    0.91    11.23     0.42      9.63   -23.34   10.46    7.08         7.24   7.47    13.57
HMCI  Homecorp, Inc. of Rockford IL     1.87   -19.78     2.10      1.66       NM    6.70    6.70         5.30   5.30     9.39
JXSB  Jcksnville SB,MHC of IL(43.3%)    2.96       NM    -2.03      0.15   -61.10   38.97   38.99        11.86  11.86    17.52
KNK   Kankakee Bancorp of IL           18.28    18.15    17.95     10.45       NM   -1.91   -7.04         8.62   8.62    16.60
LBCI  Liberty Bancorp of Chicago IL    12.71    27.85    11.92      9.40    61.21   -4.30   -4.28         7.73   7.73    15.73
MAFB  MAF Bancorp of IL                14.57   -12.53    25.12      4.51    63.00    8.08    8.08         5.42   5.42    11.39
NBSI  North Bancshares of Chicago IL    4.52     6.36     2.60      2.96    29.08   -6.02   -6.02        15.38  15.38    44.11
SWBI  Southwest Bancshares of IL       -0.65    -2.43    -0.65     -1.38    25.16  -17.03  -17.03         8.25   8.25    16.98
SPBC  St. Paul Bancorp, Inc. of IL      0.86    23.01    -1.04      3.29   -19.63    7.17    7.25         9.00   9.00    17.52
STND  Standard Fin. of Chicago IL      21.22   -21.10    31.32     10.59       NM   -4.10   -4.07         9.56   9.56    24.08
SFSB  SuburbFed Fin. Corp. of IL       10.43     1.59    11.49     15.15   -19.36    9.68   10.00         6.29   6.31    14.75
WCBI  WestCo Bancorp of IL              4.49     8.16     3.13      4.62       NM    2.12    2.12        12.43  12.43    30.45


(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                           Exhibit III-2
                                 Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                  Comparable Institution Analysis
                                            For the Twelve Months Ended March 31, 1996



                                                             Net Interest Income                   Other Income
                                                         ____________________________           ___________________
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ______  ______ _______ ______ _______ _______   ____  _____   ______  ______
     Home Federal of Elgin
     _____________________
       March 31, 1996                             0.71    7.41    3.60   3.81   0.05    3.76    0.00   0.01    0.38     0.39


     SAIF-Insured Thrifts                         0.87    7.35    4.19   3.16   0.10    3.06    0.12  -0.01    0.30     0.42
     State of IL                                  0.76    7.17    4.08   3.09   0.08    3.01    0.08   0.04    0.30     0.42


     Comparable Group
     ________________


     State of IL
     ___________
     AVND  Avondale Fin. Corp. of IL              0.65    7.60    4.42   3.18   0.31    2.86    0.03  -0.01    0.12     0.14
     BELL  Bell Bancorp of Chicago IL(2)          0.63    6.88    4.01   2.87   0.19    2.68    0.03  -0.04    0.03     0.01
     CSBF  CSB Financial Group Inc of IL          0.82    6.64    3.18   3.46   0.22    3.24    0.00   0.00    0.17     0.17
     CBCI  Calumet Bancorp of Chicago IL          1.21    7.74    4.15   3.59   0.16    3.43    0.06   0.06    0.19     0.31
     CBSB  Charter Financial Inc. of IL           1.11    7.56    3.89   3.68   0.12    3.55    0.10  -0.01    0.42     0.50
     CBK   Citizens First Fin.Corp. of IL         0.42    7.18    4.43   2.75   0.06    2.68    0.25   0.00    0.24     0.49
     DFIN  Damen Fin. Corp. of Chicago IL         0.81    7.12    4.53   2.59   0.02    2.57    0.04   0.00    0.07     0.12
     FBCI  Fidelity Bancorp of Chicago IL         0.77    7.30    4.12   3.19   0.04    3.14    0.00   0.00    0.25     0.25
     FNSC  Financial Security Corp. of IL(2)      0.77    7.68    4.54   3.14   0.00    3.14    0.00  -0.22    0.35     0.13
     FFBI  First Financial Bancorp of IL          0.69    6.97    3.83   3.14   0.09    3.05    0.23   0.00    0.29     0.52
     FMBD  First Mutual Bancorp of IL             0.99    7.09    3.60   3.50   0.01    3.49    0.04  -0.01    0.25     0.28
     FFDP  FirstFed Bancshares of IL              0.63    7.12    4.84   2.28   0.12    2.16    0.09   0.00    0.14     0.23
     GTPS  Great American Bancorp of IL(1)        0.68    7.15    2.69   4.46   0.13    4.33    0.00   0.03    0.40     0.43
     HNFC  Hinsdale Financial Corp. of IL         0.62    6.79    4.41   2.38   0.02    2.36    0.06   0.11    1.28     1.46
     HMCI  Homecorp, Inc. of Rockford IL          0.37    7.24    4.52   2.72   0.11    2.61    0.45   0.07    0.04     0.55
     JXSB  Jcksnville SB,MHC of IL(43.3%)         0.43    7.38    4.18   3.20   0.04    3.16    0.04   0.00    0.33     0.37
     KNK   Kankakee Bancorp of IL                 0.50    7.20    4.12   3.08   0.04    3.05    0.04  -0.01    0.29     0.33
     LBCI  Liberty Bancorp of Chicago IL          0.56    6.96    4.44   2.52   0.00    2.52    0.02   0.00    0.12     0.14
     MAFB  MAF Bancorp of IL                      0.88    7.13    4.70   2.42   0.03    2.39    0.13   0.38    0.46     0.96
     NBSI  North Bancshares of Chicago IL         0.57    6.98    3.85   3.13   0.03    3.10    0.00   0.00    0.14     0.14
     SWBI  Southwest Bancshares of IL             1.19    7.56    4.14   3.41   0.01    3.41    0.04   0.16    0.15     0.35
     SPBC  St. Paul Bancorp, Inc. of IL           0.88    6.86    4.01   2.85   0.04    2.81    0.04   0.03    0.71     0.77
     STND  Standard Fin. of Chicago IL            0.87    7.00    3.91   3.09   0.12    2.98    0.00   0.00    0.23     0.23
     SFSB  SuburbFed Fin. Corp. of IL             0.51    6.93    4.05   2.88   0.03    2.85    0.20   0.00    0.53     0.73
     WCBI  WestCo Bancorp of IL                   1.32    7.49    3.91   3.57   0.00    3.57    0.07   0.00    0.15     0.22



                                                  G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                                ________________   ______________     _________________________

                                                   G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost
                                                 Expense  Amort.     Gains  Items      On Assets Of Funds Spread
                                                 _______ _______   _______ _______     _________ ________ ______

     Home Federal of Elgin
     _____________________
       March 31, 1996                              2.95    0.00       0.00   0.00        7.95      4.23     3.72


     SAIF-Insured Thrifts                          2.22    0.02       0.09   0.00        7.58      4.85     2.73
     State of IL                                   2.35    0.01       0.07   0.00        7.48      4.84     2.65


     Comparable Group
     ________________


     State of IL
     ___________
     AVND  Avondale Fin. Corp. of IL               2.26    0.00       0.29   0.00        7.78      5.16     2.62
     BELL  Bell Bancorp of Chicago IL(2)           1.68    0.00       0.03   0.00        6.97      4.80     2.17
     CSBF  CSB Financial Group Inc of IL           2.12    0.00       0.00   0.00        6.78      4.48     2.30
     CBCI  Calumet Bancorp of Chicago IL           1.98    0.00       0.01   0.00        8.14      5.08     3.07
     CBSB  Charter Financial Inc. of IL            2.17    0.05       0.00   0.00        7.79      4.70     3.09
     CBK   Citizens First Fin.Corp. of IL          2.60    0.00       0.13   0.00        8.89      5.72     3.17
     DFIN  Damen Fin. Corp. of Chicago IL          1.82    0.00       0.02   0.00        7.30      5.49     1.81
     FBCI  Fidelity Bancorp of Chicago IL          2.21    0.02       0.07   0.00        7.46      4.88     2.58
     FNSC  Financial Security Corp. of IL(2)       2.33    0.00       0.09   0.00        8.19      5.35     2.84
     FFBI  First Financial Bancorp of IL           3.13    0.00      -0.05   0.00        7.13      4.33     2.80
     FMBD  First Mutual Bancorp of IL              2.28    0.00       0.06   0.00        7.35      4.85     2.50
     FFDP  FirstFed Bancshares of IL               1.74    0.03       0.36   0.00        7.34      5.48     1.86
     GTPS  Great American Bancorp of IL(1)         3.63    0.00       0.01   0.00        7.76      3.58     4.18
     HNFC  Hinsdale Financial Corp. of IL          2.88    0.01       0.04   0.00        6.95      4.90     2.05
     HMCI  Homecorp, Inc. of Rockford IL           2.74    0.00       0.18   0.00        7.69      4.86     2.83
     JXSB  Jcksnville SB,MHC of IL(43.3%)          2.96    0.00       0.12   0.00        7.76      4.77     2.99
     KNK   Kankakee Bancorp of IL                  2.62    0.04       0.01   0.00        7.44      4.68     2.76
     LBCI  Liberty Bancorp of Chicago IL           1.75    0.00       0.00   0.00        7.19      5.04     2.15
     MAFB  MAF Bancorp of IL                       1.89    0.00       0.00  -0.03        7.36      5.11     2.25
     NBSI  North Bancshares of Chicago IL          2.47    0.00       0.07   0.00        7.11      4.93     2.18
     SWBI  Southwest Bancshares of IL              2.02    0.00       0.01   0.00        7.92      4.87     3.05
     SPBC  St. Paul Bancorp, Inc. of IL            2.22    0.00       0.03   0.00        7.09      4.49     2.60
     STND  Standard Fin. of Chicago IL             1.96    0.00       0.14   0.00        7.17      4.61     2.55
     SFSB  SuburbFed Fin. Corp. of IL              2.87    0.02       0.11   0.00        7.09      4.42     2.67
     WCBI  WestCo Bancorp of IL                    1.75    0.00       0.01   0.00        7.59      4.79     2.81

                                                   MEMO:     MEMO:
                                                 Assets/  Effective
                                                 FTE Emp. Tax Rate
                                                ________  ________
     Home Federal of Elgin
     _____________________
       March 31, 1996                             2,434      40.77


     SAIF-Insured Thrifts                         4,045      36.02
     State of IL                                  3,642      35.33


     Comparable Group
     ________________


     State of IL
     ___________
     AVND  Avondale Fin. Corp. of IL              4,998      37.58
     BELL  Bell Bancorp of Chicago IL(2)          5,752      40.78
     CSBF  CSB Financial Group Inc of IL          4,579      36.28
     CBCI  Calumet Bancorp of Chicago IL          3,694      31.70
     CBSB  Charter Financial Inc. of IL           3,539      39.47
     CBK   Citizens First Fin.Corp. of IL         2,524      39.33
     DFIN  Damen Fin. Corp. of Chicago IL         7,131       5.00
     FBCI  Fidelity Bancorp of Chicago IL         4,287      39.89
     FNSC  Financial Security Corp. of IL(2)      4,091      25.22
     FFBI  First Financial Bancorp of IL          2,272         NM
     FMBD  First Mutual Bancorp of IL             2,594      36.13
     FFDP  FirstFed Bancshares of IL              5,474      35.45
     GTPS  Great American Bancorp of IL(1)        2,140      40.31
     HNFC  Hinsdale Financial Corp. of IL         2,186      42.24
     HMCI  Homecorp, Inc. of Rockford IL          1,931      38.73
     JXSB  Jcksnville SB,MHC of IL(43.3%)         1,948      37.34
     KNK   Kankakee Bancorp of IL                 3,052      31.25
     LBCI  Liberty Bancorp of Chicago IL          4,012      37.82
     MAFB  MAF Bancorp of IL                      3,640      38.81
     NBSI  North Bancshares of Chicago IL         3,573      32.58
     SWBI  Southwest Bancshares of IL             3,604      31.73
     SPBC  St. Paul Bancorp, Inc. of IL           3,843      36.53
     STND  Standard Fin. of Chicago IL            4,662      36.36
     SFSB  SuburbFed Fin. Corp. of IL             2,551      37.01
     WCBI  WestCo Bancorp of IL                   5,523      35.69

     (1) Financial information is for the quarter ending December 31, 1995.
     (2) Excluded from averages due to announced or pending acquisition.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                           Exhibit III-2
                                                    Market Pricing Comparatives
                                                     Prices As of June 7, 1996



                                                         Per Share Data
                                            Market      _______________
                                        Capitalization                             Pricing Ratios(3)
                                        _______________          Book   _______________________________________
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        _______ _______ _______ _______ _______ _______ _______ _______ ________
Financial Institution                      ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
_____________________

SAIF-Insured Thrifts                     17.27   118.72   1.26   16.67   14.25  104.71   13.08  107.87   15.15
State of IL                              17.43    69.93   1.17   18.45   14.74   93.81   12.79   94.61   16.23


Comparable Group
________________


State of IL
___________
AVND  Avondale Fin. Corp. of IL          13.25    53.20   0.93   15.35   14.25   86.32    9.18   86.32   20.38
BELL  Bell Bancorp of Chicago IL(7)      37.37   344.18   1.31   33.38      NM  111.95   17.76  111.95      NM
CSBF  CSB Financial Group Inc of IL       9.00     9.32   0.32   12.30      NM   73.17   22.60   73.17      NM
CBCI  Calumet Bancorp of Chicago IL      28.00    74.70   2.28   31.99   12.28   87.53   14.87   87.53   12.33
CBSB  Charter Financial Inc. of IL       11.50    57.20   0.65   12.95   17.69   88.80   19.01   91.20   17.69
CBK   Citizens First Fin.Corp. of IL     10.00    28.18   0.56   13.95   17.86   71.68   11.16   71.68   16.39
DFIN  Damen Fin. Corp. of Chicago IL     11.62    46.10   0.44   14.34      NM   81.03   19.59   81.03      NM
FBCI  Fidelity Bancorp of Chicago IL     16.62    51.27   0.98   16.91   16.96   98.29   11.84   98.64   18.07
FNSC  Financial Security Corp. of IL(7)  25.37    38.66   1.41   25.83   17.99   98.22   14.11   98.22   19.37
FFBI  First Financial Bancorp of IL      15.50     7.32   1.12   16.66   13.84   93.04    8.26   93.04   13.25
FMBD  First Mutual Bancorp of IL         12.75    55.49   0.61   16.56   20.90   76.99   19.45   76.99   21.61
FFDP  FirstFed Bancshares of IL          16.12    54.60   1.10   16.62   14.65   96.99    8.75  101.58   23.36
GTPS  Great American Bancorp of IL       13.75    25.44   0.41   18.72      NM   73.45   21.61   73.45      NM
HNFC  Hinsdale Financial Corp. of IL     23.50    63.22   1.58   20.20   14.87  116.34    9.27  120.02   15.46
HMCI  Homecorp, Inc. of Rockford IL      17.50    19.71   1.12   18.41   15.63   95.06    5.77   95.06   23.03
JXSB  Jcksnville SB,MHC of IL(43.3%)     14.00     7.81   0.48   13.41      NM  104.40   12.31  104.40      NM
KNK   Kankakee Bancorp of IL             19.37    27.87   1.15   24.73   16.84   78.33    7.67   84.44   17.14
LBCI  Liberty Bancorp of Chicago IL      22.75    56.58   1.45   25.66   15.69   88.66    8.45   88.90   15.69
MAFB  MAF Bancorp of IL                  24.50   128.48   3.11   20.91    7.88  117.17    6.49  117.17    7.66
NBSI  North Bancshares of Chicago IL     15.63    18.32   0.54   16.92      NM   92.38   16.02   92.38      NM
SWBI  Southwest Bancshares of IL         27.25    50.98   2.27   22.42   12.00  121.54   14.59  121.54   12.06
SPBC  St. Paul Bancorp, Inc. of IL       23.50   435.93   1.95   20.64   12.05  113.86   10.52  114.24   12.37
STND  Standard Fin. of Chicago IL        15.25   255.67   1.03   16.05   14.81   95.02   11.69   95.07   16.40
SFSB  SuburbFed Fin. Corp. of IL         17.62    22.22   1.41   20.52   12.50   85.87    6.13   86.37   14.56
WCBI  WestCo Bancorp of IL               22.00    58.92   1.50   18.07   14.67  121.75   19.05  121.75   14.77





                                             Dividends(4)                Financial Characteristics(6)
                                       _______________________ _______________________________________________________
                                       Amount/         Payout   Total  Equity/  NPAs/     Reported          Core
                                                                                         ________________ ____________
                                       Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                        _______ ______ _______ ______  _______ _______ _______ _______ _______ _______
Financial Institution                     ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
_____________________

SAIF-Insured Thrifts                      0.35   1.97   25.39   1,305   13.24    0.95    0.87    8.09    0.81    7.30
State of IL                               0.25   1.36   20.73     657   14.29    0.58    0.77    6.36    0.73    5.96


Comparable Group
________________


State of IL
___________
AVND  Avondale Fin. Corp. of IL           0.00   0.00    0.00     580   10.63    0.85    0.65    6.66    0.45    4.65
BELL  Bell Bancorp of Chicago IL(7)       0.45   1.20   34.35   1,938   15.86    1.40    0.63    4.03    0.61    3.87
CSBF  CSB Financial Group Inc of IL       0.00   0.00    0.00      41   30.89    0.78    0.82    3.62    0.82    3.62
CBCI  Calumet Bancorp of Chicago IL       0.00   0.00    0.00     502   16.99    1.23    1.21    7.25    1.20    7.22
CBSB  Charter Financial Inc. of IL        0.24   2.09   36.92     301   21.41    0.49    1.12    6.95    1.12    6.95
CBK   Citizens First Fin.Corp. of IL      0.00   0.00    0.00     252   15.57      NA    0.63    4.01    0.68    4.37
DFIN  Damen Fin. Corp. of Chicago IL      0.00   0.00    0.00     235   24.17    0.14    0.81    5.02    0.79    4.91
FBCI  Fidelity Bancorp of Chicago IL      0.24   1.44   24.49     433   12.05    0.53    0.77    5.66    0.73    5.31
FNSC  Financial Security Corp. of IL(7)   0.00   0.00    0.00     274   14.36    2.77    0.77    5.66    0.71    5.26
FFBI  First Financial Bancorp of IL       0.00   0.00    0.00      89    8.87    0.40    0.69    6.63    0.72    6.93
FMBD  First Mutual Bancorp of IL          0.28   2.20   45.90     285   25.26    0.09    0.98    4.24    0.95    4.10
FFDP  FirstFed Bancshares of IL           0.40   2.48   36.36     624    9.02    0.14    0.63    6.51    0.39    4.08
GTPS  Great American Bancorp of IL        0.00   0.00    0.00     118   29.42    0.45    0.68    2.82    0.68    2.82
HNFC  Hinsdale Financial Corp. of IL      0.00   0.00    0.00     682    7.97    0.13    0.62    8.20    0.59    7.88
HMCI  Homecorp, Inc. of Rockford IL       0.00   0.00    0.00     342    6.07    3.24    0.37    6.28    0.25    4.26
JXSB  Jcksnville SB,MHC of IL(43.3%)      0.40   2.86      NM     142   11.79    0.52    0.43    3.82    0.35    3.10
KNK   Kankakee Bancorp of IL              0.40   2.07   34.78     363    9.80    0.59    0.50    4.56    0.49    4.48
LBCI  Liberty Bancorp of Chicago IL       0.60   2.64   41.38     670    9.53    0.12    0.56    5.51    0.56    5.51
MAFB  MAF Bancorp of IL                   0.32   1.31   10.29   1,980    5.54    0.46    0.88   15.21    0.90   15.65
NBSI  North Bancshares of Chicago IL      0.40   2.56   74.07     114   17.34      NA    0.57    3.03    0.52    2.75
SWBI  Southwest Bancshares of IL          1.08   3.96   47.58     350   12.00    0.25    1.19    8.94    1.19    8.90
SPBC  St. Paul Bancorp, Inc. of IL        0.40   1.70   20.51   4,143    9.24    0.74    0.88    9.69    0.86    9.44
STND  Standard Fin. of Chicago IL         0.32   2.10   31.07   2,187   12.31    0.14    0.87    6.21    0.79    5.61
SFSB  SuburbFed Fin. Corp. of IL          0.32   1.82   22.70     362    7.14    0.27    0.51    7.04    0.44    6.04
WCBI  WestCo Bancorp of IL                0.45   2.05   30.00     309   15.65    0.58    1.32    8.47    1.31    8.41


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-3
                  Financial Analysis of Peer Group Candidates

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-3
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                             As of March 31, 1996



                                                               Balance Sheet as a Percent of Assets
                                   ________________________________________________________________________________________
                                    Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                   Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                   ___________ ______ ______ ________ ________ _______ ________ ________ _______ __________
Home Federal of Elgin
_____________________
  March 31, 1996                          10.7   86.1    0.1     86.2      0.0     0.0     12.1      0.0    12.1       0.0




SAIF-Insured Thrifts                      19.5   64.4   13.0     73.3     12.0     0.1     13.0      0.2    12.8       0.1
Comparable Group Average                  21.0   67.8    9.3     72.1      9.5     0.0     17.3      0.1    17.3       0.0
  Mid-West Companies                      21.0   67.8    9.3     72.1      9.5     0.0     17.3      0.1    17.3       0.0


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH(1)    24.4   58.6   15.4     64.2     19.3     0.0     15.6      0.0    15.5       0.0
FFYF  FFY Financial Corp. of OH           20.6   74.2    2.6     80.1      0.0     0.0     18.3      0.0    18.3       0.0
FFOH  Fidelity Financial of OH            12.1   75.0   11.1     73.1      5.8     0.0     20.4      0.0    20.4       0.0
FFEC  First Fed. Bancshares of WI         23.0   72.0    2.3     55.8     28.8     0.0     14.3      0.6    13.7       0.0
HMNF  HMN Financial, Inc. of MN            9.0   56.8   32.7     68.0     13.4     0.0     16.8      0.0    16.8       0.0
HBFW  Home Bancorp of Fort Wayne IN       24.7   73.7    0.0     82.5      0.0     0.0     16.4      0.0    16.4       0.0
LARK  Landmark Bancshares of KS           28.6   55.3   14.2     73.6      8.2     0.0     17.2      0.0    17.2       0.0
MFBC  MFB Corp. of Mishawaka IN           30.5   65.3    2.7     74.7      4.7     0.0     19.3      0.0    19.3       0.0
MFFC  Milton Fed. Fin. Corp. of OH        24.0   61.9   11.7     73.0      6.5     0.0     20.0      0.0    20.0       0.0
WEFC  Wells Fin. Corp. of Wells MN        13.1   84.9    0.0     75.8      8.2     0.0     14.9      0.0    14.9       0.0



                                              Balance Sheet Annual Growth Rates                        Regulatory Capital
                                     ____________________________________________________________    _________________________
                                            Cash and   Loans           Borrows.   Net    Tng Net
                                    Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                    ______ ___________ ______ ________ ________ ________ _______    ________ ________ ________

Home Federal of Elgin
_____________________
  March 31, 1996                       -0.07    16.15    -2.08     -1.03     0.00    6.62    6.62        12.04  12.04    23.65




SAIF-Insured Thrifts                   11.71    10.06     9.56      6.50    -1.25    6.79    6.37        10.62  10.69    23.24
Comparable Group Average               10.83    20.40     9.89      6.60    30.75   -5.17   -5.67        13.22  13.22    29.39
  Mid-West Companies                   10.83    20.40     9.89      6.60    30.75   -5.17   -5.67        13.22  13.22    29.39


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH    31.88    71.72    22.49     13.82       NM  -17.45  -17.42           NM     NM       NM
FFYF  FFY Financial Corp. of OH        -0.38   -22.46     8.20      0.13       NM   -3.06   -3.06        10.43  10.43    19.23
FFOH  Fidelity Financial of OH         14.30       NM     5.69      5.27     1.09      NM      NM        16.65  16.65    32.47
FFEC  First Fed. Bancshares of WI      31.58    83.48    19.80     24.73    80.88   -1.14   -5.16         9.58   9.58    20.81
HMNF  HMN Financial, Inc. of MN         6.75   -20.19    11.25      3.11    28.75    0.68    0.68        14.22  14.22    35.97
HBFW  Home Bancorp of Fort Wayne IN     2.16   -20.22    12.92      3.10       NM   -2.28   -2.28        12.84  12.84    30.01
LARK  Landmark Bancshares of KS        -3.76   -25.86     9.62     -0.82   -16.96   -8.11   -8.11        14.18  14.18    35.05
MFBC  MFB Corp. of Mishawaka IN         8.04    16.76     4.51      3.63       NM    0.28    0.28        15.40  15.40    37.61
MFFC  Milton Fed. Fin. Corp. of OH     13.95    53.53     5.52     12.17       NM  -10.28  -10.28        15.11  15.11    33.82
WEFC  Wells Fin. Corp. of Wells MN      3.75    46.86    -1.07      0.83    60.00      NM      NM        10.60  10.60    19.50

     (1) Financial information is for the quarter ending December 31, 1995.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1996


                                                        Net Interest Income                   Other Income
                                                    ____________________________           ___________________
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ______  ______ _______ ______ _______ _______   ____  _____   ______  ______
Home Federal of Elgin
_____________________
  March 31, 1996                             0.71    7.41    3.60   3.81   0.05    3.76    0.00   0.01    0.38     0.39





SAIF-Insured Thrifts                         0.87    7.35    4.19   3.16   0.10    3.06    0.12  -0.01    0.30     0.42
Comparable Group Average                     0.96    7.29    4.17   3.13   0.04    3.09    0.04   0.00    0.16     0.20
  Mid-West Companies                         0.96    7.29    4.17   3.13   0.04    3.09    0.04   0.00    0.16     0.20


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH(1)       1.12    7.19    4.06   3.13   0.00    3.13    0.00   0.02    0.06     0.08
FFYF  FFY Financial Corp. of OH              1.21    7.56    3.84   3.72   0.06    3.66    0.00   0.00    0.18     0.18
FFOH  Fidelity Financial of OH               0.82    7.57    4.55   3.02   0.03    2.98    0.00   0.00    0.16     0.16
FFEC  First Fed. Bancshares of WI            0.96    7.44    4.14   3.30   0.02    3.28    0.12   0.00    0.23     0.35
HMNF  HMN Financial, Inc. of MN              1.10    7.35    4.39   2.96   0.06    2.90    0.00   0.00    0.12     0.12
HBFW  Home Bancorp of Fort Wayne IN          0.85    7.23    4.38   2.85   0.02    2.84    0.00   0.00    0.07     0.07
LARK  Landmark Bancshares of KS              0.91    7.13    4.40   2.73   0.03    2.70    0.08   0.00    0.15     0.24
MFBC  MFB Corp. of Mishawaka IN              0.69    6.83    3.88   2.94   0.02    2.93    0.00   0.00    0.18     0.18
MFFC  Milton Fed. Fin. Corp. of OH           1.13    7.41    3.77   3.64   0.05    3.59    0.01   0.00    0.13     0.14
WEFC  Wells Fin. Corp. of Wells MN           0.81    7.20    4.22   2.97   0.09    2.88    0.15   0.00    0.30     0.45


                                             G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                           ________________   ______________     _________________________
                                                                                                                 MEMO:     MEMO:
                                              G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            _______ _______   _______ _______     _________ ________ ______ __________  ________
Home Federal of Elgin
_____________________
  March 31, 1996                              2.95    0.00       0.00   0.00        7.95      4.23     3.72     2,434      40.77





SAIF-Insured Thrifts                          2.22    0.02       0.09   0.00        7.58      4.85     2.73     4,045      36.02
Comparable Group Average                      1.87    0.01       0.10   0.00        7.44      5.15     2.30     4,376      37.20
  Mid-West Companies                          1.87    0.01       0.10   0.00        7.44      5.15     2.30     4,376      37.20


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH(1)        2.00    0.02       0.52   0.00        7.31      5.16     2.15     6,490      34.63
FFYF  FFY Financial Corp. of OH               1.99    0.00      -0.06   0.00        7.77      4.80     2.96     3,275      32.51
FFOH  Fidelity Financial of OH                1.81    0.00       0.00   0.00        7.76      5.39     2.37     4,796      38.10
FFEC  First Fed. Bancshares of WI             2.14    0.04       0.04   0.00        7.63      5.03     2.59     3,448      37.15
HMNF  HMN Financial, Inc. of MN               1.44    0.00       0.18   0.00        7.47      5.40     2.07     5,891      37.70
HBFW  Home Bancorp of Fort Wayne IN           1.49    0.00       0.00   0.00        7.36      5.34     2.01     4,010      39.92
LARK  Landmark Bancshares of KS               1.65    0.00       0.18   0.00        7.26      5.40     1.86     4,298      37.85
MFBC  MFB Corp. of Mishawaka IN               1.98    0.00       0.01   0.00        6.94      4.96     1.98     4,100      39.90
MFFC  Milton Fed. Fin. Corp. of OH            2.15    0.00       0.12   0.00        7.61      4.94     2.67     3,816      33.75
WEFC  Wells Fin. Corp. of Wells MN            2.00    0.00       0.04   0.00        7.32      5.02     2.29     3,633      40.53

     (1) Financial information is for the quarter ending December 31, 1995.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-3
                          Market Pricing Comparatives
                           Prices As of June 7, 1996

                                                         Per Share Data
                                            Market      _______________
                                        Capitalization           Book              Pricing Ratios(3)
                                        _______________                 _______________________________________
                                        Price/   Market  12-Mth  Value/

Financial Institution                   Share(1) Value   EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
_____________________                   _______ _______ _______ _______ _______ _______ _______ _______ _______

                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)


SAIF-Insured Thrifts                     17.27   118.72   1.26   16.67   14.25  104.71   13.08  107.87   15.15
Comparable Group Average                 14.73    54.08   0.87   16.05   17.44   91.38   15.73   91.88   18.71
  Mid-West Companies                     14.73    54.08   0.87   16.05   17.44   91.38   15.73   91.88   18.71


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH      14.25    29.71   0.99   15.52   14.39   91.82   14.31   91.99   20.96
FFYF  FFY Financial Corp. of OH          23.25   120.74   1.34   20.25   17.35  114.81   21.07  114.81   16.85
FFOH  Fidelity Financial of OH           10.00    40.73   0.46   12.47   21.74   80.19   16.33   80.19   21.74
FFEC  First Fed. Bancshares of WI        16.00   109.68   0.82   14.04   19.51  113.96   16.31  118.78   20.00
HMNF  HMN Financial, Inc. of MN          15.69    81.27   1.13   17.54   13.88   89.45   14.99   89.45   15.53
HBFW  Home Bancorp of Fort Wayne IN      14.75    45.64   0.86   16.60   17.15   88.86   14.59   88.86   17.15
LARK  Landmark Bancshares of KS          15.25    29.75   0.94   17.05   16.22   89.44   15.38   89.44   18.60
MFBC  MFB Corp. of Mishawaka IN          14.00    29.09   0.63   18.67   22.22   74.99   14.48   74.99   22.58
MFFC  Milton Fed. Fin. Corp. of OH       12.87    29.61   0.79   14.91   16.29   86.32   17.25   86.32   17.63
WEFC  Wells Fin. Corp. of Wells MN       11.25    24.62   0.72   13.40   15.63   83.96   12.55   83.96   16.07







                                              Dividends(4)                Financial Characteristics(6)
                                        _______________________ _______________________________________________________
                                        Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                          ________________ _______________
Financial Institution                     Share  Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
_____________________                    _______ ______ _______ ______  _______ _______ _______ _______ _______ _______

                                           ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


SAIF-Insured Thrifts                       0.35   1.97   25.39   1,305   13.24    0.95    0.87    8.09    0.81    7.30
Comparable Group Average                   0.22   1.40   24.90     332   17.32    0.31    0.96    5.46    0.89    5.10
  Mid-West Companies                       0.22   1.40   24.90     332   17.32    0.31    0.96    5.46    0.89    5.10


Comparable Group
________________

Mid-West Companies
__________________
EFBI  Enterprise Fed. Bancorp of OH        0.00   0.00    0.00     208   15.58    0.01    1.12    5.47    0.77    3.75
FFYF  FFY Financial Corp. of OH            0.60   2.58   44.78     573   18.35    0.88    1.21    6.53    1.25    6.73
FFOH  Fidelity Financial of OH             0.20   2.00   43.48     249   20.37    0.40    0.82    5.54    0.82    5.54
FFEC  First Fed. Bancshares of WI          0.28   1.75   34.15     672   14.32    0.13    0.96    5.83    0.94    5.69
HMNF  HMN Financial, Inc. of MN            0.00   0.00    0.00     542   16.76    0.14    1.10    6.35    0.99    5.67
HBFW  Home Bancorp of Fort Wayne IN        0.20   1.36   23.26     313   16.42      NA    0.86    5.00    0.86    5.00
LARK  Landmark Bancshares of KS            0.40   2.62   42.55     193   17.20    0.37    0.91    5.28    0.79    4.60
MFBC  MFB Corp. of Mishawaka IN            0.00   0.00    0.00     201   19.31    0.05    0.69    3.41    0.68    3.36
MFFC  Milton Fed. Fin. Corp. of OH         0.48   3.73   60.76     172   19.98    0.40    1.13    4.93    1.05    4.56
WEFC  Wells Fin. Corp. of Wells MN         0.00   0.00    0.00     196   14.95    0.39    0.81    6.24    0.79    6.07


     (1) Average of High/Low or Bid/Ask price per share.
     (2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings .
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated dividend as a percent of trailing twelve month earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, Inc.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-4
                  Peer Group Market Area Comparative Analysis

                                                          Exhibit III--4
                              Peer Group Primary Market Area Demographic/Competition Trends


                                                                  Proj.                               Per Capita Income   Deposit
                                                                                                     -------------------
                                                   Population      Pop.   1990-95 1995-2000                    % State     Market
                                                -----------------
Institution                     County          1990         1995  2000  % Change % Change Median Age Amount   Average   Share(1)
                                ------          ----         ----  ----  -------- -------- ---------- ------   -------   --------
                                                (000)        (000)

Calumet Bancorp of Chicago IL   Cook             5,105     5,144   5,182     0.8%    0.7%     34.0  17,825   104.6%       0.3%
FFY Financial Corp. of OH       Mahoning           265       263     263    -0.6%   -0.2%     37.7  12,991    82.7%      13.6%
Fidelity Bancorp of Chicago IL  Cook             5,105     5,144   5,182     0.8%    0.7%     34.0  17,825   104.6%       0.2%
First Mutual Bancorp of IL      Macon              117       116     116    -0.9%   -0.4%     35.7  15,195    89.1%      11.0%
HMN Financial, Inc. of MN       Fillmore            21        21      21     0.1%    0.0%     36.8  13,453    63.9%      21.2%
Home Bancorp of Fort Wayne IN   Allen              301       309     317     2.7%    2.5%     33.0  17,838   107.0%       6.3%
Landmark Bancshares of KS       Ford                27        29      30     5.1%    4.7%     30.7  11,422    80.3%      18.2%
MFB Corp. of Mishawaka IN       St. Joseph         247       258     268     4.2%    3.9%     33.6  16,003    96.0%       5.3%
Milton Fed. Fin. Corp. of OH    Miami               93        97     101     4.4%    4.0%     35.6  16,756   106.7%       6.8%
Southwest Bancshares of IL      Cook             5,105     5,144   5,182     0.8%    0.7%     34.0  17,825   104.6%       0.2%
Wells Fin. Corp. of Wells MN    Faribault           17        16      16    -2.7%   -1.1%     39.2  14,843    70.5%      21.7%
                                                    --        --      --    -----   -----     ---   -----     -----      -----
                                Averages:        1,491     1,504   1,516     1.3%    1.4%     34.9  15,634    91.8%       9.5%
                                Medians:        247.052   257.533 262.666    0.8%    0.7%     34.0  16,003    96.0%       6.8%

Home Federal of Elgin           Kane               317       356     393    12.1%   10.3%     30.9  18,400   107.9%       3.4%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.



                                 EXHIBIT IV-1
                                 Stock Prices:
                              As of June 7, 1996

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                           Exhibit IV-1
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     _____________________________________________

     SAIF-Insured Thrifts(323)                     17.35   5,821   124.5        18.85   14.17   17.36   -0.03  130.52     1.07
     NYSE Traded Companies(12)                     28.64  46,329 1,317.2        30.63   21.21   28.52    1.09  185.79     3.53
     AMEX Traded Companies(17)                     13.91   3,282    49.0        14.96   12.33   13.92    0.06  209.32     2.28
     NASDAQ Listed OTC Companies(294)              17.05   4,153    75.4        18.55   13.96   17.06   -0.09  122.29     0.90
     California Companies(25)                      19.30  23,611   605.1        20.82   14.90   19.18    0.65   51.91     3.33
     Florida Companies(10)                         12.97   5,174    58.9        14.72   10.42   13.10   -1.92   72.21     2.99
     Mid-Atlantic Companies(63)                    16.69   5,551    99.0        18.25   14.04   16.80   -0.60  113.13     0.53
     Mid-West Companies(150)                       18.02   3,810    84.7        19.46   14.63   17.98    0.30  151.76     0.59
     New England Companies(9)                      17.60   3,542    69.6        19.65   14.86   17.64   -0.20  178.39    -1.76
     North-West Companies(6)                       17.97  11,841   232.4        18.81   13.52   17.83    0.84   77.82     7.12
     South-East Companies(45)                      16.37   3,530    57.4        18.06   13.49   16.45   -0.15  176.02     2.01
     South-West Companies(7)                       13.46   1,879    28.1        14.96   11.78   13.56   -1.77  -18.52    -6.26
     Western Companies (Excl CA)(8)                16.16   4,158    61.3        16.88   13.47   16.28   -0.57  222.54     5.31
     Thrift Strategy(249)                          16.25   3,424    58.1        17.76   13.67   16.28   -0.19  100.46     0.30
     Mortgage Banker Strategy(39)                  21.17  11,484   324.5        22.57   15.98   21.17    0.30  212.41     4.23
     Real Estate Strategy(16)                      18.55   6,379   123.1        19.56   13.28   18.45    0.30   96.81     4.48
     Diversified Strategy(15)                      25.52  29,926   697.2        27.44   19.50   25.42    0.68  191.24     3.28
     Retail Banking Strategy(4)                    11.78   3,261    40.0        13.72   10.10   11.56    1.95  158.19    -6.47
     Companies Issuing Dividends(241)              18.72   6,229   142.7        20.36   15.20   18.74    0.00  149.81     1.06
     Companies Without Dividends(82)               13.33   4,624    70.9        14.41   11.15   13.30   -0.12   53.34     1.12
     Equity/Assets Less Than 6%(29)                16.77  19,811   418.8        18.14   12.81   16.58    0.56   75.45     3.30
     Equity/Assets 6-12%(147)                      19.39   5,347   133.0        21.09   15.32   19.44   -0.18  153.32     1.76
     Equity/Assets Greater Than 12%(147)           15.45   3,490    57.2        16.78   13.30   15.46   -0.01   88.96    -0.22
     Converted Last 3 Mths (no MHC)(19)            11.19   3,787    42.9        11.96   10.69   11.22   -0.30    0.00    -7.95
     Actively Traded Companies(54)                 23.07  17,267   441.0        24.89   18.20   23.03    0.25  156.81     2.73
     Market Value Below $20 Million(83)            14.02     981    12.7        15.49   11.94   14.03    0.01   72.83    -1.80
     Holding Company Structure(276)                17.80   5,876   131.0        19.33   14.67   17.82   -0.09  123.42     0.66
     Assets Over $1 Billion(62)                    24.54  19,031   477.2        26.35   18.95   24.61   -0.08  155.09     3.89
     Assets $500 Million-$1 Billion(56)            17.40   5,025    77.6        18.72   14.07   17.25    0.65  172.18     2.08
     Assets $250-$500 Million(79)                  16.09   2,606    38.3        17.71   13.62   16.21   -0.59   98.66     1.10
     Assets less than $250 Million(126)            14.41   1,413    19.2        15.76   12.10   14.40    0.00   75.65    -1.09
     Goodwill Companies(133)                       19.70   9,559   223.9        21.39   15.54   19.70    0.17  153.40     2.84
     Non-Goodwill Companies(190)                   15.64   3,111    52.4        17.00   13.18   15.66   -0.19   89.04    -0.33
     Acquirors of FSLIC Cases(14)                  24.99  34,581   980.0        26.64   18.89   25.00    0.53  195.18    -0.56


                                                      Current Per Share Financials
                                                  ________________________________________
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                          ________ _______ _______ _______ _______
                                                        ($)     ($)     ($)     ($)     ($)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ____________________________________________

     SAIF-Insured Thrifts(323)                        1.29    1.16   16.88   16.43   165.82
     NYSE Traded Companies(12)                        2.35    1.96   21.40   20.05   355.85
     AMEX Traded Companies(17)                        0.79    0.75   15.14   14.97   104.13
     NASDAQ Listed OTC Companies(294)                 1.27    1.14   16.79   16.36   160.97
     California Companies(25)                         1.03    0.86   18.35   17.86   280.83
     Florida Companies(10)                            1.23    0.77   12.43   12.14   175.66
     Mid-Atlantic Companies(63)                       1.42    1.34   16.83   16.15   172.58
     Mid-West Companies(150)                          1.33    1.17   17.62   17.31   150.71
     New England Companies(9)                         1.56    1.31   18.76   17.22   254.16
     North-West Companies(6)                          1.33    1.22   13.54   12.76   177.98
     South-East Companies(45)                         1.11    1.06   14.72   14.44   122.20
     South-West Companies(7)                          1.14    1.07   16.25   15.66   213.08
     Western Companies (Excl CA)(8)                   1.07    1.00   16.40   16.00   113.11
     Thrift Strategy(249)                             1.11    1.04   16.75   16.38   145.64
     Mortgage Banker Strategy(39)                     2.00    1.43   17.48   16.54   250.48
     Real Estate Strategy(16)                         1.64    1.61   16.59   16.29   202.91
     Diversified Strategy(15)                         2.00    1.97   18.72   18.22   236.99
     Retail Banking Strategy(4)                       1.13    0.86   13.56   13.05   158.37
     Companies Issuing Dividends(241)                 1.45    1.30   17.59   17.06   171.49
     Companies Without Dividends(82)                  0.81    0.74   14.82   14.59   149.17
     Equity/Assets Less Than 6%(29)                   1.39    1.09   14.29   13.44   291.39
     Equity/Assets 6-12%(147)                         1.69    1.49   17.54   16.80   213.51
     Equity/Assets Greater Than 12%(147)              0.86    0.84   16.75   16.68    93.72
     Converted Last 3 Mths (no MHC)(19)               0.47    0.48   14.51   14.51    66.03
     Actively Traded Companies(54)                    1.99    1.87   18.69   17.91   251.89
     Market Value Below $20 Million(83)               1.03    0.80   16.17   16.11   135.68
     Holding Company Structure(276)                   1.29    1.17   17.43   16.97   165.09
     Assets Over $1 Billion(62)                       2.04    1.86   20.45   19.08   280.49
     Assets $500 Million-$1 Billion(56)               1.34    1.24   16.25   15.78   174.93
     Assets $250-$500 Million(79)                     1.25    0.99   16.02   15.68   156.65
     Assets less than $250 Million(126)               0.90    0.85   15.89   15.86   108.29
     Goodwill Companies(133)                          1.57    1.40   17.71   16.64   219.37
     Non-Goodwill Companies(190)                      1.08    0.98   16.28   16.28   126.99
     Acquirors of FSLIC Cases(14)                     2.19    1.93   18.94   17.75   297.22

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31, /
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     ____________________________________________

     BIF-Insured Thrifts(71)                       16.53   6,860   120.3        18.01   13.00   16.59   -0.15   98.13     4.18
     NYSE Traded Companies(3)                      13.87  53,098   702.2        14.19   10.38   13.69    1.64  127.65    12.17
     AMEX Traded Companies(4)                      14.44   3,115    46.3        16.69   13.16   14.65   -1.24   25.63    -7.42
     NASDAQ Listed OTC Companies(64)               16.77   5,524   105.3        18.23   13.08   16.82   -0.13  101.99     4.52
     California Companies(2)                       11.38   5,155    65.8        11.75    7.88   11.50   -0.84  224.89    11.79
     Mid-Atlantic Companies(19)                    18.70  10,955   171.0        20.37   15.04   18.78   -0.57   74.94     0.89
     Mid-West Companies(1)                          7.50   2,562    19.2         8.50    7.50    8.13   -7.75    0.00     0.00
     New England Companies(44)                     16.05   3,591    53.4        17.50   12.51   16.10    0.23  108.79     5.04
     North-West Companies(4)                       17.72  22,775   606.8        19.28   13.79   17.52    0.34   41.95     3.30
     South-West Companies(1)                       10.50   1,387    14.6        11.50    7.50   10.50    0.00    0.00    16.67
     Thrift Strategy(44)                           16.41   3,506    53.4        17.85   13.14   16.52   -0.35   95.71     5.11
     Mortgage Banker Strategy(11)                  18.16  15,785   237.1        19.48   14.13   18.11    0.19  138.41     4.63
     Real Estate Strategy(7)                       16.15   3,715    70.2        17.06   11.26   16.13    0.79  141.15    11.41
     Diversified Strategy(7)                       16.04  21,376   486.6        18.14   12.08   15.86    0.66   38.52    -5.71
     Retail Banking Strategy(2)                    14.38   1,330    17.8        17.13   13.09   14.75   -2.71   14.82    -7.47
     Companies Issuing Dividends(50)               18.61   5,716   123.4        20.14   14.55   18.61    0.36  102.46     5.27
     Companies Without Dividends(21)               11.95   9,376   113.4        13.30    9.59   12.14   -1.27   77.53     1.36
     Equity/Assets Less than 6%(8)                 12.53  20,089   250.1        14.06    9.34   12.55    0.45   70.07    -3.38
     Equity/Assets 6-12%(51)                       17.10   5,331   108.8        18.69   13.44   17.13    0.05  104.21     5.30
     Equity/Assets Greater Than 12%(12)            16.68   4,782    83.5        17.57   13.52   16.85   -1.49   -5.06     4.27
     Converted Last 3 Mths (no MHC)(3)              9.33   3,235    30.8        10.21    9.27    9.58   -2.97    0.00     0.00
     Actively Traded Companies(30)                 17.66  11,015   209.4        18.89   13.84   17.59    0.30  119.54     4.41
     Market Value Below $20 Million(12)            13.34   1,114    13.0        14.17   10.32   13.29    0.12   81.02     8.08
     Holding Company Structure(45)                 17.08   6,768   135.9        18.52   13.56   17.13   -0.28  102.67     5.76
     Assets Over $1 Billion(17)                    22.52  19,874   398.9        23.75   16.55   22.35    0.94   97.68     6.55
     Assets $500 Million-$1 Billion(17)            18.75   4,384    73.2        20.56   15.52   18.94   -1.04  122.30    -1.81
     Assets $250-$500 Million(22)                  13.18   3,576    38.8        15.04   10.78   13.39   -0.76   91.96     3.52
     Assets less than $250 Million(15)             13.20   1,567    16.0        14.05   10.13   13.12    0.55   77.12     9.52
     Goodwill Companies(35)                        18.02   9,700   185.9        19.80   14.42   18.01    0.18  103.09     3.00
     Non-Goodwill Companies(36)                    15.14   4,191    58.7        16.32   11.66   15.25   -0.46   90.41     5.40


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     ___________________________________________

     BIF-Insured Thrifts(71)                           1.41    1.33   15.30   14.82   178.37
     NYSE Traded Companies(3)                          0.52    0.64   12.58   12.51   232.41
     AMEX Traded Companies(4)                          1.14    0.71   14.49   13.78   150.26
     NASDAQ Listed OTC Companies(64)                   1.46    1.40   15.45   14.97   178.44
     California Companies(2)                           0.64    0.55   11.42   11.41   182.68
     Mid-Atlantic Companies(19)                        1.50    1.47   16.97   16.80   190.76
     Mid-West Companies(1)                             0.29    0.29   11.06   11.06    19.67
     New England Companies(44)                         1.45    1.34   15.14   14.47   181.84
     North-West Companies(4)                           1.43    1.42   14.17   13.64   148.84
     South-West Companies(1)                           1.24    0.97    7.91    7.64    91.48
     Thrift Strategy(44)                               1.37    1.29   15.78   15.33   170.06
     Mortgage Banker Strategy(11)                      1.55    1.54   16.29   15.55   229.21
     Real Estate Strategy(7)                           1.46    1.34   12.71   12.67   124.13
     Diversified Strategy(7)                           1.86    1.69   12.78   12.04   186.36
     Retail Banking Strategy(2)                        0.19    0.20   16.33   15.86   258.61
     Companies Issuing Dividends(50)                   1.71    1.63   16.52   15.89   194.35
     Companies Without Dividends(21)                   0.77    0.69   12.61   12.46   143.20
     Equity/Assets Less Than 6%(8)                     0.82    0.67   10.85   10.76   200.47
     Equity/Assets 6-12%(51)                           1.61    1.52   15.44   14.80   193.50
     Equity/Assets Greater Than 12%(12)                0.93    0.94   17.77   17.77    91.78
     Converted Last 3 Mths (no MHC)(3)                 0.34    0.36   13.18   13.18    43.07
     Actively Traded Companies(30)                     1.58    1.56   16.07   15.28   197.35
     Market Value Below $20 Million(12)                1.11    1.00   14.68   14.17   162.71
     Holding Company Structure(45)                     1.52    1.48   15.60   15.08   167.99
     Assets Over $1 Billion(17)                        2.04    1.98   18.17   17.50   236.53
     Assets $500 Million-$1 Billion(17)                1.56    1.39   17.28   16.85   202.28
     Assets $250-$500 Million(22)                      1.09    1.06   12.80   12.36   143.09
     Assets less than $250 Million(15)                 1.12    1.04   13.97   13.57   147.21
     Goodwill Companies(35)                            1.57    1.44   16.35   15.36   215.23
     Non-Goodwill Companies(36)                        1.27    1.24   14.31   14.31   143.74


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31, /
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     _________________________________

     SAIF-Insured Thrifts(19)                      16.08   5,017    24.4        18.09   12.40   16.00    0.41  108.75    -3.72
     BIF-Insured Thrifts(2)                        15.19  21,219   123.6        18.06   12.25   15.62   -3.53  158.83    -4.73
     NASDAQ Listed OTC Companies(21)               15.99   6,637    34.3        18.09   12.38   15.96    0.02  125.44    -3.82
     Florida Companies(3)                          18.42   5,505    46.1        21.50   14.55   18.67   -0.62    0.00   -10.66
     Mid-Atlantic Companies(9)                     14.22   7,692    26.6        16.56   11.45   14.23   -0.33   60.00    -5.60
     Mid-West Companies(7)                         16.34   1,911    11.7        17.80   12.27   16.21    0.16  157.50    -2.40
     New England Companies(1)                      20.37  39,166   240.7        23.12   15.12   20.62   -1.21  158.83     7.21
     North-West Companies(1)                       16.00   2,155    12.6        17.00   11.36   15.25    4.92    0.00    10.04
     Thrift Strategy(18)                           15.74   5,079    24.1        17.87   12.29   15.74   -0.18  108.75    -5.20
     Mortgage Banker Strategy(2)                   16.00   2,155    12.6        17.00   11.36   15.25    4.92    0.00    10.04
     Diversified Strategy(1)                       20.37  39,166   240.7        23.12   15.12   20.62   -1.21  158.83     7.21
     Companies Issuing Dividends(21)               15.99   6,637    34.3        18.09   12.38   15.96    0.02  125.44    -3.82
     Equity/Assets Less Than 6%(1)                 15.75   1,610    11.8        17.25   10.75   15.75    0.00    0.00    -0.76
     Equity/Assets 6-12%(13)                       17.53   8,081    44.5        19.73   13.26   17.45    0.45  125.44    -3.81
     Equity/Assets Greater Than 12%(7)             13.37   4,880    20.1        15.39   11.11   13.44   -0.71    0.00    -4.28
     Actively Traded Companies(1)                  16.00   6,512    32.0        17.50   12.50   16.00    0.00   60.00    -3.03
     Market Value Below $20 Million(1)             14.00   1,250     7.8        14.25   10.50   14.00    0.00    0.00     0.94
     Holding Company Structure(1)                  16.00   6,512    32.0        17.50   12.50   16.00    0.00   60.00    -3.03
     Assets Over $1 Billion(4)                     16.33  24,584   107.8        19.04   13.21   16.54   -1.44  158.83    -3.70
     Assets $500 Million-$1 Billion(6)             16.65   5,826    39.1        19.42   13.34   16.74   -0.08   60.00    -6.94
     Assets $250-$500 Million(3)                   18.50   2,255    16.2        20.87   13.58   17.83    3.04  157.50    -2.08
     Assets less than $250 Million(8)              14.42   2,159    10.0        15.69   10.91   14.45   -0.50    0.00    -2.18
     Goodwill Companies(10)                        16.53  11,223    53.7        18.50   12.70   16.26    1.32  125.44    -1.36
     Non-Goodwill Companies(11)                    15.54   2,885    18.5        17.75   12.13   15.71   -1.05    0.00    -5.83
     MHC Institutions(21)                          15.99   6,637    34.3        18.09   12.38   15.96    0.02  125.44    -3.82



                                                        Current Per Share Financials
                                                    ________________________________________
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                          ________ _______ _______ _______ _______
                                                        ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     _________________________________

     SAIF-Insured Thrifts(19)                         0.85    0.83   13.16   12.91   126.55
     BIF-Insured Thrifts(2)                           1.13    0.94   11.49   11.49   124.34
     NASDAQ Listed OTC Companies(21)                  0.88    0.84   13.00   12.77   126.33
     Florida Companies(3)                             1.29    1.26   14.73   14.68   145.72
     Mid-Atlantic Companies(9)                        0.56    0.62   12.15   11.77   107.34
     Mid-West Companies(7)                            0.87    0.79   13.39   13.37   136.71
     New England Companies(1)                         1.90    1.53   14.12   14.12   176.59
     North-West Companies(1)                          1.21    1.09   10.71    9.48    97.22
     Thrift Strategy(18)                              0.80    0.79   13.06   12.88   125.16
     Mortgage Banker Strategy(2)                      1.21    1.09   10.71    9.48    97.22
     Diversified Strategy(1)                          1.90    1.53   14.12   14.12   176.59
     Companies Issuing Dividends(21)                  0.88    0.84   13.00   12.77   126.33
     Equity/Assets Less Than 6%(1)                    1.23    1.26   13.64   13.64   229.43
     Equity/Assets 6-12%(13)                          0.96    0.96   14.20   13.92   148.90
     Equity/Assets Greater Than 12%(7)                0.68    0.58   10.84   10.68    72.92
     Actively Traded Companies(1)                     1.24    1.19   13.98   12.14   147.32
     Market Value Below $20 Million(1)                0.48    0.39   13.41   13.41   113.76
     Holding Company Structure(1)                     1.24    1.19   13.98   12.14   147.32
     Assets Over $1 Billion(4)                        1.12    0.99   11.88   11.56   121.22
     Assets $500 Million-$1 Billion(6)                1.04    1.06   14.49   14.12   143.41
     Assets $250-$500 Million(3)                      1.21    1.18   15.94   15.90   187.55
     Assets less than $250 Million(8)                 0.54    0.51   11.19   11.04    92.49
     Goodwill Companies(10)                           1.08    0.95   13.16   12.65   128.21
     Non-Goodwill Companies(11)                       0.71    0.76   12.87   12.87   124.80
     MHC Institutions(21)                             0.88    0.84   13.00   12.77   126.33


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.


     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     _____________________
     AHM   Ahmanson and Co. H.F. of CA             26.50 112,512 2,981.6        27.75   21.00   25.75    2.91   41.33     0.00
     CAL   CalFed Inc. of Los Angeles CA           18.62  49,313   918.2        19.00   12.12   18.37    1.36   -7.78    18.22
     CSA   Coast Savings Financial of CA           33.37  18,583   620.1        34.62   19.37   33.50   -0.39  188.67    -3.61
     CFB   Commercial Federal Corp. of NE          38.12  15,067   574.4        38.87   27.12   38.75   -1.63  933.06     0.98
     DME   Dime Savings Bank, FSB of NY*           13.12  98,847 1,296.9        13.12    9.75   12.50    4.96   30.42    12.91
     DSL   Downey Financial Corp. of CA            21.62  16,973   367.0        24.05   16.79   21.75   -0.60   26.14    -0.60
     FRC   First Republic Bancorp of CA*           14.62   7,349   107.4        15.25   11.00   14.87   -1.68  224.89    11.43
     FED   FirstFed Fin. Corp. of CA               17.25  10,624   183.3        18.50   12.37   16.62    3.79    6.81    22.17
     GLN   Glendale Fed. Bk, FSB of CA             18.75  44,085   826.6        18.75   12.37   18.00    4.17   15.38     6.41
     GDW   Golden West Fin. Corp. of CA            54.62  58,623 3,202.0        56.25   44.37   54.87   -0.46  108.55    -1.14
     GWF   Great Western Fin. Corp. of CA          23.50 137,205 3,224.3        27.12   20.25   23.00    2.17   35.29    -7.37
     GPT   GreenPoint Fin. Corp. of NY(8)*         29.75  52,457 1,560.6        30.25   22.19   29.75    0.00    N.A.    11.21
     SFB   Standard Fed. Bancorp of MI             38.87  31,289 1,216.2        43.12   31.25   39.37   -1.27  317.51    -1.27
     TCB   TCF Financial Corp. of MN               33.62  35,835 1,204.8        37.62   22.94   34.25   -1.84  407.09     1.51
     WES   Westcorp Inc. of Orange CA              18.87  25,836   487.5        21.91   14.52   18.00    4.83  157.44     7.09


     AMEX Traded Companies
     _____________________
     BKC   American Bank of Waterbury CT*          24.12   2,286    55.1        27.62   21.37   24.62   -2.03   28.64   -11.49
     BFD   BostonFed Bancorp of MA                 12.25   6,590    80.7        12.62   10.00   12.25    0.00    N.A.     4.26
     CFX   Cheshire Fin. Corp. of NH*              13.75   7,561   104.0        17.50   13.50   14.00   -1.79   15.55   -12.03
     CZF   Citisave Fin. Corp. of LA               15.75     965    15.2        16.50   12.75   15.87   -0.76    N.A.     6.78
     CBK   Citizens First Fin.Corp. of IL          10.00   2,818    28.2        10.50   10.00   10.12   -1.19    N.A.     N.A.
     ESX   Essex Bancorp of VA(8)                   2.31   1,051     2.4         5.50    0.94    2.62  -11.83  -86.21    22.87
     FCB   Falmouth Co-Op Bank of MA*              10.25   1,455    14.9        11.37   10.25   10.37   -1.16    N.A.     N.A.
     GAF   GA Financial Corp. of PA                10.75   8,900    95.7        11.50   10.75   10.87   -1.10    N.A.     N.A.
     KNK   Kankakee Bancorp of IL                  19.37   1,439    27.9        21.00   18.25   19.00    1.95   93.70     2.65
     KYF   Kentucky First Bancorp of KY            13.62   1,389    18.9        13.62   11.37   13.50    0.89    N.A.    10.11
     NYB   New York Bancorp, Inc. of NY            25.25  11,725   296.1        26.12   19.00   25.37   -0.47  256.14    12.22
     PDB   Piedmont Bancorp of NC                  13.12   2,645    34.7        13.62   12.00   13.25   -0.98    N.A.     4.96
     PLE   Pinnacle Bank of AL                     16.00     890    14.2        19.25   15.50   16.25   -1.54  137.04   -11.11
     SSB   Scotland Bancorp of NC                  12.12   1,840    22.3        12.62   11.62   12.12    0.00    N.A.     N.A.
     SZB   SouthFirst Bancshares of AL             12.00     855    10.3        16.00   11.25   12.12   -0.99    N.A.   -22.58
     SRN   Southern Banc Company of AL             13.25   1,455    19.3        13.25   11.37   13.12    0.99    N.A.     2.95
     SSM   Stone Street Bancorp of NC              16.87   1,825    30.8        18.50   16.75   16.87    0.00    N.A.     N.A.
     TSH   Teche Holding Company of LA             13.25   4,094    54.2        14.50   11.75   13.50   -1.85    N.A.    -3.64
     FTF   Texarkana Fst. Fin. Corp of AR          16.37   1,984    32.5        16.50   10.00   16.25    0.74    N.A.    15.93
     THR   Three Rivers Fin. Corp. of MI           13.25     860    11.4        13.50   11.37   13.25    0.00    N.A.     8.16
     TBK   Tolland Bank of CT*                      9.62   1,157    11.1        10.25    7.50    9.62    0.00   32.69     1.26
     WSB   Washington SB, FSB of MD                 5.63   4,220    23.8         6.25    3.56    5.31    6.03  350.40    12.60


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN             26.00     666    17.3        34.05   26.00   27.50   -5.45    N.A.   -10.87
     WFSB  1st Washington Bancorp of VA(8)          7.94   9,883    78.5         8.00    5.00    7.95   -0.13   98.50    13.43
     ALBK  ALBANK Fin. Corp. of Albany NY          27.25  13,605   370.7        30.62   21.46   27.37   -0.44   17.20     9.00
     AMFC  AMB Financial Corp. of IN               10.00   1,124    11.2        11.00    9.75   10.37   -3.57    N.A.     N.A.
     ASBP  ASB Financial Corp. of OH               15.00   1,714    25.7        16.50   11.37   15.00    0.00    N.A.    -5.48
     ABBK  Abington Savings Bank of MA(8)*         14.50   1,884    27.3        18.50   12.75   15.50   -6.45  119.03   -15.94
     AADV  Advantage Bancorp of WI                 34.00   3,449   117.3        34.50   23.40   33.37    1.89  269.57    12.58
     AFCB  Affiliated Comm BC, Inc of MA           16.62   5,072    84.3        18.00   16.06   17.00   -2.24    N.A.    -4.32
     ALBC  Albion Banc Corp. of Albion NY          17.00     261     4.4        18.75   14.25   16.62    2.29   30.77     3.03
     ATSB  AmTrust Capital Corp. of IN             10.00     567     5.7        11.25    8.13    9.75    2.56    N.A.    -2.44


                                                         Current Per Share Financials
                                                   ________________________________________
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                         ________ _______ _______ _______ _______
                                                       ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     _____________________
     AHM   Ahmanson and Co. H.F. of CA               3.65    0.44   20.40   19.12   442.46
     CAL   CalFed Inc. of Los Angeles CA             1.68    1.58   13.08   13.08   289.58
     CSA   Coast Savings Financial of CA             2.09    1.81   22.89   22.51   443.41
     CFB   Commercial Federal Corp. of NE            3.47    3.45   26.57   23.87   439.20
     DME   Dime Savings Bank, FSB of NY*             0.68    0.93    9.98    9.87   196.40
     DSL   Downey Financial Corp. of CA              1.68    1.47   22.83   22.43   274.12
     FRC   First Republic Bancorp of CA*             0.35    0.34   15.17   15.15   268.42
     FED   FirstFed Fin. Corp. of CA                 0.71    0.79   18.38   18.07   392.11
     GLN   Glendale Fed. Bk, FSB of CA               0.42    0.99   17.49   16.12   325.92
     GDW   Golden West Fin. Corp. of CA              4.42    4.37   39.79   37.43   597.27
     GWF   Great Western Fin. Corp. of CA            1.92    1.75   18.42   16.13   318.96
     GPT   GreenPoint Fin. Corp. of NY(8)*           2.03    2.12   29.18   16.62   275.83
     SFB   Standard Fed. Bancorp of MI               3.92    3.54   30.02   25.61   431.63
     TCB   TCF Financial Corp. of MN                 2.78    2.63   15.10   14.44   196.44
     WES   Westcorp Inc. of Orange CA                1.42    0.71   11.78   11.74   119.08


     AMEX Traded Companies
     _____________________
     BKC   American Bank of Waterbury CT*            2.02    0.82   19.37   18.37   226.11
     BFD   BostonFed Bancorp of MA                   0.20    0.17   13.90   13.90   102.85
     CFX   Cheshire Fin. Corp. of NH*                1.15    0.95   11.99   10.70   126.74
     CZF   Citisave Fin. Corp. of LA                 1.02    0.70   15.02   15.01    82.61
     CBK   Citizens First Fin.Corp. of IL            0.56    0.61   13.95   13.95    89.59
     ESX   Essex Bancorp of VA(8)                    0.97   -2.35    7.72   -0.25   300.25
     FCB   Falmouth Co-Op Bank of MA*                0.25    0.26   14.84   14.84    60.43
     GAF   GA Financial Corp. of PA                  0.33    0.44   14.34   14.34    63.90
     KNK   Kankakee Bancorp of IL                    1.15    1.13   24.73   22.94   252.38
     KYF   Kentucky First Bancorp of KY              0.57    0.57   14.28   14.28    60.46
     NYB   New York Bancorp, Inc. of NY              2.72    2.58   13.58   13.58   234.92
     PDB   Piedmont Bancorp of NC                    0.58    0.59   14.05   14.05    47.20
     PLE   Pinnacle Bank of AL                       1.71    1.53   17.10   16.50   208.76
     SSB   Scotland Bancorp of NC                    0.38    0.38   14.38   14.38    38.27
     SZB   SouthFirst Bancshares of AL               0.55    0.76   15.48   15.48   103.98
     SRN   Southern Banc Company of AL               0.36    0.36   15.51   15.34    76.12
     SSM   Stone Street Bancorp of NC                0.43    0.43   21.43   21.43    63.62
     TSH   Teche Holding Company of LA               0.92    0.90   14.51   14.51    84.54
     FTF   Texarkana Fst. Fin. Corp of AR            1.48    1.11   16.98   16.98    82.35
     THR   Three Rivers Fin. Corp. of MI             0.51    0.49   14.90   14.81    94.69
     TBK   Tolland Bank of CT*                       1.12    0.82   11.74   11.19   187.76
     WSB   Washington SB, FSB of MD                  0.57    0.42    5.03    5.03    62.24


     NASDAQ Listed OTC Companies
     ___________________________
     FBCV  1st Bancorp of Vincennes IN               9.81   -0.71   32.33   32.33   410.09
     WFSB  1st Washington Bancorp of VA(8)           0.51    0.21    4.79    4.79    80.47
     ALBK  ALBANK Fin. Corp. of Albany NY            2.21    2.21   23.58   20.81   244.99
     AMFC  AMB Financial Corp. of IN                 0.31    0.31   14.37   14.37    71.65
     ASBP  ASB Financial Corp. of OH                 0.64    0.64   15.04   15.04    65.18
     ABBK  Abington Savings Bank of MA(8)*           0.85    0.56   16.52   14.45   253.96
     AADV  Advantage Bancorp of WI                   2.51    2.26   27.77   24.06   284.11
     AFCB  Affiliated Comm BC, Inc of MA             1.21    1.45   18.97   18.82   185.00
     ALBC  Albion Banc Corp. of Albion NY            0.66    0.56   23.26   23.26   217.21
     ATSB  AmTrust Capital Corp. of IN               0.37    0.08   13.32   13.18   128.87

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     AHCI  Ambanc Holding Co. of NY*                9.38   5,422    50.9        10.31    9.38    9.62   -2.49    N.A.    -7.22
     ASBI  Ameriana Bancorp of IN                  13.00   3,325    43.2        14.44   11.25   13.12   -0.91   40.85    -8.77
     AFFFZ America First Fin. Fund of CA           26.00   6,011   156.3        29.75   24.25   26.50   -1.89   38.67   -12.61
     AMFB  American Federal Bank of SC             16.00  10,921   174.7        16.50   13.75   15.75    1.59  236.84     4.92
     ANBK  American Nat'l Bancorp of MD            10.00   3,980    39.8        10.25    8.05   10.25   -2.44    N.A.     2.56
     ABCW  Anchor Bancorp Wisconsin of WI          34.50   4,934   170.2        36.25   25.80   34.00    1.47   17.47    -3.82
     ANDB  Andover Bancorp, Inc. of MA*            25.75   4,243   109.3        26.06   18.25   25.87   -0.46  139.53    21.92
     ASFC  Astoria Financial Corp. of NY           27.00  10,958   295.9        27.88   27.00   27.75   -2.70    2.86    18.37
     AVND  Avondale Fin. Corp. of IL               13.25   4,015    53.2        15.25   12.50   12.87    2.95    N.A.    -8.62
     BFSI  BFS Bankorp, Inc. of NY                 39.50   1,635    64.6        39.50   24.75   38.50    2.60  335.98    12.06
     BKCT  Bancorp Connecticut of CT*              19.56   2,706    52.9        21.04   12.71   20.42   -4.21  123.54    32.25
     BWFC  Bank West Fin. Corp. of MI              10.75   2,296    24.7        10.87    8.75   10.37    3.66    N.A.     6.23
     BANC  BankAtlantic Bancorp of FL              14.00  11,743   164.4        16.00    9.76   14.37   -2.57  169.23    -6.67
     BKUNA BankUnited SA of FL                      7.75   5,693    44.1         8.75    6.12    7.87   -1.52   42.73    26.63
     BKCO  Bankers Corp. of NJ*                    17.25  12,794   220.7        18.78   16.25   17.25    0.00  176.00     6.15
     BVFS  Bay View Capital Corp. of CA            33.00   6,900   227.7        35.25   24.00   33.12   -0.36   67.09    15.79
     BFSB  Bedford Bancshares of VA                16.00   1,195    19.1        18.75   15.25   16.37   -2.26   52.38    -7.89
     BELL  Bell Bancorp of Chicago IL(8)           37.37   9,210   344.2        37.50   28.25   37.50   -0.35  198.96     4.53
     BTHL  Bethel Bancorp. of ME*                  13.00   1,203    15.6        13.25   10.75   12.50    4.00   10.64    13.04
     SBOS  Boston Bancorp of MA(8)*                42.00   5,251   220.5        44.00   35.75   42.00    0.00  155.47     4.35
     BSBC  Branford SB of CT*                       3.37   6,559    22.1         3.50    2.12    3.25    3.69   58.96    17.42
     BRFC  Bridgeville SB, FSB of PA               14.25   1,124    16.0        15.25   12.25   14.75   -3.39    0.00    -1.72
     BYFC  Broadway Fin. Corp. of CA               10.00     893     8.9        11.00   10.00   10.00    0.00    N.A.     N.A.
     CBCO  CB Bancorp of Michigan City IN          17.25   1,188    20.5        19.25   12.50   17.50   -1.43   56.82    -4.17
     CCFH  CCF Holding Company of GA               11.50   1,131    13.0        12.75   10.75   11.50    0.00    N.A.    -9.80
     CENF  CENFED Financial Corp. of CA            21.50   5,031   108.2        23.41   17.50   21.25    1.18   37.12    -1.47
     CFSB  CFSB Bancorp of Lansing MI              20.62   4,476    92.3        24.00   17.73   20.50    0.59  129.11    -4.09
     CKFB  CKF Bancorp of Danville KY              20.00     932    18.6        20.25   12.75   19.50    2.56    N.A.     3.90
     CSBF  CSB Financial Group Inc of IL            9.00   1,035     9.3         9.62    8.81    9.00    0.00    N.A.    -5.26
     CFHC  California Fin. Hld. Co. of CA          20.50   4,668    95.7        21.88   15.00   20.81   -1.49   95.24     0.00
     CBCI  Calumet Bancorp of Chicago IL           28.00   2,668    74.7        28.50   26.50   28.00    0.00   38.27     0.90
     CAFI  Camco Fin. Corp. of OH                  20.00   1,971    39.4        20.00   13.81   20.00    0.00    N.A.    11.11
     CMRN  Cameron Fin. Corp. of MO                14.00   2,850    39.9        15.50   11.31   13.50    3.70    N.A.    -2.57
     CAPS  Capital Savings Bancorp of MO           18.00   1,039    18.7        19.50   16.50   18.06   -0.33   35.85    -2.70
     CARV  Carver FSB of New York, NY               7.62   2,314    17.6        10.75    6.81    8.00   -4.75   21.92   -15.33
     CASB  Cascade SB of Everett WA                20.00   1,632    32.6        20.50   15.20   19.50    2.56   56.25    20.34
     CATB  Catskill Fin. Corp. of NY*              10.25   5,687    58.3        10.75   10.06   10.25    0.00    N.A.     N.A.
     CNIT  Cenit Bancorp of Norfolk VA             34.00   1,606    54.6        40.25   33.00   35.50   -4.23  114.11    -7.48
     CTBK  Center Banks, Inc. of NY*               13.75     932    12.8        15.25   13.00   14.00   -1.79   25.00    -2.20
     CFCX  Center Fin. Corp of CT(8)*              20.87  14,487   302.3        21.12   14.12   21.12   -1.18  209.19    19.26
     CEBK  Central Co-Op. Bank of MA*              15.25   1,933    29.5        17.00   10.75   15.63   -2.43  190.48     1.67
     CJFC  Central Jersey Fin. Corp of NJ(8)       30.25   2,668    80.7        31.31   19.00   30.62   -1.21  224.57    21.00
     CBSB  Charter Financial Inc. of IL            11.50   4,974    57.2        12.25    8.52   11.62   -1.03    N.A.     6.38
     COFI  Charter One Financial of OH(8)          35.62  45,115 1,607.0        38.00   24.25   36.37   -2.06  103.54    16.33
     CVAL  Chester Valley Bancorp of PA            18.62   1,580    29.4        20.48   18.12   18.25    2.03   64.34    -3.27
     CRCL  Circle Financial Corp.of OH(8)          33.84     708    24.0        35.12   25.00   34.09   -0.73  207.64    25.33
     CTZN  CitFed Bancorp of Dayton OH             36.75   5,686   209.0        38.87   26.50   37.75   -2.65  308.33     6.52
     CLAS  Classic Bancshares of KY                11.12   1,322    14.7        11.75   10.50   11.00    1.09    N.A.    -5.36
     CMSB  Cmnwealth SB, MHC of PA (46.3)(8)       21.88   8,642    84.3        24.87   14.87   21.75    0.60    N.A.    -2.76
     CBSA  Coastal Bancorp of Houston TX           18.62   4,958    92.3        18.75   15.63   18.37    1.36    N.A.     6.40
     CFCP  Coastal Fin. Corp. of SC                20.00   2,742    54.8        21.50   14.80   21.50   -6.98  100.00    26.58
     COFD  Collective Bancorp Inc. of NJ           24.12  20,407   492.2        28.25   20.00   24.50   -1.55  216.54    -4.93
     CMSV  Commty. Svgs, MHC of FL(47.6)           14.75   4,869    35.1        18.25   14.25   14.50    1.72    N.A.   -13.24
     CBIN  Community Bank Shares of IN             13.62   1,984    27.0        14.75   12.00   13.75   -0.95    N.A.    -4.42
     CBNH  Community Bankshares Inc of NH*         17.37   2,416    42.0        19.75   15.75   17.37    0.00  363.20    -7.95


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     AHCI  Ambanc Holding Co. of NY*                  -0.02   -0.03   13.87   13.87    72.36
     ASBI  Ameriana Bancorp of IN                      1.00    0.97   13.41   13.39   115.21
     AFFFZ America First Fin. Fund of CA               3.20    3.18   26.41   25.79   388.14
     AMFB  American Federal Bank of SC                 1.55    1.69   10.07    9.29   122.62
     ANBK  American Nat'l Bancorp of MD                0.37    0.36   12.31   12.31   112.82
     ABCW  Anchor Bancorp Wisconsin of WI              2.94    2.86   24.00   23.37   355.61
     ANDB  Andover Bancorp, Inc. of MA*                2.25    2.36   20.44   20.44   269.10
     ASFC  Astoria Financial Corp. of NY               4.43    4.38   52.31   42.56   612.17
     AVND  Avondale Fin. Corp. of IL                   0.93    0.65   15.35   15.35   144.39
     BFSI  BFS Bankorp, Inc. of NY                     6.20    5.99   28.20   28.20   346.45
     BKCT  Bancorp Connecticut of CT*                  1.65    1.65   16.09   16.09   148.88
     BWFC  Bank West Fin. Corp. of MI                  0.41    0.24   11.99   11.99    60.63
     BANC  BankAtlantic Bancorp of FL                  1.44    1.12   11.65   10.70   139.90
     BKUNA BankUnited SA of FL                         1.12    0.86    7.93    7.49   129.72
     BKCO  Bankers Corp. of NJ*                        1.62    1.71   14.69   14.38   149.72
     BVFS  Bay View Capital Corp. of CA               -0.46    1.15   29.46   28.72   421.78
     BFSB  Bedford Bancshares of VA                    1.20    1.20   15.85   15.85    98.41
     BELL  Bell Bancorp of Chicago IL(8)               1.31    1.26   33.38   33.38   210.47
     BTHL  Bethel Bancorp. of ME*                      1.08    0.83   13.72   11.53   181.37
     SBOS  Boston Bancorp of MA(8)*                    7.08    3.39   40.29   40.29   326.62
     BSBC  Branford SB of CT*                          0.20    0.20    2.31    2.31    26.59
     BRFC  Bridgeville SB, FSB of PA                   0.59    0.59   14.13   14.13    49.57
     BYFC  Broadway Fin. Corp. of CA                   0.49    0.55   14.73   14.73   129.03
     CBCO  CB Bancorp of Michigan City IN              2.07    2.07   15.79   15.79   172.41
     CCFH  CCF Holding Company of GA                   0.59    0.56   14.79   14.79    69.65
     CENF  CENFED Financial Corp. of CA                1.97    1.36   21.02   20.98   420.11
     CFSB  CFSB Bancorp of Lansing MI                  1.58    1.55   14.30   14.30   172.40
     CKFB  CKF Bancorp of Danville KY                  0.75    0.75   17.21   17.21    63.05
     CSBF  CSB Financial Group Inc of IL               0.32    0.32   12.30   12.30    39.82
     CFHC  California Fin. Hld. Co. of CA              0.77    0.67   18.48   18.32   273.69
     CBCI  Calumet Bancorp of Chicago IL               2.28    2.27   31.99   31.99   188.31
     CAFI  Camco Fin. Corp. of OH                      2.12    1.62   14.52   14.52   174.38
     CMRN  Cameron Fin. Corp. of MO                    0.97    0.96   16.06   16.06    60.52
     CAPS  Capital Savings Bancorp of MO               1.75    1.75   20.34   20.34   194.95
     CARV  Carver FSB of New York, NY                  0.31    0.40   15.12   14.38   156.97
     CASB  Cascade SB of Everett WA                    1.08    0.56   12.42   12.42   199.92
     CATB  Catskill Fin. Corp. of NY*                  0.47    0.54   13.65   13.65    49.12
     CNIT  Cenit Bancorp of Norfolk VA                 1.57    1.84   29.00   27.92   415.61
     CTBK  Center Banks, Inc. of NY*                   1.27    1.31   16.32   16.32   230.66
     CFCX  Center Fin. Corp of CT(8)*                  1.60    1.09   15.46   14.44   253.30
     CEBK  Central Co-Op. Bank of MA*                  0.99    0.93   16.38   14.30   164.61
     CJFC  Central Jersey Fin. Corp of NJ(8)           1.89    1.80   20.58   19.13   174.74
     CBSB  Charter Financial Inc. of IL                0.65    0.65   12.95   12.61    60.48
     COFI  Charter One Financial of OH(8)              0.37    2.39   20.16   19.84   292.01
     CVAL  Chester Valley Bancorp of PA                1.54    1.48   15.90   15.90   173.78
     CRCL  Circle Financial Corp.of OH(8)              1.47    1.26   34.51   29.94   324.02
     CTZN  CitFed Bancorp of Dayton OH                 2.84    2.32   30.62   26.54   456.89
     CLAS  Classic Bancshares of KY                    0.21    0.19   14.76   14.76    51.28
     CMSB  Cmnwealth SB, MHC of PA (46.3)(8)           1.27    1.13   15.93   14.00   191.82
     CBSA  Coastal Bancorp of Houston TX               1.93    1.92   18.76   15.22   566.10
     CFCP  Coastal Fin. Corp. of SC                    1.51    1.36    9.79    9.79   160.91
     COFD  Collective Bancorp Inc. of NJ               2.62    2.56   17.47   16.22   247.89
     CMSV  Commty. Svgs, MHC of FL(47.6)               0.99    0.96   15.35   15.35   129.90
     CBIN  Community Bank Shares of IN                 0.96    0.94   12.84   12.84   113.06
     CBNH  Community Bankshares Inc of NH*             1.41    1.17   15.46   15.46   213.92

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700



                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     CFTP  Community Fed. Bancorp of MS            13.50   4,629    62.5        13.50   12.50   13.12    2.90    N.A.     N.A.
     CFFC  Community Fin. Corp. of VA              21.00   1,270    26.7        21.00   13.50   21.00    0.00  200.00    16.67
     CIBI  Community Inv. Corp. of OH              14.75     701    10.3        17.50   12.75   14.75    0.00    N.A.    -3.28
     CONE  Conestoga Bancorp of Roslyn NY(8)       21.00   4,742    99.6        21.12   14.37   20.87    0.62    N.A.     4.37
     COOP  Cooperative Bk.for Svgs. of NC          17.25   1,492    25.7        22.50   17.25   17.62   -2.10   72.50   -15.85
     CNSK  Covenant Bank for Svgs. of NJ*          12.00   1,959    23.5        13.22    8.62   12.50   -4.00    N.A.    -9.23
     CRZY  Crazy Woman Creek Bncorp of WY          10.37   1,058    11.0        11.00   10.37   10.37    0.00    N.A.     N.A.
     DNFC  D&N Financial Corp. of MI               12.37   6,829    84.5        13.62    9.38   12.00    3.08   41.37     2.06
     DSBC  DS Bancor Inc. of Derby CT*             31.37   3,029    95.0        33.00   23.09   31.50   -0.41   90.70    23.02
     DFIN  Damen Fin. Corp. of Chicago IL          11.62   3,967    46.1        11.94   11.00   11.62    0.00    N.A.     2.20
     DIBK  Dime Financial Corp. of CT*             13.75   5,024    69.1        14.00    9.50   13.87   -0.87   30.95     1.85
     EBSI  Eagle Bancshares of Tucker GA           16.00   3,117    49.9        19.00   13.50   16.75   -4.48  120.69   -15.79
     EGFC  Eagle Financial Corp. of CT             23.50   4,491   105.5        27.75   20.50   23.00    2.17  168.57   -10.48
     ETFS  East Texas Fin. Serv. of TX             14.75   1,194    17.6        16.75   13.75   14.75    0.00    N.A.    -9.23
     EBCP  Eastern Bancorp of NH                   24.25   2,398    58.2        27.50   19.25   23.75    2.11  189.73    -9.35
     ESBK  Elmira SB of Elmira NY*                 16.50     706    11.6        18.75   14.50   16.75   -1.49   14.82   -12.00
     EFBI  Enterprise Fed. Bancorp of OH           14.25   2,085    29.7        18.00   13.75   14.25    0.00    N.A.    -3.39
     EQSB  Equitable FSB of Wheaton MD             22.50     600    13.5        24.25   20.37   22.50    0.00    N.A.     0.00
     FFFG  F.F.O. Financial Group of FL             2.69   8,430    22.7         3.00    2.25    2.94   -8.50  -67.63     5.08
     FCBF  FCB Fin. Corp. of Neenah WI             17.50   2,513    44.0        18.50   15.50   17.50    0.00    N.A.    -5.41
     FFBS  FFBS Bancorp of Columbus MS             23.00   1,573    36.2        23.50   15.50   23.50   -2.13    N.A.    35.29
     FFDF  FFD Financial Corp. of OH               10.37   1,455    15.1        10.75   10.00   10.00    3.70    N.A.     N.A.
     FFLC  FFLC Bancorp of Leesburg FL             17.75   2,638    46.8        20.25   16.00   18.00   -1.39    N.A.    -5.33
     FFFC  FFVA Financial Corp. of VA              16.75   5,426    90.9        17.50   13.25   15.44    8.48    N.A.    21.82
     FFWC  FFW Corporation of Wabash IN            19.25     739    14.2        19.75   16.50   19.25    0.00    N.A.    -2.53
     FFYF  FFY Financial Corp. of OH               23.25   5,193   120.7        23.50   18.62   23.37   -0.51    N.A.    10.71
     FMCO  FMS Financial Corp. of NJ               16.25   2,467    40.1        17.50   12.25   16.50   -1.52   80.56    -4.41
     FFHH  FSF Financial Corp. of MN               11.69   3,861    45.1        13.50   10.75   11.62    0.60    N.A.   -10.08
     FMLY  Family Bancorp of Haverhill MA(8)*      24.12   4,087    98.6        24.12   14.67   23.75    1.56  362.96    34.97
     FMCT  Farmers & Mechanics Bank of CT*         19.12   1,661    31.8        23.00   15.75   19.62   -2.55    N.A.   -13.09
     FOBC  Fed One Bancorp of Wheeling WV          14.62   2,489    36.4        16.25   13.00   15.25   -4.13   46.20    -3.31
     FFRV  Fid. Fin. Bkshrs. Corp. of VA           12.50   2,279    28.5        14.75   10.50   12.25    2.04   42.86    -9.88
     FBCI  Fidelity Bancorp of Chicago IL          16.62   3,085    51.3        17.00   13.00   16.62    0.00    N.A.     8.13
     FSBI  Fidelity Bancorp, Inc. of PA            16.00   1,367    21.9        17.50   13.41   16.00    0.00  106.99     6.67
     FFFL  Fidelity FSB, MHC of FL(47.2)           13.50   6,720    42.8        17.00   10.91   13.50    0.00    N.A.   -16.92
     FFED  Fidelity Fed. Bancorp of IN             12.00   2,493    29.9        14.77   10.46   12.75   -5.88   70.21   -18.75
     FFOH  Fidelity Financial of OH                10.00   4,073    40.7        10.89    5.61   10.25   -2.44    N.A.    -8.17
     FIBC  Financial Bancorp of NY                 12.87   1,873    24.1        14.87   11.75   13.00   -1.00    N.A.    -6.40
     FNSC  Financial Security Corp. of IL(8)       25.37   1,524    38.7        26.50   16.50   26.00   -2.42  153.70    14.02
     FSBS  First Ashland Fin. Corp. of KY(8)       18.00   1,463    26.3        18.37   13.00   18.00    0.00    N.A.    24.14
     FBSI  First Bancshares of MO                  15.75   1,302    20.5        17.00   14.50   15.75    0.00   23.53    -1.56
     FBBC  First Bell Bancorp of PA                13.44   8,166   109.8        14.25   10.00   13.75   -2.25    N.A.     0.52
     FBER  First Bergen Bancorp of NJ               9.25   3,174    29.4        10.00    9.25    9.25    0.00    N.A.     N.A.
     FCIT  First Cit. Fin. Corp of MD              17.75   2,914    51.7        19.09   14.09   18.06   -1.72  104.26     2.78
     FFBA  First Colorado Bancorp of Co            13.25  20,302   269.0        13.62    7.75   13.25    0.00  301.52    20.56
     FDEF  First Defiance Fin.Corp. of OH          10.62  10,978   116.6        11.00    7.29   10.69   -0.65    N.A.     4.94
     FESX  First Essex Bancorp of MA*              10.37   6,035    62.6        12.00    8.13   10.75   -3.53   72.83    -8.80
     FFES  First FS&LA of E. Hartford CT           17.00   2,594    44.1        21.50   16.75   17.50   -2.86  161.54   -15.00
     FSSB  First FS&LA of San Bern. CA             10.00     328     3.3        14.50   10.00   10.00    0.00    0.00   -20.00
     FFSX  First FS&LA. MHC of IA (45.0)           25.75   1,706    19.5        28.62   18.00   24.00    7.29  157.50    -3.74
     FFML  First Family Bank, FSB of FL            21.12     545    11.5        23.00   14.50   21.00    0.57  224.92     0.57
     FFSW  First Fed Fin. Serv. of OH              28.00   3,275    91.7        28.00   18.18   24.75   13.13   64.71    29.69
     BDJI  First Fed. Bancorp. of MN               13.50     819    11.1        14.75   11.25   13.25    1.89    N.A.    -1.82
     FFBH  First Fed. Bancshares of AR             13.75   5,154    70.9        14.00   13.00   13.75    0.00    N.A.     N.A.
     FFEC  First Fed. Bancshares of WI             16.00   6,855   109.7        16.00   12.00   15.12    5.82    N.A.     4.92



                                                        Current Per Share Financials
                                                    ________________________________________
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                          ________ _______ _______ _______ _______
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     CFTP  Community Fed. Bancorp of MS               0.43    0.42   14.34   14.34    43.32
     CFFC  Community Fin. Corp. of VA                 1.58    1.58   17.24   17.24   125.82
     CIBI  Community Inv. Corp. of OH                 1.20    1.14   17.45   17.45   121.56
     CONE  Conestoga Bancorp of Roslyn NY(8)          0.68    0.55   16.86   16.86   104.25
     COOP  Cooperative Bk.for Svgs. of NC             0.60    0.51   19.64   17.27   210.32
     CNSK  Covenant Bank for Svgs. of NJ*             0.97    0.97    8.74    8.74   172.93
     CRZY  Crazy Woman Creek Bncorp of WY             0.34    0.29   14.67   14.67    44.86
     DNFC  D&N Financial Corp. of MI                  1.80    1.59   10.16   10.00   180.40
     DSBC  DS Bancor Inc. of Derby CT*                2.69    2.41   26.99   26.06   411.93
     DFIN  Damen Fin. Corp. of Chicago IL             0.44    0.43   14.34   14.34    59.32
     DIBK  Dime Financial Corp. of CT*                1.93    2.17   10.63   10.10   133.64
     EBSI  Eagle Bancshares of Tucker GA              1.53    1.48   11.91   11.91   179.12
     EGFC  Eagle Financial Corp. of CT                3.66    1.79   22.70   16.42   318.09
     ETFS  East Texas Fin. Serv. of TX                0.87    0.81   18.90   18.90    96.28
     EBCP  Eastern Bancorp of NH                      2.10    1.74   26.48   24.93   343.99
     ESBK  Elmira SB of Elmira NY*                    0.46    0.46   19.89   19.00   315.91
     EFBI  Enterprise Fed. Bancorp of OH              0.99    0.68   15.52   15.49    99.61
     EQSB  Equitable FSB of Wheaton MD                3.42    3.39   22.75   22.75   433.56
     FFFG  F.F.O. Financial Group of FL               0.15    0.15    2.18    2.18    36.26
     FCBF  FCB Fin. Corp. of Neenah WI                1.02    1.00   18.78   18.78   101.73
     FFBS  FFBS Bancorp of Columbus MS                1.00    1.00   15.37   15.37    78.55
     FFDF  FFD Financial Corp. of OH                  0.52    0.52   14.08   14.08    50.24
     FFLC  FFLC Bancorp of Leesburg FL                1.14    1.15   21.26   21.26   125.29
     FFFC  FFVA Financial Corp. of VA                 1.19    1.16   15.57   15.26    95.42
     FFWC  FFW Corporation of Wabash IN               1.74    1.94   21.76   21.76   201.48
     FFYF  FFY Financial Corp. of OH                  1.34    1.38   20.25   20.25   110.37
     FMCO  FMS Financial Corp. of NJ                  1.69    1.69   13.49   13.12   204.99
     FFHH  FSF Financial Corp. of MN                  0.48    0.48   13.51   13.51    84.61
     FMLY  Family Bancorp of Haverhill MA(8)*         2.01    1.80   16.84   15.41   217.12
     FMCT  Farmers & Mechanics Bank of CT*            0.20   -0.07   17.95   17.95   323.27
     FOBC  Fed One Bancorp of Wheeling WV             1.31    1.31   16.53   15.65   136.43
     FFRV  Fid. Fin. Bkshrs. Corp. of VA              1.35    1.33   12.01   12.00   141.10
     FBCI  Fidelity Bancorp of Chicago IL             0.98    0.92   16.91   16.85   140.37
     FSBI  Fidelity Bancorp, Inc. of PA               1.25    1.23   16.06   15.93   220.51
     FFFL  Fidelity FSB, MHC of FL(47.2)              0.73    0.68   12.06   11.92   117.84
     FFED  Fidelity Fed. Bancorp of IN                1.38    1.30    5.70    5.70   112.37
     FFOH  Fidelity Financial of OH                   0.46    0.46   12.47   12.47    61.22
     FIBC  Financial Bancorp of NY                    0.80    0.79   14.33   14.25   134.48
     FNSC  Financial Security Corp. of IL(8)          1.41    1.31   25.83   25.83   179.85
     FSBS  First Ashland Fin. Corp. of KY(8)          0.51    0.51   16.24   16.24    61.67
     FBSI  First Bancshares of MO                     0.80    0.79   18.26   18.22   107.89
     FBBC  First Bell Bancorp of PA                   0.94    0.93   13.99   13.99    66.45
     FBER  First Bergen Bancorp of NJ                 0.20    0.30   13.46   13.46    81.46
     FCIT  First Cit. Fin. Corp of MD                 1.45    1.18   13.45   13.45   214.18
     FFBA  First Colorado Bancorp of Co               0.69    0.69   11.90   11.76    73.52
     FDEF  First Defiance Fin.Corp. of OH             0.53    0.52   12.22   12.22    48.12
     FESX  First Essex Bancorp of MA*                 1.28    1.08   10.18   10.18   132.80
     FFES  First FS&LA of E. Hartford CT              1.98    1.96   22.29   22.22   359.84
     FSSB  First FS&LA of San Bern. CA               -0.52   -1.09   17.77   16.97   314.90
     FFSX  First FS&LA. MHC of IA (45.0)              1.62    1.49   21.53   21.42   255.87
     FFML  First Family Bank, FSB of FL               2.34    1.38   15.77   15.77   281.19
     FFSW  First Fed Fin. Serv. of OH                 2.41    1.94   16.15   14.69   303.35
     BDJI  First Fed. Bancorp. of MN                  0.85    0.85   17.65   17.65   122.75
     FFBH  First Fed. Bancshares of AR                0.96    0.96   15.38   15.38    96.71
     FFEC  First Fed. Bancshares of WI                0.82    0.80   14.04   13.47    98.07

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FTFC  First Fed. Capital Corp. of WI          22.00   6,298   138.6        22.87   15.50   22.00    0.00   95.56    22.22
     FFKY  First Fed. Fin. Corp. of KY             42.00   2,108    88.5        43.25   28.25   43.25   -2.89   33.33    36.59
     FFBZ  First Federal Bancorp of OH             24.50     785    19.2        24.50   13.00   23.50    4.26  145.00    20.99
     FFWM  First Fin. Corp of Western MD           20.00   2,188    43.8        23.75   17.75   19.50    2.56  100.00     1.27
     FFCH  First Fin. Holdings Inc. of SC          18.50   6,366   117.8        22.25   17.75   19.75   -6.33   51.02    -3.90
     FPRY  First Financial Bancorp of FL(8)        20.37     894    18.2        21.12   17.50   20.37    0.00  173.79     0.59
     FFBI  First Financial Bancorp of IL           15.50     472     7.3        16.25   14.25   15.50    0.00    N.A.    -3.13
     FFHC  First Financial Corp. of WI             23.00  29,885   687.4        24.00   16.37   23.00    0.00   46.03     0.00
     FFHS  First Franklin Corp. of OH              15.12   1,187    17.9        17.50   12.25   15.12    0.00   15.24    -4.73
     FGHC  First Georgia Hold. Corp of GA           7.00   2,024    14.2         7.83    4.17    7.00    0.00   82.77    -8.74
     FSPG  First Home SB, SLA of NJ                17.75   2,030    36.0        19.00   14.00   18.25   -2.74  195.83    -6.58
     FFSL  First Independence Corp. of KS          17.75     583    10.3        19.25   15.00   17.75    0.00    N.A.    -5.33
     FISB  First Indiana Corp. of IN               24.50   8,278   202.8        25.19   16.25   24.75   -1.01   81.48    14.17
     FKFS  First Keystone Fin. Corp of PA          17.25   1,292    22.3        20.87   13.75   17.25    0.00    N.A.   -17.35
     FLFC  First Liberty Fin. Corp. of GA          22.12   3,982    88.1        22.75   16.25   22.12    0.00  190.29     4.09
     CASH  First Midwest Fin. Corp. of IA          23.50   1,790    42.1        24.25   16.75   24.00   -2.08    N.A.     0.00
     FMBD  First Mutual Bancorp of IL              12.75   4,352    55.5        14.75   11.12   12.62    1.03    N.A.    -6.39
     FMSB  First Mutual SB of Bellevue WA*         13.12   2,447    32.1        16.00    8.90   13.50   -2.81   69.29    -3.10
     FNGB  First Northern Cap. Corp of WI          15.69   4,557    71.5        16.50   13.25   15.75   -0.38    7.76    -4.91
     FFPB  First Palm Beach Bancorp of FL          21.25   5,181   110.1        24.87   18.50   21.25    0.00    N.A.     0.62
     FSNJ  First SB of NJ, MHC (45.0)              14.12   3,017    19.2        19.50   12.50   14.50   -2.62    N.A.   -18.14
     FSBC  First SB, FSB of Clovis NM               5.50     696     3.8         7.00    5.12    6.00   -8.33  -18.52   -18.52
     FSLA  First SB, SLA MHC of NJ (37.6)          16.00   6,512    32.0        17.50   12.50   16.00    0.00   60.00    -3.03
     SOPN  First SB, SSB, Moore Co. of NC          18.75   3,744    70.2        20.25   17.00   19.25   -2.60    N.A.     5.28
     FWWB  First Savings Bancorp of WA*            15.00  10,065   151.0        15.37   12.37   15.37   -2.41    N.A.    14.33
     SHEN  First Shenango Bancorp of PA            20.50   2,308    47.3        22.25   18.50   20.75   -1.20    N.A.     0.00
     FSFC  First So.east Fin. Corp. of SC          17.87   4,101    73.3        20.25   16.87   17.75    0.68    N.A.    -5.95
     FSFI  First State Fin. Serv. of NJ            10.00   4,025    40.3        14.12   10.00   10.75   -6.98  146.31   -26.58
     FFDP  FirstFed Bancshares of IL               16.12   3,387    54.6        16.62   12.00   16.00    0.75  142.04    13.76
     FLAG  Flag Financial Corp of GA               12.75   2,008    25.6        15.00   10.50   12.75    0.00   30.10    -7.27
     FFPC  Florida First Bancorp of FL(8)          11.12   3,374    37.5        11.12    5.50   11.12    0.00  491.49    50.88
     FFIC  Flushing Fin. Corp. of NY*              15.75   7,958   125.3        16.50   14.12   16.37   -3.79    N.A.     2.47
     FBHC  Fort Bend Holding Corp. of TX           17.75     817    14.5        20.25   16.00   17.75    0.00    N.A.    -1.39
     FTSB  Fort Thomas Fin. Corp. of KY            16.75   1,574    26.4        17.00   11.25   16.12    3.91    N.A.    38.20
     FSBX  Framingham SB of MA*                     4.25  13,882    59.0         4.87    3.25    3.87    9.82    3.16     3.16
     FKKY  Frankfort First Bancorp of KY           11.37   3,450    39.2        15.87   11.00   11.12    2.25    N.A.   -14.19
     GFSB  GFS Bancorp of Grinnell IA              20.50     515    10.6        20.75   15.25   20.50    0.00    N.A.     2.50
     GUPB  GFSB Bancorp of Gallup NM               14.00     949    13.3        15.00   12.87   14.00    0.00    N.A.    -1.75
     GWBC  Gateway Bancorp of KY                   14.00   1,176    16.5        16.25   13.50   14.00    0.00    N.A.    -1.75
     GBCI  Glacier Bancorp of MT                   21.75   3,360    73.1        22.27   16.14   22.00   -1.14  350.31    18.14
     GLBK  Glendale Co-op. Bank of MA*             17.50     247     4.3        19.00   12.75   17.50    0.00    N.A.    -6.67
     GFCO  Glenway Financial Corp. of OH           20.50   1,091    22.4        24.50   16.19   23.00  -10.87    N.A.   -16.33
     GTPS  Great American Bancorp of IL            13.75   1,850    25.4        15.12   11.87   14.00   -1.79    N.A.    -5.56
     GTFN  Great Financial Corp. of KY             27.00  14,653   395.6        27.37   18.12   26.87    0.48    N.A.    14.89
     GSBC  Great Southern Bancorp of MO            27.50   4,434   121.9        27.50   17.25   26.12    5.28  841.78    11.11
     GDVS  Greater DV SB,MHC of PA(19.9)*          10.00   3,272     6.5        13.00    9.38   10.62   -5.84    N.A.   -16.67
     GRTR  Greater New York SB of NY*              11.00  13,289   146.2        13.31    9.25   11.12   -1.08   18.15    -8.33
     GSFC  Green Street Fin. Corp. of NC           12.62   4,298    54.2        13.12   12.12   13.00   -2.92    N.A.     N.A.
     GROV  GroveBank for Savings of MA*            25.25   1,538    38.8        26.50   23.00   25.50   -0.98  184.67     2.02
     GFED  Guaranty FS&LA,MHC of MO(31.1)          11.50   3,125     8.9        12.50    8.00   11.87   -3.12    N.A.    -3.12
     GSLC  Guaranty Svgs & Loan FA of VA            8.50     919     7.8         8.50    6.31    7.50   13.33    N.A.     9.68
     HEMT  HF Bancorp of Hemet CA                  10.00   6,612    66.1        10.25    8.19   10.12   -1.19    N.A.     1.32
     HFFC  HF Financial Corp. of SD(8)             15.00   3,055    45.8        16.75   13.00   15.00    0.00  200.00    -1.64
     HFNC  HFNC Financial Corp. of NC              16.12  17,192   277.1        16.12   13.12   15.25    5.70    N.A.    22.87
     HMNF  HMN Financial, Inc. of MN               15.69   5,180    81.3        16.12   13.56   15.56    0.84    N.A.    -1.94


                                                        Current Per Share Financials
                                                    ________________________________________
                                                                             Tangible

                                                    Trailing  12 Mo.   Book    Book

                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                          ________ _______ _______ _______ _______
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     FTFC  First Fed. Capital Corp. of WI             1.88    1.38   15.03   14.15   219.45

     FFKY  First Fed. Fin. Corp. of KY                2.65    2.29   23.38   21.81   166.51
     FFBZ  First Federal Bancorp of OH                2.39    2.35   17.23   17.21   220.63
     FFWM  First Fin. Corp of Western MD              0.64    0.59   18.70   18.70   149.22
     FFCH  First Fin. Holdings Inc. of SC             1.62    1.65   15.04   15.04   227.64
     FPRY  First Financial Bancorp of FL(8)           1.47    1.10   17.07   17.07   268.88
     FFBI  First Financial Bancorp of IL              1.12    1.17   16.66   16.66   187.74
     FFHC  First Financial Corp. of WI                2.34    2.27   13.30   12.63   181.34
     FFHS  First Franklin Corp. of OH                 1.10    1.08   17.31   17.31   182.08
     FGHC  First Georgia Hold. Corp of GA             0.59    0.59    5.73    5.07    70.22
     FSPG  First Home SB, SLA of NJ                   2.19    2.13   14.97   14.57   229.74
     FFSL  First Independence Corp. of KS             1.95    1.95   22.03   22.03   174.32
     FISB  First Indiana Corp. of IN                  2.11    1.79   15.98   15.75   178.41
     FKFS  First Keystone Fin. Corp of PA             1.01    1.09   17.84   17.84   215.33
     FLFC  First Liberty Fin. Corp. of GA             2.15    1.70   16.84   14.14   246.53
     CASH  First Midwest Fin. Corp. of IA             1.95    1.55   21.72   20.25   173.02
     FMBD  First Mutual Bancorp of IL                 0.61    0.59   16.56   16.56    65.56
     FMSB  First Mutual SB of Bellevue WA*            1.45    1.43   10.07   10.07   151.61
     FNGB  First Northern Cap. Corp of WI             1.03    0.88   15.98   15.98   125.56
     FFPB  First Palm Beach Bancorp of FL             1.69    1.68   21.60   21.03   282.84
     FSNJ  First SB of NJ, MHC (45.0)                 0.08    0.66   17.70   17.70   217.79
     FSBC  First SB, FSB of Clovis NM                 0.53    0.41    7.86    7.86   165.94
     FSLA  First SB, SLA MHC of NJ (37.6)             1.24    1.19   13.98   12.14   147.32
     SOPN  First SB, SSB, Moore Co. of NC             1.00    1.02   17.94   17.94    68.45
     FWWB  First Savings Bancorp of WA*               0.53    0.52   15.25   15.25    59.11
     SHEN  First Shenango Bancorp of PA               1.44    1.36   20.40   20.40   154.12
     FSFC  First So.east Fin. Corp. of SC             0.78    0.77   17.19   17.19    87.66
     FSFI  First State Fin. Serv. of NJ               0.96    0.75   10.69   10.13   156.19
     FFDP  FirstFed Bancshares of IL                  1.10    0.69   16.62   15.87   184.23
     FLAG  Flag Financial Corp of GA                  1.05    0.93   10.76   10.76   112.53
     FFPC  Florida First Bancorp of FL(8)             0.75    0.69    6.24    6.24    90.11
     FFIC  Flushing Fin. Corp. of NY*                 0.48    0.46   17.39   17.39    92.91
     FBHC  Fort Bend Holding Corp. of TX              2.13    1.93   21.52   21.52   295.91
     FTSB  Fort Thomas Fin. Corp. of KY               0.70    0.70   13.58   13.58    55.88
     FSBX  Framingham SB of MA*                       0.41    0.41    2.57    2.57    34.41
     FKKY  Frankfort First Bancorp of KY              0.53    0.42   13.87   13.87    40.18
     GFSB  GFS Bancorp of Grinnell IA                 1.57    1.54   18.91   18.91   157.11
     GUPB  GFSB Bancorp of Gallup NM                  0.76    0.76   17.09   17.09    74.21
     GWBC  Gateway Bancorp of KY                      0.66    0.66   15.52   15.52    62.08
     GBCI  Glacier Bancorp of MT                      1.76    1.76   11.41   11.39   118.52
     GLBK  Glendale Co-op. Bank of MA*                1.13    0.95   23.71   23.71   145.36
     GFCO  Glenway Financial Corp. of OH              1.37    1.31   24.02   23.39   255.37
     GTPS  Great American Bancorp of IL               0.41    0.41   18.72   18.72    63.62
     GTFN  Great Financial Corp. of KY                1.55    1.26   19.19   18.88   169.06
     GSBC  Great Southern Bancorp of MO               2.48    2.33   15.04   14.79   148.62
     GDVS  Greater DV SB,MHC of PA(19.9)*             0.35    0.35    8.86    8.86    72.09
     GRTR  Greater New York SB of NY*                 0.89    0.87   11.01   11.01   193.82
     GSFC  Green Street Fin. Corp. of NC              0.62    0.62   13.78   13.78    43.71
     GROV  GroveBank for Savings of MA*               2.96    2.79   23.79   23.74   381.30
     GFED  Guaranty FS&LA,MHC of MO(31.1)             0.58    0.31    8.69    8.69    59.37
     GSLC  Guaranty Svgs & Loan FA of VA              0.70    0.43    6.93    6.93   112.04
     HEMT  HF Bancorp of Hemet CA                     0.20    0.20   13.05   13.04   114.09
     HFFC  HF Financial Corp. of SD(8)                1.41    1.10   16.86   16.81   187.90
     HFNC  HFNC Financial Corp. of NC                 0.32    0.38   14.21   14.21    41.66
     HMNF  HMN Financial, Inc. of MN                  1.13    1.01   17.54   17.54   104.64

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996




                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     HALL  Hallmark Capital Corp. of WI            14.81   1,443    21.4        16.25   13.25   14.75    0.41    N.A.    -4.45
     HARB  Harbor FSB, MHC of FL (45.7)            27.00   4,925    60.5        29.25   18.50   28.00   -3.57    N.A.    -1.82
     HRBF  Harbor Federal Bancorp of MD            12.87   1,858    23.9        15.50   12.50   13.12   -1.91   28.70   -11.24
     HFSA  Hardin Bancorp of Hardin MO             11.75   1,058    12.4        13.00   11.25   11.62    1.12    N.A.    -7.84
     HARL  Harleysville SA of PA                   18.37   1,287    23.6        19.75   14.75   18.25    0.66    3.49    22.47
     HARS  Harris SB, MHC of PA (23.1)             16.75  11,211    41.9        20.50   15.50   16.75    0.00    N.A.   -16.25
     HFFB  Harrodsburg 1st Fin Bcrp of KY          15.25   2,182    33.3        15.63   12.37   15.00    1.67    N.A.     1.67
     HHFC  Harvest Home Fin. Corp. of OH           13.00     895    11.6        13.00   10.00   12.50    4.00    N.A.     6.12
     HAVN  Haven Bancorp of Woodhaven NY           27.75   4,287   119.0        28.13   17.75   28.13   -1.35    N.A.    17.49
     HVFD  Haverfield Corp. of OH                  17.75   1,904    33.8        18.62   12.27   17.75    0.00   14.52    31.48
     HTHR  Hawthorne Fin. Corp. of CA               7.50   2,599    19.5         7.50    2.25    7.37    1.76  -72.73    50.00
     HSBK  Hibernia SB of Quincy MA*               14.75   1,556    23.0        18.00   13.69   14.25    3.51   93.57    -9.23
     HBNK  Highland Federal Bank of CA             16.37   2,296    37.6        17.00   11.00   16.25    0.74    N.A.     5.61
     HIFS  Hingham Inst. for Sav. of MA*           14.50   1,297    18.8        14.75   10.50   13.75    5.45  217.98    -1.69
     HNFC  Hinsdale Financial Corp. of IL          23.50   2,690    63.2        23.50   17.80   21.25   10.59  135.00     9.30
     HBFW  Home Bancorp of Fort Wayne IN           14.75   3,094    45.6        16.00   12.87   14.75    0.00    N.A.    -3.28
     HBBI  Home Building Bancorp of IN             17.69     322     5.7        18.00   12.87   18.00   -1.72    N.A.     7.21
     HOMF  Home Fed Bancorp of Seymour IN          26.75   2,224    59.5        27.00   20.25   25.25    5.94   78.33     0.94
     HFMD  Home Federal Corporation of MD(8)       10.25   2,519    25.8        11.37    5.87   10.75   -4.65    5.13    32.26
     HOFL  Home Financial Corp. of FL(8)           13.81  24,771   342.1        16.25   13.06   13.87   -0.43  176.20   -10.90
     HPBC  Home Port Bancorp, Inc. of MA*          13.75   1,842    25.3        15.00   10.00   13.50    1.85   71.88    17.02
     HMCI  Homecorp, Inc. of Rockford IL           17.50   1,126    19.7        18.50   14.00   18.00   -2.78   75.00     5.29
     LOAN  Horizon Bancorp, Inc of TX*             10.50   1,387    14.6        11.50    7.50   10.50    0.00    N.A.    16.67
     HZFS  Horizon Fin'l. Services of IA           15.50     448     6.9        16.37   11.75   15.50    0.00    N.A.     1.64
     HRZB  Horizon Financial Corp. of WA*          12.75   6,580    83.9        13.75   11.25   12.50    2.00   -5.06    -1.92
     IBSF  IBS Financial Corp. of NJ               14.00  11,410   159.7        15.46   11.82   14.00    0.00    N.A.     2.64
     ISBF  ISB Financial Corp. of LA               15.63   7,381   115.4        17.00   14.00   15.87   -1.51    N.A.     4.20
     IFSB  Independence FSB of DC                   7.50   1,279     9.6         9.25    6.75    7.37    1.76  275.00   -11.14
     INCB  Indiana Comm. Bank, SB of IN            14.00     922    12.9        16.75   11.75   14.00    0.00    N.A.    -8.20
     IFSL  Indiana Federal Corp. of IN             19.12   4,737    90.6        21.25   16.25   19.00    0.63  153.58   -10.02
     INBI  Industrial Bancorp of OH                11.75   5,554    65.3        16.00   11.75   12.00   -2.08    N.A.   -14.55
     IWBK  Interwest SB of Oak Harbor WA           24.37   6,434   156.8        25.12   13.75   24.37    0.00  143.70    19.64
     IPSW  Ipswich SB of Ipswich MA*               10.50   1,174    12.3        10.87    4.60   10.87   -3.40    N.A.    27.27
     IROQ  Iroquois Bancorp of Auburn NY*          14.50   2,349    34.1        15.50   11.12   15.00   -3.33  107.14    11.54
     JSBF  JSB Financial, Inc. of NY               32.62  10,333   337.1        34.87   28.87   33.19   -1.72  183.65     3.16
     JXVL  Jacksonville Bancorp of TX              10.12   2,662    26.9        11.99    7.32   10.50   -3.62    N.A.   -13.06
     JXSB  Jcksnville SB,MHC of IL(43.3%)          14.00   1,250     7.8        14.25   10.50   14.00    0.00    N.A.     0.94
     JEBC  Jefferson Bancorp of Gretna LA(8)       22.50   2,196    49.4        22.50   19.00   21.88    2.83    N.A.    16.88
     JSBA  Jefferson Svgs Bancorp of MO            27.25   4,182   114.0        30.75   18.00   27.25    0.00    N.A.    -1.80
     JOAC  Joachim Bancorp of MO                   12.75     760     9.7        13.50   11.50   12.25    4.08    N.A.    -5.56
     KSAV  KS Bancorp of Kenly NC                  18.00     663    11.9        22.00   15.75   18.00    0.00    N.A.     2.86
     KSBK  KSB Bancorp of Kingfield ME*            22.25     374     8.3        22.25   15.50   22.25    0.00    N.A.    15.58
     KFBI  Klamath First Bancorp of OR             14.25  11,254   160.4        14.25   12.50   13.87    2.74    N.A.     3.64
     LBFI  L&B Financial of S. Springs TX(8)       16.50   1,584    26.1        16.75   11.50   16.25    1.54    N.A.    15.79
     LFSB  LFS Bancorp of Lexington KY(8)          19.25   3,405    65.5        20.87   16.75   19.25    0.00    N.A.     3.38
     LSBI  LSB Bancorp of Lafayette IN             15.75     965    15.2        17.37   13.50   16.25   -3.08    N.A.    -8.70
     LVSB  Lakeview SB of Paterson NJ              19.00   2,266    43.1        19.75   14.89   19.00    0.00    N.A.    11.44
     LARK  Landmark Bancshares of KS               15.25   1,951    29.8        15.25   11.75   15.25    0.00    N.A.    10.91
     LARL  Laurel Capital Group of PA              15.00   1,508    22.6        16.50   13.67   15.50   -3.23   17.19    -3.23
     LSBX  Lawrence Savings Bank of MA*             5.37   4,245    22.8         6.62    3.75    5.63   -4.62   56.10    16.23
     LFCT  Leader Fin. Corp of Memphis TN(8)       45.62   9,924   452.7        46.12   27.50   45.50    0.26    N.A.    22.08
     LFED  Leeds FSB, MHC of MD (35.3)             14.00   3,448    17.5        16.75   12.00   13.75    1.82    N.A.    -1.75
     LXMO  Lexington B&L Fin. Corp. of MO           9.75   1,265    12.3        10.00    9.38   10.00   -2.50    N.A.     N.A.
     LBCI  Liberty Bancorp of Chicago IL           22.75   2,487    56.6        26.87   22.75   23.25   -2.15  127.50    -9.90
     LIFB  Life Bancorp of Norfolk VA              14.12  10,403   146.9        16.62   13.81   14.37   -1.74    N.A.    -5.87


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     HALL  Hallmark Capital Corp. of WI                1.14    1.02   18.38   18.38   235.12
     HARB  Harbor FSB, MHC of FL (45.7)                2.15    2.14   16.78   16.78   189.41
     HRBF  Harbor Federal Bancorp of MD                0.67    0.67   15.79   15.79    83.00
     HFSA  Hardin Bancorp of Hardin MO                 0.48    0.48   15.16   15.16    78.81
     HARL  Harleysville SA of PA                       1.71    1.74   15.02   15.02   212.90
     HARS  Harris SB, MHC of PA (23.1)                 0.73    0.72   13.45   12.60   111.45
     HFFB  Harrodsburg 1st Fin Bcrp of KY              0.49    0.49   14.28   14.28    49.82
     HHFC  Harvest Home Fin. Corp. of OH               0.69    0.69   14.65   14.65    78.56
     HAVN  Haven Bancorp of Woodhaven NY               2.23    2.20   21.82   21.69   346.41
     HVFD  Haverfield Corp. of OH                      1.19    1.12   14.81   14.76   178.38
     HTHR  Hawthorne Fin. Corp. of CA                 -0.59   -0.76   11.26   11.19   297.46
     HSBK  Hibernia SB of Quincy MA*                   1.42    1.13   14.85   14.85   228.19
     HBNK  Highland Federal Bank of CA                 0.43    0.42   15.08   15.08   192.47
     HIFS  Hingham Inst. for Sav. of MA*               1.45    1.45   13.88   13.88   138.31
     HNFC  Hinsdale Financial Corp. of IL              1.58    1.52   20.20   19.58   253.54
     HBFW  Home Bancorp of Fort Wayne IN               0.86    0.86   16.60   16.60   101.09
     HBBI  Home Building Bancorp of IN                 0.59    0.59   18.61   18.61   131.70
     HOMF  Home Fed Bancorp of Seymour IN              3.18    2.76   22.59   21.72   272.60
     HFMD  Home Federal Corporation of MD(8)           1.00    0.98    7.41    7.31    86.02
     HOFL  Home Financial Corp. of FL(8)               0.83    0.79   12.64   12.64    49.55
     HPBC  Home Port Bancorp, Inc. of MA*              1.57    1.58   10.20   10.20    90.59
     HMCI  Homecorp, Inc. of Rockford IL               1.12    0.76   18.41   18.41   303.50
     LOAN  Horizon Bancorp, Inc of TX*                 1.24    0.97    7.91    7.64    91.48
     HZFS  Horizon Fin'l. Services of IA               0.72    0.67   18.66   18.66   161.22
     HRZB  Horizon Financial Corp. of WA*              1.10    1.10   12.03   12.03    74.31
     IBSF  IBS Financial Corp. of NJ                   0.71    0.72   13.53   13.53    66.34
     ISBF  ISB Financial Corp. of LA                   0.98    0.98   16.37   16.36    84.50
     IFSB  Independence FSB of DC                      1.10    0.52   13.36   11.48   206.21
     INCB  Indiana Comm. Bank, SB of IN                0.67    0.67   15.35   15.35   102.47
     IFSL  Indiana Federal Corp. of IN                 1.56    1.46   14.88   13.83   151.51
     INBI  Industrial Bancorp of OH                    0.82    0.82   11.26   11.26    58.88
     IWBK  Interwest SB of Oak Harbor WA               2.07    1.91   14.63   14.21   212.71
     IPSW  Ipswich SB of Ipswich MA*                   1.43    1.25    7.22    7.22   114.20
     IROQ  Iroquois Bancorp of Auburn NY*              1.60    1.59   11.67   11.67   192.02
     JSBF  JSB Financial, Inc. of NY                   2.19    2.32   32.70   32.70   149.84
     JXVL  Jacksonville Bancorp of TX                  0.59    0.59   13.37   13.37    80.04
     JXSB  Jcksnville SB,MHC of IL(43.3%)              0.48    0.39   13.41   13.41   113.76
     JEBC  Jefferson Bancorp of Gretna LA(8)           1.21    1.21   16.13   16.13   120.69
     JSBA  Jefferson Svgs Bancorp of MO                1.52    1.49   19.19   15.72   273.30
     JOAC  Joachim Bancorp of MO                       0.28    0.28   14.15   14.15    48.39
     KSAV  KS Bancorp of Kenly NC                      1.51    1.53   20.56   20.53   135.55
     KSBK  KSB Bancorp of Kingfield ME*                2.67    2.56   23.33   21.47   340.57
     KFBI  Klamath First Bancorp of OR                 0.66    0.66   14.90   14.90    53.73
     LBFI  L&B Financial of S. Springs TX(8)           0.93    0.92   15.50   15.50    90.42
     LFSB  LFS Bancorp of Lexington KY(8)              0.49    0.49   19.66   19.66    68.86
     LSBI  LSB Bancorp of Lafayette IN                 1.28    1.21   17.96   17.96   168.41
     LVSB  Lakeview SB of Paterson NJ                  2.20    1.32   19.99   15.35   200.86
     LARK  Landmark Bancshares of KS                   0.94    0.82   17.05   17.05    99.13
     LARL  Laurel Capital Group of PA                  1.71    1.65   13.67   13.67   127.99
     LSBX  Lawrence Savings Bank of MA*                0.78    0.79    5.76    5.76    76.21
     LFCT  Leader Fin. Corp of Memphis TN(8)           4.04    3.95   25.71   25.71   320.21
     LFED  Leeds FSB, MHC of MD (35.3)                 0.78    0.78   12.65   12.65    77.34
     LXMO  Lexington B&L Fin. Corp. of MO              0.62    0.61   14.27   14.27    48.50
     LBCI  Liberty Bancorp of Chicago IL               1.45    1.45   25.66   25.59   269.38
     LIFB  Life Bancorp of Norfolk VA                  0.89    0.93   14.74   14.20   115.79

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996


                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     LFBI  Little Falls Bancorp of NJ               9.87   3,042    30.0        11.50    9.50    9.75    1.23    N.A.     N.A.
     LOGN  Logansport Fin. Corp. of IN             12.75   1,322    16.9        13.25   11.25   12.94   -1.47    N.A.    -1.92
     LONF  London Financial Corp. of OH            10.50     529     5.6        11.25    9.75   10.50    0.00    N.A.     N.A.
     LISB  Long Island Bancorp of NY               29.87  24,859   742.5        29.87   18.75   28.37    5.29    N.A.    13.27
     MAFB  MAF Bancorp of IL                       24.50   5,244   128.5        26.81   20.45   24.37    0.53  188.24    -2.00
     MBLF  MBLA Financial Corp. of MO(8)           23.75   1,372    32.6        26.00   13.50   24.50   -3.06    N.A.    22.61
     MFBC  MFB Corp. of Mishawaka IN               14.00   2,078    29.1        16.25   13.00   14.00    0.00    N.A.    -5.08
     MLFB  MLF Bancorp of Villanova PA             23.75   6,247   148.4        25.00   18.50   24.19   -1.82    N.A.     6.74
     MSBB  MSB Bancorp of Middletown NY*           15.75   2,833    44.6        27.25   15.00   17.00   -7.35   57.50   -14.86
     MSBF  MSB Financial Corp. of MI               16.75     676    11.3        19.50   14.50   16.50    1.52    N.A.   -11.84
     MGNL  Magna Bancorp of MS                     34.00   6,959   236.6        36.25   20.00   35.00   -2.86  580.00    18.26
     MARN  Marion Capital Holdings of IN           20.00   2,003    40.1        20.75   18.50   20.75   -3.61    N.A.     0.00
     MFCX  Marshalltown Fin. Corp. of IA(8)        15.50   1,411    21.9        16.75   12.75   16.00   -3.13    N.A.    -1.59
     MFSL  Maryland Fed. Bancorp of MD             29.62   3,150    93.3        33.25   29.25   29.50    0.41  182.10    -1.27
     MASB  MassBank Corp. of Reading MA*           33.25   2,734    90.9        34.50   26.00   33.00    0.76  169.67     4.72
     MFLR  Mayflower Co-Op. Bank of MA*            14.25     873    12.4        14.25    9.50   13.25    7.55  185.00    29.55
     MDBK  Medford Savings Bank of MA*             21.25   4,530    96.3        24.25   17.00   22.00   -3.41  203.57    -1.16
     MERI  Meritrust FSB of Thibodaux LA           34.00     774    26.3        34.00   17.75   31.50    7.94    N.A.     9.68
     MSEA  Metropolitan Bancorp of WA              13.62   3,710    50.5        15.00   10.12   13.87   -1.80   87.35     4.77
     MCBS  Mid Continent Bancshares of KS          18.62   2,061    38.4        19.00   15.12   18.50    0.65    N.A.     0.65
     MIFC  Mid Iowa Financial Corp. of IA           6.25   1,730    10.8         7.87    4.75    6.25    0.00   25.00   -19.35
     MCBN  Mid-Coast Bancorp of ME                 19.12     229     4.4        20.25   14.05   19.12    0.00  234.85    11.68
     MIDC  Midconn Bank of Kensington CT*          15.25   1,904    29.0        15.50   13.00   15.25    0.00   45.24     8.93
     MWBI  Midwest Bancshares, Inc. of IA          25.75     357     9.2        27.12   22.12   26.00   -0.96  157.50     0.00
     MWFD  Midwest Fed. Fin. Corp of WI            16.00   1,633    26.1        16.00    8.19   15.75    1.59  220.00    48.84
     MFFC  Milton Fed. Fin. Corp. of OH            12.87   2,301    29.6        17.12   11.50   13.75   -6.40    N.A.   -20.80
     MIVI  Miss. View Hold. Co. of MN              11.25     958    10.8        12.25    9.25   11.50   -2.17    N.A.    -1.06
     MBBC  Monterey Bay Bancorp of CA              11.87   3,414    40.5        13.06    9.87   11.87    0.00    N.A.     2.15
     MORG  Morgan Financial Corp. of CO            12.25     833    10.2        12.50    9.00   12.25    0.00    N.A.    -2.00
     MFSB  Mutual Bancompany of MO(8)              21.00     333     7.0        21.75   12.00   21.00    0.00    N.A.    16.67
     MSBK  Mutual SB, FSB of Bay City MI            5.50   4,271    23.5         7.37    5.25    5.50    0.00  -37.14    -8.33
     NHTB  NH Thrift Bancshares of NH              10.12   1,690    17.1        11.00    8.94   10.00    1.20  119.05     0.00
     NHSL  NHS Financial, Inc. of CA(8)            10.87   2,523    27.4        11.00    7.75   11.00   -1.18   38.83     8.70
     NSLB  NS&L Bancorp of Neosho MO               12.87     888    11.4        13.75   11.75   12.50    2.96    N.A.    -2.87
     NMSB  Newmil Bancorp. of CT*                   7.50   4,179    31.3         7.50    5.75    6.75   11.11   17.74     7.14
     NFSL  Newnan SB, FSB of Newnan GA             18.25   1,447    26.4        19.75   12.00   18.50   -1.35   46.00     5.80
     NASB  North American SB of MO                 29.50   2,276    67.1        32.37   21.50   29.75   -0.84  594.12    -7.81
     NBSI  North Bancshares of Chicago IL          15.63   1,172    18.3        16.25   12.75   16.12   -3.04    N.A.    15.78
     FFFD  North Central Bancshares of IA          10.25   4,011    41.1        12.68    9.22   10.37   -1.16    N.A.    -2.84
     NEIB  Northeast Indiana Bncrp of IN           11.50   2,062    23.7        13.50   11.25   11.87   -3.12    N.A.    -4.17
     NSBK  Northside SB of Bronx NY*               36.12   4,815   173.9        36.25   23.00   36.00    0.33  126.46    18.43
     NWEQ  Northwest Equity Corp. of WI            10.25     981    10.1        11.37    8.75   10.50   -2.38    N.A.    -5.70
     NWSB  Northwest SB, MHC of PA(29.9)           11.87  23,376    41.0        13.50    9.00   12.25   -3.10    N.A.    -2.06
     NSSY  Norwalk Savings Society of CT*          19.87   2,371    47.1        21.88   15.37   20.12   -1.24    N.A.     4.58
     NSSB  Norwich Financial Corp. of CT*          13.37   5,604    74.9        15.25   11.25   13.00    2.85   91.00     3.89
     NTMG  Nutmeg FS&LA of CT                       7.50     708     5.3         7.75    5.17    7.50    0.00    N.A.    12.44
     OHSL  OHSL Financial Corp. of OH              20.75   1,224    25.4        22.00   17.25   20.50    1.22    N.A.    -3.49
     OSBF  OSB Fin. Corp. of Oshkosh WI            22.75   1,141    26.0        24.87   22.75   23.00   -1.09   97.83    -4.21
     OFCP  Ottawa Financial Corp. of MI            16.25   5,455    88.6        16.75   13.25   16.25    0.00    N.A.     3.97
     PFFB  PFF Bancorp of Pomona CA                11.25  19,837   223.2        11.75   10.75   11.00    2.27    N.A.     N.A.
     PVFC  PVF Capital Corp. of OH                 19.00   1,549    29.4        20.75   12.04   19.00    0.00  184.86     4.11
     PCCI  Pacific Crest Capital of CA*             8.13   2,960    24.1         8.25    4.75    8.13    0.00    N.A.    12.14
     PALM  Palfed, Inc. of Aiken SC                12.62   5,222    65.9        13.50   10.50   12.12    4.13  -17.89     6.32
     PSSB  Palm Springs SB of CA(8)                13.75   1,131    15.6        14.00    7.62   13.75    0.00  204.20    57.14
     PBCI  Pamrapo Bancorp, Inc. of NJ             19.00   3,317    63.0        26.12   18.25   19.25   -1.30  237.48   -11.63


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.  Book     Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     LFBI  Little Falls Bancorp of NJ                  0.18    0.13   14.29   13.14    93.87
     LOGN  Logansport Fin. Corp. of IN                 0.76    0.75   15.49   15.49    57.86
     LONF  London Financial Corp. of OH                0.37    0.37   14.81   14.81    70.99
     LISB  Long Island Bancorp of NY                   1.84    1.72   20.79   20.79   194.47
     MAFB  MAF Bancorp of IL                           3.11    3.20   20.91   20.91   377.61
     MBLF  MBLA Financial Corp. of MO(8)               1.00    1.00   20.67   20.67   142.18
     MFBC  MFB Corp. of Mishawaka IN                   0.63    0.62   18.67   18.67    96.68
     MLFB  MLF Bancorp of Villanova PA                 1.86    1.65   22.46   21.90   282.67
     MSBB  MSB Bancorp of Middletown NY*               0.83    0.89   15.53   15.26   160.30
     MSBF  MSB Financial Corp. of MI                   1.53    1.40   18.86   18.86    83.31
     MGNL  Magna Bancorp of MS                         3.08    2.91   18.12   17.02   185.48
     MARN  Marion Capital Holdings of IN               1.23    1.23   21.48   21.48    89.53
     MFCX  Marshalltown Fin. Corp. of IA(8)            0.29    0.29   13.71   13.71    89.46
     MFSL  Maryland Fed. Bancorp of MD                 2.71    2.37   29.84   29.34   362.96
     MASB  MassBank Corp. of Reading MA*               3.24    3.17   31.91   31.91   314.16
     MFLR  Mayflower Co-Op. Bank of MA*                0.95    0.89   12.51   12.23   126.78
     MDBK  Medford Savings Bank of MA*                 2.15    2.11   19.24   17.45   216.55
     MERI  Meritrust FSB of Thibodaux LA               2.89    2.89   21.83   21.83   293.44
     MSEA  Metropolitan Bancorp of WA                  1.39    1.50   13.71   12.41   209.75
     MCBS  Mid Continent Bancshares of KS              1.75    1.35   17.68   17.65   141.15
     MIFC  Mid Iowa Financial Corp. of IA              0.53    0.51    6.23    6.22    69.01
     MCBN  Mid-Coast Bancorp of ME                     1.33    1.22   21.51   21.51   237.39
     MIDC  Midconn Bank of Kensington CT*              0.64    0.62   18.13   15.11   191.83
     MWBI  Midwest Bancshares, Inc. of IA              3.71    3.62   26.58   26.58   383.22
     MWFD  Midwest Fed. Fin. Corp of WI                1.22    0.98   10.20    9.74   109.15
     MFFC  Milton Fed. Fin. Corp. of OH                0.79    0.73   14.91   14.91    74.62
     MIVI  Miss. View Hold. Co. of MN                  0.95    0.90   13.78   13.78    73.05
     MBBC  Monterey Bay Bancorp of CA                  0.18    0.22   13.99   13.82    93.40
     MORG  Morgan Financial Corp. of CO                0.80    0.77   12.61   12.61    86.02
     MFSB  Mutual Bancompany of MO(8)                  0.34    0.39   18.73   18.73   160.09
     MSBK  Mutual SB, FSB of Bay City MI               0.02   -0.16    9.19    9.19   168.46
     NHTB  NH Thrift Bancshares of NH                  0.83    0.87   11.49   11.49   149.40
     NHSL  NHS Financial, Inc. of CA(8)                0.19    0.18    9.78    9.76   115.98
     NSLB  NS&L Bancorp of Neosho MO                   0.59    0.55   15.62   15.62    66.50
     NMSB  Newmil Bancorp. of CT*                      1.47    1.46    7.77    7.77    69.77
     NFSL  Newnan SB, FSB of Newnan GA                 2.10    1.83   12.86   12.77   111.03
     NASB  North American SB of MO                     3.74    3.57   21.44   20.58   291.85
     NBSI  North Bancshares of Chicago IL              0.54    0.49   16.92   16.92    97.56
     FFFD  North Central Bancshares of IA              0.65    0.61   13.72   13.72    47.52
     NEIB  Northeast Indiana Bncrp of IN               0.70    0.70   13.92   13.92    68.43
     NSBK  Northside SB of Bronx NY*                   3.73    3.22   25.40   25.16   328.23
     NWEQ  Northwest Equity Corp. of WI                0.86    0.82   12.09   12.09    88.03
     NWSB  Northwest SB, MHC of PA(29.9)               0.73    0.73    8.07    7.97    75.61
     NSSY  Norwalk Savings Society of CT*              1.59    1.36   18.24   18.24   228.47
     NSSB  Norwich Financial Corp. of CT*              0.98    0.98   13.43   12.12   126.99
     NTMG  Nutmeg FS&LA of CT                          0.76    0.46    7.20    7.20   120.33
     OHSL  OHSL Financial Corp. of OH                  1.53    1.49   20.85   20.85   167.86
     OSBF  OSB Fin. Corp. of Oshkosh WI                0.38    0.66   28.00   28.00   222.36
     OFCP  Ottawa Financial Corp. of MI                0.72    0.72   14.92   11.96   136.66
     PFFB  PFF Bancorp of Pomona CA                    0.10    0.10   14.57   14.40   101.23
     PVFC  PVF Capital Corp. of OH                     2.26    1.99   13.77   13.77   205.36
     PCCI  Pacific Crest Capital of CA*                0.93    0.75    7.66    7.66    96.93
     PALM  Palfed, Inc. of Aiken SC                    0.82    0.69   10.09    9.60   119.41
     PSSB  Palm Springs SB of CA(8)                    1.07    0.57   10.34   10.34   169.84
     PBCI  Pamrapo Bancorp, Inc. of NJ                 1.59    1.59   17.21   17.05   111.06

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996

                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     PVSA  Parkvale Financial Corp of PA           26.00   3,233    84.1        28.50   19.40   27.62   -5.87  214.01    -5.45
     PBIX  Patriot Bank Corp. of PA                13.00   3,498    45.5        13.12   12.31   12.75    1.96    N.A.     1.01
     PEEK  Peekskill Fin. Corp. of NY              12.00   4,100    49.2        12.12   11.12   11.87    1.10    N.A.    -0.99
     PFSB  PennFed Fin. Services of NJ             15.12   5,077    76.8        16.00   12.12   15.50   -2.45    N.A.     2.51
     PWBC  PennFirst Bancorp of PA                 13.75   3,996    54.9        13.75   11.87   13.62    0.95   72.31     1.85
     PBKB  People's SB of Brockton MA*             10.00   3,340    33.4        10.50    5.50    9.75    2.56   68.35    -4.76
     PFDC  Peoples Bancorp of Auburn IN            20.62   2,356    48.6        22.50   18.00   20.25    1.83   17.83     0.00
     PBCT  Peoples Bank, MHC of CT(32.3)*          20.37  39,166   240.7        23.12   15.12   20.62   -1.21  158.83     7.21
     PHBK  Peoples Heritage Fin Grp of ME*         20.12  17,028   342.6        22.75   15.00   19.87    1.26   31.42   -11.56
     PBNB  Peoples Sav. Fin. Corp. of CT*          20.50   1,915    39.3        22.50   18.00   20.50    0.00  107.70     6.49
     PERM  Permanent Bancorp of IN                 16.00   2,186    35.0        18.50   14.00   16.00    0.00    N.A.    -1.54
     PMFI  Perpetual Midwest Fin. of IA            17.00   2,017    34.3        17.75   14.25   17.12   -0.70    N.A.     3.03
     PCBC  Perry Co. Fin. Corp. of MO              17.25     856    14.8        21.50   14.75   17.25    0.00    N.A.   -11.54
     PHFC  Pittsburgh Home Fin. of PA              10.00   2,182    21.8        11.12   10.00   10.00    0.00    N.A.     N.A.
     PFSL  Pocahnts Fed, MHC of AR (46.4)          15.75   1,610    11.8        17.25   10.75   15.75    0.00    N.A.    -0.76
     POBS  Portsmouth Bank Shrs Inc of NH(8)*      13.75   5,737    78.9        15.20   10.78   14.25   -3.51   32.08    -8.76
     PKPS  Poughkeepsie SB of NY                    5.50  12,535    68.9         6.00    4.62    5.37    2.42  -29.03     4.76
     PETE  Primary Bank of NH*                     12.25   1,953    23.9        15.50   11.67   12.75   -3.92    N.A.    -2.93
     PSAB  Prime Bancorp, Inc. of PA               17.50   3,723    65.2        20.68   15.68   18.00   -2.78  152.16   -13.58
     PFNC  Progress Financial Corp. of PA           6.50   3,730    24.2         7.25    4.75    6.75   -3.70  -40.96    15.45
     PSBK  Progressive Bank, Inc. of NY*           29.00   2,631    76.3        29.75   24.25   28.75    0.87  116.90    -1.69
     PULB  Pulaski SB, MHC of MO (29.0)            14.00   2,094     8.4        16.50   11.75   14.12   -0.85    N.A.    -6.67
     PULS  Pulse Bancorp of S. River NJ            17.31   3,886    67.3        17.75   14.50   17.12    1.11   39.94     1.82
     QCFB  QCF Bancorp of Virginia MN              14.00   1,783    25.0        15.12   12.00   14.25   -1.75    N.A.    -5.08
     QCBC  Quaker City Bancorp of CA               14.50   3,928    57.0        14.75   11.00   14.37    0.90   93.33     4.54
     QCSB  Queens County SB of NY*                 47.62   6,110   291.0        47.87   31.50   47.87   -0.52    N.A.    20.37
     RCSB  RCSB Financial, Inc. of NY*             24.75  13,514   334.5        25.37   19.00   23.62    4.78  101.06     4.21
     RARB  Raritan Bancorp. of Raritan NJ*         21.19   1,427    30.2        22.50   20.50   21.50   -1.44  117.33    -1.44
     REDF  RedFed Bancorp of Redlands CA            9.62   4,060    39.1        10.62    7.75    9.87   -2.53    N.A.    -4.94
     RELY  Reliance Bancorp of NY                  15.50   9,226   143.0        16.50   13.12   15.75   -1.59    N.A.     6.02
     RELI  Reliance Bancshares Inc of WI*           7.50   2,562    19.2         8.50    7.50    8.13   -7.75    N.A.     N.A.
     RFED  Roosevelt Fin. Grp. Inc. of MO          18.25  42,118   768.7        19.75   15.25   17.87    2.13  367.95    -5.78
     RVSB  Rvrview SB,FSB MHC of WA(40.3)          16.00   2,155    12.6        17.00   11.36   15.25    4.92    N.A.    10.04
     SCCB  S. Carolina Comm. Bnshrs of SC          16.50     747    12.3        20.50   14.75   16.50    0.00    N.A.    -8.94
     SBFL  SB Fing. Lakes MHC of NY(33.0)          16.50   1,785     9.7        16.75    9.38   16.00    3.13    N.A.     1.54
     SFED  SFS Bancorp of Schenectady NY           11.75   1,395    16.4        13.50   11.00   12.00   -2.08    N.A.    -9.62
     SGVB  SGV Bancorp of W. Covina CA              8.62   2,728    23.5        10.12    8.00    8.81   -2.16    N.A.   -11.59
     SISB  SIS Bank of Sprinfield MA*              16.87   5,718    96.5        18.75   12.00   17.25   -2.20    N.A.     3.05
     SJSB  SJS Bancorp of St. Joseph MI            20.75     983    20.4        20.75   14.50   20.12    3.13    N.A.     5.06
     SWCB  Sandwich Co-Op. Bank of MA*             19.37   1,873    36.3        21.50   15.37   20.00   -3.15  124.71     6.14
     SFBM  Security Bancorp of MT                  20.50   1,462    30.0        21.25   19.50   21.25   -3.53  164.52    -2.38
     SECP  Security Capital Corp. of WI            61.00   9,536   581.7        62.50   48.00   61.50   -0.81    N.A.     1.24
     SFSL  Security First Corp. of OH              13.25   3,532    46.8        15.75   11.50   12.00   10.42  -15.87    -7.02
     SHFC  Seven Hills Fin. Corp. of OH            14.50     536     7.8        17.37   14.37   14.50    0.00   -3.33     0.00
     SMFC  Sho-Me Fin. Corp. of MO                 15.63   1,821    28.5        16.75   14.50   16.75   -6.69    N.A.     4.20
     SOBI  Sobieski Bancorp of S. Bend IN          12.00     837    10.0        13.25   10.12   12.25   -2.04    N.A.    -7.69
     SOSA  Somerset Savings Bank of MA(8)*          1.50  16,652    25.0         1.88    1.09    1.56   -3.85  -70.70     9.49
     SMBC  Southern Missouri Bncrp of MO           14.00   1,724    24.1        17.50   13.50   14.00    0.00    N.A.    -6.67
     SWBI  Southwest Bancshares of IL              27.25   1,871    51.0        28.25   25.50   27.12    0.48  172.50     2.83
     SVRN  Sovereign Bancorp of PA                 10.37  47,838   496.1        11.25    8.45   10.50   -1.24  131.99     7.57
     STFR  St. Francis Cap. Corp. of WI            25.50   5,857   149.4        28.00   19.00   25.75   -0.97    N.A.     9.68
     SPBC  St. Paul Bancorp, Inc. of IL            23.50  18,550   435.9        26.62   22.06   23.12    1.64   39.30    -7.84
     STND  Standard Fin. of Chicago IL             15.25  16,765   255.7        15.37   12.87   15.12    0.86    N.A.     4.31
     SFFC  StateFed Financial Corp. of IA          16.00     823    13.2        19.75   15.25   16.50   -3.03    N.A.   -11.70
     SFIN  Statewide Fin. Corp. of NJ              12.12   5,270    63.9        13.75   11.75   12.25   -1.06    N.A.    -7.20


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     PVSA  Parkvale Financial Corp of PA               2.90    2.71   20.99   20.89   282.71
     PBIX  Patriot Bank Corp. of PA                    0.42    0.43   15.47   15.47    89.48
     PEEK  Peekskill Fin. Corp. of NY                  0.44    0.46   14.49   14.49    47.24
     PFSB  PennFed Fin. Services of NJ                 1.32    1.43   18.08   14.32   201.45
     PWBC  PennFirst Bancorp of PA                     1.00    0.99   13.37   12.18   170.28
     PBKB  People's SB of Brockton MA*                 0.74    0.53    7.87    7.45   159.62
     PFDC  Peoples Bancorp of Auburn IN                1.70    1.69   18.19   18.19   119.18
     PBCT  Peoples Bank, MHC of CT(32.3)*              1.90    1.53   14.12   14.12   176.59
     PHBK  Peoples Heritage Fin Grp of ME*             2.14    2.11   16.24   13.97   193.90
     PBNB  Peoples Sav. Fin. Corp. of CT*              1.80    1.88   22.94   21.22   212.15
     PERM  Permanent Bancorp of IN                     0.53    0.53   19.26   18.98   172.88
     PMFI  Perpetual Midwest Fin. of IA                0.73    0.73   17.87   17.87   185.44
     PCBC  Perry Co. Fin. Corp. of MO                  0.88    0.88   18.84   18.84    90.32
     PHFC  Pittsburgh Home Fin. of PA                  0.54    0.54   13.58   13.58    82.64
     PFSL  Pocahnts Fed, MHC of AR (46.4)              1.23    1.26   13.64   13.64   229.43
     POBS  Portsmouth Bank Shrs Inc of NH(8)*          1.06    0.89   11.68   11.68    46.61
     PKPS  Poughkeepsie SB of NY                       1.23    1.62    5.69    5.69    66.95
     PETE  Primary Bank of NH*                        -0.08   -0.07   12.76   12.71   201.31
     PSAB  Prime Bancorp, Inc. of PA                   1.61    1.43   15.44   14.44   163.57
     PFNC  Progress Financial Corp. of PA              0.81    0.63    5.15    5.11    93.30
     PSBK  Progressive Bank, Inc. of NY*               2.73    2.81   26.45   26.45   298.58
     PULB  Pulaski SB, MHC of MO (29.0)                0.73    0.69   10.82   10.82    85.68
     PULS  Pulse Bancorp of S. River NJ                1.36    1.37   13.84   13.84   116.43
     QCFB  QCF Bancorp of Virginia MN                  1.28    1.28   17.81   17.81    81.66
     QCBC  Quaker City Bancorp of CA                   0.84    0.81   17.43   17.33   176.42
     QCSB  Queens County SB of NY*                     3.39    3.50   35.00   35.00   206.14
     RCSB  RCSB Financial, Inc. of NY*                 2.43    2.39   22.19   21.45   304.21
     RARB  Raritan Bancorp. of Raritan NJ*             1.94    1.91   17.60   17.16   243.06
     REDF  RedFed Bancorp of Redlands CA              -1.06   -1.02   11.90   11.90   211.32
     RELY  Reliance Bancorp of NY                      1.14    1.09   16.75   11.30   189.07
     RELI  Reliance Bancshares Inc of WI*              0.29    0.29   11.06   11.06    19.67
     RFED  Roosevelt Fin. Grp. Inc. of MO              1.35    1.83   10.54    9.96   216.88
     RVSB  Rvrview SB,FSB MHC of WA(40.3)              1.21    1.09   10.71    9.48    97.22
     SCCB  S. Carolina Comm. Bnshrs of SC              0.80    0.80   16.80   16.80    59.02
     SBFL  SB Fing. Lakes MHC of NY(33.0)             -0.52   -0.19   11.40   11.40    98.92
     SFED  SFS Bancorp of Schenectady NY               0.74    0.74   16.68   16.68   118.69
     SGVB  SGV Bancorp of W. Covina CA                 0.12    0.12   11.94   11.94   122.09
     SISB  SIS Bank of Sprinfield MA*                  2.29    2.33   14.73   14.73   198.53
     SJSB  SJS Bancorp of St. Joseph MI                0.88    0.86   17.89   17.89   153.36
     SWCB  Sandwich Co-Op. Bank of MA*                 1.92    1.80   19.46   18.18   226.31
     SFBM  Security Bancorp of MT                      1.71    1.27   21.98   18.92   246.25
     SECP  Security Capital Corp. of WI                2.99    3.09   59.20   59.20   350.74
     SFSL  Security First Corp. of OH                  1.50    1.57   11.58   11.26   132.97
     SHFC  Seven Hills Fin. Corp. of OH                0.31    0.29   18.01   18.01    84.91
     SMFC  Sho-Me Fin. Corp. of MO                     1.08    1.07   17.36   17.36   144.91
     SOBI  Sobieski Bancorp of S. Bend IN              0.39    0.39   16.87   16.87    91.23
     SOSA  Somerset Savings Bank of MA(8)*             0.10    0.10    1.67    1.67    30.60
     SMBC  Southern Missouri Bncrp of MO               0.78    0.73   15.41   15.41    93.96
     SWBI  Southwest Bancshares of IL                  2.27    2.26   22.42   22.42   186.82
     SVRN  Sovereign Bancorp of PA                     1.13    1.02    7.15    4.63   175.82
     STFR  St. Francis Cap. Corp. of WI                2.70    1.84   23.08   22.04   221.20
     SPBC  St. Paul Bancorp, Inc. of IL                1.95    1.90   20.64   20.57   223.33
     STND  Standard Fin. of Chicago IL                 1.03    0.93   16.05   16.04   130.43
     SFFC  StateFed Financial Corp. of IA              1.03    1.03   18.13   18.13    90.14
     SFIN  Statewide Fin. Corp. of NJ                  0.53    0.65   13.36   13.32   120.39

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                     Prices As Of June 7, 1996


                                                  Market Capitalization                      Price Change Data
                                                 _______________________      _______________________________________________
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              _______________         _______________________
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     _____________________                       _______ _______ _______      _______ _______ _______ _______ _______ ________
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     STSA  Sterling Financial Corp. of WA          14.00   5,426    76.0        14.50   10.23   13.75    1.82   54.02     1.82
     SSBK  Strongsville SB of OH                   21.50   2,531    54.4        21.75   17.00   20.25    6.17    N.A.    10.26
     SFSB  SuburbFed Fin. Corp. of IL              17.62   1,261    22.2        18.17   14.83   17.00    3.65  164.17     6.79
     SBCN  Suburban Bancorp. of OH                 14.50   1,481    21.5        18.50   14.50   15.25   -4.92    N.A.   -21.62
     SCSL  Suncoast S&LA of Hollywood FL            6.25   1,990    12.4         7.19    5.81    6.25    0.00   -8.22     0.00
     THRD  TF Financial Corp. of PA                14.62   4,523    66.1        16.00   13.25   14.50    0.83    N.A.    -4.88
     ROSE  TR Financial Corp. of NY                26.12   8,948   233.7        27.75   17.37   27.00   -3.26    N.A.     2.43
     TPNZ  Tappan Zee Fin. Corp. of NY             12.00   1,620    19.4        13.00   11.25   12.00    0.00    N.A.    -4.91
     PTRS  The Potters S&L Co. of OH               16.25     533     8.7        18.50   15.25   16.12    0.81    N.A.    -4.75
     THIR  Third Financial Corp. of OH(8)          31.25   1,136    35.5        32.00   18.25   31.25    0.00    N.A.    19.05
     TSBS  Trenton SB, FSB MHC of NJ(35.0          14.50   8,912    45.2        15.00   11.37   13.94    4.02    N.A.    11.54
     TRIC  Tri-County Bancorp of WY                18.50     631    11.7        18.50   13.75   18.00    2.78    N.A.    12.12
     THBC  Troy Hill Bancorp of PA                 13.37   1,068    14.3        14.00   11.50   12.87    3.89    N.A.     2.85
     TWIN  Twin City Bancorp of TN                 16.00     898    14.4        18.25   13.50   16.75   -4.48    N.A.    -5.88
     UFRM  United FS&LA of Rocky Mount NC           8.25   3,065    25.3         8.50    5.25    8.25    0.00  153.85    10.00
     UBMT  United SB, FA of MT                     18.25   1,223    22.3        18.75   17.00   18.75   -2.67   73.81     4.29
     VABF  Va. Beach Fed. Fin. Corp of VA           7.62   4,962    37.8         9.94    6.81    7.75   -1.68   62.47    -1.68
     VAFD  Valley FSB of Sheffield AL(8)           32.00     367    11.7        35.25   24.87   30.50    4.92  204.76    -8.57
     VFFC  Virginia First Savings of VA            12.25   5,615    68.8        12.25    8.37   12.25    0.00  ***.**     7.74
     WBCI  WFS Bancorp of Wichita KS(8)            22.87   1,561    35.7        22.87   18.75   22.87    0.00    N.A.     3.39
     WHGB  WHG Bancshares of MD                    11.50   1,620    18.6        11.75   10.87   11.06    3.98    N.A.     N.A.
     WSFS  WSFS Financial Corp. of DE*              7.87  14,179   111.6        10.00    5.50    7.50    4.93    8.55   -12.56
     WVFC  WVS Financial Corp. of PA*              20.75   1,736    36.0        22.25   16.00   20.50    1.22    N.A.     8.53
     WLDN  Walden Bancorp of MA*                   18.75   5,312    99.6        20.00   15.50   19.00   -1.32  163.34    -1.32
     WRNB  Warren Bancorp of Peabody MA*           12.50   3,718    46.5        13.25    8.00   12.75   -1.96  270.92    11.11
     WFSL  Washington FS&LA of Seattle WA          21.56  42,592   918.3        23.46   19.32   21.62   -0.28   47.77    -7.47
     WAMU  Washington Mutual Inc. of WA*           30.00  72,007 2,160.2        32.00   22.62   28.69    4.57   61.64     3.91
     WAYN  Wayne S&L Co., MHC of OH(46.7)          20.50   1,492    13.5        22.00   17.14   20.75   -1.20    N.A.    -6.44
     WCFB  Webster CityFSB,MHC of IA(45.2          12.87   2,100    12.2        13.50    9.75   13.00   -1.00    N.A.     2.96
     WBST  Webster Financial Corp. of CT           28.00   8,104   226.9        30.50   23.00   28.62   -2.17  196.61    -5.08
     WEFC  Wells Fin. Corp. of Wells MN            11.25   2,188    24.6        11.37    9.06   10.50    7.14    N.A.     2.27
     WCBI  WestCo Bancorp of IL                    22.00   2,678    58.9        22.00   14.83   21.00    4.76  120.00    23.39
     WSTR  WesterFed Fin. Corp. of MT              14.37   4,396    63.2        17.12   14.25   14.37    0.00    N.A.   -13.54
     WOFC  Western Ohio Fin. Corp. of OH           23.00   2,309    53.1        24.37   18.75   22.25    3.37    N.A.    -1.08
     WFCO  Winton Financial Corp. of OH(8)         12.25   1,986    24.3        15.00   10.87   13.00   -5.77    N.A.    12.70
     FFWD  Wood Bancorp of OH                      18.75   1,034    19.4        19.50   14.12   18.75    0.00    N.A.     4.17
     WCHI  Workingmens Cap. Hldgs of IN(8)         19.87   1,798    35.7        20.25   15.50   19.87    0.00  297.40    13.54
     YFCB  Yonkers Fin. Corp. of NY                 9.62   3,571    34.4        10.12    9.62    9.87   -2.53    N.A.     N.A.
     YFED  York Financial Corp. of PA              16.62   6,050   100.6        18.86   14.32   16.62    0.00   75.87    -1.48


                                                         Current Per Share Financials
                                                     ________________________________________
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     _____________________                           ________ _______ _______ _______ _______
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     STSA  Sterling Financial Corp. of WA              0.92    0.90   11.55    9.26   276.01
     SSBK  Strongsville SB of OH                       1.88    1.59   16.50   16.15   199.38
     SFSB  SuburbFed Fin. Corp. of IL                  1.41    1.21   20.52   20.40   287.29
     SBCN  Suburban Bancorp. of OH                     0.53    0.77   17.31   17.31   133.11
     SCSL  Suncoast S&LA of Hollywood FL               0.74   -0.92    6.59    6.56   234.42
     THRD  TF Financial Corp. of PA                    0.94    0.91   16.43   16.43   114.79
     ROSE  TR Financial Corp. of NY                    2.71    2.14   20.91   20.91   335.49
     TPNZ  Tappan Zee Fin. Corp. of NY                 0.52    0.48   13.80   13.80    70.86
     PTRS  The Potters S&L Co. of OH                   1.15    1.13   20.79   20.79   213.62
     THIR  Third Financial Corp. of OH(8)              1.89    1.69   24.87   24.87   137.05
     TSBS  Trenton SB, FSB MHC of NJ(35.0              1.05    0.70   11.08   10.83    58.20
     TRIC  Tri-County Bancorp of WY                    0.98    0.95   20.75   20.75   116.38
     THBC  Troy Hill Bancorp of PA                     1.02    0.93   16.73   16.73    75.36
     TWIN  Twin City Bancorp of TN                     1.21    1.05   15.70   15.70   114.06
     UFRM  United FS&LA of Rocky Mount NC              0.73    0.64    6.81    6.81    82.27
     UBMT  United SB, FA of MT                         1.32    1.31   20.12   20.12    85.51
     VABF  Va. Beach Fed. Fin. Corp of VA              0.32    0.01    8.28    8.28   125.95
     VAFD  Valley FSB of Sheffield AL(8)               1.09    1.06   26.14   26.14   323.23
     VFFC  Virginia First Savings of VA                1.48    1.22    9.82    9.46   127.15
     WBCI  WFS Bancorp of Wichita KS(8)                0.86    0.94   21.35   21.34   187.16
     WHGB  WHG Bancshares of MD                        0.36    0.36   14.20   14.20    68.95
     WSFS  WSFS Financial Corp. of DE*                 1.91    1.13    5.21    5.14    88.82
     WVFC  WVS Financial Corp. of PA*                  1.63    1.82   20.93   20.93   138.41
     WLDN  Walden Bancorp of MA*                       1.58    1.75   17.98   15.38   191.88
     WRNB  Warren Bancorp of Peabody MA*               1.56    1.49    8.54    8.54    95.45
     WFSL  Washington FS&LA of Seattle WA              1.88    1.80   14.04   13.36   115.73
     WAMU  Washington Mutual Inc. of WA*               2.62    2.61   19.33   17.19   310.31
     WAYN  Wayne S&L Co., MHC of OH(46.7)              0.95    0.89   15.32   15.32   166.56
     WCFB  Webster CityFSB,MHC of IA(45.2              0.51    0.51   10.32   10.32    46.31
     WBST  Webster Financial Corp. of CT               2.00    2.14   24.27   18.45   470.53
     WEFC  Wells Fin. Corp. of Wells MN                0.72    0.70   13.40   13.40    89.66
     WCBI  WestCo Bancorp of IL                        1.50    1.49   18.07   18.07   115.48
     WSTR  WesterFed Fin. Corp. of MT                  0.99    0.93   17.77   17.77   133.82
     WOFC  Western Ohio Fin. Corp. of OH               1.10    0.83   25.19   23.72   138.40
     WFCO  Winton Financial Corp. of OH(8)             1.04    0.85   10.42   10.14   132.09
     FFWD  Wood Bancorp of OH                          1.56    1.51   19.72   19.72   135.12
     WCHI  Workingmens Cap. Hldgs of IN(8)             1.07    1.05   14.55   14.55   118.84
     YFCB  Yonkers Fin. Corp. of NY                    0.60    0.66   13.07   13.07    67.39
     YFED  York Financial Corp. of PA                  1.65    1.44   15.22   15.22   173.33

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                           Exhibit IV-1
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
______________________________________________

SAIF-Insured Thrifts(323)                    13.32    13.13    0.87    8.17    7.01       0.81    7.34       0.97  125.85    0.88
NYSE Traded Companies(12)                     6.31     5.96    0.70   11.72    7.87       0.58    9.64       1.58   62.19    1.33
AMEX Traded Companies(17)                    18.40    18.32    0.83    6.71    5.42       0.80    6.35       0.61  132.94    0.70
NASDAQ Listed OTC Companies(294)             13.33    13.14    0.88    8.09    7.06       0.82    7.30       0.96  128.65    0.87
California Companies(25)                      7.62     7.48    0.33    5.18    3.73       0.27    4.11       2.34   50.59    1.32
Florida Companies(10)                         7.64     7.46    0.75   12.69    9.66       0.53    6.73       1.08  105.23    1.01
Mid-Atlantic Companies(63)                   11.93    11.63    0.87    9.02    8.08       0.84    8.63       1.25   86.41    1.09
Mid-West Companies(150)                      14.74    14.60    0.94    7.85    6.91       0.87    7.10       0.59  165.13    0.71
New England Companies(9)                      8.08     7.66    0.63    8.69    8.58       0.53    7.21       1.35   49.90    1.10
North-West Companies(6)                      10.61    10.24    0.96   10.35    7.34       0.90    9.45       0.87   71.09    0.84
South-East Companies(45)                     15.70    15.54    1.02    8.66    6.73       0.97    8.06       0.99  124.58    0.86
South-West Companies(7)                      12.45    12.34    0.72    7.33    8.19       0.69    6.85       0.86   41.09    0.86
Western Companies (Excl CA)(8)               17.09    16.91    1.04    7.61    6.36       0.99    7.17       0.26  211.26    0.67
Thrift Strategy(249)                         14.91    14.74    0.87    7.08    6.41       0.83    6.63       0.86  134.52    0.81
Mortgage Banker Strategy(39)                  7.52     7.21    0.84   11.92    9.30       0.64    8.36       1.32   77.80    0.94
Real Estate Strategy(16)                      9.03     8.89    0.90   10.74    8.81       0.92   11.02       1.86   84.24    1.54
Diversified Strategy(15)                      7.97     7.78    0.97   12.92    8.05       0.92   12.63       1.02  151.77    1.27
Retail Banking Strategy(4)                    9.43     9.18    0.73    9.92   10.26       0.58    7.67       1.37   76.19    0.92
Companies Issuing Dividends(241)             13.06    12.85    0.95    8.83    7.53       0.89    8.01       0.84  135.37    0.84
Companies Without Dividends(82)              14.07    13.95    0.64    6.23    5.47       0.60    5.39       1.36   96.38    0.98
Equity/Assets Less Than 6%(29)                4.98     4.73    0.52   10.66    7.40       0.41    8.06       1.74   83.49    1.06
Equity/Assets 6-12%(147)                      8.54     8.24    0.84   10.30    8.54       0.75    9.15       1.17  110.62    1.03
Equity/Assets Greater Than 12%(147)          19.69    19.63    0.98    5.57    5.41       0.95    5.42       0.58  151.62    0.69
Converted Last 3 Mths (no MHC)(19)           23.88    23.87    0.83    4.58    4.25       0.84    4.72       0.82  129.00    0.78
Actively Traded Companies(54)                 8.58     8.30    0.92   11.34    8.36       0.88   10.65       1.43   85.94    1.03
Market Value Below $20 Million(83)           15.60    15.55    0.82    6.55    6.64       0.74    5.20       1.01  108.02    0.74
Holding Company Structure(276)               13.88    13.69    0.87    7.76    6.74       0.82    7.11       0.93  128.31    0.84
Assets Over $1 Billion(62)                    8.05     7.58    0.83   11.08    8.36       0.76   10.10       1.15  101.18    1.03
Assets $500 Million-$1 Billion(56)           11.31    11.07    0.85    8.76    7.03       0.81    8.14       1.34  133.20    1.03
Assets $250-$500 Million(79)                 11.54    11.35    0.83    8.37    7.47       0.74    6.83       0.93  135.90    0.90
Assets less than $250 Million(126)           18.09    18.07    0.93    6.26    6.01       0.89    5.87       0.70  129.50    0.71
Goodwill Companies(133)                       9.27     8.82    0.82    9.66    7.76       0.74    8.46       1.17   97.22    0.96
Non-Goodwill Companies(190)                  16.26    16.26    0.91    7.08    6.46       0.87    6.53       0.81  148.67    0.81
Acquirors of FSLIC Cases(14)                  7.07     6.70    0.88   12.89    9.68       0.84   12.16       1.45   51.18    0.92


                                                            Pricing Ratios                      Dividend Data(6)
                                                _________________________________________      _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
______________________________________________

SAIF-Insured Thrifts(323)                        14.12  103.54   12.98  106.71   15.00         0.34    1.85   25.61
NYSE Traded Companies(12)                        12.94  136.20    8.76  144.50   14.64         0.42    1.48   16.50
AMEX Traded Companies(17)                        16.14   94.02   16.33   94.71   17.34         0.32    2.16   27.95
NASDAQ Listed OTC Companies(294)                 14.08  102.64   12.97  105.73   14.90         0.33    1.85   25.93
California Companies(25)                         13.84  101.60    7.47  104.33   15.61         0.27    1.14   16.04
Florida Companies(10)                            11.46  107.42    7.89  110.21   13.81         0.16    0.88   11.16
Mid-Atlantic Companies(63)                       12.75  100.50   11.36  105.15   13.54         0.32    1.76   22.18
Mid-West Companies(150)                          14.81  102.56   14.13  104.75   15.73         0.34    1.89   26.77
New England Companies(9)                         11.34   93.73    7.45  102.91   12.99         0.51    2.75   32.40
North-West Companies(6)                          14.73  132.89   13.03  141.75   14.19         0.27    1.31   18.23
South-East Companies(45)                         14.84  112.83   16.45  115.41   15.24         0.36    2.16   30.84
South-West Companies(7)                          13.48   81.23    9.91   85.07   14.35         0.28    2.01   30.11
Western Companies (Excl CA)(8)                   15.15  102.97   16.25  105.07   16.07         0.43    2.49   36.99
Thrift Strategy(249)                             14.90   97.90   13.95  100.24   15.55         0.33    1.94   28.10
Mortgage Banker Strategy(39)                     11.23  120.25    9.11  128.35   13.24         0.34    1.52   16.80
Real Estate Strategy(16)                         12.75  110.19    9.66  112.19   12.94         0.17    0.82    8.83
Diversified Strategy(15)                         12.25  148.89   11.76  153.77   12.73         0.60    2.43   27.99
Retail Banking Strategy(4)                       12.21   88.85    8.33   91.64   15.87         0.14    1.36   18.06
Companies Issuing Dividends(241)                 14.10  108.07   13.34  111.73   14.95         0.45    2.48   34.65
Companies Without Dividends(82)                  14.18   90.25   11.92   92.01   15.19         0.00    0.00    0.00
Equity/Assets Less Than 6%(29)                   10.91  118.64    5.95  127.62   12.84         0.24    1.16   13.46
Equity/Assets 6-12%(147)                         12.41  112.77    9.51  117.50   13.40         0.36    1.83   22.38
Equity/Assets Greater Than 12%(147)              16.87   91.42   17.80   91.91   17.31         0.33    2.02   31.59
Converted Last 3 Mths (no MHC)(19)               17.30   76.97   18.57   77.02   17.85         0.04    0.35    5.77
Actively Traded Companies(54)                    11.68  124.38   10.48  131.37   12.31         0.49    2.13   25.20
Market Value Below $20 Million(83)               14.77   87.05   13.39   87.53   15.95         0.26    1.76   25.68
Holding Company Structure(276)                   14.49  102.78   13.40  105.99   15.24         0.35    1.89   26.54
Assets Over $1 Billion(62)                       12.15  125.27    9.86  135.19   13.23         0.48    1.99   23.61
Assets $500 Million-$1 Billion(56)               13.67  106.08   11.71  109.72   14.56         0.29    1.58   22.61
Assets $250-$500 Million(79)                     13.80  103.52   11.54  105.38   14.76         0.33    1.95   25.27
Assets less than $250 Million(126)               15.79   91.19   16.07   91.48   16.47         0.28    1.85   28.44
Goodwill Companies(133)                          12.64  112.81   10.21  120.35   13.81         0.39    1.88   23.53
Non-Goodwill Companies(190)                      15.30   96.82   14.98   96.82   15.94         0.29    1.83   27.18
Acquirors of FSLIC Cases(14)                     10.91  130.66    9.12  138.27   12.64         0.43    2.00   21.15

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
_____________________________________________

BIF-Insured Thrifts(71)                      10.35    10.11    0.92   10.82    8.66       0.87   10.01       1.69   92.47    1.49
NYSE Traded Companies(3)                      5.37     5.33    0.24    4.68    3.79       0.30    5.92       2.64   36.28    1.17
AMEX Traded Companies(4)                     12.21    11.77    0.75    8.27    7.70       0.53    5.60       2.73   45.60    1.37
NASDAQ Listed OTC Companies(64)              10.40    10.16    0.95   11.21    8.89       0.91   10.46       1.62   96.25    1.51
California Companies(2)                       6.78     6.77    0.61   11.41    6.92       0.51    9.40       4.57   31.17    1.83
Mid-Atlantic Companies(19)                   10.53    10.46    0.83   10.28    8.03       0.81    9.47       1.92   80.22    1.43
Mid-West Companies(1)                        56.23    56.23    1.47    2.62    3.87       1.47    2.62       0.00    0.00    0.49
New England Companies(44)                     8.94     8.59    0.92   10.94    9.16       0.86   10.19       1.59   86.16    1.60
North-West Companies(4)                      13.71    13.54    1.12   12.13    7.99       1.11   12.03       0.31  256.34    0.95
South-West Companies(1)                       8.65     8.35    1.54   17.77   11.81       1.20   13.90       0.42  127.82    0.78
Thrift Strategy(44)                          11.85    11.61    0.92    9.81    8.33       0.88    9.29       1.60   86.71    1.45
Mortgage Banker Strategy(11)                  7.24     6.88    0.74   10.13    8.23       0.73   10.10       1.16  121.43    1.22
Real Estate Strategy(7)                       9.61     9.56    1.24   14.45    9.73       1.12   12.71       2.07   95.15    1.73
Diversified Strategy(7)                       6.87     6.55    1.16   18.46   12.94       0.98   15.19       2.69   91.76    2.03
Retail Banking Strategy(2)                    6.32     6.16    0.05    0.82    1.07       0.05    0.86       1.31   68.51    1.24
Companies Issuing Dividends(50)               9.20     8.89    1.01   11.72    9.40       0.97   11.11       1.14  108.75    1.39
Companies Without Dividends(21)              12.89    12.80    0.71    8.85    7.01       0.64    7.61       3.20   47.95    1.71
Equity/Assets Less Than 6%(8)                 5.40     5.34    0.65   12.18    8.07       0.49    9.31       3.49   42.48    1.76
Equity/Assets 6-12%(51)                       8.25     7.93    0.95   11.78    9.58       0.90   11.09       1.50   94.12    1.51
Equity/Assets Greater Than 12%(12)           23.69    23.69    0.97    5.38    4.73       0.99    5.44       1.31  137.58    1.19
Converted Last 3 Mths (no MHC)(3)            36.19    36.19    0.96    2.82    3.63       1.01    3.03       0.00    0.00    1.14
Actively Traded Companies(30)                 8.50     8.10    0.90   10.73    8.91       0.89   10.63       1.29   95.02    1.52
Market Value Below $20 Million(12)           13.83    13.60    0.86    9.11    8.24       0.78    8.05       1.54   89.01    1.15
Holding Company Structure(45)                11.59    11.33    1.04   11.60    9.21       1.00   10.88       1.48  101.04    1.57
Assets Over $1 Billion(17)                    7.83     7.54    0.98   13.40    9.66       0.93   12.27       1.99   79.90    1.57
Assets $500 Million-$1 Billion(17)            9.90     9.64    0.87   10.22    8.17       0.78    9.09       1.26  105.58    1.57
Assets $250-$500 Million(22)                 10.17     9.94    0.89   10.50    8.60       0.88   10.14       2.02   80.14    1.51
Assets less than $250 Million(15)            13.41    13.22    0.94    9.44    8.27       0.88    8.67       1.43  108.50    1.31
Goodwill Companies(35)                        7.85     7.35    0.82   10.93    8.70       0.74    9.68       1.44   84.25    1.41
Non-Goodwill Companies(36)                   12.70    12.70    1.00   10.72    8.62       0.98   10.33       1.95  100.68    1.56



                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
_____________________________________________

BIF-Insured Thrifts(71)                          11.35  110.15   10.66  113.60   11.86         0.36    1.98   21.90
NYSE Traded Companies(3)                         19.29  113.92    6.06  114.71   14.11         0.00    0.00    0.00
AMEX Traded Companies(4)                         10.83   97.55   10.90  103.71   13.10         0.52    2.72   32.48
NASDAQ Listed OTC Companies(64)                  11.22  110.89   10.80  114.25   11.77         0.37    2.00   21.93
California Companies(2)                           8.74  101.26    6.92  101.32   10.84         0.00    0.00    0.00
Mid-Atlantic Companies(19)                       12.51  110.13   10.82  111.24   12.03         0.37    1.62   19.16
Mid-West Companies(1)                             0.00   67.81   38.13   67.81    0.00         0.00    0.00    0.00
New England Companies(44)                        11.06  109.85    9.55  114.50   11.95         0.39    2.31   24.46
North-West Companies(4)                          10.70  122.46   15.21  127.29   10.75         0.40    2.08   28.55
South-West Companies(1)                           8.47  132.74   11.48  137.43   10.82         0.16    1.52   12.90
Thrift Strategy(44)                              11.73  105.74   11.48  108.80   12.24         0.37    2.05   23.27
Mortgage Banker Strategy(11)                     11.81  113.59    8.20  118.61   11.66         0.38    2.09   23.71
Real Estate Strategy(7)                          11.08  127.75   12.53  128.54   12.26         0.31    1.51   15.05
Diversified Strategy(7)                           8.80  124.41    8.48  131.33    9.58         0.34    1.82   17.14
Retail Banking Strategy(2)                        0.00   89.48    5.65   91.61    0.00         0.32    1.94    0.00
Companies Issuing Dividends(50)                  11.01  114.62   10.43  119.15   11.53         0.53    2.88   31.29
Companies Without Dividends(21)                  12.44  100.32   11.16  101.40   12.92         0.00    0.00    0.00
Equity/Assets Less Than 6%(8)                    12.33  121.38    6.54  122.93   12.99         0.04    0.40    5.41
Equity/Assets 6-12%(51)                          10.82  113.12    9.31  117.58   11.40         0.45    2.47   26.26
Equity/Assets Greater Than 12%(12)               15.13   88.35   19.85   88.35   14.80         0.19    0.79   13.43
Converted Last 3 Mths (no MHC)(3)                21.81   70.66   25.32   70.66   18.98         0.00    0.00    0.00
Actively Traded Companies(30)                    11.78  111.97    9.40  117.52   11.97         0.46    2.45   25.33
Market Value Below $20 Million(12)               10.68   95.54   11.63   99.00   12.25         0.21    1.45   13.37
Holding Company Structure(45)                    10.89  110.29   11.88  114.18   11.19         0.40    2.18   24.86
Assets Over $1 Billion(17)                       11.04  123.30    9.71  128.48   10.91         0.43    1.63   18.01
Assets $500 Million-$1 Billion(17)               10.87  109.61   10.55  113.40   12.03         0.49    2.64   30.22
Assets $250-$500 Million(22)                     11.99  107.65   10.27  110.14   12.17         0.32    2.03   23.46
Assets less than $250 Million(15)                11.20  101.76   12.16  104.52   12.27         0.23    1.58   14.99
Goodwill Companies(35)                           11.79  111.59    8.68  118.72   12.56         0.48    2.53   29.15
Non-Goodwill Companies(36)                       10.89  108.80   12.51  108.80   11.16         0.25    1.46   15.56



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans)
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(19)                     11.89    11.67    0.78    6.84    5.14       0.73    6.57       0.69   83.87    0.82
BIF-Insured Thrifts(2)                       10.14    10.14    0.80    9.31    6.41       0.69    7.88       2.36   44.03    1.42
NASDAQ Listed OTC Companies(21)              11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88
Florida Companies(3)                         10.30    10.26    0.89    8.83    6.69       0.86    8.60       0.72  107.38    0.97
Mid-Atlantic Companies(9)                    12.45    12.12    0.68    5.25    4.00       0.68    5.55       1.11   50.81    0.89
Mid-West Companies(7)                        12.13    12.12    0.74    6.66    5.20       0.64    5.90       0.59   94.58    0.76
New England Companies(1)                      8.00     8.00    1.11   14.66    9.33       0.89   11.81       1.66   65.45    1.65
North-West Companies(1)                      11.02     9.75    1.30   11.97    7.56       1.17   10.78       0.26  119.16    0.51
Thrift Strategy(18)                          11.97    11.81    0.74    6.39    4.91       0.70    6.19       0.84   77.83    0.85
Mortgage Banker Strategy(2)                  11.02     9.75    1.30   11.97    7.56       1.17   10.78       0.26  119.16    0.51
Diversified Strategy(1)                       8.00     8.00    1.11   14.66    9.33       0.89   11.81       1.66   65.45    1.65
Companies Issuing Dividends(21)              11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88
Equity/Assets Less Than 6%(1)                 5.95     5.95    0.56    9.43    7.81       0.58    9.66       0.26  146.44    1.14
Equity/Assets 6-12%(13)                       9.93     9.69    0.68    7.17    5.22       0.68    7.14       0.89   87.47    0.90
Equity/Assets Greater Than 12%(7)            15.61    15.44    1.00    6.61    4.98       0.83    5.53       0.87   46.77    0.79
Actively Traded Companies(1)                  9.49     8.24    0.86    9.52    7.75       0.83    9.13       0.96   55.11    1.08
Market Value Below $20 Million(1)            11.79    11.79    0.43    3.82    3.43       0.35    3.10       0.52   90.42    0.60
Holding Company Structure(1)                  9.49     8.24    0.86    9.52    7.75       0.83    9.13       0.96   55.11    1.08
Assets Over $1 Billion(4)                    10.25     9.95    0.95    9.86    6.61       0.87    8.88       1.13   67.59    1.17
Assets $500 Million-$1 Billion(6)            11.26    10.96    0.90    7.95    5.94       0.83    7.78       0.76   81.42    0.95
Assets $250-$500 Million(3)                  10.24    10.22    0.74    7.85    6.56       0.73    7.72       0.15  187.85    0.64
Assets less than $250 Million(8)             13.17    13.01    0.65    5.11    3.77       0.60    4.70       1.09   51.85    0.80
Goodwill Companies(10)                       11.19    10.75    0.95    8.90    6.39       0.82    7.79       0.68   93.85    0.80
Non-Goodwill Companies(11)                   12.15    12.15    0.65    5.60    4.35       0.66    5.82       0.99   65.03    0.94
MHC Institutions(21)                         11.72    11.52    0.78    7.09    5.27       0.73    6.70       0.85   79.44    0.88


                                                            Pricing Ratios                    Dividend Data (6)
                                              ________________________________________     _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(19)                         16.59  123.90   14.80  126.78   17.76         0.60    3.81   44.90
BIF-Insured Thrifts(2)                           10.72  128.57   12.70  128.57   13.31         0.58    3.76   42.11
NASDAQ Listed OTC Companies(21)                  16.20  124.36   14.59  126.96   17.46         0.60    3.81   44.59
Florida Companies(3)                             15.32  122.98   12.36  123.42   15.94         0.83    4.54   63.26
Mid-Atlantic Companies(9)                        16.77  120.62   15.20  124.45   18.84         0.44    3.13   35.56
Mid-West Companies(7)                            17.86  122.82   15.01  122.90   18.28         0.71    4.62   54.74
New England Companies(1)                         10.72  144.26   11.54  144.26   13.31         0.80    3.93   42.11
North-West Companies(1)                          13.22  149.39   16.46  168.78   14.68         0.20    1.25   16.53
Thrift Strategy(18)                              16.85  121.87   14.65  123.68   18.00         0.61    3.94   48.96
Mortgage Banker Strategy(2)                      13.22  149.39   16.46  168.78   14.68         0.20    1.25   16.53
Diversified Strategy(1)                          10.72  144.26   11.54  144.26   13.31         0.80    3.93   42.11
Companies Issuing Dividends(21)                  16.20  124.36   14.59  126.96   17.46         0.60    3.81   44.59
Equity/Assets Less Than 6%(1)                    12.80  115.47    6.86  115.47   12.50         0.80    5.08   65.04
Equity/Assets 6-12%(13)                          15.17  125.54   12.45  128.91   16.72         0.59    3.30   43.28
Equity/Assets Greater Than 12%(7)                18.74  123.63   19.35  125.26   20.55         0.60    4.51   33.33
Actively Traded Companies(1)                     12.90  114.45   10.86  131.80   13.45         0.40    2.50   32.26
Market Value Below $20 Million(1)                 0.00  104.40   12.31  104.40    0.00         0.40    2.86    0.00
Holding Company Structure(1)                     12.90  114.45   10.86  131.80   13.45         0.40    2.50   32.26
Assets Over $1 Billion(4)                        16.64  138.63   14.09  142.04   17.61         0.56    3.31   41.60
Assets $500 Million-$1 Billion(6)                14.53  115.67   13.22  119.28   17.23         0.63    3.68   48.03
Assets $250-$500 Million(3)                      15.55  115.25   11.68  115.45   15.91         0.72    4.15   54.74
Assets less than $250 Million(8)                 18.45  128.96   16.89  131.38   19.33         0.56    3.97   16.53
Goodwill Companies(10)                           15.53  127.39   14.26  133.16   17.35         0.48    2.91   34.96
Non-Goodwill Companies(11)                       16.97  121.89   14.86  121.89   17.59         0.70    4.55   63.85
MHC Institutions(21)                             16.20  124.36   14.59  126.96   17.46         0.60    3.81   44.59



(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA             4.61     4.32    0.80   17.30   13.77       0.10    2.09       2.30   33.64    1.25
CAL   CalFed Inc. of Los Angeles CA           4.52     4.52    0.58   13.78    9.02       0.55   12.96       1.61   77.66    1.85
CSA   Coast Savings Financial of CA           5.16     5.08    0.46    9.62    6.26       0.40    8.33       1.62   48.77    1.17
CFB   Commercial Federal Corp. of NE          6.05     5.43    0.84   15.46    9.10       0.84   15.37       1.02   73.31    1.02
DME   Dime Savings Bank, FSB of NY*           5.08     5.03    0.34    6.97    5.18       0.46    9.54        NA      NA     1.24
DSL   Downey Financial Corp. of CA            8.33     8.18    0.61    7.57    7.77       0.53    6.62       2.03   29.06    0.66
FRC   First Republic Bancorp of CA*           5.65     5.64    0.14    2.38    2.39       0.13    2.31       2.64   36.28    1.09
FED   FirstFed Fin. Corp. of CA               4.69     4.61    0.18    3.94    4.12       0.20    4.38       2.56   73.84    2.55
GLN   Glendale Fed. Bk, FSB of CA             5.37     4.95    0.12    2.49    2.24       0.29    5.87       2.08   65.06    1.78
GDW   Golden West Fin. Corp. of CA            6.66     6.27    0.75   11.76    8.09       0.74   11.63       1.37   31.65    0.53
GWF   Great Western Fin. Corp. of CA          5.78     5.06    0.60   10.98    8.17       0.54   10.01       1.81   43.93    1.15
GPT   GreenPoint Fin. Corp. of NY(8)*        10.58     6.03    0.92    6.87    6.82       0.96    7.17       2.94   24.69    1.67
SFB   Standard Fed. Bancorp of MI             6.96     5.93    0.94   13.84   10.08       0.85   12.50       0.45   59.52    0.38
TCB   TCF Financial Corp. of MN               7.69     7.35    1.37   20.13    8.27       1.29   19.04       0.92  102.63    1.23
WES   Westcorp Inc. of Orange CA              9.89     9.86    1.21   13.72    7.53       0.60    6.86       1.24  107.17    2.37


AMEX Traded Companies
_____________________
BKC   American Bank of Waterbury CT*          8.57     8.12    0.96   10.74    8.37       0.39    4.36       2.95   33.54    1.46
BFD   BostonFed Bancorp of MA                13.51    13.51    0.21    2.42    1.63       0.18    2.05       1.67   40.40    0.85
CFX   Cheshire Fin. Corp. of NH*              9.46     8.44    0.99   10.03    8.36       0.82    8.28       1.09   76.02    1.08
CZF   Citisave Fin. Corp. of LA              18.18    18.17    1.28    9.16    6.48       0.88    6.28       0.30   38.75    0.21
CBK   Citizens First Fin.Corp. of IL         15.57    15.57    0.63    4.01    5.60       0.68    4.37        NA      NA     0.24
ESX   Essex Bancorp of VA(8)                  2.57    -0.08    0.32    7.80   41.99      -0.78  -18.91       3.32   47.35    1.88
FCB   Falmouth Co-Op Bank of MA*             24.56    24.56    0.45    2.40    2.44       0.47    2.50        NA      NA     1.31
GAF   GA Financial Corp. of PA               22.44    22.44    0.58    4.73    3.07       0.78    6.30       0.19   78.79    0.41
KNK   Kankakee Bancorp of IL                  9.80     9.09    0.50    4.56    5.94       0.49    4.48       0.59  110.93    1.02
KYF   Kentucky First Bancorp of KY           23.62    23.62    1.12    5.40    4.19       1.12    5.40       0.15  299.19    0.87
NYB   New York Bancorp, Inc. of NY            5.78     5.78    1.18   19.84   10.77       1.12   18.82       1.63   45.81    1.22
PDB   Piedmont Bancorp of NC                 29.77    29.77    1.34    6.02    4.42       1.36    6.12       0.72   65.30    0.66
PLE   Pinnacle Bank of AL                     8.19     7.90    0.79   10.40   10.69       0.71    9.31       0.22  303.63    1.04
SSB   Scotland Bancorp of NC                 37.58    37.58    1.09    3.96    3.14       1.09    3.96        NA      NA     0.52
SZB   SouthFirst Bancshares of AL            14.89    14.89    0.55    3.25    4.58       0.76    4.49       0.56   52.60    0.45
SRN   Southern Banc Company of AL            20.38    20.15    0.50    4.33    2.72       0.50    4.33        NA      NA     0.25
SSM   Stone Street Bancorp of NC             33.68    33.68    0.77    3.04    2.55       0.77    3.04       0.31  126.92    0.60
TSH   Teche Holding Company of LA            17.16    17.16    1.17    7.06    6.94       1.14    6.91       0.24  362.84    1.10
FTF   Texarkana Fst. Fin. Corp of AR         20.62    20.62    1.86   11.49    9.04       1.39    8.62       0.36  196.08    0.89
THR   Three Rivers Fin. Corp. of MI          15.74    15.64    0.59    6.68    3.85       0.57    6.41       0.73   70.06    0.77
TBK   Tolland Bank of CT*                     6.25     5.96    0.61    9.90   11.64       0.44    7.25       4.14   27.24    1.62
WSB   Washington SB, FSB of MD                8.08     8.08    0.94   12.56   10.12       0.69    9.25        NA      NA     0.95


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN             7.88     7.88    2.25   35.91   37.73      -0.16   -2.60       0.38   86.69    0.46
WFSB  1st Washington Bancorp of VA(8)         5.95     5.95    0.64   11.09    6.42       0.26    4.57       0.87   86.57    1.70
ALBK  ALBANK Fin. Corp. of Albany NY          9.62     8.49    0.99    9.39    8.11       0.99    9.39       1.03   70.00    1.09
AMFC  AMB Financial Corp. of IN              20.06    20.06    0.49    4.30    3.10       0.49    4.30       0.71   63.16    0.66
ASBP  ASB Financial Corp. of OH              23.07    23.07    1.03    4.75    4.27       1.03    4.75       1.48   53.58    1.30
ABBK  Abington Savings Bank of MA(8)*         6.50     5.69    0.36    5.29    5.86       0.24    3.48       0.37   88.30    0.58
AADV  Advantage Bancorp of WI                 9.77     8.47    0.90    9.33    7.38       0.81    8.40       0.56  100.02    1.04
AFCB  Affiliated Comm BC, Inc of MA          10.25    10.17    0.71    6.31    7.28       0.86    7.56       1.34   57.09    1.28
ALBC  Albion Banc Corp. of Albion NY         10.71    10.71    0.30    2.87    3.88       0.25    2.43       0.72   61.31    0.55
ATSB  AmTrust Capital Corp. of IN            10.34    10.23    0.31    2.75    3.70       0.07    0.59       1.31   38.02    0.73
AHCI  Ambanc Holding Co. of NY*              19.17    19.17   -0.03   -0.23   -0.21      -0.04   -0.35       4.22   24.58    1.64


                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
_____________________
AHM   Ahmanson and Co. H.F. of CA                7.26  129.90    5.99  138.60     NM          0.88    3.32   24.11
CAL   CalFed Inc. of Los Angeles CA             11.08  142.35    6.43  142.35   11.78         0.00    0.00    0.00
CSA   Coast Savings Financial of CA             15.97  145.78    7.53  148.25   18.44         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE            10.99  143.47    8.68  159.70   11.05         0.40    1.05   11.53
DME   Dime Savings Bank, FSB of NY*             19.29  131.46    6.68  132.93   14.11         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA              12.87   94.70    7.89   96.39   14.71         0.48    2.22   28.57
FRC   First Republic Bancorp of CA*               NM    96.37    5.45   96.50     NM          0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                 24.30   93.85    4.40   95.46   21.84         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                 NM   107.20    5.75  116.32   18.94         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA              12.36  137.27    9.14  145.93   12.50         0.38    0.70    8.60
GWF   Great Western Fin. Corp. of CA            12.24  127.58    7.37  145.69   13.43         1.00    4.26   52.08
GPT   GreenPoint Fin. Corp. of NY(8)*           14.66  101.95   10.79  179.00   14.03         0.80    2.69   39.41
SFB   Standard Fed. Bancorp of MI                9.92  129.48    9.01  151.78   10.98         0.76    1.96   19.39
TCB   TCF Financial Corp. of MN                 12.09  222.65   17.11  232.83   12.78         0.75    2.23   26.98
WES   Westcorp Inc. of Orange CA                13.29  160.19   15.85  160.73     NM          0.38    2.01   26.76


AMEX Traded Companies
_____________________
BKC   American Bank of Waterbury CT*            11.94  124.52   10.67  131.30     NM          1.36    5.64   67.33
BFD   BostonFed Bancorp of MA                     NM    88.13   11.91   88.13     NM          0.20    1.63     NM
CFX   Cheshire Fin. Corp. of NH*                11.96  114.68   10.85  128.50   14.47         0.72    5.24   62.61
CZF   Citisave Fin. Corp. of LA                 15.44  104.86   19.07  104.93   22.50         0.30    1.90   29.41
CBK   Citizens First Fin.Corp. of IL            17.86   71.68   11.16   71.68   16.39         0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                     2.38   29.92    0.77     NM      NM          0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                  NM    69.07   16.96   69.07     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                    NM    74.97   16.82   74.97   24.43         0.00    0.00    0.00
KNK   Kankakee Bancorp of IL                    16.84   78.33    7.67   84.44   17.14         0.40    2.07   34.78
KYF   Kentucky First Bancorp of KY              23.89   95.38   22.53   95.38   23.89         0.50    3.67     NM
NYB   New York Bancorp, Inc. of NY               9.28  185.94   10.75  185.94    9.79         0.80    3.17   29.41
PDB   Piedmont Bancorp of NC                    22.62   93.38   27.80   93.38   22.24         0.40    3.05   68.97
PLE   Pinnacle Bank of AL                        9.36   93.57    7.66   96.97   10.46         0.72    4.50   42.11
SSB   Scotland Bancorp of NC                      NM    84.28   31.67   84.28     NM          0.00    0.00    0.00
SZB   SouthFirst Bancshares of AL               21.82   77.52   11.54   77.52   15.79         0.50    4.17     NM
SRN   Southern Banc Company of AL                 NM    85.43   17.41   86.38     NM          0.35    2.64     NM
SSM   Stone Street Bancorp of NC                  NM    78.72   26.52   78.72     NM          0.00    0.00    0.00
TSH   Teche Holding Company of LA               14.40   91.32   15.67   91.32   14.72         0.50    3.77   54.35
FTF   Texarkana Fst. Fin. Corp of AR            11.06   96.41   19.88   96.41   14.75         0.45    2.75   30.41
THR   Three Rivers Fin. Corp. of MI               NM    88.93   13.99   89.47     NM          0.30    2.26   58.82
TBK   Tolland Bank of CT*                        8.59   81.94    5.12   85.97   11.73         0.00    0.00    0.00
WSB   Washington SB, FSB of MD                   9.88  111.93    9.05  111.93   13.40         0.10    1.78   17.54


NASDAQ Listed OTC Companies
___________________________
FBCV  1st Bancorp of Vincennes IN                2.65   80.42    6.34   80.42     NM          0.40    1.54    4.08
WFSB  1st Washington Bancorp of VA(8)           15.57  165.76    9.87  165.76     NM          0.12    1.51   23.53
ALBK  ALBANK Fin. Corp. of Albany NY            12.33  115.56   11.12  130.95   12.33         0.48    1.76   21.72
AMFC  AMB Financial Corp. of IN                   NM    69.59   13.96   69.59     NM          0.00    0.00    0.00
ASBP  ASB Financial Corp. of OH                 23.44   99.73   23.01   99.73   23.44         0.30    2.00   46.88
ABBK  Abington Savings Bank of MA(8)*           17.06   87.77    5.71  100.35     NM          0.40    2.76   47.06
AADV  Advantage Bancorp of WI                   13.55  122.43   11.97  141.31   15.04         0.32    0.94   12.75
AFCB  Affiliated Comm BC, Inc of MA             13.74   87.61    8.98   88.31   11.46         0.48    2.89   39.67
ALBC  Albion Banc Corp. of Albion NY              NM    73.09    7.83   73.09     NM          0.31    1.82   46.97
ATSB  AmTrust Capital Corp. of IN                 NM    75.08    7.76   75.87     NM          0.00    0.00    0.00
AHCI  Ambanc Holding Co. of NY*                   NM    67.63   12.96   67.63     NM          0.00    0.00     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
ASBI  Ameriana Bancorp of IN                 11.64    11.62    0.93    7.22    7.69       0.90    7.00       0.56   50.63    0.40
AFFFZ America First Fin. Fund of CA           6.80     6.64    0.81   12.56   12.31       0.81   12.48       0.65   46.82    0.50
AMFB  American Federal Bank of SC             8.21     7.58    1.29   16.11    9.69       1.41   17.57       0.50  151.69    1.27
ANBK  American Nat'l Bancorp of MD           10.91    10.91    0.34    3.61    3.70       0.33    3.51       1.40   69.89    1.61
ABCW  Anchor Bancorp Wisconsin of WI          6.75     6.57    0.87   12.13    8.52       0.85   11.80       0.61  214.80    1.63
ANDB  Andover Bancorp, Inc. of MA*            7.60     7.60    0.87   11.60    8.74       0.91   12.17       1.60   63.49    1.46
ASFC  Astoria Financial Corp. of NY           8.55     6.95    0.75    8.47   16.41       0.74    8.37       0.85   23.49    0.62
AVND  Avondale Fin. Corp. of IL              10.63    10.63    0.65    6.66    7.02       0.45    4.65       0.85   82.48    1.72
BFSI  BFS Bankorp, Inc. of NY                 8.14     8.14    1.84   24.85   15.70       1.78   24.01       1.48   69.83    1.13
BKCT  Bancorp Connecticut of CT*             10.81    10.81    1.18   10.65    8.44       1.18   10.65       1.69   74.29    2.13
BWFC  Bank West Fin. Corp. of MI             19.78    19.78    0.69    3.38    3.81       0.41    1.98       0.08  112.71    0.13
BANC  BankAtlantic Bancorp of FL              8.33     7.65    0.97   14.59   10.29       0.76   11.35       1.25   91.39    2.12
BKUNA BankUnited SA of FL                     6.11     5.77    1.02   26.11   14.45       0.78   20.05       0.90   32.13    0.38
BKCO  Bankers Corp. of NJ*                    9.81     9.60    1.12   11.36    9.39       1.18   11.99       1.59   24.80    0.56
BVFS  Bay View Capital Corp. of CA            6.98     6.81   -0.10   -1.46   -1.39       0.26    3.66       1.23   76.86    1.33
BFSB  Bedford Bancshares of VA               16.11    16.11    1.26    7.57    7.50       1.26    7.57       1.24   43.93    0.64
BELL  Bell Bancorp of Chicago IL(8)          15.86    15.86    0.63    4.03    3.51       0.61    3.87       1.40   25.84    0.53
BTHL  Bethel Bancorp. of ME*                  7.56     6.36    0.61    8.16    8.31       0.47    6.27        NA      NA     1.48
SBOS  Boston Bancorp of MA(8)*               12.34    12.34    1.91   21.36   16.86       0.91   10.23       0.65   18.09    0.61
BSBC  Branford SB of CT*                      8.69     8.69    0.76    9.05    5.93       0.76    9.05       2.31   87.06    2.77
BRFC  Bridgeville SB, FSB of PA              28.51    28.51    1.24    4.21    4.14       1.24    4.21       0.25  102.86    0.70
BYFC  Broadway Fin. Corp. of CA              11.42    11.42    0.40    6.29    4.90       0.45    7.06       2.40   34.37    1.05
CBCO  CB Bancorp of Michigan City IN          9.16     9.16    1.36   13.92   12.00       1.36   13.92       0.84   77.80    1.45
CCFH  CCF Holding Company of GA              21.23    21.23    0.86    5.17    5.13       0.82    4.91       0.63   84.80    0.90
CENF  CENFED Financial Corp. of CA            5.00     4.99    0.48    9.87    9.16       0.33    6.81       1.22   54.40    0.89
CFSB  CFSB Bancorp of Lansing MI              8.29     8.29    0.94   11.62    7.66       0.92   11.40       0.09  662.31    0.69
CKFB  CKF Bancorp of Danville KY             27.30    27.30    1.24    4.40    3.75       1.24    4.40       1.70   10.61    0.21
CSBF  CSB Financial Group Inc of IL          30.89    30.89    0.82    3.62    3.56       0.82    3.62       0.78   37.38    0.55
CFHC  California Fin. Hld. Co. of CA          6.75     6.69    0.28    4.24    3.76       0.24    3.69       1.39   46.09    0.87
CBCI  Calumet Bancorp of Chicago IL          16.99    16.99    1.21    7.25    8.14       1.20    7.22       1.23   82.56    1.36
CAFI  Camco Fin. Corp. of OH                  8.33     8.33    1.22   15.53   10.60       0.93   11.87       0.56   54.79    0.36
CMRN  Cameron Fin. Corp. of MO               26.54    26.54    1.61    5.79    6.93       1.59    5.73       0.79   86.49    0.81
CAPS  Capital Savings Bancorp of MO          10.43    10.43    0.95    8.92    9.72       0.95    8.92       0.20  152.91    0.38
CARV  Carver FSB of New York, NY              9.63     9.16    0.20    2.06    4.07       0.25    2.66       1.13   27.64    1.88
CASB  Cascade SB of Everett WA                6.21     6.21    0.57    8.99    5.40       0.29    4.66       2.40   37.69    1.26
CATB  Catskill Fin. Corp. of NY*             27.79    27.79    0.96    3.44    4.59       1.10    3.96        NA      NA     1.63
CNIT  Cenit Bancorp of Norfolk VA             6.98     6.72    0.42    5.90    4.62       0.49    6.92       0.51  109.75    1.17
CTBK  Center Banks, Inc. of NY*               7.08     7.08    0.56    8.10    9.24       0.58    8.35       1.07  115.49    1.55
CFCX  Center Fin. Corp of CT(8)*              6.10     5.70    0.70   11.37    7.67       0.47    7.75       2.61   44.33    1.46
CEBK  Central Co-Op. Bank of MA*              9.95     8.69    0.60    6.40    6.49       0.57    6.01       2.31   41.68    1.39
CJFC  Central Jersey Fin. Corp of NJ(8)      11.78    10.95    1.11   10.71    6.25       1.06   10.20       1.91   33.63    1.30
CBSB  Charter Financial Inc. of IL           21.41    20.85    1.12    6.95    5.65       1.12    6.95       0.49  149.63    1.05
COFI  Charter One Financial of OH(8)          6.90     6.79    0.18    2.81    1.04       1.18   18.12       0.42  117.80    0.92
CVAL  Chester Valley Bancorp of PA            9.15     9.15    0.91   10.02    8.27       0.87    9.63       1.03   92.67    1.20
CRCL  Circle Financial Corp.of OH(8)         10.65     9.24    0.50    4.34    4.34       0.43    3.72       0.10  213.87    0.35
CTZN  CitFed Bancorp of Dayton OH             6.70     5.81    0.68    9.99    7.73       0.55    8.16       0.85   74.34    1.06
CLAS  Classic Bancshares of KY               28.78    28.78    0.44    2.82    1.89       0.40    2.55       0.51   77.33    0.62
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)       8.30     7.30    0.78    8.32    5.80       0.69    7.40       0.44  103.05    0.85
CBSA  Coastal Bancorp of Houston TX           3.31     2.69    0.37   10.64   10.37       0.37   10.58       0.67   32.48    0.54
CFCP  Coastal Fin. Corp. of SC                6.08     6.08    0.99   16.43    7.55       0.89   14.80       0.42  209.91    1.02
COFD  Collective Bancorp Inc. of NJ           7.05     6.54    1.06   15.87   10.86       1.04   15.51       0.57   45.24    0.53
CMSV  Commty. Svgs, MHC of FL(47.6)          11.82    11.82    0.83    6.60    6.71       0.81    6.40       1.24   44.70    1.02
CBIN  Community Bank Shares of IN            11.36    11.36    0.90    8.26    7.05       0.88    8.09       0.12  219.42    0.50
CBNH  Community Bankshares Inc of NH*         7.23     7.23    0.78   10.93    8.12       0.65    9.07       0.46  159.64    1.09
CFTP  Community Fed. Bancorp of MS           33.10    33.10    1.17    6.28    3.19       1.14    6.13       0.34   84.38    0.53
CFFC  Community Fin. Corp. of VA             13.70    13.70    1.29    9.70    7.52       1.29    9.70       0.45  139.66    0.70

                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-

                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
ASBI  Ameriana Bancorp of IN                    13.00   96.94   11.28   97.09   13.40         0.56    4.31   56.00
AFFFZ America First Fin. Fund of CA              8.13   98.45    6.70  100.81    8.18         1.60    6.15   50.00
AMFB  American Federal Bank of SC               10.32  158.89   13.05  172.23    9.47         0.40    2.50   25.81
ANBK  American Nat'l Bancorp of MD                NM    81.23    8.86   81.23     NM          0.00    0.00    0.00
ABCW  Anchor Bancorp Wisconsin of WI            11.73  143.75    9.70  147.63   12.06         0.40    1.16   13.61
ANDB  Andover Bancorp, Inc. of MA*              11.44  125.98    9.57  125.98   10.91         0.60    2.33   26.67
ASFC  Astoria Financial Corp. of NY              6.09   51.62    4.41   63.44    6.16         0.44    1.63    9.93
AVND  Avondale Fin. Corp. of IL                 14.25   86.32    9.18   86.32   20.38         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                    6.37  140.07   11.40  140.07    6.59         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*                11.85  121.57   13.14  121.57   11.85         0.72    3.68   43.64
BWFC  Bank West Fin. Corp. of MI                  NM    89.66   17.73   89.66     NM          0.28    2.60   68.29
BANC  BankAtlantic Bancorp of FL                 9.72  120.17   10.01  130.84   12.50         0.18    1.29   12.50
BKUNA BankUnited SA of FL                        6.92   97.73    5.97  103.47    9.01         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                      10.65  117.43   11.52  119.96   10.09         0.56    3.25   34.57
BVFS  Bay View Capital Corp. of CA                NM   112.02    7.82  114.90     NM          0.60    1.82     NM
BFSB  Bedford Bancshares of VA                  13.33  100.95   16.26  100.95   13.33         0.36    2.25   30.00
BELL  Bell Bancorp of Chicago IL(8)               NM   111.95   17.76  111.95     NM          0.45    1.20   34.35
BTHL  Bethel Bancorp. of ME*                    12.04   94.75    7.17  112.75   15.66         0.32    2.46   29.63
SBOS  Boston Bancorp of MA(8)*                   5.93  104.24   12.86  104.24   12.39         0.76    1.81   10.73
BSBC  Branford SB of CT*                        16.85  145.89   12.67  145.89   16.85         0.00    0.00    0.00
BRFC  Bridgeville SB, FSB of PA                 24.15  100.85   28.75  100.85   24.15         0.32    2.25   54.24
BYFC  Broadway Fin. Corp. of CA                 20.41   67.89    7.75   67.89   18.18         0.20    2.00   40.82
CBCO  CB Bancorp of Michigan City IN             8.33  109.25   10.01  109.25    8.33         0.00    0.00    0.00
CCFH  CCF Holding Company of GA                 19.49   77.76   16.51   77.76   20.54         0.40    3.48   67.80
CENF  CENFED Financial Corp. of CA              10.91  102.28    5.12  102.48   15.81         0.33    1.53   16.75
CFSB  CFSB Bancorp of Lansing MI                13.05  144.20   11.96  144.20   13.30         0.44    2.13   27.85
CKFB  CKF Bancorp of Danville KY                  NM   116.21   31.72  116.21     NM          0.40    2.00   53.33
CSBF  CSB Financial Group Inc of IL               NM    73.17   22.60   73.17     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA              NM   110.93    7.49  111.90     NM          0.44    2.15   57.14
CBCI  Calumet Bancorp of Chicago IL             12.28   87.53   14.87   87.53   12.33         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     9.43  137.74   11.47  137.74   12.35         0.46    2.30   21.70
CMRN  Cameron Fin. Corp. of MO                  14.43   87.17   23.13   87.17   14.58         0.28    2.00   28.87
CAPS  Capital Savings Bancorp of MO             10.29   88.50    9.23   88.50   10.29         0.36    2.00   20.57
CARV  Carver FSB of New York, NY                24.58   50.40    4.85   52.99   19.05         0.00    0.00    0.00
CASB  Cascade SB of Everett WA                  18.52  161.03   10.00  161.03     NM          0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                21.81   75.09   20.87   75.09   18.98         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA               21.66  117.24    8.18  121.78   18.48         0.80    2.35   50.96
CTBK  Center Banks, Inc. of NY*                 10.83   84.25    5.96   84.25   10.50         0.24    1.75   18.90
CFCX  Center Fin. Corp of CT(8)*                13.04  134.99    8.24  144.53   19.15         0.28    1.34   17.50
CEBK  Central Co-Op. Bank of MA*                15.40   93.10    9.26  106.64   16.40         0.00    0.00    0.00
CJFC  Central Jersey Fin. Corp of NJ(8)         16.01  146.99   17.31  158.13   16.81         0.48    1.59   25.40
CBSB  Charter Financial Inc. of IL              17.69   88.80   19.01   91.20   17.69         0.24    2.09   36.92
COFI  Charter One Financial of OH(8)              NM   176.69   12.20  179.54   14.90         0.92    2.58     NM
CVAL  Chester Valley Bancorp of PA              12.09  117.11   10.71  117.11   12.58         0.40    2.15   25.97
CRCL  Circle Financial Corp.of OH(8)            23.02   98.06   10.44  113.03     NM          0.68    2.01   46.26
CTZN  CitFed Bancorp of Dayton OH               12.94  120.02    8.04  138.47   15.84         0.28    0.76    9.86
CLAS  Classic Bancshares of KY                    NM    75.34   21.68   75.34     NM          0.00    0.00    0.00
CMSB  Cmnwealth SB, MHC of PA (46.3)(8)         17.23  137.35   11.41  156.29   19.36         0.50    2.29   39.37
CBSA  Coastal Bancorp of Houston TX              9.65   99.25    3.29  122.34    9.70         0.40    2.15   20.73
CFCP  Coastal Fin. Corp. of SC                  13.25  204.29   12.43  204.29   14.71         0.50    2.50   33.11
COFD  Collective Bancorp Inc. of NJ              9.21  138.07    9.73  148.71    9.42         0.80    3.32   30.53
CMSV  Commty. Svgs, MHC of FL(47.6)             14.90   96.09   11.35   96.09   15.36         0.70    4.75   70.71
CBIN  Community Bank Shares of IN               14.19  106.07   12.05  106.07   14.49         0.34    2.50   35.42
CBNH  Community Bankshares Inc of NH*           12.32  112.35    8.12  112.35   14.85         0.60    3.45   42.55
CFTP  Community Fed. Bancorp of MS                NM    94.14   31.16   94.14     NM          0.00    0.00    0.00
CFFC  Community Fin. Corp. of VA                13.29  121.81   16.69  121.81   13.29         0.52    2.48   32.91

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
CIBI  Community Inv. Corp. of OH             14.36    14.36    1.00    7.71    8.14       0.95    7.33       0.73   69.06    0.68
CONE  Conestoga Bancorp of Roslyn NY(8)      16.17    16.17    0.67    4.11    3.24       0.54    3.33       0.16   26.87    0.18
COOP  Cooperative Bk.for Svgs. of NC          9.34     8.21    0.28    3.11    3.48       0.24    2.64       0.22   95.46    0.28
CNSK  Covenant Bank for Svgs. of NJ*          5.05     5.05    0.62   11.55    8.08       0.62   11.55       2.04   38.62    1.43
CRZY  Crazy Woman Creek Bncorp of WY         32.70    32.70    0.92    4.63    3.28       0.78    3.95       0.70   85.20    1.14
DNFC  D&N Financial Corp. of MI               5.63     5.54    1.05   19.69   14.55       0.93   17.40       0.59  138.44    0.98
DSBC  DS Bancor Inc. of Derby CT*             6.55     6.33    0.66   10.49    8.58       0.59    9.40       1.82   31.42    0.79
DFIN  Damen Fin. Corp. of Chicago IL         24.17    24.17    0.81    5.02    3.79       0.79    4.91       0.14   92.58    0.35
DIBK  Dime Financial Corp. of CT*             7.95     7.56    1.50   19.84   14.04       1.69   22.30       0.99  199.52    2.98
EBSI  Eagle Bancshares of Tucker GA           6.65     6.65    0.97   13.73    9.56       0.94   13.29       0.49  138.35    0.98
EGFC  Eagle Financial Corp. of CT             7.14     5.16    1.30   17.60   15.57       0.63    8.61       1.23   55.16    1.20
ETFS  East Texas Fin. Serv. of TX            19.63    19.63    0.89    4.59    5.90       0.83    4.27       0.45   55.47    0.65
EBCP  Eastern Bancorp of NH                   7.70     7.25    0.60    8.23    8.66       0.50    6.82       1.81   23.60    0.74
ESBK  Elmira SB of Elmira NY*                 6.30     6.01    0.14    2.29    2.79       0.14    2.29       0.80   89.84    1.00
EFBI  Enterprise Fed. Bancorp of OH          15.58    15.55    1.12    5.47    6.95       0.77    3.75       0.01     NA     0.27
EQSB  Equitable FSB of Wheaton MD             5.25     5.25    0.84   16.16   15.20       0.83   16.02       0.98   22.55    0.33
FFFG  F.F.O. Financial Group of FL            6.01     6.01    0.46    6.98    5.58       0.46    6.98       3.77   45.17    2.74
FCBF  FCB Fin. Corp. of Neenah WI            18.46    18.46    1.03    5.31    5.83       1.01    5.21        NA      NA     0.51
FFBS  FFBS Bancorp of Columbus MS            19.57    19.57    1.31    6.46    4.35       1.31    6.46       0.70   76.75    0.79
FFDF  FFD Financial Corp. of OH              28.03    28.03    1.04    3.69    5.01       1.04    3.69        NA      NA     0.32
FFLC  FFLC Bancorp of Leesburg FL            16.97    16.97    0.94    5.42    6.42       0.94    5.47       0.08  365.93    0.51
FFFC  FFVA Financial Corp. of VA             16.32    15.99    1.30    7.25    7.10       1.27    7.06       0.48  132.38    1.09
FFWC  FFW Corporation of Wabash IN           10.80    10.80    0.90    8.12    9.04       1.01    9.05       0.06  620.00    0.52
FFYF  FFY Financial Corp. of OH              18.35    18.35    1.21    6.53    5.76       1.25    6.73       0.88   66.89    0.78
FMCO  FMS Financial Corp. of NJ               6.58     6.40    0.84   13.04   10.40       0.84   13.04       1.11   49.19    0.95
FFHH  FSF Financial Corp. of MN              15.97    15.97    0.62    3.34    4.11       0.62    3.34       0.09  250.67    0.39
FMLY  Family Bancorp of Haverhill MA(8)*      7.76     7.10    0.96   12.66    8.33       0.86   11.34       1.19   61.53    1.42
FMCT  Farmers & Mechanics Bank of CT*         5.55     5.55    0.06    1.13    1.05      -0.02   -0.39       2.52   33.97    1.43
FOBC  Fed One Bancorp of Wheeling WV         12.12    11.47    1.00    7.73    8.96       1.00    7.73       0.28  152.99    1.16
FFRV  Fid. Fin. Bkshrs. Corp. of VA           8.51     8.50    0.99   11.83   10.80       0.97   11.66       1.16   84.92    1.20
FBCI  Fidelity Bancorp of Chicago IL         12.05    12.00    0.77    5.66    5.90       0.73    5.31       0.53   20.66    0.16
FSBI  Fidelity Bancorp, Inc. of PA            7.28     7.22    0.60    7.78    7.81       0.59    7.65       0.81   55.09    1.02
FFFL  Fidelity FSB, MHC of FL(47.2)          10.23    10.12    0.64    6.24    5.41       0.60    5.81       0.38   78.38    0.41
FFED  Fidelity Fed. Bancorp of IN             5.07     5.07    1.30   26.09   11.50       1.22   24.57       0.07  428.14    0.35
FFOH  Fidelity Financial of OH               20.37    20.37    0.82    5.54    4.60       0.82    5.54       0.40   80.88    0.43
FIBC  Financial Bancorp of NY                10.66    10.60    0.65    5.40    6.22       0.64    5.33       2.80   19.48    1.07
FNSC  Financial Security Corp. of IL(8)      14.36    14.36    0.77    5.66    5.56       0.71    5.26       2.77   31.27    1.24
FSBS  First Ashland Fin. Corp. of KY(8)      26.33    26.33    0.87    4.09    2.83       0.87    4.09        NA      NA     0.17
FBSI  First Bancshares of MO                 16.92    16.89    0.78    4.33    5.08       0.77    4.27       0.43   83.74    0.44
FBBC  First Bell Bancorp of PA               21.05    21.05    1.55    7.69    6.99       1.53    7.61       0.11   97.74    0.14
FBER  First Bergen Bancorp of NJ             16.52    16.52    0.28    3.06    2.16       0.42    4.59       2.49   59.97    3.49
FCIT  First Cit. Fin. Corp of MD              6.28     6.28    0.71   11.35    8.17       0.58    9.23       3.43   33.61    1.63
FFBA  First Colorado Bancorp of Co           16.19    16.00    0.98    8.50    5.21       0.98    8.50       0.25   84.38    0.33
FDEF  First Defiance Fin.Corp. of OH         25.39    25.39    1.15    5.36    4.99       1.13    5.26        NA      NA     0.48
FESX  First Essex Bancorp of MA*              7.67     7.67    0.94   13.05   12.34       0.79   11.01       0.77  108.82    1.32
FFES  First FS&LA of E. Hartford CT           6.19     6.17    0.60    8.87   11.65       0.59    8.78       0.83   40.36    1.94
FSSB  First FS&LA of San Bern. CA             5.64     5.39   -0.17   -2.90   -5.20      -0.35   -6.09       4.86   16.11    1.21
FFSX  First FS&LA. MHC of IA (45.0)           8.41     8.37    0.63    7.77    6.29       0.58    7.15       0.17  229.25    0.53
FFML  First Family Bank, FSB of FL            5.61     5.61    0.82   16.10   11.08       0.48    9.50       0.42  105.69    0.61
FFSW  First Fed Fin. Serv. of OH              5.32     4.84    0.85   15.68    8.61       0.69   12.62       0.15  196.94    0.47
BDJI  First Fed. Bancorp. of MN              14.38    14.38    0.70    5.24    6.30       0.70    5.24       0.23  211.89    0.98
FFBH  First Fed. Bancshares of AR            15.90    15.90    0.99    6.24    6.98       0.99    6.24       0.09  278.68    0.35
FFEC  First Fed. Bancshares of WI            14.32    13.74    0.96    5.83    5.13       0.94    5.69       0.13  104.41    0.19
FTFC  First Fed. Capital Corp. of WI          6.85     6.45    0.91   13.51    8.55       0.67    9.91        NA      NA     0.84
FFKY  First Fed. Fin. Corp. of KY            14.04    13.10    1.66   11.55    6.31       1.44    9.98       0.45  102.40    0.53
FFBZ  First Federal Bancorp of OH             7.81     7.80    1.10   14.70    9.76       1.08   14.45       0.62  144.45    1.01


                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
CIBI  Community Inv. Corp. of OH                12.29   84.53   12.13   84.53   12.94         0.16    1.08   13.33
CONE  Conestoga Bancorp of Roslyn NY(8)           NM   124.56   20.14  124.56     NM          0.00    0.00    0.00
COOP  Cooperative Bk.for Svgs. of NC              NM    87.83    8.20   99.88     NM          0.00    0.00    0.00
CNSK  Covenant Bank for Svgs. of NJ*            12.37  137.30    6.94  137.30   12.37         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY              NM    70.69   23.12   70.69     NM          0.00    0.00    0.00
DNFC  D&N Financial Corp. of MI                  6.87  121.75    6.86  123.70    7.78         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT*               11.66  116.23    7.62  120.38   13.02         0.24    0.77    8.92
DFIN  Damen Fin. Corp. of Chicago IL              NM    81.03   19.59   81.03     NM          0.00    0.00    0.00
DIBK  Dime Financial Corp. of CT*                7.12  129.35   10.29  136.14    6.34         0.28    2.04   14.51
EBSI  Eagle Bancshares of Tucker GA             10.46  134.34    8.93  134.34   10.81         0.52    3.25   33.99
EGFC  Eagle Financial Corp. of CT                6.42  103.52    7.39  143.12   13.13         0.92    3.91   25.14
ETFS  East Texas Fin. Serv. of TX               16.95   78.04   15.32   78.04   18.21         0.20    1.36   22.99
EBCP  Eastern Bancorp of NH                     11.55   91.58    7.05   97.27   13.94         0.72    2.97   34.29
ESBK  Elmira SB of Elmira NY*                     NM    82.96    5.22   86.84     NM          0.64    3.88     NM
EFBI  Enterprise Fed. Bancorp of OH             14.39   91.82   14.31   91.99   20.96         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD                6.58   98.90    5.19   98.90    6.64         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL              17.93  123.39    7.42  123.39   17.93         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI               17.16   93.18   17.20   93.18   17.50         0.72    4.11   70.59
FFBS  FFBS Bancorp of Columbus MS               23.00  149.64   29.28  149.64   23.00         0.50    2.17   50.00
FFDF  FFD Financial Corp. of OH                 19.94   73.65   20.64   73.65   19.94         0.00    0.00    0.00
FFLC  FFLC Bancorp of Leesburg FL               15.57   83.49   14.17   83.49   15.43         0.40    2.25   35.09
FFFC  FFVA Financial Corp. of VA                14.08  107.58   17.55  109.76   14.44         0.40    2.39   33.61
FFWC  FFW Corporation of Wabash IN              11.06   88.47    9.55   88.47    9.92         0.60    3.12   34.48
FFYF  FFY Financial Corp. of OH                 17.35  114.81   21.07  114.81   16.85         0.60    2.58   44.78
FMCO  FMS Financial Corp. of NJ                  9.62  120.46    7.93  123.86    9.62         0.20    1.23   11.83
FFHH  FSF Financial Corp. of MN                 24.35   86.53   13.82   86.53   24.35         0.50    4.28     NM
FMLY  Family Bancorp of Haverhill MA(8)*        12.00  143.23   11.11  156.52   13.40         0.48    1.99   23.88
FMCT  Farmers & Mechanics Bank of CT*             NM   106.52    5.91  106.52     NM          0.00    0.00    0.00
FOBC  Fed One Bancorp of Wheeling WV            11.16   88.45   10.72   93.42   11.16         0.54    3.69   41.22
FFRV  Fid. Fin. Bkshrs. Corp. of VA              9.26  104.08    8.86  104.17    9.40         0.20    1.60   14.81
FBCI  Fidelity Bancorp of Chicago IL            16.96   98.29   11.84   98.64   18.07         0.24    1.44   24.49
FSBI  Fidelity Bancorp, Inc. of PA              12.80   99.63    7.26  100.44   13.01         0.29    1.81   23.20
FFFL  Fidelity FSB, MHC of FL(47.2)             18.49  111.94   11.46  113.26   19.85         0.60    4.44     NM
FFED  Fidelity Fed. Bancorp of IN                8.70  210.53   10.68  210.53    9.23         0.80    6.67   57.97
FFOH  Fidelity Financial of OH                  21.74   80.19   16.33   80.19   21.74         0.20    2.00   43.48
FIBC  Financial Bancorp of NY                   16.09   89.81    9.57   90.32   16.29         0.30    2.33   37.50
FNSC  Financial Security Corp. of IL(8)         17.99   98.22   14.11   98.22   19.37         0.00    0.00    0.00
FSBS  First Ashland Fin. Corp. of KY(8)           NM   110.84   29.19  110.84     NM          0.00    0.00    0.00
FBSI  First Bancshares of MO                    19.69   86.25   14.60   86.44   19.94         0.20    1.27   25.00
FBBC  First Bell Bancorp of PA                  14.30   96.07   20.23   96.07   14.45         0.20    1.49   21.28
FBER  First Bergen Bancorp of NJ                  NM    68.72   11.36   68.72     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD                12.24  131.97    8.29  131.97   15.04         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co              19.20  111.34   18.02  112.67   19.20         0.30    2.26   43.48
FDEF  First Defiance Fin.Corp. of OH            20.04   86.91   22.07   86.91   20.42         0.28    2.64   52.83
FESX  First Essex Bancorp of MA*                 8.10  101.87    7.81  101.87    9.60         0.48    4.63   37.50
FFES  First FS&LA of E. Hartford CT              8.59   76.27    4.72   76.51    8.67         0.60    3.53   30.30
FSSB  First FS&LA of San Bern. CA                 NM    56.27    3.18   58.93     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)             15.90  119.60   10.06  120.21   17.28         0.72    2.80   44.44
FFML  First Family Bank, FSB of FL               9.03  133.93    7.51  133.93   15.30         0.16    0.76    6.84
FFSW  First Fed Fin. Serv. of OH                11.62  173.37    9.23  190.61   14.43         0.48    1.71   19.92
BDJI  First Fed. Bancorp. of MN                 15.88   76.49   11.00   76.49   15.88         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               14.32   89.40   14.22   89.40   14.32         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI               19.51  113.96   16.31  118.78   20.00         0.28    1.75   34.15
FTFC  First Fed. Capital Corp. of WI            11.70  146.37   10.03  155.48   15.94         0.64    2.91   34.04
FFKY  First Fed. Fin. Corp. of KY               15.85  179.64   25.22  192.57   18.34         0.96    2.29   36.23
FFBZ  First Federal Bancorp of OH               10.25  142.19   11.10  142.36   10.43         0.44    1.80   18.41

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
FFWM  First Fin. Corp of Western MD          12.53    12.53    0.42    3.52    3.20       0.39    3.24       2.02  116.36    3.17
FFCH  First Fin. Holdings Inc. of SC          6.61     6.61    0.75   11.29    8.76       0.77   11.50       1.36   55.75    0.93
FPRY  First Financial Bancorp of FL(8)        6.35     6.35    0.57    8.93    7.22       0.43    6.68        NA      NA     0.84
FFBI  First Financial Bancorp of IL           8.87     8.87    0.69    6.63    7.23       0.72    6.93       0.40   98.60    0.55
FFHC  First Financial Corp. of WI             7.33     6.96    1.28   18.96   10.17       1.24   18.40       0.52   85.22    0.67
FFHS  First Franklin Corp. of OH              9.51     9.51    0.63    6.59    7.28       0.62    6.47       0.73   57.88    0.64
FGHC  First Georgia Hold. Corp of GA          8.16     7.22    0.86   10.81    8.43       0.86   10.81       1.51   47.32    0.84
FSPG  First Home SB, SLA of NJ                6.52     6.34    1.01   15.73   12.34       0.98   15.30       0.97   79.35    1.40
FFSL  First Independence Corp. of KS         12.64    12.64    1.14    8.56   10.99       1.14    8.56       0.96   70.41    1.10
FISB  First Indiana Corp. of IN               8.96     8.83    1.17   13.93    8.61       1.00   11.82       1.70   64.84    1.32
FKFS  First Keystone Fin. Corp of PA          8.28     8.28    0.48    5.48    5.86       0.51    5.92       2.86   19.07    0.91
FLFC  First Liberty Fin. Corp. of GA          6.83     5.74    0.96   14.60    9.72       0.76   11.54       0.88   92.83    1.12
CASH  First Midwest Fin. Corp. of IA         12.55    11.70    1.22    9.29    8.30       0.97    7.38       0.39  148.22    0.81
FMBD  First Mutual Bancorp of IL             25.26    25.26    0.98    4.24    4.78       0.95    4.10       0.09  471.37    0.52
FMSB  First Mutual SB of Bellevue WA*         6.64     6.64    1.02   15.30   11.05       1.01   15.08       0.19  359.89    0.83
FNGB  First Northern Cap. Corp of WI         12.73    12.73    0.84    6.54    6.56       0.72    5.58       0.13  358.40    0.52
FFPB  First Palm Beach Bancorp of FL          7.64     7.44    0.68    8.13    7.95       0.67    8.08       0.81   48.51    0.55
FSNJ  First SB of NJ, MHC (45.0)              8.13     8.13    0.04    0.52    0.57       0.37    4.27       0.98   41.68    1.18
FSBC  First SB, FSB of Clovis NM              4.74     4.74    0.31    6.79    9.64       0.24    5.25       1.44   21.82    0.98
FSLA  First SB, SLA MHC of NJ (37.6)          9.49     8.24    0.86    9.52    7.75       0.83    9.13       0.96   55.11    1.08
SOPN  First SB, SSB, Moore Co. of NC         26.21    26.21    1.48    5.67    5.33       1.50    5.78       0.03  936.92    0.35
FWWB  First Savings Bancorp of WA*           25.80    25.80    1.02    8.65    3.53       1.00    8.48       0.23  283.53    1.12
SHEN  First Shenango Bancorp of PA           13.24    13.24    1.01    7.19    7.02       0.95    6.79       0.49  146.55    1.10
FSFC  First So.east Fin. Corp. of SC         19.61    19.61    0.90    4.60    4.36       0.89    4.55       0.14  238.66    0.52
FSFI  First State Fin. Serv. of NJ            6.84     6.49    0.63    9.28    9.60       0.49    7.25       4.97   21.02    1.28
FFDP  FirstFed Bancshares of IL               9.02     8.61    0.63    6.51    6.82       0.39    4.08       0.14  145.75    0.38
FLAG  Flag Financial Corp of GA               9.56     9.56    0.91    9.92    8.24       0.81    8.79       1.69   36.23    0.90
FFPC  Florida First Bancorp of FL(8)          6.92     6.92    0.85   12.80    6.74       0.78   11.77       0.82  150.67    2.11
FFIC  Flushing Fin. Corp. of NY*             18.72    18.72    0.58    4.55    3.05       0.56    4.36       0.90   80.61    1.78
FBHC  Fort Bend Holding Corp. of TX           7.27     7.27    0.74   10.13   12.00       0.67    9.18        NA      NA     1.42
FTSB  Fort Thomas Fin. Corp. of KY           24.30    24.30    1.30    5.84    4.18       1.30    5.84       1.78   19.53    0.42
FSBX  Framingham SB of MA*                    7.47     7.47    1.25   17.15    9.65       1.25   17.15       2.43   38.37    1.37
FKKY  Frankfort First Bancorp of KY          34.52    34.52    1.36    4.94    4.66       1.08    3.91       0.10   66.67    0.09
GFSB  GFS Bancorp of Grinnell IA             12.04    12.04    1.09    8.45    7.66       1.06    8.29       0.97   52.35    0.61
GUPB  GFSB Bancorp of Gallup NM              23.03    23.03    1.24    5.07    5.43       1.24    5.07        NA      NA     0.87
GWBC  Gateway Bancorp of KY                  25.00    25.00    1.05    3.92    4.71       1.05    3.92       0.19   57.04    0.46
GBCI  Glacier Bancorp of MT                   9.63     9.61    1.59   16.27    8.09       1.59   16.27       0.23  225.96    0.72
GLBK  Glendale Co-op. Bank of MA*            16.31    16.31    0.78    4.96    6.46       0.65    4.17        NA      NA     0.70
GFCO  Glenway Financial Corp. of OH           9.41     9.16    0.56    5.87    6.68       0.54    5.62        NA      NA     0.29
GTPS  Great American Bancorp of IL           29.42    29.42    0.68    2.82    2.98       0.68    2.82       0.45   53.28    0.37
GTFN  Great Financial Corp. of KY            11.35    11.17    1.00    8.15    5.74       0.81    6.62       4.16   11.85    0.67
GSBC  Great Southern Bancorp of MO           10.12     9.95    1.72   17.10    9.02       1.62   16.07       2.03  106.34    2.54
GDVS  Greater DV SB,MHC of PA(19.9)*         12.29    12.29    0.48    3.95    3.50       0.48    3.95       3.05   22.60    1.18
GRTR  Greater New York SB of NY*              5.68     5.68    0.46    8.39    8.09       0.45    8.20       9.21    9.89    2.16
GSFC  Green Street Fin. Corp. of NC          31.53    31.53    1.42    4.50    4.91       1.42    4.50       0.16   67.98    0.19
GROV  GroveBank for Savings of MA*            6.24     6.23    0.81   13.33   11.72       0.77   12.57       0.80   70.34    0.78
GFED  Guaranty FS&LA,MHC of MO(31.1)         14.64    14.64    1.02    7.29    5.04       0.55    3.89       0.07     NA     1.59
GSLC  Guaranty Svgs & Loan FA of VA           6.19     6.19    0.68   11.24    8.24       0.42    6.90       3.14   23.56    0.94
HEMT  HF Bancorp of Hemet CA                 11.44    11.43    0.19    1.70    2.00       0.19    1.70       0.59   60.30    1.21
HFFC  HF Financial Corp. of SD(8)             8.97     8.95    0.78    8.71    9.40       0.61    6.80       0.69   93.68    0.88
HFNC  HFNC Financial Corp. of NC             34.11    34.11    0.80    3.76    1.99       0.95    4.46       1.62   64.19    1.59
HMNF  HMN Financial, Inc. of MN              16.76    16.76    1.10    6.35    7.20       0.99    5.67       0.14  305.95    0.73
HALL  Hallmark Capital Corp. of WI            7.82     7.82    0.57    6.40    7.70       0.51    5.73       0.09  390.48    0.60
HARB  Harbor FSB, MHC of FL (45.7)            8.86     8.86    1.19   13.64    7.96       1.18   13.58       0.54  199.07    1.48
HRBF  Harbor Federal Bancorp of MD           19.02    19.02    0.81    3.82    5.21       0.81    3.82       0.06  547.06    0.46
HFSA  Hardin Bancorp of Hardin MO            19.24    19.24    0.64    4.18    4.09       0.64    4.18       0.11  140.43    0.29

                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
FFWM  First Fin. Corp of Western MD               NM   106.95   13.40  106.95     NM          0.48    2.40     NM
FFCH  First Fin. Holdings Inc. of SC            11.42  123.01    8.13  123.01   11.21         0.64    3.46   39.51
FPRY  First Financial Bancorp of FL(8)          13.86  119.33    7.58  119.33   18.52         0.80    3.93   54.42
FFBI  First Financial Bancorp of IL             13.84   93.04    8.26   93.04   13.25         0.00    0.00    0.00
FFHC  First Financial Corp. of WI                9.83  172.93   12.68  182.11   10.13         0.60    2.61   25.64
FFHS  First Franklin Corp. of OH                13.75   87.35    8.30   87.35   14.00         0.28    1.85   25.45
FGHC  First Georgia Hold. Corp of GA            11.86  122.16    9.97  138.07   11.86         0.00    0.00    0.00
FSPG  First Home SB, SLA of NJ                   8.11  118.57    7.73  121.83    8.33         0.48    2.70   21.92
FFSL  First Independence Corp. of KS             9.10   80.57   10.18   80.57    9.10         0.40    2.25   20.51
FISB  First Indiana Corp. of IN                 11.61  153.32   13.73  155.56   13.69         0.56    2.29   26.54
FKFS  First Keystone Fin. Corp of PA            17.08   96.69    8.01   96.69   15.83         0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA            10.29  131.35    8.97  156.44   13.01         0.52    2.35   24.19
CASH  First Midwest Fin. Corp. of IA            12.05  108.20   13.58  116.05   15.16         0.44    1.87   22.56
FMBD  First Mutual Bancorp of IL                20.90   76.99   19.45   76.99   21.61         0.28    2.20   45.90
FMSB  First Mutual SB of Bellevue WA*            9.05  130.29    8.65  130.29    9.17         0.20    1.52   13.79
FNGB  First Northern Cap. Corp of WI            15.23   98.19   12.50   98.19   17.83         0.60    3.82   58.25
FFPB  First Palm Beach Bancorp of FL            12.57   98.38    7.51  101.05   12.65         0.40    1.88   23.67
FSNJ  First SB of NJ, MHC (45.0)                  NM    79.77    6.48   79.77   21.39         0.50    3.54     NM
FSBC  First SB, FSB of Clovis NM                10.38   69.97    3.31   69.97   13.41         0.00    0.00    0.00
FSLA  First SB, SLA MHC of NJ (37.6)            12.90  114.45   10.86  131.80   13.45         0.40    2.50   32.26
SOPN  First SB, SSB, Moore Co. of NC            18.75  104.52   27.39  104.52   18.38         0.60    3.20   60.00
FWWB  First Savings Bancorp of WA*                NM    98.36   25.38   98.36     NM          0.20    1.33   37.74
SHEN  First Shenango Bancorp of PA              14.24  100.49   13.30  100.49   15.07         0.48    2.34   33.33
FSFC  First So.east Fin. Corp. of SC            22.91  103.96   20.39  103.96   23.21         0.48    2.69   61.54
FSFI  First State Fin. Serv. of NJ              10.42   93.55    6.40   98.72   13.33         0.22    2.20   22.92
FFDP  FirstFed Bancshares of IL                 14.65   96.99    8.75  101.58   23.36         0.40    2.48   36.36
FLAG  Flag Financial Corp of GA                 12.14  118.49   11.33  118.49   13.71         0.34    2.67   32.38
FFPC  Florida First Bancorp of FL(8)            14.83  178.21   12.34  178.21   16.12         0.24    2.16   32.00
FFIC  Flushing Fin. Corp. of NY*                  NM    90.57   16.95   90.57     NM          0.00    0.00    0.00
FBHC  Fort Bend Holding Corp. of TX              8.33   82.48    6.00   82.48    9.20         0.28    1.58   13.15
FTSB  Fort Thomas Fin. Corp. of KY              23.93  123.34   29.97  123.34   23.93         0.25    1.49   35.71
FSBX  Framingham SB of MA*                      10.37  165.37   12.35  165.37   10.37         0.10    2.35   24.39
FKKY  Frankfort First Bancorp of KY             21.45   81.98   28.30   81.98     NM          0.36    3.17   67.92
GFSB  GFS Bancorp of Grinnell IA                13.06  108.41   13.05  108.41   13.31         0.30    1.46   19.11
GUPB  GFSB Bancorp of Gallup NM                 18.42   81.92   18.87   81.92   18.42         0.40    2.86   52.63
GWBC  Gateway Bancorp of KY                     21.21   90.21   22.55   90.21   21.21         0.40    2.86   60.61
GBCI  Glacier Bancorp of MT                     12.36  190.62   18.35  190.96   12.36         0.58    2.67   32.95
GLBK  Glendale Co-op. Bank of MA*               15.49   73.81   12.04   73.81   18.42         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH             14.96   85.35    8.03   87.64   15.65         0.68    3.32   49.64
GTPS  Great American Bancorp of IL                NM    73.45   21.61   73.45     NM          0.00    0.00    0.00
GTFN  Great Financial Corp. of KY               17.42  140.70   15.97  143.01   21.43         0.48    1.78   30.97
GSBC  Great Southern Bancorp of MO              11.09  182.85   18.50  185.94   11.80         0.70    2.55   28.23
GDVS  Greater DV SB,MHC of PA(19.9)*              NM   112.87   13.87  112.87     NM          0.36    3.60     NM
GRTR  Greater New York SB of NY*                12.36   99.91    5.68   99.91   12.64         0.00    0.00    0.00
GSFC  Green Street Fin. Corp. of NC             20.35   91.58   28.87   91.58   20.35         0.00    0.00    0.00
GROV  GroveBank for Savings of MA*               8.53  106.14    6.62  106.36    9.05         0.72    2.85   24.32
GFED  Guaranty FS&LA,MHC of MO(31.1)            19.83  132.34   19.37  132.34     NM          0.64    5.57     NM
GSLC  Guaranty Svgs & Loan FA of VA             12.14  122.66    7.59  122.66   19.77         0.10    1.18   14.29
HEMT  HF Bancorp of Hemet CA                      NM    76.63    8.77   76.69     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD(8)               10.64   88.97    7.98   89.23   13.64         0.33    2.20   23.40
HFNC  HFNC Financial Corp. of NC                  NM   113.44   38.69  113.44     NM          0.00    0.00    0.00
HMNF  HMN Financial, Inc. of MN                 13.88   89.45   14.99   89.45   15.53         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI              12.99   80.58    6.30   80.58   14.52         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)              12.56  160.91   14.25  160.91   12.62         1.20    4.44   55.81
HRBF  Harbor Federal Bancorp of MD              19.21   81.51   15.51   81.51   19.21         0.40    3.11   59.70
HFSA  Hardin Bancorp of Hardin MO               24.48   77.51   14.91   77.51   24.48         0.40    3.40     NM

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    ________________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
HARL  Harleysville SA of PA                   7.05     7.05    0.82   11.92    9.31       0.83   12.13       0.05     NA     0.78
HARS  Harris SB, MHC of PA (23.1)            12.07    11.31    0.69    5.54    4.36       0.68    5.47       0.75   66.68    0.92
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.66    28.66    1.05    4.73    3.21       1.05    4.73       0.60   45.62    0.40
HHFC  Harvest Home Fin. Corp. of OH          18.65    18.65    0.89    4.74    5.31       0.89    4.74       0.20   75.00    0.28
HAVN  Haven Bancorp of Woodhaven NY           6.30     6.26    0.67   10.24    8.04       0.66   10.11       1.17   50.83    1.48
HVFD  Haverfield Corp. of OH                  8.30     8.27    0.65    8.20    6.70       0.62    7.71       0.78  103.98    0.95
HTHR  Hawthorne Fin. Corp. of CA              3.79     3.76   -0.21   -5.46   -7.87      -0.27   -7.03      11.39   17.41    2.44
HSBK  Hibernia SB of Quincy MA*               6.51     6.51    0.68    9.99    9.63       0.54    7.95       0.42  146.75    1.03
HBNK  Highland Federal Bank of CA             7.83     7.83    0.22    2.87    2.63       0.21    2.81       1.98   84.53    2.22
HIFS  Hingham Inst. for Sav. of MA*          10.04    10.04    1.11   10.78   10.00       1.11   10.78       0.34  204.87    1.00
HNFC  Hinsdale Financial Corp. of IL          7.97     7.72    0.62    8.20    6.72       0.59    7.88       0.13  277.71    0.39
HBFW  Home Bancorp of Fort Wayne IN          16.42    16.42    0.86    5.00    5.83       0.86    5.00        NA      NA     0.60
HBBI  Home Building Bancorp of IN            14.13    14.13    0.45    3.17    3.34       0.45    3.17       0.23  446.39    1.48
HOMF  Home Fed Bancorp of Seymour IN          8.29     7.97    1.20   15.06   11.89       1.04   13.07       0.47  102.67    0.58
HFMD  Home Federal Corporation of MD(8)       8.61     8.50    1.18   14.27    9.76       1.16   13.98       4.75   35.71    2.59
HOFL  Home Financial Corp. of FL(8)          25.51    25.51    1.71    6.69    6.01       1.63    6.37       0.06  499.44    1.43
HPBC  Home Port Bancorp, Inc. of MA*         11.26    11.26    1.75   15.23   11.42       1.76   15.32       0.65  216.13    1.75
HMCI  Homecorp, Inc. of Rockford IL           6.07     6.07    0.37    6.28    6.40       0.25    4.26       3.24   15.53    0.65
LOAN  Horizon Bancorp, Inc of TX*             8.65     8.35    1.54   17.77   11.81       1.20   13.90       0.42  127.82    0.78
HZFS  Horizon Fin'l. Services of IA          11.57    11.57    0.46    3.70    4.65       0.43    3.44       1.57   28.85    0.67
HRZB  Horizon Financial Corp. of WA*         16.19    16.19    1.53    9.53    8.63       1.53    9.53        NA      NA     0.82
IBSF  IBS Financial Corp. of NJ              20.39    20.39    1.10    5.11    5.07       1.12    5.18       0.07  198.42    0.66
ISBF  ISB Financial Corp. of LA              19.37    19.36    1.26    6.94    6.27       1.26    6.94        NA      NA     0.91
IFSB  Independence FSB of DC                  6.48     5.57    0.55    8.92   14.67       0.26    4.22       2.68    7.66    0.38
INCB  Indiana Comm. Bank, SB of IN           14.98    14.98    0.68    4.41    4.79       0.68    4.41        NA      NA     0.61
IFSL  Indiana Federal Corp. of IN             9.82     9.13    1.02   10.77    8.16       0.96   10.08       1.41   65.46    1.20
INBI  Industrial Bancorp of OH               19.12    19.12    1.48    8.08    6.98       1.48    8.08       0.40  107.81    0.54
IWBK  Interwest SB of Oak Harbor WA           6.88     6.68    1.08   14.86    8.49       1.00   13.71       0.59   59.11    0.62
IPSW  Ipswich SB of Ipswich MA*               6.32     6.32    1.39   22.24   13.62       1.21   19.44       2.23   46.20    1.37
IROQ  Iroquois Bancorp of Auburn NY*          6.08     6.08    0.86   14.60   11.03       0.86   14.51       1.60   46.24    1.00
JSBF  JSB Financial, Inc. of NY              21.82    21.82    1.47    6.73    6.71       1.55    7.13        NA      NA     0.61
JXVL  Jacksonville Bancorp of TX             16.70    16.70    0.79    6.76    5.83       0.79    6.76       0.86   54.59    0.69
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.79    11.79    0.43    3.82    3.43       0.35    3.10       0.52   90.42    0.60
JEBC  Jefferson Bancorp of Gretna LA(8)      13.36    13.36    1.00    7.78    5.38       1.00    7.78       0.46   54.63    1.08
JSBA  Jefferson Svgs Bancorp of MO            7.02     5.75    0.60    8.20    5.58       0.59    8.04       0.97   48.62    0.66
JOAC  Joachim Bancorp of MO                  29.24    29.24    0.65    3.14    2.20       0.65    3.14       0.01     NA     0.31
KSAV  KS Bancorp of Kenly NC                 15.17    15.15    1.14    6.94    8.39       1.15    7.03       0.73   41.55    0.37
KSBK  KSB Bancorp of Kingfield ME*            6.85     6.30    0.79   12.18   12.00       0.76   11.67       1.73   40.97    1.04
KFBI  Klamath First Bancorp of OR            27.73    27.73    1.34    6.14    4.63       1.34    6.14       0.11  134.99    0.20
LBFI  L&B Financial of S. Springs TX(8)      17.14    17.14    1.07    5.78    5.64       1.05    5.71       0.50  120.17    1.35
LFSB  LFS Bancorp of Lexington KY(8)         28.55    28.55    0.72    2.54    2.55       0.72    2.54        NA      NA     0.11
LSBI  LSB Bancorp of Lafayette IN            10.66    10.66    0.82    6.96    8.13       0.78    6.58       0.19  295.51    0.65
LVSB  Lakeview SB of Paterson NJ              9.95     7.64    1.15   10.31   11.58       0.69    6.19       1.89   34.35    1.75
LARK  Landmark Bancshares of KS              17.20    17.20    0.91    5.28    6.16       0.79    4.60       0.37   97.05    0.64
LARL  Laurel Capital Group of PA             10.68    10.68    1.36   13.21   11.40       1.31   12.75       0.70  142.16    1.31
LSBX  Lawrence Savings Bank of MA*            7.56     7.56    1.12   14.66   14.53       1.13   14.85       1.98   62.75    2.73
LFCT  Leader Fin. Corp of Memphis TN(8)       8.03     8.03    1.41   17.25    8.86       1.37   16.87      16.94    4.30    1.10
LFED  Leeds FSB, MHC of MD (35.3)            16.36    16.36    1.03    6.35    5.57       1.03    6.35       0.01     NA     0.24
LXMO  Lexington B&L Fin. Corp. of MO         29.42    29.42    1.28    4.34    6.36       1.26    4.27       1.04   38.13    0.49
LBCI  Liberty Bancorp of Chicago IL           9.53     9.50    0.56    5.51    6.37       0.56    5.51       0.12  421.89    0.70
LIFB  Life Bancorp of Norfolk VA             12.73    12.26    0.85    5.95    6.30       0.88    6.22       0.73  107.84    1.73
LFBI  Little Falls Bancorp of NJ             15.22    14.00    0.22    2.42    1.82       0.16    1.75       1.56   20.85    0.94
LOGN  Logansport Fin. Corp. of IN            26.77    26.77    1.41    5.71    5.96       1.40    5.63       0.37   79.86    0.44
LONF  London Financial Corp. of OH           20.86    20.86    0.57    4.73    3.52       0.57    4.73       0.21  239.74    0.69
LISB  Long Island Bancorp of NY              10.69    10.69    0.95    8.77    6.16       0.89    8.20        NA      NA     1.45
MAFB  MAF Bancorp of IL                       5.54     5.54    0.88   15.21   12.69       0.90   15.65       0.46  104.05    0.63

                                                            Pricing Ratios                      Dividend Data(6)
                                                _________________________________________      _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
HARL  Harleysville SA of PA                      10.74  122.30    8.63  122.30   10.56         0.40    2.18   23.39
HARS  Harris SB, MHC of PA (23.1)                22.95  124.54   15.03  132.94   23.26         0.58    3.46     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY               NM   106.79   30.61  106.79     NM          0.40    2.62     NM
HHFC  Harvest Home Fin. Corp. of OH              18.84   88.74   16.55   88.74   18.84         0.40    3.08   57.97
HAVN  Haven Bancorp of Woodhaven NY              12.44  127.18    8.01  127.94   12.61         0.40    1.44   17.94
HVFD  Haverfield Corp. of OH                     14.92  119.85    9.95  120.26   15.85         0.54    3.04   45.38
HTHR  Hawthorne Fin. Corp. of CA                   NM    66.61    2.52   67.02     NM          0.00    0.00     NM
HSBK  Hibernia SB of Quincy MA*                  10.39   99.33    6.46   99.33   13.05         0.28    1.90   19.72
HBNK  Highland Federal Bank of CA                  NM   108.55    8.51  108.55     NM          0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*              10.00  104.47   10.48  104.47   10.00         0.32    2.21   22.07
HNFC  Hinsdale Financial Corp. of IL             14.87  116.34    9.27  120.02   15.46         0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN              17.15   88.86   14.59   88.86   17.15         0.20    1.36   23.26
HBBI  Home Building Bancorp of IN                  NM    95.06   13.43   95.06     NM          0.30    1.70   50.85
HOMF  Home Fed Bancorp of Seymour IN              8.41  118.42    9.81  123.16    9.69         0.50    1.87   15.72
HFMD  Home Federal Corporation of MD(8)          10.25  138.33   11.92  140.22   10.46         0.16    1.56   16.00
HOFL  Home Financial Corp. of FL(8)              16.64  109.26   27.87  109.26   17.48         0.80    5.79     NM
HPBC  Home Port Bancorp, Inc. of MA*              8.76  134.80   15.18  134.80    8.70         0.60    4.36   38.22
HMCI  Homecorp, Inc. of Rockford IL              15.63   95.06    5.77   95.06   23.03         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX*                 8.47  132.74   11.48  137.43   10.82         0.16    1.52   12.90
HZFS  Horizon Fin'l. Services of IA              21.53   83.07    9.61   83.07   23.13         0.32    2.06   44.44
HRZB  Horizon Financial Corp. of WA*             11.59  105.99   17.16  105.99   11.59         0.32    2.51   29.09
IBSF  IBS Financial Corp. of NJ                  19.72  103.47   21.10  103.47   19.44         0.24    1.71   33.80
ISBF  ISB Financial Corp. of LA                  15.95   95.48   18.50   95.54   15.95         0.32    2.05   32.65
IFSB  Independence FSB of DC                      6.82   56.14    3.64   65.33   14.42         0.22    2.93   20.00
INCB  Indiana Comm. Bank, SB of IN               20.90   91.21   13.66   91.21   20.90         0.35    2.50   52.24
IFSL  Indiana Federal Corp. of IN                12.26  128.49   12.62  138.25   13.10         0.72    3.77   46.15
INBI  Industrial Bancorp of OH                   14.33  104.35   19.96  104.35   14.33         0.30    2.55   36.59
IWBK  Interwest SB of Oak Harbor WA              11.77  166.58   11.46  171.50   12.76         0.48    1.97   23.19
IPSW  Ipswich SB of Ipswich MA*                   7.34  145.43    9.19  145.43    8.40         0.20    1.90   13.99
IROQ  Iroquois Bancorp of Auburn NY*              9.06  124.25    7.55  124.25    9.12         0.32    2.21   20.00
JSBF  JSB Financial, Inc. of NY                  14.89   99.76   21.77   99.76   14.06         1.20    3.68   54.79
JXVL  Jacksonville Bancorp of TX                 17.15   75.69   12.64   75.69   17.15         0.42    4.15   71.19
JXSB  Jcksnville SB,MHC of IL(43.3%)               NM   104.40   12.31  104.40     NM          0.40    2.86     NM
JEBC  Jefferson Bancorp of Gretna LA(8)          18.60  139.49   18.64  139.49   18.60         0.30    1.33   24.79
JSBA  Jefferson Svgs Bancorp of MO               17.93  142.00    9.97  173.35   18.29         0.32    1.17   21.05
JOAC  Joachim Bancorp of MO                        NM    90.11   26.35   90.11     NM          0.50    3.92     NM
KSAV  KS Bancorp of Kenly NC                     11.92   87.55   13.28   87.68   11.76         0.60    3.33   39.74
KSBK  KSB Bancorp of Kingfield ME*                8.33   95.37    6.53  103.63    8.69         0.20    0.90    7.49
KFBI  Klamath First Bancorp of OR                21.59   95.64   26.52   95.64   21.59         0.26    1.82   39.39
LBFI  L&B Financial of S. Springs TX(8)          17.74  106.45   18.25  106.45   17.93         0.40    2.42   43.01
LFSB  LFS Bancorp of Lexington KY(8)               NM    97.91   27.96   97.91     NM          0.00    0.00    0.00
LSBI  LSB Bancorp of Lafayette IN                12.30   87.69    9.35   87.69   13.02         0.32    2.03   25.00
LVSB  Lakeview SB of Paterson NJ                  8.64   95.05    9.46  123.78   14.39         0.25    1.32   11.36
LARK  Landmark Bancshares of KS                  16.22   89.44   15.38   89.44   18.60         0.40    2.62   42.55
LARL  Laurel Capital Group of PA                  8.77  109.73   11.72  109.73    9.09         0.32    2.13   18.71
LSBX  Lawrence Savings Bank of MA*                6.88   93.23    7.05   93.23    6.80         0.00    0.00    0.00
LFCT  Leader Fin. Corp of Memphis TN(8)          11.29  177.44   14.25  177.44   11.55         0.72    1.58   17.82
LFED  Leeds FSB, MHC of MD (35.3)                17.95  110.67   18.10  110.67   17.95         0.64    4.57     NM
LXMO  Lexington B&L Fin. Corp. of MO             15.73   68.33   20.10   68.33   15.98         0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL              15.69   88.66    8.45   88.90   15.69         0.60    2.64   41.38
LIFB  Life Bancorp of Norfolk VA                 15.87   95.79   12.19   99.44   15.18         0.44    3.12   49.44
LFBI  Little Falls Bancorp of NJ                   NM    69.07   10.51   75.11     NM          0.00    0.00    0.00
LOGN  Logansport Fin. Corp. of IN                16.78   82.31   22.04   82.31   17.00         0.40    3.14   52.63
LONF  London Financial Corp. of OH                 NM    70.90   14.79   70.90     NM          0.00    0.00    0.00
LISB  Long Island Bancorp of NY                  16.23  143.67   15.36  143.67   17.37         0.40    1.34   21.74
MAFB  MAF Bancorp of IL                           7.88  117.17    6.49  117.17    7.66         0.32    1.31   10.29

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
MBLF  MBLA Financial Corp. of MO(8)          14.54    14.54    0.70    4.81    4.21       0.70    4.81       0.33   83.20    0.51
MFBC  MFB Corp. of Mishawaka IN              19.31    19.31    0.69    3.41    4.50       0.68    3.36       0.05  325.00    0.25
MLFB  MLF Bancorp of Villanova PA             7.95     7.75    0.70    8.06    7.83       0.62    7.15       0.59  125.65    1.64
MSBB  MSB Bancorp of Middletown NY*           9.69     9.52    0.53    5.65    5.27       0.57    6.05        NA      NA     0.57
MSBF  MSB Financial Corp. of MI              22.64    22.64    1.93    7.88    9.13       1.76    7.21       0.60  100.59    0.69
MGNL  Magna Bancorp of MS                     9.77     9.18    1.76   18.10    9.06       1.66   17.10       4.18   16.96    1.01
MARN  Marion Capital Holdings of IN          23.99    23.99    1.40    5.77    6.15       1.40    5.77       0.93  120.08    1.42
MFCX  Marshalltown Fin. Corp. of IA(8)       15.33    15.33    0.33    2.14    1.87       0.33    2.14        NA      NA     0.20
MFSL  Maryland Fed. Bancorp of MD             8.22     8.08    0.75    9.08    9.15       0.65    7.94       0.48   81.70    0.45
MASB  MassBank Corp. of Reading MA*          10.16    10.16    1.04   10.42    9.74       1.02   10.20       0.33   87.49    1.00
MFLR  Mayflower Co-Op. Bank of MA*            9.87     9.65    0.84    7.86    6.67       0.79    7.37       1.58   59.62    1.49
MDBK  Medford Savings Bank of MA*             8.88     8.06    1.02   11.63   10.12       1.00   11.41       0.55  135.58    1.38
MERI  Meritrust FSB of Thibodaux LA           7.44     7.44    1.01   13.99    8.50       1.01   13.99       0.23  131.08    0.62
MSEA  Metropolitan Bancorp of WA              6.54     5.92    0.71   10.67   10.21       0.77   11.51        NA      NA     1.76
MCBS  Mid Continent Bancshares of KS         12.53    12.50    1.37    9.90    9.40       1.06    7.64       0.21   59.97    0.25
MIFC  Mid Iowa Financial Corp. of IA          9.03     9.01    0.83    8.92    8.48       0.80    8.59       0.15  142.62    0.44
MCBN  Mid-Coast Bancorp of ME                 9.06     9.06    0.56    6.32    6.96       0.51    5.80       1.10   36.89    0.51
MIDC  Midconn Bank of Kensington CT*          9.45     7.88    0.34    3.56    4.20       0.32    3.45       2.04   24.62    0.72
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.99   14.20   14.41       0.96   13.86       0.27  175.00    0.85
MWFD  Midwest Fed. Fin. Corp of WI            9.34     8.92    1.19   12.30    7.63       0.96    9.88       0.26  294.77    1.06
MFFC  Milton Fed. Fin. Corp. of OH           19.98    19.98    1.13    4.93    6.14       1.05    4.56       0.40   54.24    0.35
MIVI  Miss. View Hold. Co. of MN             18.86    18.86    1.32    6.75    8.44       1.25    6.40       0.14  888.89    2.07
MBBC  Monterey Bay Bancorp of CA             14.98    14.80    0.19    1.27    1.52       0.23    1.55       0.60   71.38    0.60
MORG  Morgan Financial Corp. of CO           14.66    14.66    0.97    6.43    6.53       0.93    6.18       0.28   60.61    0.24
MFSB  Mutual Bancompany of MO(8)             11.70    11.70    0.20    1.83    1.62       0.23    2.10        NA      NA      NA
MSBK  Mutual SB, FSB of Bay City MI           5.46     5.46    0.01    0.21    0.36      -0.09   -1.71       0.11  215.12    0.83
NHTB  NH Thrift Bancshares of NH              7.69     7.69    0.57    7.35    8.20       0.59    7.70       1.39   56.18    0.96
NHSL  NHS Financial, Inc. of CA(8)            8.43     8.42    0.17    1.97    1.75       0.16    1.86       2.05   57.88    1.36
NSLB  NS&L Bancorp of Neosho MO              23.49    23.49    0.93    4.27    4.58       0.87    3.98       0.18   40.95    0.15
NMSB  Newmil Bancorp. of CT*                 11.14    11.14    2.04   19.29   19.60       2.03   19.16       2.88   61.88    3.42
NFSL  Newnan SB, FSB of Newnan GA            11.58    11.50    1.85   17.54   11.51       1.62   15.29       0.67  128.82    1.07
NASB  North American SB of MO                 7.35     7.05    1.33   18.45   12.68       1.27   17.61       3.36   26.33    1.05
NBSI  North Bancshares of Chicago IL         17.34    17.34    0.57    3.03    3.45       0.52    2.75        NA      NA     0.36
FFFD  North Central Bancshares of IA         28.87    28.87    1.48    7.67    6.34       1.39    7.19       0.13  743.80    1.18
NEIB  Northeast Indiana Bncrp of IN          20.34    20.34    1.10    5.50    6.09       1.10    5.50       0.25  272.13    0.74
NSBK  Northside SB of Bronx NY*               7.74     7.67    1.14   15.51   10.33       0.98   13.39       0.51   84.90    1.67
NWEQ  Northwest Equity Corp. of WI           13.73    13.73    1.08    6.99    8.39       1.03    6.67       0.92   54.33    0.61
NWSB  Northwest SB, MHC of PA(29.9)          10.67    10.54    1.05    9.37    6.15       1.05    9.37       0.98   70.63    0.94
NSSY  Norwalk Savings Society of CT*          7.98     7.98    0.75    8.92    8.00       0.64    7.63       3.01   27.48    1.20
NSSB  Norwich Financial Corp. of CT*         10.58     9.54    0.84    7.50    7.33       0.84    7.50       1.92  113.80    3.44
NTMG  Nutmeg FS&LA of CT                      5.98     5.98    0.63   10.78   10.13       0.38    6.52        NA      NA     0.56
OHSL  OHSL Financial Corp. of OH             12.42    12.42    0.96    7.50    7.37       0.93    7.30       0.26   97.54    0.36
OSBF  OSB Fin. Corp. of Oshkosh WI           12.59    12.59    0.17    1.33    1.67       0.30    2.31       0.14  258.58    0.56
OFCP  Ottawa Financial Corp. of MI           10.92     8.75    0.92    4.93    4.43       0.92    4.93       0.38   95.16    0.45
PFFB  PFF Bancorp of Pomona CA               14.39    14.23    0.10    1.37    0.89       0.10    1.37       2.29   42.84    1.23
PVFC  PVF Capital Corp. of OH                 6.71     6.71    1.13   17.84   11.89       0.99   15.71        NA      NA      NA
PCCI  Pacific Crest Capital of CA*            7.90     7.90    1.09   20.44   11.44       0.88   16.48       6.49   26.06    2.56
PALM  Palfed, Inc. of Aiken SC                8.45     8.04    0.66    8.56    6.50       0.56    7.20       4.14   31.72    1.69
PSSB  Palm Springs SB of CA(8)                6.09     6.09    0.62   10.84    7.78       0.33    5.78       4.09   15.83    0.75
PBCI  Pamrapo Bancorp, Inc. of NJ            15.50    15.35    1.42    9.06    8.37       1.42    9.06       3.05   24.34    1.26
PVSA  Parkvale Financial Corp of PA           7.42     7.39    1.05   14.79   11.15       0.98   13.82       0.18  850.40    2.28
PBIX  Patriot Bank Corp. of PA               17.29    17.29    0.56    3.99    3.23       0.57    4.08       0.23  243.20    0.88
PEEK  Peekskill Fin. Corp. of NY             30.67    30.67    1.06    4.96    3.67       1.11    5.19       0.83   31.67    1.32
PFSB  PennFed Fin. Services of NJ             8.97     7.11    0.73    7.10    8.73       0.79    7.70       0.96   26.31    0.44
PWBC  PennFirst Bancorp of PA                 7.85     7.15    0.61    7.47    7.27       0.60    7.40       0.64   63.45    1.45
PBKB  People's SB of Brockton MA*             4.93     4.67    0.73   12.13    7.40       0.53    8.69       1.27   76.25    1.93


                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
MBLF  MBLA Financial Corp. of MO(8)             23.75  114.90   16.70  114.90   23.75         0.40    1.68   40.00
MFBC  MFB Corp. of Mishawaka IN                 22.22   74.99   14.48   74.99   22.58         0.00    0.00    0.00
MLFB  MLF Bancorp of Villanova PA               12.77  105.74    8.40  108.45   14.39         0.76    3.20   40.86
MSBB  MSB Bancorp of Middletown NY*             18.98  101.42    9.83  103.21   17.70         0.60    3.81   72.29
MSBF  MSB Financial Corp. of MI                 10.95   88.81   20.11   88.81   11.96         0.50    2.99   32.68
MGNL  Magna Bancorp of MS                       11.04  187.64   18.33  199.76   11.68         0.60    1.76   19.48
MARN  Marion Capital Holdings of IN             16.26   93.11   22.34   93.11   16.26         0.80    4.00   65.04
MFCX  Marshalltown Fin. Corp. of IA(8)            NM   113.06   17.33  113.06     NM          0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD               10.93   99.26    8.16  100.95   12.50         0.64    2.16   23.62
MASB  MassBank Corp. of Reading MA*             10.26  104.20   10.58  104.20   10.49         0.88    2.65   27.16
MFLR  Mayflower Co-Op. Bank of MA*              15.00  113.91   11.24  116.52   16.01         0.40    2.81   42.11
MDBK  Medford Savings Bank of MA*                9.88  110.45    9.81  121.78   10.07         0.68    3.20   31.63
MERI  Meritrust FSB of Thibodaux LA             11.76  155.75   11.59  155.75   11.76         0.60    1.76   20.76
MSEA  Metropolitan Bancorp of WA                 9.80   99.34    6.49  109.75    9.08         0.00    0.00    0.00
MCBS  Mid Continent Bancshares of KS            10.64  105.32   13.19  105.50   13.79         0.40    2.15   22.86
MIFC  Mid Iowa Financial Corp. of IA            11.79  100.32    9.06  100.48   12.25         0.08    1.28   15.09
MCBN  Mid-Coast Bancorp of ME                   14.38   88.89    8.05   88.89   15.67         0.50    2.62   37.59
MIDC  Midconn Bank of Kensington CT*            23.83   84.11    7.95  100.93   24.60         0.60    3.93     NM
MWBI  Midwest Bancshares, Inc. of IA             6.94   96.88    6.72   96.88    7.11         0.52    2.02   14.02
MWFD  Midwest Fed. Fin. Corp of WI              13.11  156.86   14.66  164.27   16.33         0.15    0.94   12.30
MFFC  Milton Fed. Fin. Corp. of OH              16.29   86.32   17.25   86.32   17.63         0.48    3.73   60.76
MIVI  Miss. View Hold. Co. of MN                11.84   81.64   15.40   81.64   12.50         0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                  NM    84.85   12.71   85.89     NM          0.00    0.00    0.00
MORG  Morgan Financial Corp. of CO              15.31   97.15   14.24   97.15   15.91         0.24    1.96   30.00
MFSB  Mutual Bancompany of MO(8)                  NM   112.12   13.12  112.12     NM          0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI               NM    59.85    3.26   59.85     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                12.19   88.08    6.77   88.08   11.63         0.50    4.94   60.24
NHSL  NHS Financial, Inc. of CA(8)                NM   111.15    9.37  111.37     NM          0.16    1.47     NM
NSLB  NS&L Bancorp of Neosho MO                 21.81   82.39   19.35   82.39   23.40         0.50    3.89     NM
NMSB  Newmil Bancorp. of CT*                     5.10   96.53   10.75   96.53    5.14         0.20    2.67   13.61
NFSL  Newnan SB, FSB of Newnan GA                8.69  141.91   16.44  142.91    9.97         0.40    2.19   19.05
NASB  North American SB of MO                    7.89  137.59   10.11  143.34    8.26         0.63    2.14   16.84
NBSI  North Bancshares of Chicago IL              NM    92.38   16.02   92.38     NM          0.40    2.56   74.07
FFFD  North Central Bancshares of IA            15.77   74.71   21.57   74.71   16.80         0.25    2.44   38.46
NEIB  Northeast Indiana Bncrp of IN             16.43   82.61   16.81   82.61   16.43         0.30    2.61   42.86
NSBK  Northside SB of Bronx NY*                  9.68  142.20   11.00  143.56   11.22         1.00    2.77   26.81
NWEQ  Northwest Equity Corp. of WI              11.92   84.78   11.64   84.78   12.50         0.36    3.51   41.86
NWSB  Northwest SB, MHC of PA(29.9)             16.26  147.09   15.70  148.93   16.26         0.30    2.53   41.10
NSSY  Norwalk Savings Society of CT*            12.50  108.94    8.70  108.94   14.61         0.00    0.00    0.00
NSSB  Norwich Financial Corp. of CT*            13.64   99.55   10.53  110.31   13.64         0.40    2.99   40.82
NTMG  Nutmeg FS&LA of CT                         9.87  104.17    6.23  104.17   16.30         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH                13.56   99.52   12.36   99.52   13.93         0.76    3.66   49.67
OSBF  OSB Fin. Corp. of Oshkosh WI                NM    81.25   10.23   81.25     NM          0.56    2.46     NM
OFCP  Ottawa Financial Corp. of MI              22.57  108.91   11.89  135.87   22.57         0.32    1.97   44.44
PFFB  PFF Bancorp of Pomona CA                    NM    77.21   11.11   78.13     NM          0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                    8.41  137.98    9.25  137.98    9.55         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*               8.74  106.14    8.39  106.14   10.84         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                  15.39  125.07   10.57  131.46   18.29         0.08    0.63    9.76
PSSB  Palm Springs SB of CA(8)                  12.85  132.98    8.10  132.98   24.12         0.12    0.87   11.21
PBCI  Pamrapo Bancorp, Inc. of NJ               11.95  110.40   17.11  111.44   11.95         0.90    4.74   56.60
PVSA  Parkvale Financial Corp of PA              8.97  123.87    9.20  124.46    9.59         0.52    2.00   17.93
PBIX  Patriot Bank Corp. of PA                    NM    84.03   14.53   84.03     NM          0.24    1.85   57.14
PEEK  Peekskill Fin. Corp. of NY                  NM    82.82   25.40   82.82     NM          0.36    3.00     NM
PFSB  PennFed Fin. Services of NJ               11.45   83.63    7.51  105.59   10.57         0.00    0.00    0.00
PWBC  PennFirst Bancorp of PA                   13.75  102.84    8.07  112.89   13.89         0.36    2.62   36.00
PBKB  People's SB of Brockton MA*               13.51  127.06    6.26  134.23   18.87         0.28    2.80   37.84

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
PFDC  Peoples Bancorp of Auburn IN           15.26    15.26    1.45    9.62    8.24       1.44    9.56       0.33   97.48    0.41
PBCT  Peoples Bank, MHC of CT(32.3)*          8.00     8.00    1.11   14.66    9.33       0.89   11.81       1.66   65.45    1.65
PHBK  Peoples Heritage Fin Grp of ME*         8.38     7.20    1.21   14.20   10.64       1.19   14.00       1.24  130.41    2.11
PBNB  Peoples Sav. Fin. Corp. of CT*         10.81    10.00    0.85    7.91    8.78       0.89    8.26       0.44   86.77    0.64
PERM  Permanent Bancorp of IN                11.14    10.98    0.32    2.72    3.31       0.32    2.72       1.85   31.59    1.07
PMFI  Perpetual Midwest Fin. of IA            9.64     9.64    0.41    4.10    4.29       0.41    4.10       0.53  136.14    0.93
PCBC  Perry Co. Fin. Corp. of MO             20.86    20.86    1.00    5.36    5.10       1.00    5.36       0.04   31.25    0.10
PHFC  Pittsburgh Home Fin. of PA             16.43    16.43    0.65    3.98    5.40       0.65    3.98       1.53   34.96    0.93
PFSL  Pocahnts Fed, MHC of AR (46.4)          5.95     5.95    0.56    9.43    7.81       0.58    9.66       0.26  146.44    1.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.06    25.06    2.29    9.01    7.71       1.93    7.56       0.21  122.90    0.83
PKPS  Poughkeepsie SB of NY                   8.50     8.50    1.94   24.70   22.36       2.56   32.53       2.68   36.80    1.34
PETE  Primary Bank of NH*                     6.34     6.31   -0.04   -0.64   -0.65      -0.04   -0.56       1.81   47.18    1.48
PSAB  Prime Bancorp, Inc. of PA               9.44     8.83    1.02   10.92    9.20       0.91    9.69       0.60  105.04    1.05
PFNC  Progress Financial Corp. of PA          5.52     5.48    0.86   19.19   12.46       0.67   14.93       1.33   44.33    0.94
PSBK  Progressive Bank, Inc. of NY*           8.86     8.86    0.98   10.51    9.41       1.01   10.82       1.09   97.07    1.52
PULB  Pulaski SB, MHC of MO (29.0)           12.63    12.63    0.84    6.93    5.21       0.79    6.55       0.67   37.37    0.31
PULS  Pulse Bancorp of S. River NJ           11.89    11.89    1.17   10.07    7.86       1.18   10.14       1.45   38.35    1.88
QCFB  QCF Bancorp of Virginia MN             21.81    21.81    1.52    7.75    9.14       1.52    7.75        NA      NA      NA
QCBC  Quaker City Bancorp of CA               9.88     9.82    0.50    4.91    5.79       0.48    4.74       2.31   57.33    1.54
QCSB  Queens County SB of NY*                16.98    16.98    1.72    9.78    7.12       1.77   10.10       0.75  120.88    1.09
RCSB  RCSB Financial, Inc. of NY*             7.29     7.05    0.80   10.95    9.82       0.79   10.77       0.83   76.65    1.27
RARB  Raritan Bancorp. of Raritan NJ*         7.24     7.06    0.81   10.82    9.16       0.80   10.65       0.48  155.58    1.32
REDF  RedFed Bancorp of Redlands CA           5.63     5.63   -0.47   -8.41  -11.02      -0.45   -8.09       4.50   31.29    1.76
RELY  Reliance Bancorp of NY                  8.86     5.98    0.88    6.79    7.35       0.85    6.49       0.85   29.31    0.54
RELI  Reliance Bancshares Inc of WI*         56.23    56.23    1.47    2.62    3.87       1.47    2.62        NA      NA     0.49
RFED  Roosevelt Fin. Grp. Inc. of MO          4.86     4.59    0.63   13.98    7.40       0.85   18.94       0.40   59.09    0.57
RVSB  Rvrview SB,FSB MHC of WA(40.3)         11.02     9.75    1.30   11.97    7.56       1.17   10.78       0.26  119.16    0.51
SCCB  S. Carolina Comm. Bnshrs of SC         28.46    28.46    1.36    4.54    4.85       1.36    4.54        NA      NA     0.89
SBFL  SB Fing. Lakes MHC of NY(33.0)         11.52    11.52   -0.54   -4.46   -3.15      -0.20   -1.63       1.68   29.38    1.02
SFED  SFS Bancorp of Schenectady NY          14.05    14.05    0.63    4.91    6.30       0.63    4.91       0.71   52.95    0.59
SGVB  SGV Bancorp of W. Covina CA             9.78     9.78    0.11    1.12    1.39       0.11    1.12       1.84   13.07    0.31
SISB  SIS Bank of Sprinfield MA*              7.42     7.42    1.26   17.35   13.57       1.28   17.65       1.11  116.01    2.54
SJSB  SJS Bancorp of St. Joseph MI           11.67    11.67    0.63    5.03    4.24       0.61    4.91       0.29  144.27    0.67
SWCB  Sandwich Co-Op. Bank of MA*             8.60     8.03    0.85   10.27    9.91       0.79    9.63       1.34   64.69    1.31
SFBM  Security Bancorp of MT                  8.93     7.68    0.69    7.99    8.34       0.51    5.94       0.14  235.42    0.71
SECP  Security Capital Corp. of WI           16.88    16.88    0.89    5.11    4.90       0.92    5.28       0.12  964.94    1.53
SFSL  Security First Corp. of OH              8.71     8.47    1.18   13.57   11.32       1.23   14.21       0.44  208.07    1.02
SHFC  Seven Hills Fin. Corp. of OH           21.21    21.21    0.36    1.69    2.14       0.34    1.58       0.22   51.02    0.14
SMFC  Sho-Me Fin. Corp. of MO                11.98    11.98    0.83    6.18    6.91       0.82    6.12        NA      NA     0.75
SOBI  Sobieski Bancorp of S. Bend IN         18.49    18.49    0.42    2.27    3.25       0.42    2.27        NA      NA     0.41
SOSA  Somerset Savings Bank of MA(8)*         5.46     5.46    0.32    6.25    6.67       0.32    6.25       9.74   15.15    1.88
SMBC  Southern Missouri Bncrp of MO          16.40    16.40    0.88    5.01    5.57       0.82    4.69       0.97   39.01    0.66
SWBI  Southwest Bancshares of IL             12.00    12.00    1.19    8.94    8.33       1.19    8.90       0.25   87.66    0.31
SVRN  Sovereign Bancorp of PA                 4.07     2.63    0.70   16.67   10.90       0.63   15.04       0.55   74.40    0.68
STFR  St. Francis Cap. Corp. of WI           10.43     9.96    1.30   11.85   10.59       0.89    8.08       0.04  906.03    0.76
SPBC  St. Paul Bancorp, Inc. of IL            9.24     9.21    0.88    9.69    8.30       0.86    9.44       0.74  125.05    1.35
STND  Standard Fin. of Chicago IL            12.31    12.30    0.87    6.21    6.75       0.79    5.61       0.14  189.20    0.49
SFFC  StateFed Financial Corp. of IA         20.11    20.11    1.18    5.80    6.44       1.18    5.80        NA      NA     0.38
SFIN  Statewide Fin. Corp. of NJ             11.10    11.06    0.52    5.43    4.37       0.64    6.66       1.26   41.78    1.47
STSA  Sterling Financial Corp. of WA          4.18     3.35    0.33    7.72    6.57       0.32    7.56       0.63   82.62    0.87
SSBK  Strongsville SB of OH                   8.28     8.10    1.00   11.90    8.74       0.85   10.06       0.49   46.78    0.31
SFSB  SuburbFed Fin. Corp. of IL              7.14     7.10    0.51    7.04    8.00       0.44    6.04       0.27   82.72    0.51
SBCN  Suburban Bancorp. of OH                13.00    13.00    0.40    2.98    3.66       0.57    4.33       0.20  794.18    2.06
SCSL  Suncoast S&LA of Hollywood FL           2.81     2.80    0.33   11.53   11.84      -0.41  -14.33       0.31   47.77    0.19
THRD  TF Financial Corp. of PA               14.31    14.31    0.92    5.57    6.43       0.89    5.39       0.35   82.72    0.53
ROSE  TR Financial Corp. of NY                6.23     6.23    0.86   12.76   10.38       0.68   10.08       0.92   49.56    0.91



                                                           Pricing Ratios                      Dividend Data(6)
                                               _________________________________________      _______________________
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                         _______ _______ _______ _______ _______      _______ _______ _______
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
PFDC  Peoples Bancorp of Auburn IN              12.13  113.36   17.30  113.36   12.20         0.56    2.72   32.94
PBCT  Peoples Bank, MHC of CT(32.3)*            10.72  144.26   11.54  144.26   13.31         0.80    3.93   42.11
PHBK  Peoples Heritage Fin Grp of ME*            9.40  123.89   10.38  144.02    9.54         0.68    3.38   31.78
PBNB  Peoples Sav. Fin. Corp. of CT*            11.39   89.36    9.66   96.61   10.90         0.92    4.49   51.11
PERM  Permanent Bancorp of IN                     NM    83.07    9.25   84.30     NM          0.20    1.25   37.74
PMFI  Perpetual Midwest Fin. of IA              23.29   95.13    9.17   95.13   23.29         0.30    1.76   41.10
PCBC  Perry Co. Fin. Corp. of MO                19.60   91.56   19.10   91.56   19.60         0.30    1.74   34.09
PHFC  Pittsburgh Home Fin. of PA                18.52   73.64   12.10   73.64   18.52         0.00    0.00    0.00
PFSL  Pocahnts Fed, MHC of AR (46.4)            12.80  115.47    6.86  115.47   12.50         0.80    5.08   65.04
POBS  Portsmouth Bank Shrs Inc of NH(8)*        12.97  117.72   29.50  117.72   15.45         0.60    4.36   56.60
PKPS  Poughkeepsie SB of NY                      4.47   96.66    8.22   96.66    3.40         0.10    1.82    8.13
PETE  Primary Bank of NH*                         NM    96.00    6.09   96.38     NM          0.00    0.00     NM
PSAB  Prime Bancorp, Inc. of PA                 10.87  113.34   10.70  121.19   12.24         0.68    3.89   42.24
PFNC  Progress Financial Corp. of PA             8.02  126.21    6.97  127.20   10.32         0.00    0.00    0.00
PSBK  Progressive Bank, Inc. of NY*             10.62  109.64    9.71  109.64   10.32         0.80    2.76   29.30
PULB  Pulaski SB, MHC of MO (29.0)              19.18  129.39   16.34  129.39   20.29         0.80    5.71     NM
PULS  Pulse Bancorp of S. River NJ              12.73  125.07   14.87  125.07   12.64         0.70    4.04   51.47
QCFB  QCF Bancorp of Virginia MN                10.94   78.61   17.14   78.61   10.94         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                 17.26   83.19    8.22   83.67   17.90         0.00    0.00    0.00
QCSB  Queens County SB of NY*                   14.05  136.06   23.10  136.06   13.61         1.00    2.10   29.50
RCSB  RCSB Financial, Inc. of NY*               10.19  111.54    8.14  115.38   10.36         0.48    1.94   19.75
RARB  Raritan Bancorp. of Raritan NJ*           10.92  120.40    8.72  123.48   11.09         0.60    2.83   30.93
REDF  RedFed Bancorp of Redlands CA               NM    80.84    4.55   80.84     NM          0.00    0.00     NM
RELY  Reliance Bancorp of NY                    13.60   92.54    8.20  137.17   14.22         0.46    2.97   40.35
RELI  Reliance Bancshares Inc of WI*              NM    67.81   38.13   67.81     NM          0.00    0.00    0.00
RFED  Roosevelt Fin. Grp. Inc. of MO            13.52  173.15    8.41  183.23    9.97         0.62    3.40   45.93
RVSB  Rvrview SB,FSB MHC of WA(40.3)            13.22  149.39   16.46  168.78   14.68         0.20    1.25   16.53
SCCB  S. Carolina Comm. Bnshrs of SC            20.63   98.21   27.96   98.21   20.63         0.60    3.64   75.00
SBFL  SB Fing. Lakes MHC of NY(33.0)              NM   144.74   16.68  144.74     NM          0.40    2.42     NM
SFED  SFS Bancorp of Schenectady NY             15.88   70.44    9.90   70.44   15.88         0.00    0.00    0.00
SGVB  SGV Bancorp of W. Covina CA                 NM    72.19    7.06   72.19     NM          0.00    0.00    0.00
SISB  SIS Bank of Sprinfield MA*                 7.37  114.53    8.50  114.53    7.24         0.00    0.00    0.00
SJSB  SJS Bancorp of St. Joseph MI              23.58  115.99   13.53  115.99   24.13         0.40    1.93   45.45
SWCB  Sandwich Co-Op. Bank of MA*               10.09   99.54    8.56  106.55   10.76         1.00    5.16   52.08
SFBM  Security Bancorp of MT                    11.99   93.27    8.32  108.35   16.14         0.64    3.12   37.43
SECP  Security Capital Corp. of WI              20.40  103.04   17.39  103.04   19.74         0.60    0.98   20.07
SFSL  Security First Corp. of OH                 8.83  114.42    9.96  117.67    8.44         0.44    3.32   29.33
SHFC  Seven Hills Fin. Corp. of OH                NM    80.51   17.08   80.51     NM          0.36    2.48     NM
SMFC  Sho-Me Fin. Corp. of MO                   14.47   90.03   10.79   90.03   14.61         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN              NM    71.13   13.15   71.13     NM          0.00    0.00    0.00
SOSA  Somerset Savings Bank of MA(8)*           15.00   89.82    4.90   89.82   15.00         0.00    0.00    0.00
SMBC  Southern Missouri Bncrp of MO             17.95   90.85   14.90   90.85   19.18         0.50    3.57   64.10
SWBI  Southwest Bancshares of IL                12.00  121.54   14.59  121.54   12.06         1.08    3.96   47.58
SVRN  Sovereign Bancorp of PA                    9.18  145.03    5.90  223.97   10.17         0.08    0.77    7.08
STFR  St. Francis Cap. Corp. of WI               9.44  110.49   11.53  115.70   13.86         0.40    1.57   14.81
SPBC  St. Paul Bancorp, Inc. of IL              12.05  113.86   10.52  114.24   12.37         0.40    1.70   20.51
STND  Standard Fin. of Chicago IL               14.81   95.02   11.69   95.07   16.40         0.32    2.10   31.07
SFFC  StateFed Financial Corp. of IA            15.53   88.25   17.75   88.25   15.53         0.40    2.50   38.83
SFIN  Statewide Fin. Corp. of NJ                22.87   90.72   10.07   90.99   18.65         0.00    0.00    0.00
STSA  Sterling Financial Corp. of WA            15.22  121.21    5.07  151.19   15.56         0.00    0.00    0.00
SSBK  Strongsville SB of OH                     11.44  130.30   10.78  133.13   13.52         0.48    2.23   25.53
SFSB  SuburbFed Fin. Corp. of IL                12.50   85.87    6.13   86.37   14.56         0.32    1.82   22.70
SBCN  Suburban Bancorp. of OH                     NM    83.77   10.89   83.77   18.83         0.60    4.14     NM
SCSL  Suncoast S&LA of Hollywood FL              8.45   94.84    2.67   95.27     NM          0.00    0.00    0.00
THRD  TF Financial Corp. of PA                  15.55   88.98   12.74   88.98   16.07         0.32    2.19   34.04
ROSE  TR Financial Corp. of NY                   9.64  124.92    7.79  124.92   12.21         0.64    2.45   23.62

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                     Prices As Of June 7, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            __________________________________________________________    _______________________
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
_____________________                       _______ _______ _______ _______ _______    _______ _______    _______ _______ _______
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
TPNZ  Tappan Zee Fin. Corp. of NY            19.48    19.48    0.80    6.07    4.33       0.74    5.61       1.77   32.15    1.26
PTRS  The Potters S&L Co. of OH               9.73     9.73    0.54    5.69    7.08       0.53    5.59       2.49   72.71    3.96
THIR  Third Financial Corp. of OH(8)         18.15    18.15    1.40    7.87    6.05       1.26    7.03       0.23  325.62    0.91
TSBS  Trenton SB, FSB MHC of NJ(35.0         19.04    18.61    1.81   11.21    7.24       1.20    7.47       0.48   69.57    0.55
TRIC  Tri-County Bancorp of WY               17.83    17.83    0.94    4.70    5.30       0.91    4.56       0.18  318.32    1.45
THBC  Troy Hill Bancorp of PA                22.20    22.20    1.40    6.20    7.63       1.27    5.65       2.95   30.03    1.09
TWIN  Twin City Bancorp of TN                13.76    13.76    1.07    7.77    7.56       0.93    6.74       0.46   39.79    0.26
UFRM  United FS&LA of Rocky Mount NC          8.28     8.28    0.87   11.37    8.85       0.77    9.97       0.66  178.39    1.90
UBMT  United SB, FA of MT                    23.53    23.53    1.50    6.68    7.23       1.49    6.63        NA      NA     0.25
VABF  Va. Beach Fed. Fin. Corp of VA          6.57     6.57    0.23    3.94    4.20       0.01    0.12       1.76   36.50    0.93
VAFD  Valley FSB of Sheffield AL(8)           8.09     8.09    0.32    4.06    3.41       0.31    3.95       0.79   42.34    0.43
VFFC  Virginia First Savings of VA            7.72     7.44    1.19   16.32   12.08       0.98   13.45       2.89   31.46    1.01
WBCI  WFS Bancorp of Wichita KS(8)           11.41    11.40    0.47    4.13    3.76       0.51    4.51        NA      NA     0.72
WHGB  WHG Bancshares of MD                   20.59    20.59    0.64    5.18    3.13       0.64    5.18       0.35   42.31    0.23
WSFS  WSFS Financial Corp. of DE*             5.87     5.79    2.17   42.73   24.27       1.29   25.28       3.27   59.85    3.01
WVFC  WVS Financial Corp. of PA*             15.12    15.12    1.23    8.09    7.86       1.38    9.04       0.45  178.29    1.35
WLDN  Walden Bancorp of MA*                   9.37     8.02    0.96   10.85    8.43       1.07   12.02       0.75  158.52    1.89
WRNB  Warren Bancorp of Peabody MA*           8.95     8.95    1.64   19.67   12.48       1.56   18.79       2.05   62.35    2.12
WFSL  Washington FS&LA of Seattle WA         12.13    11.54    1.75   13.70    8.72       1.67   13.12       0.60   41.03    0.35
WAMU  Washington Mutual Inc. of WA*           6.23     5.54    0.91   15.07    8.73       0.90   15.01       0.51  125.59    1.04
WAYN  Wayne S&L Co., MHC of OH(46.7)          9.20     9.20    0.58    6.36    4.63       0.54    5.96       1.35   26.40    0.43
WCFB  Webster CityFSB,MHC of IA(45.2         22.28    22.28    1.10    5.00    3.96       1.10    5.00       1.08   37.62    0.74
WBST  Webster Financial Corp. of CT           5.16     3.92    0.51   10.33    7.14       0.55   11.05       1.44   89.48    1.86
WEFC  Wells Fin. Corp. of Wells MN           14.95    14.95    0.81    6.24    6.40       0.79    6.07       0.39   70.55    0.32
WCBI  WestCo Bancorp of IL                   15.65    15.65    1.32    8.47    6.82       1.31    8.41       0.58   49.47    0.41
WSTR  WesterFed Fin. Corp. of MT             13.28    13.28    0.76    5.73    6.89       0.72    5.38       0.07  468.93    0.55
WOFC  Western Ohio Fin. Corp. of OH          18.20    17.14    1.10    4.22    4.78       0.83    3.18       0.34   78.86    0.44
WFCO  Winton Financial Corp. of OH(8)         7.89     7.68    0.93   12.26    8.49       0.76   10.02       0.53   64.84    0.41
FFWD  Wood Bancorp of OH                     14.59    14.59    1.17    8.14    8.32       1.14    7.88       0.18  192.22    0.46
WCHI  Workingmens Cap. Hldgs of IN(8)        12.24    12.24    0.91    7.59    5.39       0.90    7.45       0.23   72.95    0.19
YFCB  Yonkers Fin. Corp. of NY               19.39    19.39    0.89    4.59    6.24       0.98    5.05       1.73   22.48    0.97
YFED  York Financial Corp. of PA              8.78     8.78    0.98   11.40    9.93       0.85    9.95       2.24   26.68    0.68


                                                            Pricing Ratios                      Dividend Data(6)
                                                _________________________________________      _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
_______________________________________
TPNZ  Tappan Zee Fin. Corp. of NY                23.08   86.96   16.93   86.96   25.00         0.20    1.67   38.46
PTRS  The Potters S&L Co. of OH                  14.13   78.16    7.61   78.16   14.38         0.24    1.48   20.87
THIR  Third Financial Corp. of OH(8)             16.53  125.65   22.80  125.65   18.49         0.68    2.18   35.98
TSBS  Trenton SB, FSB MHC of NJ(35.0             13.81  130.87   24.91  133.89   20.71         0.35    2.41   33.33
TRIC  Tri-County Bancorp of WY                   18.88   89.16   15.90   89.16   19.47         0.50    2.70   51.02
THBC  Troy Hill Bancorp of PA                    13.11   79.92   17.74   79.92   14.38         0.40    2.99   39.22
TWIN  Twin City Bancorp of TN                    13.22  101.91   14.03  101.91   15.24         0.64    4.00   52.89
UFRM  United FS&LA of Rocky Mount NC             11.30  121.15   10.03  121.15   12.89         0.20    2.42   27.40
UBMT  United SB, FA of MT                        13.83   90.71   21.34   90.71   13.93         0.88    4.82   66.67
VABF  Va. Beach Fed. Fin. Corp of VA             23.81   92.03    6.05   92.03     NM          0.16    2.10   50.00
VAFD  Valley FSB of Sheffield AL(8)                NM   122.42    9.90  122.42     NM          0.60    1.88   55.05
VFFC  Virginia First Savings of VA                8.28  124.75    9.63  129.49   10.04         0.10    0.82    6.76
WBCI  WFS Bancorp of Wichita KS(8)                 NM   107.12   12.22  107.17   24.33         0.40    1.75   46.51
WHGB  WHG Bancshares of MD                         NM    80.99   16.68   80.99     NM          0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*                 4.12  151.06    8.86  153.11    6.96         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 12.73   99.14   14.99   99.14   11.40         0.40    1.93   24.54
WLDN  Walden Bancorp of MA*                      11.87  104.28    9.77  121.91   10.71         0.64    3.41   40.51
WRNB  Warren Bancorp of Peabody MA*               8.01  146.37   13.10  146.37    8.39         0.44    3.52   28.21
WFSL  Washington FS&LA of Seattle WA             11.47  153.56   18.63  161.38   11.98         0.88    4.08   46.81
WAMU  Washington Mutual Inc. of WA*              11.45  155.20    9.67  174.52   11.49         0.88    2.93   33.59
WAYN  Wayne S&L Co., MHC of OH(46.7)             21.58  133.81   12.31  133.81   23.03         0.84    4.10     NM
WCFB  Webster CityFSB,MHC of IA(45.2               NM   124.71   27.79  124.71     NM          0.80    6.22     NM
WBST  Webster Financial Corp. of CT              14.00  115.37    5.95  151.76   13.08         0.64    2.29   32.00
WEFC  Wells Fin. Corp. of Wells MN               15.63   83.96   12.55   83.96   16.07         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                       14.67  121.75   19.05  121.75   14.77         0.45    2.05   30.00
WSTR  WesterFed Fin. Corp. of MT                 14.52   80.87   10.74   80.87   15.45         0.34    2.37   34.34
WOFC  Western Ohio Fin. Corp. of OH              20.91   91.31   16.62   96.96     NM          1.00    4.35     NM
WFCO  Winton Financial Corp. of OH(8)            11.78  117.56    9.27  120.81   14.41         0.42    3.43   40.38
FFWD  Wood Bancorp of OH                         12.02   95.08   13.88   95.08   12.42         0.36    1.92   23.08
WCHI  Workingmens Cap. Hldgs of IN(8)            18.57  136.56   16.72  136.56   18.92         0.36    1.81   33.64
YFCB  Yonkers Fin. Corp. of NY                   16.03   73.60   14.28   73.60   14.58         0.00    0.00    0.00
YFED  York Financial Corp. of PA                 10.07  109.20    9.59  109.20   11.54         0.60    3.61   36.36

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                      HISTORICAL STOCK PRICE INDICES (1)


                                                             SNL         SNL
                                         S&P     NASDAQ      Thrift      Bank
    Year/Qtr.Ended           DJIA        500     Composite   Index       Index
    --------------          ------      -----    ---------   ------      ------
1991:    Quarter 1          2881.1      375.2      482.3     125.5         66.0
         Quarter 2          2957.7      371.2      475.9     130.5         82.0
         Quarter 3          3018.2      387.9      526.9     141.8         90.7
         Quarter 4          3168.0      417.1      586.3     144.7        103.1

1992:    Quarter 1          3235.5      403.7      603.8     157.0        113.3
         Quarter 2          3318.5      408.1      563.6     173.3        119.7
         Quarter 3          3271.7      417.8      583.3     167.0        117.1
         Quarter 4          3301.1      435.7      677.0     201.1        136.7

1993:    Quarter 1          3435.1      451.7      690.1     228.2        151.4
         Quarter 2          3516.1      450.5      704.0     219.8        147.0
         Quarter 3          3555.1      458.9      762.8     258.4        154.3
         Quarter 4          3754.1      466.5      776.8     252.5        146.2

1994:    Quarter 1          3625.1      445.8      743.5     241.6        143.1
         Quarter 2          3625.0      444.3      706.0     269.6        152.6
         Quarter 3          3843.2      462.6      764.3     279.7        149.2
         Quarter 4          3834.4      459.3      752.0     244.7        137.6

1995:    Quarter 1          4157.7      500.7      817.2     278.4        152.1
         Quarter 2          4556.1      544.8      933.5     313.5        171.7
         Quarter 3          4789.1      584.4    1,043.5     362.3        195.3
         Quarter 4          5117.1      615.9    1,052.1     376.5        207.6

1996:    Quarter 1          5587.1      645.5    1,101.4     382.1        225.1
         As of June         5697.1      673.3    1,229.8     385.1        228.8
         7, 1996

(1) End of period data.

Source:  SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT


                                 INDEX VALUES


                                                        INDEX VALUES                           PERCENT CHANGE SINCE
                                         ---------------------------------------------------------------------------------
                                         04/30/96     03/29/96    12/39/95 04/28/95    03/29/96    12/29/95      04/28/95
                                         ---------------------------------------------------------------------------------
All Pub. Traded Thrifts                    380.3         382.1       376.5     295.7         -0.5       1.0           28.6
MHC Index                                  459.0         464.5       458.5     337.9         -1.2       0.1           35.8
INSURANCE INDICES
- --------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                               356.1         358.5       356.4     279.2         -.06      -0.1           27.5
BIF Thrifts                                452.6         453.1       436.9     345.1         -0.1       3.6           31.1


STOCK EXCHANGE INDICES
- --------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                               134.1         136.3       137.7     113.1         -1.6      -2.6           18.6
NYSE Thrifts                               249.9         256.0       257.6     199.3         -2.4      -3.0           25.4
OTC Thrifts                                460.3         458.7       449.5     354.9          0.3       2.4           29.7


GEOGRAPAHICAL INDICES
- --------------------------------------------------------------------------------------------------------------------------
New England Thrifts                        320.2         325.9       316.1     246.2         -1.7       1.3           30.1
Mid-Atlantic Thrifts                       745.4         744.2       720.1     581.2          0.2       3.5           28.3
Southwest Thrifts                          253.4         250.4       241.7     188.1          1.2       4.9           34.7
Midwest Thrifts                            981.7         972.0       951.5     732.1          1.0       3.2           34.0
Southeast Thrifts                          381.8         381.4       367.2     292.9          0.1       4.0           30.3
Western Thrifts                            363.8         372.2       380.4     296.0         -2.2      -4.4           22.9


ASSET SIZE INDICES
- --------------------------------------------------------------------------------------------------------------------------
Less than $250M                            545.4         540.1       538.4     447.1          1.0       1.3           22.0
$250M TO $500M                             690.9         687.8       680.3     558.4          0.4       1.6           23.7
$500M TO $1B                               430.0         431.2       431.4     349.7         -0.3      -0.3           22.9
$1B to $5B                                 431.3         431.0       421.7     328.6          0.1       2.3           31.3
Over $5B                                   231.7         235.1       233.5     179.8         -1.4      -0.8           28.9


COMPARATIVE INDICES
- --------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials                     5569.1        5587.1      5117.1     4316.1        -0.3       8.8           29.0
Standard and Poor's                        654.2         645.5       615.9      514.3         1.3       6.2           27.2

All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Index on that date On March 30, 1994, the S&P 500 closed at 159.2 and the Dow ones Industrials stood at 1165.9.

New England: CT, ME, MA, NH, RI, VT; Middle Atlantic: DE, DC, PA, MD, NJ, NY, PR; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Midwest: IA, IL, IN, KS, KY,MI, MN, MO, ND, NE, OH, SD, WI; Southwest: CO, LA, NM, OK, TX, UT; Western:
AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY


Source:SNL Securities

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

RP Financial, LC.

                              Completed and Pending Acquisitions of Thrifts in Illinois, 1994-Present
                               ---------------------------------------------------------------------



                       Transactions                                    Target Company's Financial Date
                                                                             At Completion Date
- -------------------------------------------------------------------------------------------------------------


Date Announced/         Target/State          Pooling/           Equity/   T.T.    T.T.  NPAs/(1) Reserves/
   Completed           Acquiror/State         Purchase  Assets    Assets   ROAA    ROAE   Assets     NPAs
   ---------           --------------         --------  ------    ------   ----    ----   ------     ----
                                                        ($000)      (%)     (%)     (%)     (%)       (%)
- -------------------------------------------------------------------------------------------------------------
    4/22/96    Financial Security Corp/IL     Pooling   $277,057   13.99%   0.86%   6.50%    0.02      0.4124
    Pending    Pinnacle Bancgroup/IL

    1/26/96    Barrington Bancorp, Barrington    NA      $67,775   16.98%   0.69%   4.12%  0.0063      0.8396
    Pending    First Chicago NBD Corp./IL

   12/14/95    Bell Bancorp, Chicago          Purchase$1,901,498   15.74%   0.69%   4.36%  0.0123      0.3013
    Pending    Standard Federal Bank/IL

   11/29/95    N.S. Bancorp, Chicago          Purchase$1,153,392   20.39%   1.87%   9.21%   0.003      2.3061
    5/30/96    MAF Bancorp/IL

    9/15/95    Metro Savings Bank, Wood River Pooling    $83,511    6.82%   0.10%   1.52%  0.0027      2.2956
    3/7/96     Mercantile Bancorp/IL

   10/12/94    First Robinson Bncp., Robinson Pooling   $106,506    9.72%   1.12%  12.63%  0.0005     10.8462
    11/1/95    Ambanc Corp./IL

    1/9/95     Deerbank Corp., Deerfield      Pooling   $757,787    8.19%   1.13%  14.40%  0.0041      1.4997
    7/3/95     NBD Bancorp/MI

    11/8/94    Peoples FS&LA, Chicago         Purchase   $32,385   18.91%   0.57%   3.28%  0.0039      0.4434
    4/10/95    Mid-Citco, Inc./IL

    8/26/94    First Moline Financial, Moline Pooling    $83,264    6.96%   0.69%   9.07%   0.55%      48.11%
    3/23/95    Firstar Corporation/WI

   10/26/94    FirstRock Bancorp, Rockford    Pooling   $398,118   12.40%   1.16%   9.78%  0.0065      1.0526
    2/28/95    First Financial Corp./WI

    7/27/94    King City FSB, Mt. Vernon      Pooling   $176,281    6.00%   0.46%   7.86%  0.0013      6.5855
    2/1/95     CNB Bancshares/IN

    3/24/94    AmeriFed Fin. Corp., Joliet    Purchase  $909,733   10.23%   0.86%   8.50%  0.0053      0.9229
    1/9/95     NBD Bancorp/MI

    7/26/94    River Valley FSB, Peoria       Purchase  $502,718    5.73%   0.27%   4.10%  0.0065      0.2799
    1/4/95     First Bank, Inc./MO

    5/4/94     Amity Bancshares, Tinley Park  Purchase  $132,034   14.98%   0.75%   5.15%  0.0005       5.403
   12/19/94    Advantage Bancorp/WI

    7/6/93     Cragin Fin. Corp., Chicago     Purchase$2,766,011   12.73%   1.23%  10.46%  0.0098      0.8241
    6/6/94     ABN-AMRO Holdings/IL

   10/12/93    LGF Bancorp, LaGrange          Pooling   $416,511   10.29%   0.88%   8.81%  0.0046      0.2481
    4/29/94    First of America Bank Corp./MI

    6/17/93    Heart of IL Bk. FSB, Sprg. Vly.Purchase   $70,178    8.36%   1.63%  23.95%  0.0036      1.0687
    1/7/94     Princeton National Bancorp/IL

Transactions     Acquisition Terms   Control Premium   Acquisition Pricing
                                                       At Completion Date
- --------------------------------------------------------------------------------
                                       Offer Price/
               Total   Offer    Cash   One Day
Date Announced/ Deal   Price/   Debt   Pre-Offer
   Completed   Value   Share   Stock    Price     P/B     P/TB    P/A     P/E
   ---------   -----   -----   -----    -----     ---     ----    ---     ---
               ($Mil)   ($)             (x)       (%)     (%)     (%)     (x)
- --------------------------------------------------------------------------------

    4/22/96     $46.0  $28.50  Cash &   1.18        110%    110%  16.60%  21.10
    Pending                    Stock

    1/26/96     $17.1  $25.85  Stock    1.33        149%    149%  25.26%  35.90
    Pending

   12/14/95    $362.8  $37.50  Cash     1.14        115%    115%  18.05%  27.57
    Pending

   11/29/95    $267.0  $41.29  Cash &   1.14        107%    107%  23.15%  12.51
    5/30/96                    Stock

    9/15/95      $9.0  $46.42  Stock   Not Trade    156%    156%  10.88%  12.85
    3/7/96

   10/12/94     $20.4 $170.87  Stock   Not Trade    197%    198%  19.15%  20.54
    11/1/95

    1/9/95     $119.8  $45.00  Stock    1.33        185%    186%  15.81%  14.20
    7/3/95

    11/8/94      $5.9  $19.00   Cash   Not Trade     96%     96%  18.22%  30.26
    4/10/95

    8/26/94      $9.2  $31.00  Stock   Not Trade    159%    159%  11.05%  16.46
    3/23/95

   10/26/94     $64.7  $27.10  Stock    1.22        133%    133%  16.25%  14.19
    2/28/95

    7/27/94     $19.8  $35.34  Stock    1.34        188%    199%  11.23%     NM
    2/1/95

    3/24/94    $148.7  $45.00  Stock    1.37        156%    163%  16.35%  19.40
    1/9/95

    7/26/94     $37.4 $247.81   Cash   Not Trade    129%    129%   7.44%     NM
    1/4/95

    5/4/94      $24.8  $36.25   Cash    1.10        126%    126%  18.78%  25.00
   12/19/94

    7/6/93     $563.3  $38.00   Cash    1.51        150%    163%  20.37%  15.45
    6/6/94

   10/12/93     $70.8  $33.16  Stock    1.19        142%    142%  17.00%  16.30
    4/29/94

    6/17/93      $6.6      NA  Stock   Not Trade    112%    124%   9.40%   5.26
    1/7/94     Princeton National Bancorp/IL


(1) NPAs consist of REO, non-accruing loans, and loans 90+ days delinquent.

                                                                        5-Jun-96

                                  EXHIBIT IV-5
                 Director and Senior Management Summary Resumes

              Home Federal Savings and Loan Association of Elgin
                           Summary Director Resumes


        George L. Perucco has served as the President and Chief Executive Officer of the Association since 1965. Mr. Perucco joined the Association in 1961 and has also served as Assistant Secretary, Secretary and Executive Vice President of the Association. Prior to joining the Association, Mr. Perucco was an executive in the Accounting Division of the United States League of Savings Associations.

        Lyle N. Dolan has served as the Association's Executive Vice President and Treasurer since 1986 and as a director of the Association since 1984. Prior to that, Mr. Dolan served as Vice President and Treasurer of the Association since 1974 and Treasurer of the Association since 1970.

        Orval M. Graening has served as a director of the Association since 1967. He is the former President of Woodruff & Edwards, Inc., a foundry company, and retired in 1990

        Henry R. Hines has served as a director of the Association since 1975. He retired from his position as Vice President of Williams Manufacturing Co., a medical equipment manufacturer, in 1980.

        Donald E. Laird has served as a director of the Association since 1985. He is the President of Laird Funeral Home, PC.

        Leigh C. O'Connor has served as a director of the Association since 1967. He retired from his position as Office Manager of Illinois Hydraulic Inc., a construction company, in 1980.

        Thomas S. Rakow has served as a director of the Association since 1980. He is the President of IHC Group, Inc., a general contractor, the President of Rakow Enterprises, Inc., an equipment leasing company and a partner in Harkow Partnership, a real estate rental company.

        Richard S. Scheflow has served as a director of the Association since 1974. He is a partner with the law firm of Scheflow, Rydell, Travis & Scheflow, located in Elgin, Illinois.



Source:  Home Federal's prospectus.

               Home Federal Savings and Loan Association of Elgin
                       Summary Senior Management Resumes


        George L. Perucco has served as the President and Chief Executive Officer of the Association since 1965. Mr. Perucco joined the Association in 1961 and has also served as Assistant Secretary, Secretary and Executive Vice President of the Association. Prior to joining the Association, Mr. Perucco was an executive in the Accounting Division of the United States League of Savings Associations.

        Lyle N. Dolan has served as the Association's Executive Vice President and Treasurer since 1986 and as a director of the Association since 1984. Prior to that, Mr. Dolan served as Vice President and Treasurer of the Association since 1974 and Treasurer of the Association since 1970.

        Kenneth L. Moran, age 50, has served as the Association's Senior Vice President and Chief Lending Officer since 1989. He has worked at the Association in various capacities since 1970.

        David G. Towe, age 43, has served as the Association's Vice President, Loan Operations & Marketing since 1989. He has served the Association in various capacities since 1973.

        Raymond G. Bandemer, age 53, has served as Vice President of the Association since 1989 and has served the Association since 1981. Prior to that, he was employed at Tel-A-Data Corporation and was Assistant Vice President at Unity Savings Association of Chicago.

        Kathleen A. Schroeder, age 48, has served as Vice President and Secretary of the Association since 1989. She has been employed by the Association since 1964.

        Pat A. Lenart, age 55, has served as the Association's Vice President, Personnel Director since 1989. She has worked at the Association in various capacities since 1976.



Source:  Home Federal's prospectus.

                                  EXHIBIT IV-6
               Home Federal Savings and Loan Association of Elgin
                      Pro Forma Regulatory Capital Ratios

                                 EXHIBIT IV-6
               Home Federal Savings and Loan Association of Elgin
                      Pro Forma Regulatory Capital Ratios


                                                                       PRO FORMA AT MARCH 31, 1996 BASED ON (1)

                                                 ----------------------------------------------------------------------------------

                                                                                                                  7,604,375 SHARES

                                                   4,887,500 SHARES     5,750,000 SHARES     6,612,500 SHARES        (15% ABOVE
                                                      (MINIMUM OF         (MIDPOINT OF          (MAXIMUM OF          MAXIMUM OF
                                HISTORICAL AT          ESTIMATED            ESTIMATED            ESTIMATED            ESTIMATED
                               MARCH 31, 1996        PRICE RANGE)         PRICE RANGE)         PRICE RANGE)       PRICE RANGE) (2)
                             -------------------  -------------------  -------------------  -------------------  ------------------
                                        PERCENT              PERCENT              PERCENT              PERCENT              PERCENT
                                           OF                   OF                   OF                   OF                   OF
                                         ASSETS               ASSETS               ASSETS               ASSETS               ASSETS
                              AMOUNT      (3)      AMOUNT      (3)      AMOUNT      (3)      AMOUNT      (3)      AMOUNT      (3)
                             ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------

                                                                     (DOLLARS IN THOUSANDS)
GAAP Capital...............    $37,195    12.13%    $54,986    16.95%    $58,204    17.76  %  $61,422    18.56%    $65,122    19.46%

                               =======    =====     =======    =====     =======    =====     =======    =====     =======    =====
Tangible Capital: (3)
   Capital level...........    $37,195    12.04%    $54,986    16.83%    $58,204    17.64%    $61,422    18.44%    $65,122    19.33%

   Requirement.............      4,634     1.50       4,901     1.50       4,949     1.50       4,998     1.50       5,053     1.50
                               -------    -----     -------    -----     -------    -----     -------    -----     -------    -----
   Excess..................    $32,561    10.54%    $50,085    15.33%    $53,255    16.14%    $56,424    16.94  %  $60,069    17.83%

                               =======    =====     =======    =====     =======    =====     =======    =====     =======    =====
Core Capital: (3)
   Capital level...........    $37,195    12.04%    $54,986    16.83%    $58,204    17.64%    $61,422    18.44%    $65,122    19.33%

   Requirement.............      9,268     3.00       9,802     3.00       9,898     3.00       9,995     3.00      10,106     3.00
                               -------    -----     -------    -----     -------    -----     -------    -----     -------    -----
   Excess..................    $27,927     9.04%    $45,184    13.83%    $48,306    14.64%    $51,427    15.44%    $55,016    16.33%

                               =======    =====     =======    =====     =======    =====     =======    =====     =======    =====
Risk-Based Capital: (4)
   Capital level...........    $38,051    23.65%    $55,842    32.89%    $59,060    34.46%    $62,278    36.00%    $65,978    37.73%

   Requirement (5).........     12,872     8.00      13,584     8.00      13,712     8.00      13,841     8.00      13,989     8.00
                               -------    -----     -------    -----     -------    -----     -------    -----     -------    -----
   Excess..................    $25,179    15.65%    $42,258    24.89%    $45,348    26.46%    $48,437    28.00%    $51,989    29.73%

                               =======    =====     =======    =====     =======    =====     =======    =====     =======    =====

___________________
(1) Pro forma capital levels assume receipt by the Association of 50% of the net proceeds of the Conversion as reduced by the anticipated purchase of Common Stock at a price of $10.00 per share by the ESOP and Stock Programs. The amount expected to be borrowed by the ESOP and the cost of the shares of Common Stock to be purchased by the Stock Programs (assuming a price of $10.00 per share) are deducted from pro forma capital to illustrate the possible impact on the Association. No effect has been given to the possible issuance of up to 10% of the issued Common stock at the minimum, midpoint, maximum and 15% above the maximum of the range pursuant to the Stock Option Plan, which is expected to be adopted by the Company following the Conversion, and which will require approval at a meeting of stockholders to be held no earlier than six months after the completion of the Conversion.
(2) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% to reflect changes in market or general financial and economic conditions following the commencement of the Subscription Offering.
(3) Tangible capital and core capital levels are shown as a percentage of total tangible assets as defined by the OTS. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4) Regulatory risk-based capital reflects the inclusion of the allowance for loan losses. See "Regulation -- Regulation of Federal Savings Associations -- Capital Requirements."
(5) The current OTS total risk-based capital requirement is 8.0% of risk-weighted assets. Assumes net proceeds are invested in assets that carry a 50% risk-weighting, which approximates the historical combined risk-weighting of the Association's assets at March 31, 1996.



Source: Home Federal's prospectus.

                                 EXHIBIT IV-7
                           Pro Forma Analysis Sheet

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                       Home Federal of Elgin
                                     Prices as of June 7, 1996




                                                  Comparable       All IL         All SAIF
                                                  Companies       Companies       Companies
                                                 _____________   _____________   _____________
     Price Multiple:        Symbol   Subject(1)  Mean   Median   Mean   Median   Mean   Median
     ______________         ______   __________  _____  ______   _____  ______   _____  ______
     Price-earnings ratio   = P/E     17.45x    16.44x  16.29x  14.74x  14.87x  14.25x  14.16x
     Price-core earnings    = P/CORE  17.45x    17.13x  17.15x  16.23x  16.40x  15.15x  15.18x
     Price-book ratio       = P/B     66.77%    92.02%  89.44%  93.33%  90.59% 104.71%  99.30%
     Price-tng book ratio   = P/TB    66.77%    92.05%  89.44%  94.16%  91.79% 107.87% 100.85%
     Price-assets ratio     = P/A     16.17%    15.55%  14.87%  12.82%  11.43%  13.08%  11.87%

     Valuation Parameters
     ____________________
     Pre-Conv Earnings (Y)        $  2,181,000    Est ESOP Borrowings (E)        $ 4,600,000

     Pre-Conv Book Value (B)      $ 37,195,000    Cost of ESOP Borrowings (S)          0.00% (4)

     Pre-Conv Assets (A)        $  306,688,000    Amort of ESOP Borrowings (T)       7 Years

     Reinvestment Rate(2) (R)            3.67%    Recognition Plans Amount (M)   $ 2,300,000

     Est Conversion Exp(3) (X)       1,683,000    Recognition Plans Expense (N)  $   460,000

     Proceeds Not Reinvested (Z)   $ 6,900,000

     Calculation of Pro Forma Value After Conversion
     _______________________________________________

     1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 57,503,043
               _________________________________________________
                1-(P/E)R

     2.    V = P/B (B-X-E-M)                                     V = $ 57,490,919
               _______________________
                1-P/B

     3.    V = P/A (A-X-M-E)                                     V = $ 57,501,585
               ______________________
                1-P/A

                                         Total      Price          Total
     Conclusion                         Shares    Per Share        Value
     __________                        ________   _________       ________

     Appraised Value                    5,750,000   $10.00      $ 57,500,000

     RANGE:
     ______

     - Minimum                          4,887,500   $10.00      $ 48,875,000
     - Maximum                          6,612,500   $10.00      $ 66,125,000
     - Superrange                       7,604,375   $10.00      $ 76,043,750


     (1) Pricing ratios shown reflect the midpoint appraised value.
     (2) Net return assumes a reinvestment rate of 6.03 percent, and a tax rate of 39.20 percent.
     (3) Conversion expenses reflect estimated expenses as presented in offering document.
     (4) Assumes a borrowings cost of 0.00 percent and a tax rate of 39.20 percent.

     RP Financial, Inc.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                       Home Federal of Elgin
                                     Prices as of June 7, 1996


                                             Mean Pricing            Median Pricing
                                           _________________         _________________
 Valuation Approach              Subject     Peers    (Disc)          Peers    (Disc)
 __________________              _______   _______   _______        _______   _______
 P/E    Price-earnings            17.45x    16.44x     6.11%         16.29%     7.11%

 P/CORE Price-core earnings       17.45x    17.13x     1.84%         17.15%     1.74%

 P/B    Price-book                66.77%    92.02%   -27.43%         89.44%   -25.35%

 P/TB   Price-tang. book          66.77%    92.05%   -27.46%         89.44%   -25.35%

 P/A    Price-assets              16.17%    15.55%     3.98%         14.87%     8.75%



 Average Premium (Discount)                           -8.59%                   -6.62%

                                 EXHIBIT IV-8
                    Pro Forma Effect of Conversion Proceeds

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                       Home Federal of Elgin
                                    At the Minimum of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 48,875,000
             Less: Estimated offering expenses ---------------    1,564,000
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 47,311,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 47,311,000
             Less: Held in Non-Earning Assets(5)(1) ----------    5,865,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 41,446,000
         Estimated net incremental rate of return ------------         3.67 %
                                                                ___________

         Earnings Increase ----------------------------------- $  1,519,510
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      339,611
             Less: Recognition Plans Expense(4)---------------      237,728
                                                                ___________

         Net Earnings Increase ------------------------------- $    942,170


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________
         12 Months ended March 31, 1996          $ 2,181,000        $ 3,123,170
         12 Months ended March 31, 1996 (Core)   $ 2,181,000        $ 3,123,170

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         March 31, 1996            $ 37,195,000       $ 41,446,000 (3)(4)    $ 78,641,000

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         March 31, 1996             $  306,688,000     $   41,446,000      $  348,134,000

     NOTE: Shares for calculating per share amounts:   4,887,500
     (1) Estimated ESOP borrowings of $ 3,910,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         39.20 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 7 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 3,910,000 are omitted from net worth.
     (4) $1,955,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 391,000 and a tax rate of 39.20 percent.
     (5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                       Home Federal of Elgin
                                    At the Midpoint of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 57,500,000
             Less: Estimated offering expenses ---------------    1,683,000
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 55,817,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 55,817,000
             Less: Held in Non-Earning Assets(5)(1) ----------    6,900,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 48,917,000
         Estimated net incremental rate of return ------------         3.67 %
                                                                ___________

         Earnings Increase ----------------------------------- $  1,793,415
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      399,543
             Less: Recognition Plans Expense(4)---------------      279,680
                                                                ___________

         Net Earnings Increase ------------------------------- $  1,114,192


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended March 31, 1996          $ 2,181,000        $ 3,295,192
         12 Months ended March 31, 1996 (Core)   $ 2,181,000        $ 3,295,192

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         March 31, 1996            $ 37,195,000       $ 48,917,000 (3)(4)    $ 86,112,000

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         March 31, 1996             $  306,688,000     $   48,917,000      $  355,605,000

     NOTE: Shares for calculating per share amounts:   5,750,000
     (1) Estimated ESOP borrowings of $ 4,600,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         39.20 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 7 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 4,600,000 are omitted from net worth.
     (4) $2,300,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 460,000 and a tax rate of 39.20 percent.
     (5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                       Home Federal of Elgin
                                    At the Maximum of the Range




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 66,125,000
             Less: Estimated offering expenses ---------------    1,802,000
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 64,323,000




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 64,323,000
             Less: Held in Non-Earning Assets(5)(1) ----------    7,935,000
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 56,388,000
         Estimated net incremental rate of return ------------         3.67 %
                                                                ___________

         Earnings Increase ----------------------------------- $  2,067,319
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      459,474
             Less: Recognition Plans Expense(4)---------------      321,632
                                                                ___________

         Net Earnings Increase ------------------------------- $  1,286,213


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended March 31, 1996          $ 2,181,000        $ 3,467,213
         12 Months ended March 31, 1996 (Core)   $ 2,181,000        $ 3,467,213

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         March 31, 1996            $ 37,195,000       $ 56,388,000 (3)(4)    $ 93,583,000

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         March 31, 1996             $  306,688,000     $   56,388,000      $  363,076,000

     NOTE: Shares for calculating per share amounts:   6,612,500
     (1) Estimated ESOP borrowings of $ 5,290,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         39.20 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 7 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 5,290,000 are omitted from net worth.
     (4) $2,645,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 529,000 and a tax rate of 39.20 percent.
     (5) Stock purchased by Recognition Plans does not generate reinvestment income.

     RP Financial, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                       Home Federal of Elgin
                                     At the Superrange Maximum




     1.  Conversion Proceeds
         Pro-forma market value ------------------------------ $ 76,043,750
             Less: Estimated offering expenses ---------------    1,939,000
                                                                ___________

         Net Conversion Proceeds ----------------------------- $ 74,104,750




     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ----------------------------- $ 74,104,750
             Less: Held in Non-Earning Assets(5)(1) ----------    9,125,250
                                                                ___________

         Net Proceeds Reinvested ----------------------------- $ 64,979,500
         Estimated net incremental rate of return ------------         3.67 %
                                                                ___________

         Earnings Increase ----------------------------------- $  2,382,304
             Less: Estimated cost of ESOP borrowings(1) ------            0
             Less: Amortization of ESOP borrowings(2) --------      528,395
             Less: Recognition Plans Expense(4)---------------      369,877
                                                                ___________

         Net Earnings Increase ------------------------------- $  1,484,032


     3.  Pro-Forma Earnings (rounded)

         Period                                  Before Conversion  After Conversion
         ______                                  _________________  ________________

         12 Months ended March 31, 1996          $ 2,181,000        $ 3,665,032
         12 Months ended March 31, 1996 (Core)   $ 2,181,000        $ 3,665,032

     4.  Pro-Forma Net Worth (rounded)

         Date                       Before Conversion  Conversion Proceeds After Conversion
         ____                       _________________  ___________________ _______________

         March 31, 1996            $ 37,195,000       $ 64,979,500 (3)(4)    $102,174,500

     5.  Pro-Forma Net Assets (rounded)

         Date                       Before Conversion  Conversion Proceeds  After Conversion
         ____                       _________________  ___________________  ________________

         March 31, 1996             $  306,688,000     $   64,979,500      $  371,667,500

     NOTE: Shares for calculating per share amounts:   7,604,375
     (1) Estimated ESOP borrowings of $ 6,083,500 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
         39.20 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 7 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 6,083,500 are omitted from net worth.
     (4) $3,041,750 purchased by the Recognition Plans with an estimated pre-tax expense of $ 608,350 and a tax rate of 39.20 percent.
     (5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

     RP FINANCIAL, LC.
     _________________________________________
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                          Core Earnings Analysis
                                                                          Comparable Institution Analysis
                                                                     For the Twelve Months Ended March 31, 1996


                                                                                               Estimated
                                            Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                 Estimated
                                            to Common   Gains(Loss)      @ 34%        Items    to Common        Shares      Core EPS
                                            __________  ___________   __________   __________   __________     __________   _______
                                              ($000)       ($000)        $000)       ($000)      ($000)         ($000)        ($)

     Comparable Group
     ________________

     CBCI  Calumet Bancorp of Chicago IL        6,076          -49           17            0         6,044         2,668      2.27
     FFYF  FFY Financial Corp. of OH            6,941          347         -118            0         7,170         5,193      1.38
     FBCI  Fidelity Bancorp of Chicago IL       3,009         -271           92            0         2,830         3,085      0.92
     FMBD  First Mutual Bancorp of IL           2,661         -150           51            0         2,562         4,352      0.59
     HMNF  HMN Financial, Inc. of MN            5,843         -933          317            0         5,227         5,180      1.01
     HBFW  Home Bancorp of Fort Wayne IN        2,658           -2            1            0         2,657         3,094      0.86
     LARK  Landmark Bancshares of KS            1,835         -370          126            0         1,591         1,951      0.82
     MFBC  MFB Corp. of Mishawaka IN            1,300          -21            7            0         1,286         2,078      0.62
     MFFC  Milton Fed. Fin. Corp. of OH         1,808         -186           63            0         1,685         2,301      0.73
     SWBI  Southwest Bancshares of IL           4,256          -47           16            0         4,225         1,871      2.26
     WEFC  Wells Fin. Corp. of Wells MN         1,573          -79           27            0         1,521         2,188      0.70




     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc.
             calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                                              FIRM QUALIFICATION
                                                                       STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, with special emphasis on federally-insured financial institutions. RP FinanciaL has earned national recognition as being knowledgeable, innovative and effective in implementing solutions to complex management, financial and regulatory situations. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in financial institution consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, interest rate risk management, development Of investment and liquidity portfolio targets, development of funding and servicing portfolio targets and development of funding composition targets. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and accounting guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, in-house data bases of public and non-public banks and savings institutions, valuation expertise and regulatory and accounting knowledge, RP Financial's M&A cousulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock) conversions of mutual institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

 Ronald S. Riggins, Managing Director (16)
 William E. Pommerening, Managing Director (11)
 Gregory E. Dunn, Senior Vice President (15)
 James P. Hennessey, Senior Vice President (10)
 James J. Oren, Vice President (8)
 Timothy M. Biddle, Vice President (7)
 Alan P. Carruthers, Senior Consultant-Community Banking (14)